                                                                 Exhibit 10(v) B


                               AGREEMENT OF LEASE

                                     between

                      SEVEN THIRTY ONE LIMITED PARTNERSHIP,

                                    Landlord

                                       and

                                 BLOOMBERG L.P.,

                                     Tenant

                      The Site Bounded by Lexington Avenue,
              East 58th Street, East 59th Street and Third Avenue,
                               New York, New York

                              as of April 30, 2001

                                TABLE OF CONTENTS


                                                                                                                      PAGE
ARTICLE 1  DEMISE, PREMISES, TERM, RENT...........................................................................     28

ARTICLE 2  USE AND OCCUPANCY......................................................................................     31

ARTICLE 3  ALTERATIONS............................................................................................     43

ARTICLE 4  REPAIRS-FLOOR LOAD.....................................................................................     58

ARTICLE 5  WINDOW CLEANING........................................................................................     60

ARTICLE 6  LEGAL AND INSURANCE REQUIREMENTS.......................................................................     61

ARTICLE 7  SUBORDINATION..........................................................................................     63

ARTICLE 8  RULES AND REGULATIONS..................................................................................     85

ARTICLE 9  INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT......................................................     86

ARTICLE 10 DESTRUCTION-FIRE OR OTHER CAUSE.......................................................................      91

ARTICLE 11 EMINENT DOMAIN........................................................................................      98

ARTICLE 12 ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.................................................................     100

ARTICLE 13 ELECTRICITY...........................................................................................     126

ARTICLE 14 ACCESS TO TENANT AREAS; UNTENANTABILITY...............................................................     129

ARTICLE 15 CERTIFICATE OF OCCUPANCY..............................................................................     135

ARTICLE 16 DEFAULT...............................................................................................     137

ARTICLE 17 REMEDIES AND DAMAGES..................................................................................     140

ARTICLE 18 FEES AND EXPENSES.....................................................................................     142

ARTICLE 19 NO REPRESENTATIONS BY LANDLORD........................................................................     144

ARTICLE 20 END OF TERM...........................................................................................     144

ARTICLE 21 QUIET ENJOYMENT.......................................................................................     145

                                      -i-
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

ARTICLE 22 CONSTRUCTION OF THE BUILDING AND THE PREMISES.........................................................     145

ARTICLE 23 NO WAIVER.............................................................................................     187

ARTICLE 24 WAIVER OF TRIAL BY JURY...............................................................................     188

ARTICLE 25 BILLS AND NOTICES.....................................................................................     189

ARTICLE 26 ESCALATION............................................................................................     190

ARTICLE 27 SERVICES..............................................................................................     209

ARTICLE 28 LIMITATION ON TENANT'S LIABILITY......................................................................     214

ARTICLE 29 PARKING...............................................................................................     214

ARTICLE 30 CAPTIONS..............................................................................................     215

ARTICLE 31 PARTIES BOUND.........................................................................................     216

ARTICLE 32 BROKER................................................................................................     216

ARTICLE 33 INDEMNITY.............................................................................................     216

ARTICLE 34 ADJACENT EXCAVATION-SHORING...........................................................................     219

ARTICLE 35 ADDITIONAL PROVISIONS.................................................................................     220

ARTICLE 36 OPTION SPACE..........................................................................................     225

ARTICLE 37 RENEWAL TERM..........................................................................................     234

ARTICLE 38 RENTAL VALUE..........................................................................................     237

ARTICLE 39 TENANT'S SIGNS........................................................................................     241

ARTICLE 40 CERTAIN RESTRICTIONS..................................................................................     245

ARTICLE 41 GOVERNMENTAL INCENTIVES...............................................................................     252

ARTICLE 42 ROOF RIGHTS...........................................................................................     254

                                      -ii-
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
                                    EXHIBITS

Exhibit Definitions-A               Comparison Amounts
Exhibit Definitions-B               Deliverable Units
Exhibit Definitions-C               Land
Exhibit Definitions-D               List of Regular Competitors
Exhibit Definitions-E               List of Primary Competitors
Exhibit Definitions-F               Usable Area
Exhibit Definitions-G               Work Exhibit
Exhibit 2.6                         Neutral Zone
Exhibit 3.1                         Approved Contractors and Architects
Exhibit 3.9                         Approved Alterations
Exhibit 7.10                        Financial Disclosure Provisions
Exhibit 7.12                        Existing Mortgages
Exhibit 12.6                        Form of Consent to Sublease
Exhibit 12.8                        Form of Consent to Assignment
Exhibit 22.1                        Schematic Drawings
Exhibit 22.4                        Incremental Area from Prior Building Design
Exhibit 22.6                        Construction Milestone Stages
Exhibit 22.8                        Existing Leases
Exhibit 26.1                        Comparable Properties
Exhibit 26.2                        Calculation of Section 421-a Reduction
Exhibit 35.5                        Form of Memorandum of Lease
Exhibit 39.1                        Tenant's Signs


         AGREEMENT OF LEASE, made as of the 30th day of April, 2001, between Landlord and Tenant.

                              W I T N E S S E T H:

         The parties hereto, for themselves, their legal representatives, successors and assigns, hereby covenant as follows:

                                   DEFINITIONS

         "AAA" shall mean the American Arbitration Association, or its successor.

         "Abatement Event" shall have the meaning set forth in Section 14.5 hereof.

         "Abatement Percentage" shall have the meaning set forth in Section 14.5 hereof.

         "Access Tunnel" shall have the meaning set forth in Section 22.1 hereof.

         "Actual Tax Amount" shall have the meaning set forth in Section 26.1 hereof.

         "Additional Antennae" shall have the meaning set forth in Section 42.1 hereof.

         "Additional Antennae Site" shall have the meaning set forth in Section
42.1 hereof.

         "Affiliate" shall mean a Person which (1) Controls, (2) is under the Control of, or (3) is under common Control with, the Person in question.

         "Alexander's" shall mean Alexander's Inc., a Delaware corporation.

         "Alterations" shall mean alterations, installations, improvements, additions or other physical changes (other than decorations, such as painting, wall covering and floor covering) made by or on behalf of Tenant in or about the Premises (it being understood that the Work shall not constitute Alterations for purposes hereof).

         "Antennae" shall have the meaning set forth in Section 42.2 hereof.

         "Antennae Site" shall have the meaning set forth in Section 42.2 hereof.

         "Applicable Area" shall have the meaning set forth in Section 38.1 hereof.

         "Applicable Date" shall have the meaning set forth in Section 38.1 hereof.

         "Applicable Financing" shall have the meaning set forth in Section 7.13 hereof.

         "Applicable Financing Term" shall have the meaning set forth in Section
7.13 hereof.

         "Applicable Option Space" shall have the meaning set forth in Section
36.2 hereof.

         "Applicable Option Space Items" shall have the meaning set forth in
Section 36.5 hereof.

         "Applicable Percentage" shall have the meaning set forth in Section
22.8 hereof.

         "Applicable Rate" shall mean the lesser of (x) two (2) percentage points above the then current Base Rate, and (y) the maximum rate permitted by applicable law.

         "Applicable Review Period" shall have the meaning set forth in Section
22.3 hereof.

         "Applicable Signage Option Space" shall have the meaning set forth in
Section 39.1 hereof.

         "Applicable Terms" shall have the meaning set forth in Section 12.11 hereof.

         "Appraiser" shall have the meaning set forth in Section 38.3 hereof.

         "Assessed Valuation" shall have the meaning set forth in Section 26.1 hereof.

         "Asset Acceptance Notice" shall have the meaning set forth in Section
40.1 hereof.

         "Assignment Proceeds" shall have the meaning set forth in Section 12.8 hereof.

         "Assignment Recapture" shall have the meaning set forth in Section 12.8 hereof.

         "Assignment Statement" shall have the meaning set forth in Section 12.8 hereof.

         "Available Reduction Amount" shall have the meaning set forth in
Section 26.2 hereof.

         "Average Comparable Property Increase Rate" shall have the meaning set forth in Section 26.1 hereof.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., as amended from time to time from and after the date hereof, or any statute of similar nature and purpose.

         "Base Capacity" shall have the meaning set forth in Section 13.2 hereof.

         "Base Premises" shall mean (i) the third (3rd), fourth (4th), fifth
(5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th) and tenth (10th) floors of the Lexington Avenue Building, (ii) the fourth (4th), fifth (5th), sixth (6th) and seventh (7th) floors of the Third Avenue Building, and (iii) the Bridge Building; provided, however, that the Base Premises shall not include any portion of the aforesaid space in the Building that is used for Remote Building Systems or for Shared Building Systems.

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
         "Base Rate" shall mean the rate of interest publicly announced from time to time by The Chase Manhattan Bank, or its successor, as its "prime lending rate" in New York City (or such other term as may be used by The Chase Manhattan Bank, from time to time, for the rate presently referred to as its "prime lending rate"), which rate was eight percent (8%) per annum on April 17, 2001.

         "Base Rental Amount" shall have the meaning set forth in Section 38.1 hereof.

         "Basic Amenities" shall have the meaning set forth in Section 2.5 hereof.

         "Basic Antennae" shall have the meaning set forth in Section 42.1 hereof.

         "Basic Antennae Site" shall have the meaning set forth in Section 42.1 hereof.

         "Basic Commencement Date" shall mean the date hereof.

         "Basic Premises" shall mean the Premises, other than portions thereof that consist of Upper Option Space or Lower Option Space.

         "Blended Comparison Amount" shall mean the product obtained by multiplying (x) the number of square feet of Rentable Area of the Applicable Option Space that constitutes Lower Option Space, by (y) (I) Fifty-Two and 39/100 Dollars ($52.39), with respect to 1st Rental Period, (II) Fifty-Eight and 15/100 Dollars ($58.15), with respect to the 2nd Rental Period, (III) Sixty-Four and 55/100 Dollars ($64.55), with respect to the 3rd Rental Period, (IV) Seventy-One and 65/100 Dollars ($71.65), with respect to the 4th Rental Period,
(V) Seventy-Nine and 53/100 Dollars ($79.53), with respect to the 5th Rental Period, (VI) Eighty-Eight and 28/100 Dollars ($88.28), with respect to the 6th Rental Period, and (VII) Ninety-Seven and 99/100 Dollars ($97.99), with respect to the 7th Rental Period.

         "Bloomberg" shall mean Bloomberg L.P., a Delaware limited partnership, having an address as of the date hereof at 499 Park Avenue, New York, New York 10022.

         "Bloomberg Party" shall mean (x) Bloomberg, (y) an Affiliate of Bloomberg, or (z) a Person that takes the tenant's interest hereunder by assignment from Bloomberg or an Affiliate of Bloomberg pursuant to a transaction of the nature described in Section 12.4(C) hereof or Section 12.4(E) hereof.

         "Board of Managers" shall have the meaning set forth in Section 7.7 hereof.

         "Bond Lease" shall have the meaning set forth in Section 7.11 hereof.

         "Bridge Building" shall mean the structure identified as the "Bridge Building" on the Schematic Drawings, including, without limitation, the equipment and improvements therein (as such structure, equipment or improvements may be altered, replaced or supplemented from time to time, subject to and in accordance with the terms hereof).

         "Broker" shall have the meaning set forth in Article 32 hereof.

         "Building" shall mean, collectively, the Third Avenue Building, the Bridge Building and the Lexington Avenue Building.

         "Building Lobby" shall have the meaning set forth in Section 2.3 hereof.

         "Building Plans" shall have the meaning set forth in Section 22.3 hereof.

         "Building Standard" shall have the meaning set forth in Section 4.1 hereof.

         "Building Systems" shall mean the mechanical, gas, electrical, sanitary, sprinkler, emergency electrical generation, HVAC, elevator, plumbing, life-safety and other service and utility systems of the Building (other than any such system that Tenant installs as an Alteration to service the Premises exclusively).

         "Business Days" shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of New York or the Federal Government and by the labor unions servicing the Building as legal holidays.

         "By-Laws" shall mean the by-laws of the Condominium.

         "Casualty Statement" shall have the meaning set forth in Section 10.1 hereof.

         "Combined Tax Lot" shall have the meaning set forth in Section 26.2 hereof.

         "Combined Tax Lot Area" shall have the meaning set forth in Section
26.2 hereof.

         "Combined Tax Lot Period" shall have the meaning set forth in Section
26.2 hereof.

         "Commencement Cutoff Date" shall have meaning set forth in Section 22.8 hereof.

         "Commencement Date" shall mean, subject to Section 22.1 hereof, with respect to each Deliverable Unit, the date that Landlord has Substantially Completed the Pre-Delivery Work for such Deliverable Unit, and delivered vacant and exclusive possession of such Deliverable Unit to Tenant pursuant to the provisions of Article 22 hereof (with the understanding, however, that the Commencement Date for a Deliverable Unit shall not occur unless Landlord has given at least ten (10) Business Days of advance Construction Notice thereof to Tenant).

         "Common Charges" shall have the meaning set forth in Section 26.1 hereof.

         "Comparable Properties" shall have the meaning set forth in Section
26.1 hereof.

         "Comparable Property Change Rate" shall have the meaning set forth in
Section 26.1 hereof.

         "Comparison Amount" shall mean, at a particular time, the product obtained by multiplying (a) the number of square feet of Rentable Area demised under a Major Sublease or comprising Recapture Space, by (b) the amount applicable at such time, as set forth on Exhibit Definitions-A attached hereto and made a part hereof.

         "Competitor" shall mean, at any particular time, a Person listed at such time on the List of Regular Competitors or the List of Primary Competitors.

         "Condominium" shall mean (i) the arrangement that exists among the owners of the fee interests in real property that are located at the Land as described in the Subdivision Agreement (during the period that the Subdivision Agreement is in effect), and (ii) the condominium that is created by the Statutory Condominium Declaration (from and after the date that the Statutory Condominium Declaration becomes effective).

         "Condominium Association" shall mean, collectively, (i) the board that governs the business and affairs of the Condominium, and (ii) any other board created by the Condominium Declaration that governs a portion of the Building that includes all or part of the Premises.

         "Condominium Declaration" shall mean (i) the Subdivision Agreement (during the period that the Subdivision Agreement is in effect), and (ii) the Statutory Condominium Declaration (from and after the date that the Statutory Condominium Declaration becomes effective), and, in either case, the By-Laws.

         "Condominium Nondisturbance Agreement" shall have the meaning set forth in Section 7.7 hereof.

         "Construction Expert" shall have the meaning set forth in Section 22.2 hereof.

         "Construction Hoist" shall mean the Tower Hoist, the Shared Hoist, or any other construction hoist that Landlord erects or causes to be erected to accommodate the construction of the Building in accordance with the Logistics Plan.

         "Construction Notice" shall have the meaning set forth in Section 25.2 hereof.
         "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted. If the Consumer Price Index is converted to a different standard reference base or otherwise revised, then the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, then such other index as Landlord and Tenant agree upon in writing shall be substituted for the Consumer

Price Index. If Landlord and Tenant are unable to agree as to such substituted index, then either party shall have the right to submit such matter to an Expedited Arbitration Proceeding.

         "Contractor" shall mean the Person (acting as a construction manager, contractor, subcontractor or material supplier) that provides labor or materials for a particular Alteration or Work Component, as the case may be.

         "Control" or "control" shall mean (i) direct or indirect ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity interest if not a corporation, or (ii) the power or authority to control the management or affairs of a Person, whether by reason of
(a) direct or indirect ownership of a particular portion of the total equity interest in such Person, (b) the terms of a contract, or (c) another means.

         "Conversion Notice" shall have the meaning set forth in Section 7.11 hereof.

         "Credit Rating" shall mean a credit rating issued by Standard & Poor's, Moody's, or another nationally recognized rating agency.

         "Credit Requirement" shall mean the requirement that, at any particular time, a Person has either (i) a Credit Rating of no less than BBB issued by Standard & Poor's (or such other designation that is the same as, or substantially the same as, a BBB rating issued by Standard & Poor's as of the date hereof), or (ii) Net Cash Flow of no less than fifteen (15) times the annual Fixed Rent payable by Tenant hereunder at such time.

         "Deficiency" shall have the meaning set forth in Section 17.2 hereof.

         "Deliverable Unit" shall mean, subject to Section 22.1(E) hereof and
Section 36.11 hereof, each portion of the Initial Premises as described on Exhibit Definitions-B attached hereto and made a part hereof.

         "Direct Equity" shall have the meaning set forth in Section 40.1 hereof.

         "Early Option" shall have the meaning set forth in Section 36.11 hereof.

         "Early Option Notice" shall have the meaning set forth in Section 36.11 hereof.

         "Electricity Fee" shall have the meaning set forth in Section 13.3 hereof.

         "Emergency" shall mean any situation where the applicable Person, in its reasonable judgment, concludes that a particular action (including, without limitation, the expenditure of funds) is immediately necessary (i) to avoid imminent material damage to all or any material portion of the Building or Premises, (ii) to protect any person from imminent harm, or (iii) to avoid the imminent unforeseen and unforeseeable suspension of any necessary material service in or to the Building or the Premises, the failure of which service would have a material and adverse effect on the Building or the Premises.

         "Emergency Generator System" shall have the meaning set forth in
Section 2.10 hereof.

         "Entire Premises" shall mean, subject to Section 14.4 hereof, (i) the Tower Premises, (ii) the Base Premises, and (iii) the Lower Level Space; provided, however, that the Entire Premises shall also include any Applicable Option Space from and after the applicable Option Space Commencement Date therefor.

         "Environmental Laws" shall mean all applicable federal, state and local environmental, health or safety statutes, laws, rules, ordinances and codes (whether now existing or hereafter enacted or promulgated) of all Governmental Authorities and all judicial and administrative and regulatory decrees, judgments and orders that are applicable to the Land, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Safe Water Drinking Act, 42 U.S.C. Section 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 641 et seq., Local Laws 76 and 80 of the City of New York and the New York Industrial Waste Management Act, ECL Section 27-0900 et seq.

         "Equity Acceptance Notice" shall have the meaning set forth in Section
40.1 hereof.

         "Equity Creditor" shall have the meaning set forth in Section 40.1 hereof.

         "Escalation Rent" shall mean, collectively, the Tax Payment and the Operating Payment.

         "Escalation Rent Per Square Foot" shall have the meaning set forth in
Section 12.7 hereof.

         "Event of Default" shall have the meaning set forth in Section 16.1 hereof.

         "Exclusive Lobby Area" shall have the meaning set forth in Section 2.3 hereof.

         "Existing Leases" shall have the meaning set forth in Section 22.8 hereof.

         "Existing Mortgages" shall have the meaning set forth in Section 7.12 hereof.

         "Expedited Arbitration Proceeding" shall mean a binding arbitration proceeding conducted in The City of New York under the Commercial Arbitration Rules of the AAA and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-5(b) shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the AAA by telephone, within four (4) Business Days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Section E-5(b) as modified by clause (i) above; (iii) the notification of the hearing referred to in Section E-8 shall be four (4) Business Days in advance of the hearing; (iv) the hearing shall be held within seven (7) Business Days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages; (vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding. In connection with an Expedited Arbitration Proceeding that is instituted to select the Construction Expert or the Appraiser, the parties shall each pay one-half (1/2) of the arbitrator's fees. In connection with any other Expedited Arbitration Proceeding, the arbitrator shall determine the extent to which each party is successful in such Expedited Arbitration Proceeding in addition to rendering a decision on the dispute submitted. If the arbitrator determines that one (1) party is entirely unsuccessful, then such party shall pay all of the fees of such arbitrator. If the arbitrator determines that both parties are partially successful, then each party shall be responsible for such arbitrator's fees only to the extent such party is unsuccessful (e.g., if Landlord is eighty percent (80%) successful and Tenant is twenty (20%) successful, then Landlord shall be responsible for twenty percent (20%) of such arbitrator's fees and Tenant shall be responsible for eighty percent (80%) of such arbitrator's fees).

         "Expiration Date" shall mean the Fixed Expiration Date or such earlier or later date on which the Term shall sooner or later end pursuant to any of the terms, conditions or covenants of this Lease or pursuant to Requirements.

         "Extended Option Term" shall have the meaning set forth in Section 36.7 hereof.

         "Fair Market Rent" shall have the meaning set forth in Section 38.1 hereof.

         "5th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "Financial Disclosure Provisions" shall have the meaning set forth in
Section 7.10 hereof.

         "Fire Stairs" shall have the meaning set forth in Section 2.7 hereof.

         "Firm Renewal Date" shall have the meaning set forth in Section 26.1 hereof.

         "First Commencement Date" shall mean the first to occur of each of the Commencement Dates.

         "First Delivery Component" shall mean (i) the portions of the Initial Premises that are located on the third (3rd), eighth (8th), ninth (9th) and tenth (10th) floors of the Lexington Avenue Building, (ii) the portions of the Initial Premises that are located on the fourth (4th), fifth (5th), sixth (6th) and seventh (7th) floors of the Building, and (iii) the First Lower Level Space.

         "First Lower Level Space" shall have the meaning set forth in Section
22.1 hereof.

         "First Milestone Date" shall have the meaning set forth in Section 22.6 hereof.

         "First Price Space" shall mean the portions of the Initial Premises on the third (3rd), fourth (4th), fifth (5th) or sixth (6th) floors of the Building, or on the seventh (7th) floor of the Third Avenue Building.

         "First Rating Agency" shall have the meaning set forth in Section 7.13 hereof.

         "1st Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "First Tenant Tax Year" shall have the meaning set forth in Section
26.1 hereof.

         "Fixed Expiration Date" shall mean the date immediately preceding the twenty-fifth (25th) anniversary of the last to occur of each of the Commencement Dates applicable to the Initial Premises; provided, however, that in no event shall the Fixed Expiration Date occur later than the twenty-sixth (26th) anniversary of the First Commencement Date.

         "Fixed Rent" shall have the meaning set forth in Article 1 hereof.

         "Fixed Rent Payment Date" shall mean the first (1st) day of a calendar month, except that if the first (1st) day of a calendar month is a Saturday, a Sunday or a day observed by either the State of New York or the Federal Government as a legal holiday, then the Fixed Rent Payment Date for such month shall be the first (1st) day of such month that is not a Saturday, a Sunday, or a day observed by either the State of New York or the Federal Government as a legal holiday.

         "Fourth Milestone Date" shall have the meaning set forth in Section
22.6 hereof.

         "4th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "Garage Area" shall have the meaning set forth in Section 29.1 hereof.

         "Governmental Authority" shall mean the United States of America, the State of New York, The City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Building.

         "Guarantor" shall have the meaning set forth in Section 7.11 hereof.

         "Guaranty" shall have the meaning set forth in Section 7.11 hereof.

         "Guaranty Credit Requirements" shall have the meaning set forth in
Section 7.11 hereof.

         "Headquarters Space" shall mean, at any particular time, all of the Rentable Area of the Premises occupied by Bloomberg Parties for the conduct of business, provided that, at such time, (i) no less than two-thirds (2/3) of the senior executives of Bloomberg who are headquartered in the United States maintain their principal offices at the Premises, and (ii) no space other than the Premises is designated by Bloomberg, or is commonly known as, Bloomberg's headquarters in the United States.

         "Highest Basic Floor" shall mean the twenty-first (21st) floor of the Lexington Avenue Building, except that if Tenant exercises the Early Option or the Shortage Option, then the Highest Basic Floor shall be the highest floor in the Building that Tenant leases from Landlord pursuant to Section 36.11 hereof.

         "High Rise Office Elevators" shall have the meaning set forth in the Work Exhibit.

         "High Rise Portion" shall have the meaning set forth in Section 36.11 hereof.

         "Holdover Costs" shall have the meaning set forth in Section 22.8 hereof.

         "Holdover Excess" shall have the meaning set forth in Section 22.8 hereof.

         "Holdover Premises" shall have the meaning set forth in Section 22.8 hereof.

         "Holdover Terms" shall have the meaning set forth in Section 22.8 hereof.

         "Hourly Hoist Rate" shall have the meaning set forth in Section 22.14 hereof.

         "HVAC" shall mean heat, ventilation and air conditioning.

         "HVAC Systems" shall mean the Building Systems providing HVAC.

         "Impeding Building Violation" shall have the meaning set forth in
Section 3.8 hereof.

         "Impeding Premises Violation" shall have the meaning set forth in
Section 3.8 hereof.

         "Incremental Area" shall mean the area of staircases, shaftways and telecommunications areas that would have otherwise constituted Usable Area (assuming that Landlord constructed the Building in accordance with the Building Standard to accommodate a first-class office occupancy) but for Landlord's installing or expanding the area of such staircases, shaftways and telecommunications areas to accommodate Tenant's particular requirements; provided, however, that (W) the Incremental Area shall not include any portion of the area of the shafts used for the central HVAC System, (X) in respect of the fresh air supply and return shaft areas that are located above the second
(2nd) floor of the Building and that Tenant and other occupants of the Building share, the Incremental Area thereof shall be deemed to be the portion of the area thereof that Landlord is constructing as a Tenant Upgrade Work Component, and (Y) the area used for fresh air and kitchen exhaust below the third (3rd) floor of the Building shall not constitute Incremental Area except to the extent that such area exceeds the area that retail tenants customarily require.

         "Indemnitee" shall have the meaning set forth in Section 33.2 hereof.

         "Indemnitor" shall have the meaning set forth in Section 33.2 hereof.

         "Indirect Equity" shall have the meaning set forth in 40.1 hereof.

         "Initial Alterations" shall mean the Alterations to be made by Tenant to prepare the Initial Premises for Tenant's initial occupancy.

         "Initial Lease" shall have the meaning set forth in Section 7.11 hereof.

         "Initial Premises" shall mean, subject to Section 14.4 hereof, (i) the Base Premises, (ii) the Tower Premises, and (iii) the Lower Level Space.

         "Initial Term Option Space" shall have the meaning set forth in Section
37.1 hereof.

         "Inspection Access" shall have the meaning set forth in Section 14.1 hereof.

         "Institutional Lender" shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually, as a trustee, as a servicing agent or in a fiduciary capacity), a private pension fund, a credit union or credit company, an insurance company, a religious, educational or eleemosynary institution, a federal, state or municipal employee's welfare, benefit, pension or retirement fund, any governmental agency or entity insured by a governmental agency, any brokerage or investment banking organization (or an Affiliate thereof), whether acting in its own capacity or on behalf of its clients, any real estate mortgage investment conduit or similar investment vehicle, or any combination of Persons that would otherwise constitute Institutional Lenders; provided, however, that (i) a Person (other than a real estate mortgage investment conduit or similar investment vehicle) shall not constitute an Institutional Lender for purposes hereof unless such Person (or such Person and its Affiliates) has net assets of at least Two Hundred Fifty Million Dollars ($250,000,000), and (ii) an Institutional Lender shall also include any other Person that is generally recognized in the capital markets as an institutional lender from and after the date hereof.

         "Interference Area" shall have the meaning set forth in Section 14.5 hereof.

         "Interference Day" shall have the meaning set forth in Section 14.5 hereof.

         "Joint Protest Period" shall have the meaning set forth in Section 26.1 hereof.

         "Land" shall mean the plot of land described in Exhibit Definitions-C attached hereto and made a part hereof.

         "Landlord", on the date as of which this Lease is made, shall mean Seven Thirty One Limited Partnership, a New York limited partnership, having an office c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, but thereafter "Landlord" shall mean only the fee owner of the Entire Premises or, if there exists a Superior Lease, the tenant thereunder (unless the fee owner of the Premises and the tenant under such Superior Lease is the same Person, in which case "Landlord" shall mean the fee owner of the Entire Premises and the tenant under such Superior Lease, jointly and severally).

         "Landlord Admission Agreement" shall have the meaning set forth in
Section 7.11 hereof.

         "Landlord Default" shall have the meaning set forth in Section 18.3 hereof.

         "Landlord Ceiling Zone" shall have the meaning set forth in Section 2.6 hereof.

         "Landlord Indemnitees" shall mean (x) Landlord, Lessors, and Mortgagees, and their respective partners, principals, members, managers, shareholders, officers, directors, employees, servicing agents, trustees and agents, and (y) the Condominium Association, the managing agent therefor, and the members of the Board of Managers and any Subordinate Board of Managers.

         "Landlord Owners" shall have the meaning set forth in Section 7.8 hereof.

         "Landlord Party" shall have the meaning set forth in Section 26.1 hereof.

         "Landlord Protest Period" shall have the meaning set forth in Section
26.1 hereof.

         "Landlord Restoration Items" shall mean (i) the structural components of (I) the Entire Premises, (II) the other Tenant Areas, and (III) other portions of the Building that Tenant has the right to use hereunder, (ii) the floor slabs of (I) the Entire Premises, (II) the other Tenant Areas, and (III) other portions of the Building that Tenant has the right to use hereunder, (iii) the Building core areas of the Entire Premises, (iv) the curtain wall of the Entire Premises and the other Tenant Areas, (v) the Premises Systems, (vi) the Shared Building Systems, and (vii) the Shared Lobby.

         "Landlord's Determination" shall have the meaning set forth in Section
38.3 hereof.

         "Landlord's Exclusive Hoist Period" shall have the meaning set forth in
Section 22.14 hereof.

         "Landlord's Liability Policy" shall have the meaning set forth in
Section 9.3 hereof.

         "Landlord's Property Policy" shall have the meaning set forth in
Section 9.3 hereof.

         "Last Commencement Date" shall mean the last to occur of each of the Commencement Dates applicable to the Initial Premises; provided, however, that
(x) in no event shall the Last Commencement Date occur later than December 31, 2006 (it being understood that the Last Commencement Date being deemed to be December 31, 2006 shall not impair Landlord's obligation to perform the Work in accordance with Article 22 hereof), and (y) nothing contained in this definition obligates Landlord to cause the Commencement Date for each Deliverable Unit to occur prior to the first (1st) anniversary of the Last Commencement Date.

         "Last Rent Commencement Date" shall mean the last to occur of each of the Rent Commencement Dates applicable to the Initial Premises; provided, however, that (I) the Last Rent Commencement Date shall not occur later than the day that corresponds to the Last Commencement Date in the ninth (9th) calendar month following the calendar month during which the Last Commencement Date occurs, except that if there is no day in such ninth (9th) calendar month that corresponds to the Last Commencement Date, then the Last Rent Commencement Date shall be the first (1st) day of the tenth (10th) calendar month following the calendar month during which the Last Commencement Date occurs, and (II) nothing contained in this definition obligates Tenant to commence the payment of Fixed Rent for any Deliverable Unit prior to the Rent Commencement Date therefor.

         "Lease Conversion" shall have the meaning set forth in Section 7.11 hereof.

         "Lease Conversion Date" shall have the meaning set forth in Section
7.11 hereof.

         "Lease Conversion Documents" shall have the meaning set forth in
Section 7.11 hereof.

         "Lessor" shall mean a lessor under a Superior Lease.

         "Lexington Avenue Building" shall mean the building identified as the "Lexington Avenue Building" on the Schematic Drawings, including, without limitation, the equipment and improvements therein (as such building, equipment or improvements may be altered, replaced, or supplemented from time to time, subject to and in accordance with the terms hereof).

         "Lexington Place Courtyard" shall mean the courtyard located between the Lexington Avenue Building and the Third Avenue Building.

         "License Fee" shall have the meaning set forth in Section 42.3 hereof.

         "List of Primary Competitors" shall mean, subject to the terms of
Section 40.6 hereof, the list of Persons set forth on Exhibit Definitions-D attached hereto and made a part hereof.

         "List of Regular Competitors" shall mean the list of Persons set forth on Exhibit Definitions-E attached hereto and made a part hereof, as such list may be revised from time to time pursuant to the terms of Section 40.6 hereof.

         "Logistics Plan" shall have the meaning set forth in Section 22.5 hereof.

         "Long Lead Area" shall have the meaning set forth in Section 14.1 hereof.

         "Long Term Sublease" shall have the meaning set forth in Section 12.6 hereof.

         "Lower Level Space" shall mean, subject to Article 22 hereof, (i) the portion of Lower Level 2 of the Building substantially as shown on the Schematic Drawings, and (ii) a portion of Lower Level 3 of the Building that is comprised of at least one thousand five hundred (1,500) square feet of Rentable Area and that otherwise conforms with the Work Exhibit.

         "Lower Option Space" shall have the meaning set forth in Section 36.1 hereof.

         "Low Rise Office Elevators" shall have the meaning set forth in the Work Exhibit.

         "Major Sublease" shall mean a sublease, between Tenant, as sublessor, and a third party, as sublessee, which:

         (i)      Tenant enters into in accordance with the provisions of
                  Article 12 hereof,

         (ii) demises to the sublessee not less than the entire Rentable Area in a Major Sublease Unit,

         (iii) expires no earlier than the day immediately preceding the Fixed Expiration Date (or the day immediately preceding the last day of the Renewal Term, with respect to any such subleases that Tenant executes and delivers from and after the first day of the Renewal Term, if Tenant has exercised the Renewal Option),

         (iv) demises to the sublessee the entire Rentable Area of each Major Sublease Unit covered by such sublease (so that such sublease does not demise only a portion of any Major Sublease
                  Unit),

         (v) either (I) demises the uppermost or lowermost Major Sublease Unit or Major Sublease Units in the Base Premises (if such sublease demises any space in the Base Premises) (or, if Landlord has theretofore entered into a Recognition Agreement as contemplated by Section 12.10 hereof with a sublessee under another Major Sublease for space in the Base Premises, then the condition described in this clause (v) shall be deemed to be satisfied if the portion of the Base Premises demised by such other Major Sublease, and the portion of the Base Premises demised by the particular sublease in question, constitutes the uppermost or lowermost portion of the Base Premises), or (II) demises the uppermost or lowermost Major Sublease Unit or Major Sublease Units in the portion of the Building at and above the fourth (4th) floor of the Building and to and including the seventh (7th) floor of the Building (if such sublease demises any space in such portion of the Building) (or, if Landlord has theretofore entered into a Recognition Agreement as contemplated by Section 12.10 hereof with a sublessee under another Major Sublease for space in such portion of the Building, then the condition described in this clause (v) shall be deemed to satisfied if the portion of the Building demised by such other Major Sublease, and the particular sublease in question, constitutes the uppermost or lowermost portion of such portion of the Building), and

         (vi) demises either the uppermost or lowermost Major Sublease Unit or Major Sublease Units in the Tower Premises and any Upper Option Space theretofore demised to Tenant hereunder (if such sublease demises any space in the Tower Premises or in such Upper Option Space) (or, if Landlord has theretofore entered into a Recognition Agreement as contemplated by Section 12.10 hereof with a sublessee under another Major Sublease for space in the Tower Premises or such Upper Option Space, then the condition described in this clause (vi) shall be deemed to be satisfied if the portion of the Tower Premises or such Upper Option Space demised by such other Major Sublease, and the portion of the Tower Premises or such Upper Option Space demised by the particular sublease in question, constitutes the uppermost or lowermost portion of the Tower Premises and such Upper Option Space).

         "Major Sublease Guarantor" shall mean a Person that executes and delivers a Recognition Agreement or another agreement to guaranty (on terms that are reasonably acceptable to Landlord) the performance of the obligations of the subtenant under a Major Sublease on the Applicable Terms if such subtenant becomes the direct tenant of Landlord.

         "Major Sublease Unit" shall mean one (1) or more of (i) the entire Rentable Area on the second (2nd) floor of the Third Avenue Building (if Tenant has theretofore exercised Tenant's right to lease such Lower Option Space pursuant to Article 36 hereof), (ii) the entire Rentable Area on the second
(2nd) floor of the Lexington Avenue Building (if Tenant has theretofore exercised Tenant's right to lease such Lower Option Space pursuant to Article 36 hereof), (iii) the entire Rentable Area on the third (3rd) floor of the Lexington Avenue Building, (iv) the entire Rentable Area on the fourth (4th) floor of the Building, (v) the entire Rentable Area on the fifth (5th) floor of the Building, (vi) the entire Rentable Area on the sixth (6th) floor of the Building, (vii) the entire Rentable Area on the seventh (7th) floor of the Building, (viii) the entire Rentable Area on the eighth (8th) floor of the Lexington Avenue Building, (ix) the entire Rentable Area on the ninth (9th) floor of the Lexington Avenue Building, (x) the entire Rentable Area on the tenth (10th) floor of the Lexington Avenue Building, (xi) the entire Rentable Area on the thirteenth (13th) floor of the Lexington Avenue Building, (xii) the entire Rentable Area on the fourteenth (14th) floor of the Lexington Avenue Building, (xiii) the entire Rentable Area on the fifteenth (15th) floor of the Lexington Avenue Building, (xiv) the entire Rentable Area on the sixteenth
(16th) floor of the Lexington Avenue Building, (xv) the entire Rentable Area on the seventeenth (17th) floor of the Lexington Avenue Building, (xvi) the entire Rentable Area on the eighteenth (18th) floor of the Lexington Avenue Building,
(xvii) the entire Rentable Area on the nineteenth (19th) floor of the Lexington Avenue Building, (xviii) the entire Rentable Area on the twentieth (20th) floor of the Lexington Avenue Building, (xix) the entire Rentable Area on the twenty-first (21st) floor of the Lexington Avenue Building, (xx) the entire Rentable Area on a floor in the Lexington Avenue Building with respect to which Tenant exercises the Early Option or the Shortage Option in accordance with the terms hereof, and (xxi) the entire Rentable Area on any floor of the Building at or above the twenty-second (22nd) floor of the Building (if Tenant has theretofore exercised Tenant's right to lease such Upper Option Space pursuant to Article 36 hereof).

         "Mid Rise Office Elevators" shall have the meaning set forth in the Work Exhibit.

         "Minimum Square Footage Requirement" shall mean the requirement that
(x) a Bloomberg Party is Tenant hereunder, and (y) Bloomberg Parties occupy as Headquarters Space at least Three Hundred Fifty Thousand (350,000) square feet of the Rentable Area in the Building; provided, however, that (I) if, at any particular time, Bloomberg Parties do not occupy any portion of the Rentable Area of the Building due to (i) damage to such portion of Rentable Area resulting from a fire or other casualty, or (ii) Tenant's performance of Alterations for Tenant's own occupancy of the Building (and Tenant is then performing such Alterations with due diligence), then Tenant shall be deemed to be in occupancy of such portion of Rentable Area for purposes of determining whether the Minimum Square Footage Requirement is satisfied at such time, and
(II) Tenant shall be deemed to have satisfied the requirement described in clause (y) above during the period commencing on the date hereof and ending on the Last Rent Commencement Date.

         "Mortgage" shall mean any trust indenture or mortgage which may now or hereafter affect the Premises (or any portion thereof) or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

         "Mortgagee" shall mean any trustee, mortgagee or holder of a Mortgage.

         "Multi-Purpose Room" shall have the meaning set forth in the Work Exhibit.

         "Mutual Determination" shall have the meaning set forth in Section 38.3 hereof.

         "Net Cash Flow" shall mean the amount by which a Person's net cash flow provided by operating activities (as defined by generally accepted accounting principles) exceeds mandatory debt repayment, as reflected on such Person's audited financial statements for the most recently ended fiscal period of one
(1) year.

         "Neutral Zone" shall have the meaning set forth in Section 2.6 hereof.

         "Nondisturbance Agreement" shall have the meaning set forth in Section
7.1 hereof.

         "Non-Material Alterations" shall mean Alterations that do not require Landlord's prior approval pursuant to Section 3.4 hereof.

         "Operating Expenses" shall have the meaning set forth in Section 26.1 hereof.

         "Operating Payment" shall have the meaning set forth in Section 26.1 hereof.

         "Operating Period" shall have the meaning set forth in Section 26.1 hereof.

         "Operating Statement" shall have the meaning set forth in Section 26.1 hereof.

         "Option" shall have the meaning set forth in Section 36.3 hereof.

         "Option Notice" shall have the meaning set forth in Section 36.2 hereof.

         "Option Space Commencement Date" shall have the meaning set forth in
Section 36.6 hereof.

         "Option Space Expiration Date" shall have the meaning set forth in
Section 36.3 hereof.

         "Option Space Holdover Notice" shall have the meaning set forth in
Section 36.6 hereof.

         "Option Term" shall have the meaning set forth in Section 36.3 hereof.

         "Partial Renewal Space" shall have the meaning set forth in Section
37.1 hereof.

         "Parties" shall have the meaning set forth in Section 35.2 hereof.

         "Permitted Deductible Amount" shall mean Two Hundred Thousand Dollars ($200,000), except that on January 1, 2002 and on January 1 of each succeeding year during the Term, the Permitted Deductible Amount shall be adjusted to reflect any increase in the Consumer Price Index over the Consumer Price Index as of the date hereof.

         "Permitted Pit Areas" shall have the meaning set forth in Section 14.1 hereof.

         "Permitted Occupant" shall mean Tenant and any other Person that occupies all or any portion of the Premises in accordance with the provisions of
Article 12 hereof.

         "Permitted Person" shall have the meaning set forth in Section 12.13 hereof.

         "Permitted Work Changes" shall have the meaning set forth in Section
22.3 hereof.

         "Person" or "person" shall mean any natural person or persons, a partnership, a limited liability company, a corporation and any other form of business or legal association or entity.

         "Post-Delivery Latent Items" shall have the meaning set forth in
Section 22.1 hereof.

         "Post-Delivery Punch List Items" shall have the meaning set forth in
Section 22.1 hereof.

         "Post-Delivery Work" shall mean the Work Components that are designated as Post-Delivery Work on the Work Exhibit.

         "Post-Delivery Work Date" shall have the meaning set forth in Section
22.7 hereof.

         "Pre-Delivery Latent Items" shall have the meaning set forth in Section
22.1 hereof.

         "Pre-Delivery Punch List Items" shall have the meaning set forth in
Section 22.1 hereof.

         "Pre-Delivery Work" shall mean the Work Components that do not constitute Post-Delivery Work.

         "Premises" shall mean, subject to the terms of Section 2.3 hereof, at any particular time, each portion of the Initial Premises for which the applicable Commencement Date, and each portion of the Upper Option Space or the Lower Option Space for which the applicable Option Space Commencement Date, has theretofore occurred.

         "Premises Elevators" shall have the meaning set forth in Section 27.1 hereof.

         "Premises System" shall mean any Building System that services the Premises exclusively.

         "Premises Unit" shall have the meaning set forth in Section 7.7 hereof.

         "Price" shall have the meaning set forth in Section 22.2 hereof.

         "Pricing Notice" shall have the meaning set forth in Section 22.2 hereof.

         "Pricing Procedure Notice" shall have the meaning set forth in Section
22.2 hereof.

         "Primary Competitor" shall mean, at any particular time, a Person listed on the List of Primary Competitors at such time.

         "Proceeds Depository" shall have the meaning set forth in Section 9.2 hereof.

         "Proposed Competitor Asset Transaction" shall have the meaning set forth in Section 40.1 hereof.

         "Proposed Competitor Equity Transaction" shall have the meaning set forth in Section 40.1 hereof.

         "Prospective Operating Statement" shall have the meaning set forth in
Section 26.4 hereof.

         "Protected Tenant" shall have the meaning set forth in Section 7.7 hereof.

         "Public Information Period" shall have the meaning set forth in Section
40.1 hereof.

         "Qualified Specialty Alteration" shall have the meaning set forth in
Section 3.1 hereof.

         "Qualifying Subtenant" shall mean a subtenant under a sublease for all or any portion of the Premises that is consummated in accordance with Article 12 hereof.

         "Recapture Space" shall have the meaning set forth in Section 12.6 hereof.

         "Recapture Statement" shall have the meaning set forth in Section 12.6 hereof.

         "Recognition Agreement" shall have the meaning set forth in Section
12.10 hereof.

         "Recognition Effective Date" shall have the meaning set forth in
Section 12.11 hereof.

         "Recovered Elevators" shall have the meaning set forth in Section 27.1 hereof.

         "Recovered Lobby Area" shall have the meaning set forth in Section 27.1 hereof.

         "Regular Competitor" shall mean, at any particular time, a Person listed on the List of Regular Competitors at such time.

         "Reimbursement Agreement" shall have the meaning set forth in Section
7.11 hereof.

         "Reimbursement Obligor" shall have the meaning set forth in Section
7.11 hereof.

         "Remote Building System" shall mean any Building System that provides no service to the Premises.

         "Removed Space" shall have the meaning set forth in Section 37.1 hereof.

         "Renewal Notice" shall have the meaning set forth in Section 37.1 hereof.

         "Renewal Option" shall have the meaning set forth in Section 37.1 hereof.

         "Renewal Premises" shall have the meaning set forth in Section 37.1 hereof.

         "Renewal Term" shall have the meaning set forth in Section 37.1 hereof.

         "Rentable Area", with respect to a particular floor area, shall be the product obtained by multiplying (a) the Usable Area of such floor area, by (b) 1.3157895.

         "Rental" shall mean and be deemed to include Fixed Rent, Escalation Rent, all additional rent and any other sums payable by Tenant hereunder.

         "Rental Value" shall have the meaning set forth in Section 38.1 hereof.


         "Rent Commencement Date" shall mean, subject to Section 10.1 hereof and
Article 22 hereof, with respect to each Deliverable Unit, the day that corresponds to the Commencement Date for such Deliverable Unit in the ninth
(9th) calendar month following the calendar month during which such Commencement Date occurs, except that if there is no day in such ninth (9th) calendar month that corresponds to the Commencement Date for such Deliverable Unit, then the

Rent Commencement Date for such Deliverable Unit shall be the first day of the tenth (10th) calendar month following the calendar month during which such Commencement Date occurs (so that, for example, (I) if January 5, 2003 is the Commencement Date for a Deliverable Unit, then the Rent Commencement Date for such Deliverable Unit shall be October 5, 2003, and (II) if May 30, 2003 is the Commencement Date for a Deliverable Unit, then the Rent Commencement Date for such Deliverable Unit shall be March 1, 2004).

         "Rent Notice" shall have the meaning set forth in Section 38.3 hereof.

         "Rent Per Square Foot" shall have the meaning set forth in Section 12.7 hereof.

         "Requirements" shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions.

         "Rescission Date" shall have the meaning set forth in Section 38.3 hereof.

         "Rescission Notice" shall have the meaning set forth in Section 37.1 hereof.

         "Response Notice" shall have the meaning set forth in Section 36.3 hereof.

         "Retail Area" shall have the meaning set forth in Section 40.3 hereof.

         "Revised Deadline" shall have the meaning set forth in Section 12.6 hereof.

         "Risers" shall have the meaning set forth in Section 2.9 hereof.

         "Rules and Regulations" shall mean the reasonable rules and regulations that Landlord may from time to time adopt in accordance with Article 8 hereof, subject, however, to Tenant's right to dispute the reasonableness of such rules and regulations as provided in Article 8 hereof.

         "S&P Guidelines" shall have the meaning set forth in Section 7.11 hereof.

         "Scheduled Option Space Commencement Date" shall have the meaning set forth in Section 36.2 hereof.

         "Schematic Drawings" shall have the meaning set forth in Section 22.1 hereof.

         "Second Bite Date" shall have the meaning set forth in Section 10.1 hereof.

         "Second Bite Termination Notice" shall have the meaning set forth in
Section 10.1 hereof.

         "Second Bite Warning Notice" shall have the meaning set forth in
Section 10.1 hereof.

         "Second Construction Milestone Stage" shall have the meaning set forth in Section 22.6 hereof.

         "Second Lower Level Space" shall have the meaning set forth in Section
22.1 hereof.

         "Second Milestone Date" shall have the meaning set forth in Section
22.6 hereof.

         "Second Milestone Slide Amount" shall have the meaning set forth in
Section 22.6 hereof.

         "Second Price Space" shall mean the portions of the Initial Premises that (i) constitute Lower Level Space, (ii) are located on the seventh (7th) floor of the Lexington Avenue Building, or (iii) are located on the eighth
(8th), ninth (9th) or tenth (10th) floors of the Lexington Avenue Building.

         "Second Rating Agency" shall have the meaning set forth in Section 7.13 hereof.

         "2nd Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "Section 421-a Annual Amortization Amount" shall have the meaning set forth in Section 26.2 hereof.

         "Section 421-a Costs" shall have the meaning set forth in Section 26.1 hereof.

         "Section 421-a Election" shall have the meaning set forth in Section
26.2 hereof.

         "Section 421-a Payment Amount" shall have the meaning set forth in
Section 26.2 hereof.

         "Section 421-a Reduction" shall have the meaning set forth in Section
26.2 hereof.

         "Section 421-a Start Date" shall have the meaning set forth in Section
26.1 hereof.

         "Section 421-a Tax Benefits" shall have the meaning set forth in
Section 26.1 hereof.

         "Section 421-a Tax Factor" shall have the meaning set forth in Section
26.1 hereof.

         "Secure Area" shall have the meaning set forth in Section 14.1 hereof.

         "Sensitive Area" shall have the meaning set forth in Section 14.1 hereof.

         "Settling Party" shall have the meaning set forth in Section 26.3 hereof.

         "7th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "Shared Building System" shall mean any Building System that services the Premises and any other parts of the Building.

         "Shared Hoist" shall have the meaning set forth in Section 22.14 hereof.

         "Shared Lobby Area" shall have the meaning set forth in Section 2.3 hereof.

         "Shortage Floor" shall have the meaning set forth in Section 36.11 hereof.

         "Shortage Option" shall have the meaning set forth in Section 36.11 hereof.

         "Shortage Option Notice" shall have the meaning set forth in Section
36.11 hereof.

         "Signage Option" shall have the meaning set forth in Section 39.1 hereof.

         "Signage Option Notice" shall have the meaning set forth in Section
39.1 hereof.

         "Signage Response Notice" shall have the meaning set forth in Section
39.1 hereof.

         "6th Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "Specialty Alterations" shall mean Alterations which involve the perforation of the slab of any of the floors of the Premises (including, without limitation, an Alteration consisting of the installation of an escalator, elevator or internal staircase within the Premises) or which constitutes the installation of a mezzanine in the Premises in accordance with Section 3.14 hereof; provided, however, that de minimis perforations of the slab of any of the floors of the Premises in connection with the installation of pipes, conduits and ducts shall not constitute Specialty Alterations for purposes hereof.

         "Statutory Condominium Declaration" shall mean the condominium declaration that Landlord makes to submit the ownership of the fee interest in the Building (or portions thereof) to a condominium form of ownership in accordance with Article 9-B of the Real Property Law (as such declaration may be amended from time to time).

         "Statutory Condominium Declaration Date" shall have the meaning set forth in Section 7.7 hereof.

         "Subdivision Agreement" shall mean an agreement, among Landlord and at least one other owner of a fee interest in real property that is intended to be used for residential purposes, pursuant to which the parties set forth their agreement with respect to the ownership, management, restoration, and repair of the Land and the Building, including, without limitation, the parties' respective obligations to pay Taxes.

         "Subleasehold Assignment Proceeds" shall have the meaning set forth in
Section 12.8 hereof.

         "Subleasehold Assignment Recapture" shall have the meaning set forth in
Section 12.8 hereof.

         "Subleasehold Assignment Space" shall have the meaning set forth in
Section 12.8 hereof.

         "Subleasehold Assignment Statement" shall have the meaning set forth in
Section 12.8 hereof.

         "Sublease Expenses" shall have the meaning set forth in Section 12.7 hereof.

         "Sublease Profit" shall have the meaning set forth in Section 12.7 hereof.

         "Sublease Recapture" shall have the meaning set forth in Section 12.6 hereof.

         "Sublease Rent" shall have the meaning set forth in Section 12.7 hereof.

         "Sublease Rent Per Square Foot" shall have the meaning set forth in
Section 12.7 hereof.

         "Sublease Statement" shall have the meaning set forth in Section 12.6 hereof.

         "Subordinate Board of Managers" shall have the meaning set forth in
Section 7.7 hereof.

         "Substantial Completion" or "Substantially Completed" or words of similar import shall mean that the applicable work has been substantially completed in accordance with the applicable plans and specifications, it being agreed that such work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction or demolition and/or mechanical adjustment and/or decorative items remain to be performed; provided that with respect to any such work being performed by or on behalf of Landlord, such work left to be completed does not interfere in any material respect with Tenant's ability to perform Alterations or to access or occupy the Premises (or the applicable portion thereof).

         "Superior Lease" shall mean any ground or underlying lease of the Premises (or any portion thereof) and all renewals, extensions, supplements, amendments and modifications thereof.

         "Target Delivery Date" shall have the meaning set forth in Section 22.3 hereof.

         "Taxation Rate" shall have the meaning set forth in Section 26.1 hereof.

         "Taxes" shall have the meaning set forth in Section 26.1 hereof.

         "Tax Lot" shall mean the tax lot or tax lots in which the Premises (or any portion thereof) are located that the applicable Governmental Authority uses for purposes of assessing Taxes.

         "Tax Payment" shall have the meaning set forth in Section 26.2 hereof.

         "Tax Protest Request" shall have the meaning set forth in Section 26.3 hereof.

         "Tax Statement" shall have the meaning set forth in Section 26.1 hereof.

         "Tax Year" shall have the meaning set forth in Section 26.1 hereof.

         "Tenant", on the date as of which this Lease is made, shall mean Bloomberg, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question; provided, however, that the originally named tenant and any assignee of the tenant's interests under this Lease shall not be released from liability hereunder in the event of any assignment of the tenant's interests under this Lease.

         "Tenant Area" shall mean the Premises and any other portion of the Building to which Tenant has exclusive access pursuant to the terms hereof (it being understood that Landlord's having the right to access such portion of the Building in accordance with the terms hereof shall not be deemed to render Tenant's access thereto unexclusive for purposes of this definition).

         "Tenant Design Components" shall have the meaning set forth in Section
22.12 hereof.

         "Tenant Entire Cost Component" shall have the meaning set forth in
Section 22.2 hereof.

         "Tenant Indemnitees" shall mean Tenant and its partners, principals, members, managers, shareholders, officers, directors, employees and agents.

         "Tenant Mechanical Areas" shall have the meaning set forth in Section
2.8 hereof.

         "Tenant Partner" shall have the meaning set forth in Section 7.11 hereof.

         "Tenant Protest Period" shall have the meaning set forth in Section
26.1 hereof.

         "Tenant Restoration Items" shall mean the Premises, other than the Landlord Restoration Items.

         "Tenant Upgrade Cost" shall have the meaning set forth in Section 22.2 hereof.

         "Tenant Upgrade Work Component" shall have the meaning set forth in
Section 22.2 hereof.

         "Tenant Work Components" shall have the meaning set forth in Section
22.2 hereof.

         "Tenant Work Deletion Notice" shall have the meaning set forth in
Section 22.3 hereof.

         "Tenant's Core Business" shall mean the business of providing to the general public (on a subscription basis or otherwise) financial information such as news, data and analysis of financial markets and businesses via any medium, including, without limitation, internet, dedicated communication network, television, radio and print, and the business of operating an electronic communications network that matches buyers and sellers of securities and that is registered with the Securities and Exchange Commission as an electronic communications network (it being understood that the business of serving as a securities broker for the transfer of securities using an organized securities exchange shall not constitute Tenant's Core Business for purposes hereof).

         "Tenant's Determination" shall have the meaning set forth in Section
38.3 hereof.

         "Tenant's Exclusive Hoist Period" shall have the meaning set forth in
Section 22.14 hereof.

         "Tenant's Expediter" shall have the meaning set forth in Section 3.1 hereof.

         "Tenant's Liability Policy" shall have the meaning set forth in Section
9.2 hereto.

         "Tenant's Personal Property Policy" shall have the meaning set forth in
Section 9.2 hereof.

         "Tenant's Property" shall mean movable fixtures and movable partitions, telephone equipment, computer, television, radio and internet equipment, furniture, furnishings, decorations and other items of personal property that, in each case, are owned by Tenant or leased by Tenant from a third party other than Landlord.

         "Tenant's Property Policy" shall have the meaning set forth in Section
9.2 hereof.

         "Tenant's Signs" shall have the meaning set forth in Section 39.1 hereof.

         "Tenant's Unamortized Alterations Cost" shall mean, at any particular time with respect to the Premises or the applicable portion thereof, the aggregate amount theretofore paid by or on behalf of Tenant for Alterations in the Premises or the applicable portion thereof, to the extent that such amount then remains unamortized (assuming that such amount is amortized, in equal monthly installments, using an interest factor equal to the Base Rate, over the period commencing on the date that Tenant makes any such payment for Alterations and ending on the Fixed Expiration Date, except that if Tenant's Unamortized Alterations Cost is being determined during the Renewal Term, then such excess shall be deemed to be amortized, in equal monthly installments, using an interest factor equal to the Base Rate, over the period commencing on the date that Tenant makes any such payment for Alterations and ending on the last day of the Renewal Term).

         "Term" shall mean a term which commences on the Basic Commencement Date and expires on the Expiration Date.

         "Terrace Area" shall have the meaning set forth in Section 2.11 hereof.

         "Third Avenue Building" shall mean the building identified as the "Third Avenue Building" on the Schematic Drawings, including, without limitation, the equipment and improvements therein (as such building, equipment or improvements may be altered, replaced, or supplemented from time to time subject to and in accordance with the terms hereof).

         "Third Construction Milestone Stage" shall have the meaning set forth in Section 22.6 hereof.

         "Third Floor Deck" shall have the meaning set forth in Section 3.10 hereof.

         "Third Lower Level Space" shall have the meaning set forth in Section
22.1 hereof.

         "Third Milestone Date" shall have the meaning set forth in Section 22.6 hereof.

         "Third Milestone Slide Amount" shall have the meaning set forth in
Section 22.6 hereof.

         "Third Price Space" shall mean the portion of the Initial Premises that is located on the thirteenth (13th), fourteenth (14th), fifteenth (15th), sixteenth (16th), seventeenth (17th), eighteenth (18th), nineteenth (19th), twentieth (20th) or twenty-first (21st) floors of the Lexington Avenue Building.

         "3rd Rental Period" shall have the meaning set forth in Section 1.1 hereof.

         "Threshold Amount" shall have the meaning set forth in Section 26.1 hereof.

         "Threshold Credit" shall have the meaning set forth in Section 26.1 hereof.

         "Threshold Debit" shall have the meaning set forth in Section 26.1 hereof.

         "Timed Post-Delivery Work Components" shall have the meaning set forth in Section 22.7 hereof.

         "Tower Hoist" shall have the meaning set forth in Section 22.15 hereof.

         "Tower Hoist Area" shall have the meaning set forth in Section 22.15 hereof.

         "Tower Premises" shall mean, subject to Section 36.11 hereof, the thirteenth (13th), fourteenth (14th), fifteenth (15th), sixteenth (16th), seventeenth (17th), eighteenth (18th), nineteenth (19th), twentieth (20th) and twenty-first (21st) floors of the Lexington Avenue Building; provided, however, that the Tower Premises shall not include any portion of the aforesaid space in the Building that is used for Remote Building Systems or for Shared Building Systems.

         "Unavoidable Delays" shall mean, with respect to any Person, any strike, labor trouble, or accident, weather conditions, or any other cause whatsoever beyond such Person's reasonable control (including, but not limited to, governmental preemption, Requirements, or the conditions of supply and demand which have been or are affected by war or other Emergency) which delays such Person in or prevents such Person from performing any of the obligations expressly or impliedly to be performed by such Person under this Lease; provided, however, that (i) an event shall not constitute an Unavoidable Delay for purposes hereof unless such Person gives the other party notice thereof reasonably promptly after such event delays such Person's performance hereunder,
(ii) such Person's failure to make a payment of money, or any other event that derives from such Person's lack of funds, shall not constitute an Unavoidable Delay for purposes hereof, (iii) weather conditions which are reasonably anticipatable by such Person as to frequency, duration and severity in their season of occurrence shall not constitute an Unavoidable Delay for purposes hereof, and (iv) an event shall constitute the basis for an Unavoidable Delay only to the extent that the effect thereof cannot be mitigated in a reasonably practicable manner by such Person on commercially reasonable terms (with the understanding that such Person's failure to perform work on an overtime basis shall not constitute the basis for concluding that such Person could have mitigated the effects of an event that otherwise constitutes the basis for an Unavoidable Delay).

         "Upper Option Space" shall have the meaning set forth in Section 36.1 hereof.

         "Usable Area", shall mean, subject to Section 22.3(I) hereof, with respect to a particular floor area, the area thereof as determined in accordance with the standards described in Exhibit Definitions-F attached hereto and made a part hereof, it being understood that (i) the Incremental Area in the Building (other than the Incremental Area on Lower Level 1, the grade level, and the second (2nd) floor of the Building) shall be deemed to constitute Usable Area,
(ii) if the Premises do not constitute all of the leasable area on a particular floor of the Building, then the Usable Area thereof shall be determined using the standards applicable to multi-tenanted floors as set forth in Exhibit Definitions-F attached hereto, and (iii) the Incremental Area located on the second (2nd) floor of the Building shall not be included in the determination of Usable Area for the Lower Option Space.

         "Usable Area Statement" shall have the meaning set forth in Section
22.4 hereof.

         "VRT" shall have the meaning set forth in Section 40.5 hereof.

         "Work" shall have the meaning set forth in Section 22.1 hereof.

         "Work Access" shall have the meaning described in Section 14.1 hereof.

         "Work Exhibit" shall mean, collectively, the exhibits attached hereto as Exhibit Definitions-G and made a part hereof.

         "Work Holdover Period" shall have the meaning set forth in Section 22.8 hereof.

         "Work Component" shall have the meaning set forth in Section 22.1 hereof.

         "Zero Occupancy Certificate of Occupancy" shall mean a temporary certificate of occupancy, issued by the Department of Buildings of The City of New York for the core of the Premises only, which does not authorize any Person to use or occupy the Premises.


                                    ARTICLE 1
                          DEMISE, PREMISES, TERM, RENT

         Section 1.1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Term to commence on the Basic Commencement Date and to end on the Fixed Expiration Date, at an annual rental (the "Fixed Rent") of:

                  (1) for the period commencing on the Rent Commencement Date applicable to each Deliverable Unit and ending on the date immediately preceding the fourth (4th) anniversary of the Last Commencement Date (the "1st Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Forty-Seven and 5,873/10,000 Dollars ($47.5873), by (II) the
                           number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Fifty-One and 5,873/10,000 Dollars ($51.5873), by (II) the number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Fifty and 7,232/10,000 Dollars ($50.7232), by (II) the number of square feet of Rentable Area in the Third Price Space,

                  (2) for the period commencing on the day immediately following the last day of the 1st Rental Period and ending on the day immediately preceding the eighth (8th) anniversary of the Last Commencement Date (the "2nd Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Fifty-Three and 1,354/10,000 Dollars ($53.1354), by (II) the
                           number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Fifty-Seven and 5,754/10,000 Dollars ($57.5754), by (II) the
                           number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Fifty-Six and 6,163/10,000 Dollars ($56.6163), by (II) the number of square feet of Rentable Area in the Third Price Space,

                  (3) for the period commencing on the day immediately following the last day of the 2nd Rental Period and ending on the day immediately preceding the twelfth (12th) anniversary of the Last Commencement Date (the "3rd Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Fifty-Nine and 2,938/10,000 Dollars ($59.2938), by (II) the
                           number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Sixty-Four and 2,222/10,000 Dollars ($64.2222), by (II) the
                           number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Sixty-Three and 1,575/10,000 Dollars ($63.1575), by (II) the
                           number of square feet of Rentable Area in the Third Price Space,

                  (4) for the period commencing on the day immediately following the last day of the 3rd Rental Period and ending on the day immediately preceding the sixteenth (16th) anniversary of the Last Commencement Date (the "4th Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Sixty-Six and 1,296/10,000 Dollars ($66.1296), by (II) the number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Seventy-One and 6,001/10,000 Dollars ($71.6001), by (II) the
                           number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Seventy and 4,184/10,000 Dollars ($70.4184), by (II) the number of square feet of Rentable Area in the Third Price Space,

                  (5) for the period commencing on the day immediately following the last day of the 4th Rental Period and ending on the day immediately preceding the twentieth (20th) anniversary of the Last Commencement Date (the "5th Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Seventy-Three and 7,174/10,000 Dollars ($73.7174), by (II) the
                           number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Seventy-Nine and 7,897/10,000 Dollars ($79.7897), by (II) the
                           number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Seventy-Eight and 4,779/10,000 Dollars ($78.4779), by (II) the
                           number of square feet of Rentable Area in the Third Price Space,

                  (6) for the period commencing on the day immediately following the last day of the 5th Rental Period and ending on the day immediately preceding the twenty-fourth (24th) anniversary of the Last Commencement Date (the "6th Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Eighty-Two and 1,398/10,000 Dollars ($82.1398), by (II) the
                           number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Eighty-Eight and 8,800/10,000 Dollars ($88.8800), by (II) the
                           number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Eighty-Seven and 4,240/10,000 Dollars ($87.4240), by (II) the
                           number of square feet of Rentable Area in the Third Price Space,

                  (7) for the period commencing on the day immediately following the last day of the 6th Rental Period and ending on the Fixed Expiration Date (the "7th Rental Period"), an amount equal to the sum of:

                  (i) the product obtained by multiplying (I) Ninety-One and 4,887/10,000 Dollars ($91.4887), by (II) the
                           number of square feet of Rentable Area in the First Price Space, and

                  (ii) the product obtained by multiplying (I) Ninety-Eight and 9,703/10,000 Dollars ($98.9703), by (II) the
                           number of square feet of Rentable Area in the Second Price Space, and

                  (iii) the product obtained by multiplying (I) Ninety-Seven and 3,541/10,000 Dollars ($97.3541), by (II) the
                           number of square feet of Rentable Area in the Third Price Space,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance, on the Fixed Rent Payment Date of each calendar month during the Term commencing on the Rent Commencement Date that first occurs, without set-off, offset, abatement or deduction whatsoever, except to the extent expressly set forth herein, at the office of Landlord or such other place in the continental United States as Landlord may designate from time to time in a notice to Tenant in reasonable detail. The Fixed Rent shall be payable when due by wire transfer of funds to an account designated from time to time by Landlord (with the understanding that if, at any time and from time to time after the date hereof, wire transfer of funds does not constitute the customary means of transferring immediately available funds from one Person to another Person in commercial transactions, then Tenant shall pay the Fixed Rent to Landlord when due by such other reasonable means of transferring immediately available funds that are used customarily in commercial transactions similar to this Lease). If the Rent Commencement Date for a Deliverable Unit is not the first day of a calendar month, or if the Expiration Date is not the last day of a calendar month, then the Fixed Rent due hereunder for the calendar month during which such Rent Commencement Date or the Expiration Date occurs shall be appropriately pro-rated based on the number of days in such calendar month.

         Section 1.2. Subject to the terms hereof, Tenant shall have the right to use (and to permit other Permitted Occupants to use) during the Term all of the fixtures, improvements and betterments that (i) are attached to or installed in the Premises at any time during the Term, and (ii) are owned by Landlord or leased by Landlord from a third party.


                                    ARTICLE 2
                                USE AND OCCUPANCY


         Section 2.1. Subject to the terms of this Article 2, Tenant may use and occupy, and Tenant may permit a Permitted Occupant to use and occupy, the Premises as general, administrative, and executive offices, and uses incidental or ancillary thereto, and for no other purpose, except that Tenant shall have the right to permit a Qualified Subtenant to use the Lower Option Space for retail purposes as contemplated by Section 12.14 hereof. Tenant's use of the Premises shall (and Tenant shall cause other Permitted Occupant's use of the Premises to) at all times conform with the Building Standard. Landlord shall not have the right to claim that the use of the Premises by a Permitted Occupant with a density of one (1) person for each eighty (80) square feet of Usable Area in the Premises, in and of itself, is not in conformity with the Building Standard.

         Section 2.2. (A) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing that is open to the general public on an off-the-street retail basis, except in connection with, either directly or indirectly, the Permitted Occupant's own business and/or activities (provided that such Permitted Occupant's principal business is not photographic, multilith, or multigraph reproductions or offset printing that is open to the general public on an off-the-street retail basis),
(2) for a banking, trust company, depository, guarantee or safe deposit business, in each case conducting business with the general public on an off-the-street retail basis, (3) as a savings bank, a savings and loan association, or as a loan company, in each case conducting business with the general public on an off-the-street retail basis, (4) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission in each case conducting business with the general public on an off-the-street retail basis, (5) as a stockbroker's or dealer's office or for the underwriting or sale of securities, in each case conducting business with the general public on an off-the-street retail basis, (6) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing or any other Person having sovereign or diplomatic immunity, (7) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by such Permitted Occupant's partners, principals, members, agents, officers, employees and business guests, (8) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees or customers of such Permitted Occupant), or (9) as a barber shop or beauty salon that in either case conducts business with the general public on an off-the-street retail basis.

                             (B) In connection with, and incidental to, a
Permitted Occupant's use of the Premises for the purposes as provided in this
Article 2, Tenant, at its sole cost and expense and upon compliance with all applicable Requirements, may install (or may permit a Permitted Occupant to install) (i) a cafeteria, dining room, kitchen, pantries and other reasonable food service installations in the Premises, (ii) vending machines (connected to a drain, if necessary), (iii) libraries, (iv) day care facilities, (v) smoking rooms, (vi) health and recreation facilities, (vii) board rooms, conference rooms and training rooms and facilities, (viii) first-aid rooms, (ix) messenger and mail room facilities, (x) computer and communications systems for such Permitted Occupant's business (including, without limitation, Internet services and commerce), (xi) employee lounges, (xii) file rooms, (xiii) word processing centers, (xiv) audio-visual and closed circuit television facilities, (xv) radio and television studios, (xvi) aquariums, and (xvii) security rooms; provided that, in each case, (a) such Permitted Occupant obtains all permits required by any Governmental Authorities for the operation thereof and such installation complies with the provisions of this Lease, including, without limitation,
Article 3 hereof, and (b) such installation is used only for the partners, principals, members, agents, officers, employees and business guests of such Permitted Occupant (and shall not be for use by the general public). Tenant, at Tenant's sole cost and expense, shall take all steps reasonably required to prevent tobacco smoke emanating from any portion of the Premises from entering any other portion of the Building, it being understood that such steps may include, without limitation, the installation of exhaust fans, insulation, and filtration systems in accordance with the provisions of Article 3 hereof. During the period that Tenant is a Bloomberg Party, Tenant shall have the right to use portions of the Lower Level Space as (x) a fully-operational millwork and woodwork refinishing workshop, and/or (y) a paint storage room for "attic" stock, provided that in either case such use is ancillary to Tenant's business being conducted by Tenant in the Building and otherwise conforms with the requirements of this Lease (including, without limitation, the requirements that (x) such use conforms with applicable Requirements, and (y) such use does not have any material and adverse effect on the remainder of the Building).

         Section 2.3. (A) Subject to the terms of Section 27.1 hereof and this
Section 2.3, Tenant shall have the right to use (and to permit other Permitted Occupants to use) during the Term, on an exclusive basis, the portion of the ground floor of the Building that Landlord constructs as part of the Work in general conformity with the Schematic Drawing thereof (the

"Exclusive Lobby Area"). Nothing contained in this Section 2.3 diminishes Landlord's obligation to perform the Work in accordance with Article 22 hereof. The Exclusive Lobby Area shall constitute a part of the Premises for all purposes of this Lease, except that (i) the floor area of the Exclusive Lobby Area shall not be included in the determination of the Usable Area or the Rentable Area of the Premises, and (ii) Tenant shall have the right to use (and permit other Permitted Occupants to use) the Exclusive Lobby Area solely for the purposes of (a) gaining access to, and egress from, the elevators serving the Premises, (b) maintaining a reception, messenger and/or concierge desk and/or office directory in connection with a Permitted Occupant's use of the Premises for purposes permitted hereunder, (c) the installation and maintenance of security equipment in accordance with the terms and subject to the conditions of
Article 3 hereof, and (d) other uses that are consistent with the Permitted Occupant's use of the Premises for Headquarters Space. Landlord shall deliver possession of the Exclusive Lobby Area to Tenant on or prior to the First Commencement Date (with the Pre-Delivery Work therein Substantially Completed); provided, however, that Landlord shall have the right to retain through the Exclusive Lobby Area, after the First Commencement Date, an ingress and egress tunnel to the extent necessary for purposes of meeting the Requirements for obtaining a Zero Occupancy Certificate of Occupancy for each Deliverable Unit. Landlord and Tenant shall cooperate with each other in good faith to determine the appropriate location of such ingress and egress tunnel in accordance with good construction practice. Landlord, at Landlord's sole cost and expense, shall remove such ingress and egress tunnel as promptly as reasonably practicable after Tenant's performance of the Initial Alterations has progressed to the point that applicable Requirements permit such tunnel to be removed without affecting materially Landlord's obtaining a Zero Occupancy Certificate of Occupancy for any Deliverable Unit. Landlord, at Landlord's sole cost and expense, shall repair any damage to the Exclusive Lobby Area (or the Initial Alterations therein) that derives from Landlord's removal of such ingress and egress tunnel or the installation thereof, to the condition that existed immediately prior to Landlord's removal of such tunnel, with due diligence and in accordance with good construction practice (provided that Tenant has theretofore taken reasonable steps to construct the Initial Alterations in the Exclusive Lobby Area in a manner that takes into account Landlord's right to maintain such ingress and egress tunnel as contemplated by this Section 2.3, with the understanding that Tenant, in taking such reasonable steps, shall not be required to materially delay Tenant's construction schedule for, or materially increase the cost of, the Initial Alterations that Tenant is performing in the Exclusive Lobby Area). Landlord shall cause the Exclusive Lobby Area to be separately demised on or prior to the First Commencement Date, except that Landlord shall have the right to deliver possession of the Exclusive Lobby Area to Tenant without the curtain wall for the Building being installed thereon, provided that Landlord provides a weather-tight enclosure for the Exclusive Lobby Area not later than the First Commencement Date. If Landlord delivers possession of the Exclusive Lobby Area to Tenant without the curtain wall for the Building installed thereon, then Landlord shall make such installation of such curtain wall on the Exclusive Lobby Area not later than the ninetieth (90th) day after the First Commencement Date. Landlord, at Landlord's sole cost and expense, shall (i) use reasonable efforts to protect Tenant's installations in the Exclusive Lobby Area in connection with Landlord's subsequently installing the curtain wall for the Exclusive Lobby Area, and (ii) repair any damage to the Exclusive Lobby Area (or the Initial Alterations therein) that derives from Landlord's installation of the curtain wall for the Exclusive Lobby Area later than the First Commencement Date, with due diligence and in accordance with good construction practice.

                             (B) Subject to the terms of this Section 2.3,
Tenant shall have the right to use (and to permit other Permitted Occupants to use) during the Term, in common with other occupants of the Building, the portion of the lobby of the Building that Landlord constructs as part of the Work in general conformity with the Schematic Drawing thereof (such portion of the lobby of the Building being referred to herein as the "Shared Lobby Area"), for the purpose of gaining access to, and egress from, the Exclusive Lobby Area. Landlord and Tenant shall work with each other in good faith to agree on the design for the Shared Lobby Area as promptly as reasonably practicable from and after the date hereof.

                             (C) Subject to the terms of this Section 2.3(C),
Tenant shall have the right to use (and to permit other Permitted Occupants to use) the lobby of the Building that Landlord uses for floors of the Building that are constructed for office purposes at and above the twenty-second (22nd) floor of the Building (such lobby being referred to herein as the "Building Lobby"). Tenant shall have the right to use the Building Lobby as contemplated by this Section 2.3(C) only for the purpose of serving the Mid Rise Office Elevators. If Tenant (or another Permitted Occupant) so uses the Building Lobby, then (i) Tenant shall have the right to list on the building directory located in the Building Lobby (if any) the names of the occupants of the portions of the Premises that are so serviced by the Building Lobby, and (ii) Landlord shall have the right to include in Operating Expenses a pro-rata share of the cost of operating, cleaning, maintaining and repairing the Building Lobby. Tenant shall have the right to use (or to permit another Permitted Occupant to use) the Building Lobby as contemplated by this Section 2.3(C) only for portions of the Premises that Tenant (or such other Permitted Occupant) subleases to third parties that are not Tenant's Affiliates in accordance with Article 12 hereof. Landlord shall not unreasonably withhold, condition or delay Landlord's approval of Alterations that Tenant proposes to make to the Exclusive Lobby Area, at Tenant's sole cost and expense, to diminish the area thereof (and increase correspondingly the area of the Building Lobby) so that the applicable Mid Rise Office Elevators open into the Building Lobby rather than the Exclusive Lobby Area (with the understanding that Tenant shall otherwise perform any such Alterations in accordance with the terms of Article 3 hereof). Either party shall have the right to submit a dispute between the parties that arises under this Section 2.3(C) to an Expedited Arbitration Proceeding.

                             (D) Tenant shall not have the right to use the
Exclusive Lobby Area on an exclusive basis as contemplated by this Section 2.3 if the Lease demises less than Two Hundred Thousand (200,000) square feet of Rentable Area. If (x) Tenant does not have the right to use the Exclusive Lobby Area on an exclusive basis by virtue of the terms of this Section 2.3(D), or (y) Tenant otherwise relinquishes Tenant's right to use the Exclusive Lobby Area on an exclusive basis, then Landlord shall provide Tenant with access to a lobby in the Building and to the Premises Elevators in either case in accordance with the Building Standard.

         Section 2.4 Subject to the terms of this Section 2.4, Landlord shall cooperate reasonably with Tenant in connection with Tenant's obtaining permits, licenses or certificates that a Permitted Occupant requires for the proper and lawful conduct of business in the Premises in accordance with the terms hereof. Landlord shall execute and deliver to Tenant, from time to time, any reasonable documentation that applicable Requirements require Landlord to execute and deliver in connection with such Permitted Occupant's obtaining such permits, licenses or certificates, within five (5) Business Days after Tenant's request therefor. Tenant shall pay to Landlord an amount equal to the reasonable out-of-pocket costs incurred by Landlord in so cooperating with Tenant, within thirty (30) days after Landlord's request therefor and Landlord's submission to Tenant of reasonable supporting documentation therefor.

         Section 2.5 (A) Subject to Article 14 hereof and to this Section 2.5, Tenant shall have the right to use (and to permit other Permitted Occupants to use) for the period commencing on the one hundred eightieth (180th) day after the First Commencement Date and ending on the Expiration Date:

         (a) in common with the other occupants of the Building, a trash storage area on Lower Level 3 of the Building that is of a size and configuration, and is located in an area, that in each case conforms reasonably with the Building Standard (with the understanding that (i) Tenant shall have the right to use the refrigerated trash storage system, in common with other occupants of the Building, if such trash storage area includes a refrigerated trash storage system that is reasonably adequate for Tenant's requirements, and (ii) if such trash storage area does not include a refrigerated trash storage system that is reasonably adequate for Tenant's requirements, then Landlord shall make available to Tenant a reasonable location that is in reasonable proximity to such trash storage area for Tenant's installation, maintenance and operation, in each case at Tenant's sole cost and expense, of a reasonable refrigerated trash storage system that conforms with the Building Standard),

         (b) on an exclusive basis, two (2) loading bays on Lower Level 3 of the Building that are of a size and configuration, and are located in an area, that in each case conforms reasonably with the Building Standard; provided, however, that Tenant shall have the right to the use of only one (1) such loading bay on an exclusive basis if, at any time after the Last Rent Commencement Date, this Lease demises less than Three Hundred Fifty Thousand (350,000) square feet of Rentable Area,

         (c) in common with the other occupants of the Building, one (1) loading bay on Lower Level 3 of the Building (in addition to the two (2) loading bays described in clause (b) above),


         (d) in common with the other occupants of the Building, the loading dock at grade and appurtenant truck elevator that (x) provides access from the loading dock to Lower Level 3 of the Building, and (y) is of a size and configuration, and is located in an area, that in each case conforms reasonably with the Building Standard,

         (e) in common with other occupants of the Building, the Lexington Place Courtyard (subject, however, to Landlord's right to (x) erect a Construction Hoist therein in accordance with Article 22 hereof, and (y) Substantially Complete the construction of the Post-Delivery Work in the Lexington Place Courtyard not later than the Post-Delivery Date therefor, as contemplated by
                  Article 22 hereof),

         (f) in common with other occupants of the Building, the passenger elevator and the freight elevator that in either case services Lower Level 2 of the Building and Lower Level 3 of the Building from grade level adjacent to the loading dock,

         (g) in common with other occupants of the Building, any other portion of the Building designated from time to time by Landlord or the Condominium Association as being for the use of all of the occupants of the Building or for the use by the general public (the aforesaid portions of the Building that Tenant (or other Permitted Occupants) have the right to use as set forth in clauses (a) through (g) above being collectively referred to herein as the "Basic Amenities").

Tenant shall use (and Tenant shall permit other Permitted Occupants to use) the Basic Amenities only in accordance with the Rules and Regulations and the Requirements. Landlord shall construct the Basic Amenities as part of the Work. Landlord shall not be required to provide Tenant with (x) a refrigerated trash storage system as contemplated by clause (a) above (if the trash storage area for the Building includes a refrigerated trash storage system that is reasonably adequate for Tenant's requirements), or (y) one (1) loading bay to use in common with other occupants of the Building, in either case until the First Rent Commencement Date. Either party shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties as to whether the Basic Amenities proposed by Landlord conform with the requirements set forth in this
Section 2.5. If, at any time after the Last Rent Commencement Date, this Lease demises less than Two Hundred Thousand (200,000) square feet of Rentable Area, then Landlord shall have the right to reduce Tenant's rights to the use of the Basic Amenities to the extent reasonably necessary for the operation of the Building in accordance with the Building Standard. Except to the extent otherwise expressly set forth herein, Tenant shall not have the use of any specialty facility outside of the Premises in the Building that is otherwise available to the occupants thereof (such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, childcare facility, auditorium, cafeteria, dining facility or conference center).


                             (B) Subject to the terms of this Section 2.5(B),
Tenant shall have the right to use one (1) lane of the roadway in the Lexington Place Courtyard as a non-exclusive drop-off lane to serve the Exclusive Lobby Area (subject, however, to reasonable Rules and Regulations relating thereto), and such lane to which Tenant has non-exclusive access shall run, at Landlord's option, either from East 58th Street to East 59th Street, or from East 59th Street to East 58th Street. Landlord shall construct such drop-off lane as part of the Work. Landlord shall use due diligence to (and shall use due diligence to cause the Condominium Association to) keep the aforesaid lane of the roadway in the Lexington Place Courtyard reasonably free of traffic and generally available for Tenant's use. Landlord shall engage, or cause the Condominium Association to engage, an attendant to assist with traffic flow through the Lexington Place

Courtyard to the extent reasonably necessary. Landlord shall not be required to provide Tenant with use of the drop-off lane in the Lexington Place Courtyard until the date that Landlord is required to remove any Construction Hoist that Landlord erects in the Lexington Place Courtyard as provided in Article 22 hereof.

                             (C) Landlord and Tenant, at any time from and after
the Last Commencement Date, shall have the right to request that the other party promptly execute and deliver a supplement hereto, in reasonable form, pursuant to which the parties confirm the Basic Amenities that Tenant has the right to use as contemplated by this Section 2.5 (it being understood that the parties' failure to execute and deliver any such supplement shall not impair Tenant's rights under this Section 2.5 to use the Basic Amenities in accordance with the terms of this Section 2.5).

                             (D) Landlord and Tenant each shall have the right
to submit a dispute between the parties arising under this Section 2.5 to an Expedited Arbitration Proceeding.

         Section 2.6 Subject to the terms of this Section 2.6, Tenant, during the Term, shall not install any furniture, furnishings or other items of Tenant's Property in the portion of the Premises as described on Exhibit 2.6 attached hereto and made a part hereof (such portion of the Premises as described on Exhibit 2.6 attached hereto being referred to herein as the "Neutral Zone"). Tenant shall not use the Neutral Zone for any purpose other than for providing a route for occupants of the Premises to circulate through the Premises, for the installation of staircases or escalators, for the installation of monitors, or as an informal or conference seating area (for which Tenant constructs in the Neutral Zone no demising walls or partitioning). Subject to the terms of this Section 2.6, Tenant shall not make any Alterations in the Neutral Zone, except that Tenant shall have the right to install in the Neutral Zone a reasonable floor covering, a reasonable finished ceiling and reasonable lighting apparatus, or the aforementioned staircases, escalators, or monitors subject, in each case, to the provisions of Article 3, and to Landlord's prior approval thereof (which approval Landlord shall not unreasonably withhold, condition or delay). Tenant, during the Term, shall have the right to maintain, repair and replace any such Alterations that Tenant makes in the Neutral Zone (provided that Tenant performs such maintenance, repair or replacement in accordance with the terms of this Lease). Landlord, as a Work Component that constitutes Post-Delivery Work, shall install in the portion of the ceiling of the Neutral Zone that lies in the area from the glass curtain wall to the point that is three (3) feet inside the glass curtain wall (such portion of the ceiling of the Neutral Zone being referred to herein as the "Landlord Ceiling Zone") a finished ceiling treatment and interior lighting apparatus. Landlord's design of the aforesaid finished ceiling treatment and interior lighting apparatus shall be subject to Tenant's approval, which approval Tenant shall not unreasonably withhold, condition or delay. Tenant's design of the finished ceiling treatment and interior lighting apparatus in the portion of the ceiling of the Neutral Zone that does not also constitute the Landlord Ceiling Zone shall be architecturally compatible with Landlord's design of the finished ceiling treatment and the interior lighting apparatus in the Landlord Ceiling Zone. Tenant, during the Term, shall not have the right to make Alterations to such ceiling treatment and lighting apparatus installed by Landlord in the Landlord Ceiling Zone without Landlord's prior approval, which approval Landlord shall not unreasonably withhold, condition or delay, with the understanding, however, that Landlord shall have the right to reject any such Alterations if Landlord is not satisfied with the aesthetic impact thereof on the Lexington Place Courtyard. Landlord, as part of the Post-Delivery Work, shall cause the electricity for the aforesaid interior lighting apparatus that Landlord installs in the Landlord Ceiling Zone to be metered to the Condominium Association (and, accordingly, the cost of such electricity shall constitute a Common Charge for purposes hereof). Landlord (or the Condominium Association) shall have the right to require Tenant to keep lighted at particular times the aforesaid interior lighting apparatus that Landlord installs in the Landlord Ceiling Zone. Landlord shall (or Landlord shall cause the Condominium Association to) maintain and relamp any such interior lighting apparatus that Landlord installs in the Landlord Ceiling Zone (the cost of which maintenance and relamping shall constitute a Common Charge for purposes hereof). Landlord, during the Term, shall have the right to make reasonable alterations to the aforesaid installations that Landlord makes in the Landlord Ceiling Zone, provided that
(i) Tenant approves such alterations (which approval Tenant shall not unreasonably withhold, condition or delay if such alterations that Landlord proposes to make in the Landlord Ceiling Zone are reasonably consistent with Tenant's installations in the Premises), and (ii) Landlord performs such alterations in accordance with the terms of Article 4 hereof and Article 14 hereof. Tenant shall have the right to install furniture, furnishings and other items of Tenant's Property (other than partitioning) in the Neutral Zone (including, without limitation, plants and other interior landscaping), subject to Landlord's prior approval thereof (which approval Landlord shall not unreasonably withhold, condition or delay). Tenant acknowledges that the Neutral Zone is visible from the outside of the Building through the walls of the Bridge Building, and therefore understands Landlord's interest in approving Tenant's aforesaid Alterations and installations of Tenant's Property in the Neutral Zone and in Tenant's maintaining the appearance of the Neutral Zone. Tenant shall keep the Neutral Zone in a neat, clean and orderly condition that conforms with the Building Standard (which shall be determined taking into account the visibility of the Neutral Zone from the outside of the Building). Landlord shall cause the occupants of the second (2nd) floor of the Lexington Avenue Building and the second (2nd) floor of the Third Avenue Building to (x) maintain the appearance of their respective premises in conformity with the Building Standard, and (y) display merchandise in their respective premises in conformity with the Building Standard, in either case to the extent that such space on the second (2nd) floor of the Lexington Avenue Building and the second (2nd) floor of the Third Avenue Building is visible from the Lexington Place Courtyard. Either party shall have the right to submit a dispute between the parties arising under this Section 2.6 to an Expedited Arbitration Proceeding.

         Section 2.7 Subject to the terms of this Section 2.7, Tenant shall have the right to use (and to permit Permitted Occupants to use) the fire stairs serving the Premises, for purposes of permitting personnel to move among the floors of the Building that comprise the Premises (such fire stairs being referred to herein as the "Fire Stairs"). A Permitted Occupant shall not have the right to use the Fire Stairs as contemplated by this Section 2.7 to gain access to the Exclusive Lobby Area or to the street adjacent to the Building (except in either case in the event of an Emergency). Tenant shall use (or permit another Permitted Occupant to use) the Fire Stairs only to the extent permitted by, and in a manner that is consistent with, applicable Requirements. Tenant shall not have the right to use the Fire Stairs in a manner that prevents free passage therein from floors of the Building above the Premises. Nothing contained in this Section 2.7 diminishes Landlord's right to make installations in the Fire Stairs to limit Tenant's ability to gain access to portions of the Building (other than the Premises) from the Fire Stairs. Tenant shall not have the right to perform any Alterations in the Fire Stairs (except that Tenant shall have the right to install, in accordance with Article 3 hereof and to the extent permitted by Requirements, (x) a security system in the Fire Stairs that seeks to prevent unauthorized persons from entering the Premises from the Fire Stairs, and (y) reasonable finishes in the Fire Stairs (such as floor covering, paint and lighting)). Tenant shall not have the right to use the Fire Stairs to gain access to a particular Deliverable Unit until the Commencement Date therefor has occurred. Landlord and Tenant, at any time from and after the Last Commencement Date, shall have the right to request that the other party promptly execute and deliver a supplement hereto, in reasonable form, pursuant to which the parties confirm the Fire Stairs to which Tenant has access as provided in this Section
2.7 (it being understood that the parties' failure to execute and deliver any such supplement shall not impair Tenant's rights under this Section 2.7 to use the Fire Stairs).


         Section 2.8 Subject to the terms of this Section 2.8, Tenant, during the Term, shall have the exclusive right to use the mechanical areas of the Building that Landlord is constructing for Tenant's use as part of the Work in accordance with the Work Exhibit and Article 22 hereof (such mechanical areas that Landlord is constructing for Tenant's exclusive use being collectively referred to herein as the "Tenant Mechanical Areas"). Tenant shall have the right to use the Tenant Mechanical Areas solely for the purpose of installing, operating and maintaining therein mechanical equipment that Tenant requires for the operation of the Premises (it being understood that such mechanical equipment may include, for example, HVAC equipment and other similar mechanical equipment that supports the Premises, but shall not include, for example, video editing equipment or other similar equipment that Tenant uses directly in conducting its business in the Premises). Tenant shall make its installation of such mechanical equipment in the Tenant Mechanical Areas in accordance with all applicable Requirements (including, without limitation, the certificate of occupancy for the Building). Tenant shall perform its installation of such mechanical equipment in the Tenant Mechanical Areas in accordance with Article 3 hereof (as if such installation constitutes an Alteration). Tenant shall have the right to make appropriate installations in the Tenant Mechanical Areas to limit access thereto by others (it being understood, however, that Landlord shall have access thereto in accordance with the terms hereof (as if the Tenant Mechanical Areas constituted part of the Premises)). Landlord shall permit Tenant to gain access to the Tenant Mechanical Areas through the mechanical areas that service other portions of the Building, to the extent reasonably necessary. Tenant's installation of mechanical equipment in the Tenant Mechanical Areas as contemplated by this Section 2.8 shall be at Tenant's sole cost and expense. Tenant shall maintain any such equipment that Tenant installs in the Tenant Mechanical Areas in good repair and otherwise in accordance with the Building Standard. Landlord and Tenant, at any time from and after the Last Commencement Date, shall have the right to request that the other party promptly execute and deliver a supplement hereto, in reasonable form, pursuant to which the parties confirm the Tenant Mechanical Areas to which Tenant has access as provided in this Section 2.8 (it being understood that the parties' failure to execute and deliver any such supplement shall not impair Tenant's rights under this Section 2.8 to use the Tenant Mechanical Areas). Landlord shall have the right to limit Tenant's right to use the Tenant Mechanical Areas to the extent reasonably necessary for the operation of the Building in accordance with the Building Standard if, at any time from and after the Last Rent Commencement Date, this Lease demises less than Three Hundred Fifty Thousand (350,000) square feet of Rentable Area. Landlord shall not be required to make the Tenant Mechanical Areas available for Tenant's use as contemplated by this Section 2.8 until the construction of the Building has progressed to the stage reasonably necessary for Tenant to gain access thereto in accordance with good construction practice (with the understanding, however, that nothing contained in this Section 2.8 limits the provisions of 22.1(E) hereof). The Tenant Mechanical Areas shall not constitute part of the Premises for purposes hereof, and, accordingly, the Tenant Mechanical Areas shall not be included in the Premises for purposes of calculating the Usable Area thereof (it being understood, however, that any portions of the Premises that Tenant uses for mechanical purposes in a manner that does not constitute floor area for purposes of the Zoning Resolution of The City of New York shall nevertheless be included in the calculation of Usable Area for purposes hereof).


         Section 2.9 Subject to the terms of this Section 2.9, Landlord hereby consents to Tenant's installing and maintaining fuel lines, electrical lines, telecommunications lines, exhaust ducts and flues and/or other similar lines, ducts, and conduits (collectively, the "Risers") in the shaft locations that Landlord is constructing as part of the Work for Tenant's use in accordance with
Article 22 hereof. The shaft locations to which Tenant has access as contemplated by this Section 2.9 shall conform to the requirements of the Work Exhibit. Landlord shall provide Tenant with all reasonably necessary access in accordance with good construction practice for the installation, operation and maintenance of the Risers, provided that such access shall (i) in no event take place until the Work has progressed to the point that, in accordance with good construction practice, such access will not unreasonably interfere with the further progress of the Work, (ii) not unreasonably interfere with or interrupt the operation and maintenance of the Building, and (iii) be upon such other terms reasonably designated by Landlord (with the understanding, however, that Landlord shall not have the right to impose additional charges on Tenant for Tenant's use of such shaft space as contemplated by this Section 2.9). Tenant shall install the Risers at Tenant's sole cost and expense. Tenant shall perform such installation in accordance with the provisions of this Lease, including, without limitation, the provisions pertaining to the performance of Alterations. Landlord, at Landlord's cost and expense and at no cost to Tenant, and upon reasonable prior notice to Tenant of not less than ninety (90) days, may, at any time and from time to time during the Term, relocate any of the Risers; provided, however, that (i) Landlord shall perform such relocation in a manner that does not interfere with the operation of Tenant's business in any material respect during ordinary business hours or Business Days, and (ii) if Landlord's aforesaid relocation of any Risers would interfere in any respect with a system that Tenant uses on a continuous basis for the conduct of Tenant's business (such as, for example, the cabling for Tenant's live video feeds), then Landlord, prior to removing such Risers, shall install and make operative new Risers and cooperate with Tenant to enable Tenant to maintain the continuous operation of such systems. Tenant, upon the Expiration Date, shall not be required to remove the Risers (but Landlord reserves the right to require the Risers to be disconnected, capped and sealed at Tenant's cost upon the Expiration Date). Landlord and Tenant, at any time from and after the Last Commencement Date, shall have the right to request that the other party promptly execute and deliver a supplement hereto, in reasonable form, pursuant to which the parties confirm the aforesaid shaft locations in which Tenant has the right to install Risers as provided in this Section 2.9 (it being understood that the parties' failure to execute and deliver any such supplement shall not impair Tenant's rights under this Section 2.9 to use such shaft locations for the installation of Risers).



         Section 2.10 Subject to the terms of this Section 2.10, Landlord shall not unreasonably withhold, condition, or delay its consent to an Alteration consisting of Tenant's installation, either in the Premises or in a Tenant Mechanical Area, of an emergency generator and a fuel tank or fuel tanks to support Tenant's use and occupancy of the Premises for the conduct of Tenant's business (such generator, such fuel tank or tanks, and the fuel and power risers that Tenant installs in the Building in connection with such generator pursuant to Section 2.9 hereof being referred to herein collectively as the "Emergency Generator System"). If Tenant installs the Emergency Generator System in accordance with the terms of this Section 2.10, then Tenant shall have the right to maintain the Emergency Generator System for the Term. Tenant's installation of the Emergency Generator System shall be at Tenant's sole cost and expense. Tenant, as part of the installation of the Emergency Generator System that Tenant performs under this Section 2.10, shall reinforce the structure of the Building, if reasonably required by Landlord; provided, however, that if (i) Landlord requires such reinforcement, (ii) Landlord can then be reasonably expected to schedule such reinforcement to occur during the course of the Work, and (iii) Tenant gives Landlord a notice requesting Landlord to perform such reinforcement, then (I) Landlord shall perform such reinforcement as part of the Work, (II) Tenant shall pay to Landlord the reasonable out-of-pocket costs incurred by Landlord in connection therewith (it being understood that such reinforcement shall constitute a Tenant Work Component for purposes of Article 22 hereof), and (III) such reinforcement shall constitute Post-Delivery Work for purposes hereof, unless such reinforcement can be reasonably included in the Pre-Delivery Work for the applicable Deliverable Unit without any material and adverse effect on Landlord's performance of the Work, in which case such reinforcement shall constitute Pre-Delivery Work for purposes hereof. If Tenant exercises Tenant's rights to install the Emergency Generator System pursuant to this Section 2.10, then Tenant, at Tenant's sole cost and expense, shall operate, repair and maintain the Emergency Generator System in a manner that is consistent with the Building Standard and that complies with all applicable Requirements. Tenant shall have the right to operate the Emergency Generator System at all times. If Tenant elects to install the Emergency Generator System pursuant to this Section 2.10, then Tenant shall perform its installation of the Emergency Generator System in accordance with the provisions of Article 3 hereof, and Landlord at such time shall make available to Tenant access (at reasonable times and on reasonable notice) to the locations of the Building as reasonably designated by Landlord for the construction, installation, maintenance, repair, operation and use of the Emergency Generator System (it being understood that Tenant's installation of Risers constituting the fuel lines for the Emergency Generator System shall be governed by Section 2.9 hereof); provided, however, that Tenant shall have the right to access such locations without giving any such advance notice to Landlord to the extent reasonably necessary by reason of an Emergency. Tenant shall have the right to make an appropriate installation (in accordance with the terms of Article 3 hereof) to restrict third parties from gaining access to the Emergency Generator System (with the understanding, however, that Landlord or the Condominium Association shall have the right to gain access to the aforesaid location where Tenant installs the Emergency Generator System in accordance with the terms of this Lease that govern the rights of Landlord and the Condominium Association to access the Secure Areas).

         Section 2.11 Subject to the terms of this Section 2.11, Tenant shall have the exclusive right to use during the Term a portion of the terrace that is adjacent to the sixth (6th) floor of the Building (such portion of such terrace being referred to herein as the "Terrace Area") solely as an outdoor seating and reception area for the officers, employees and business guests of Tenant (or other Permitted Occupants). The Terrace Area shall satisfy the requirements applicable thereto as set forth in the Work Exhibit. Tenant shall not have the right to permit any third parties to use the Terrace Area (except to the extent such third party is a Permitted Occupant or a guest of a Permitted Occupant). Tenant shall have the right to use the Terrace Area as contemplated by this
Section 2.11 only to the extent (if any) permitted by applicable Requirements. Tenant shall comply with any applicable Rules and Regulations in connection with Tenant's use of the Terrace Area as contemplated hereby. Tenant shall not use the Terrace Area as a designated outdoor smoking area. Tenant shall not use the Terrace Area in a manner that interferes in a material respect with the use and occupancy of portions of the Building outside of the Premises. Tenant shall have the right to make Alterations on the Terrace Area in accordance with the terms of Article 3 hereof (including, without limitation, Alterations that constitute the installation of outdoor lighting that is reasonably adequate for Tenant's use of the Terrace Area at night); provided, however, that all such Alterations (including, without limitation, any such outdoor lighting) shall be subject to Landlord's prior approval, which approval Landlord shall not unreasonably withhold, condition or delay (it being understood that Landlord, in considering Tenant's request for approval of any such Alteration, shall have the right to take into account the aesthetic impact of any such Alterations on the Building). Tenant shall have the right to make appropriate installations (in accordance with the terms of Article 3 hereof) to restrict third parties from gaining access to the Terrace Area, except that Landlord (and the Condominium Association) shall have access thereto in accordance with the terms of this Lease that govern Landlord's right to gain access to the Premises. Tenant shall maintain the Terrace Area during the Term in accordance with the Building Standard. Tenant acknowledges that Landlord retains the right to use or to permit the Condominium Association to use the portion of the terrace on which is located the Terrace Area and that does not constitute the Terrace Area for the purpose of installing lighting apparatus that is designed to highlight the Building; provided, however, that if Landlord (or the Condominium Association) uses such remaining portion of such terrace for the installation of lighting apparatus that is designed to highlight the Building, then Landlord shall install and operate such lighting apparatus in a manner that does not interfere materially with Tenant's using the Terrace Area as an outdoor seating and reception area or Tenant's use and occupancy of the Premises. Tenant acknowledges that Landlord retains the right to use the Terrace Area to the extent reasonably necessary for the operation of the window washing rigs for the Building. Landlord shall store (or cause the Condominium Association to store) the aforesaid window washing rigs in areas outside of the Premises and in terrace areas that are not adjacent to the Premises, except that Landlord shall not be required to store such window washing rigs, as aforesaid, during the times that Landlord or the Condominium Association is using, or reasonably preparing to use, such rigs for the maintenance of the Building. Tenant, at Tenant's sole cost and expense, shall make with reasonable diligence and in accordance with good construction practice any repairs that are required from time to time to the roof of the Building on which is located the Terrace Area, to the extent that such repairs are required by reason of (x) any Alterations that Tenant performs on the Terrace Area, or (y) Tenant's use of the Terrace Area as contemplated hereby limiting or otherwise making unavailable to Landlord or the Condominium

Association any roof warranty that would have otherwise been available; provided, however, that the provisions of this clause (y) shall not apply if Eli Zamek or John Kundrat (who serve as representatives of Landlord) have actual personal knowledge as of the date hereof that Tenant's aforesaid use of the Terrace Area limits or otherwise makes unavailable to Landlord or the Condominium Association the roof warranty that would have otherwise been available for the Building. Landlord, in designing the portion of the Work consisting of the curtain wall that is adjacent to the Terrace Area, shall consult in good faith with Tenant from time to time regarding the location and number of doors that lead to the Terrace Area from the portion of the Premises on the floor of the Building that is adjacent to the Terrace Area. Landlord, as a Work Component that constitutes Post-Delivery Work, shall install terrace pavers that are consistent with the roof system on the entire roof area of the terrace on which is located the Terrace Area. Tenant shall not have the right to use the Terrace Area as contemplated by this Section 2.11 until the last to occur of (i) the Last Commencement Date, (ii) the date that Tenant occupies for the conduct of business the Deliverable Unit in the portion of the Building that is adjacent to the Terrace Area, and (iii) the date that Landlord is required under Article 22 hereof to remove a Construction Hoist for which applicable Requirements or good construction practice require the erection of a shed or other similar protection over the Terrace Area (or the applicable portion thereof). Tenant shall not have the right to use the Terrace Area during any period after the Last Commencement Date that this Lease does not demise the adjacent Rentable Area on the sixth (6th) floor of the Building.

         Section 2.12 Tenant shall design Tenant's installations of equipment (including, without limitation, the Emergency Generator System and Tenant's air-cooled chillers) in the Tenant Areas, and make the corresponding acoustical attenuation installations, in either case to an acoustic design criterion not to exceed NC 40 (+/- 2DB) within ten (10) feet of the applicable Tenant Area, and NC 35 (+/- 2DB) beyond ten (10) feet of the applicable Tenant Area (in each case as measured both horizontally and vertically); provided, however, that Tenant shall not be deemed to be in violation of the terms of this Section 2.12 unless the aforesaid acoustic design criterion is not met in portions of the Building that do not constitute the Premises or Tenant Areas. Tenant shall also cause Tenant's aforesaid installations of equipment to comply with any noise limitations that apply under Requirements.

                                    ARTICLE 3
                                   ALTERATIONS

         Section 3.1 (A) Subject to Section 2.6 hereof and to Section 3.4 hereof, Tenant shall not make any Alterations without Landlord's prior consent. Landlord shall not unreasonably withhold, delay or condition its consent to any proposed Alterations, provided that such Alterations (i) do not affect in any material and adverse respect any part of the Building other than the Premises or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building other than the Premises, (ii) do not affect in any material and adverse respect the proper functioning of any Shared Building System or any Remote Building System,
(iii) do not affect in any material and adverse respect the structure of the Building, and (iv) subject to the provisions of Article 15 hereof, do not require a change to, or otherwise affect the validity of, the certificate of occupancy for the Building (other than the Premises). Landlord, in determining whether to reasonably approve a particular Alteration to the Bridge Building, shall have the right to take into account the aesthetic impact thereof on the Lexington Place Courtyard. If Tenant proposes to make an Alteration that is designed principally (x) to be visible from the Lexington Place Courtyard, or
(y) as a means of advertising or otherwise promoting a product or service in a manner that is visible from the outside of the Premises, then Landlord shall have the right to take into account the aesthetic impact thereof on the appearance of the Building in considering whether to reasonably approve such Alteration.

                             (B) (1) Subject to Section 3.4 hereof, Tenant,
prior to making any Alterations, shall submit to Landlord plans and specifications (including layout, architectural, mechanical and structural drawings) for the proposed Alteration that contain sufficient detail to enable Landlord to reasonably assess such plans and specifications. Subject to Section
3.4 hereof, Tenant shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications in accordance with Section 3.1(B)(9) hereof, which, in the case of Alterations that meet the criteria set forth in Section 3.1(A) above, shall not be unreasonably withheld, conditioned or delayed. Landlord, in reviewing Tenant's plans for Alterations that contemplate the installation of aquariums, shall have the right to require Tenant to install appropriate waterproofing to protect installations in portions of the Building outside of the Premises that lie below such aquariums.

                             (2) Tenant, at Tenant's expense, shall obtain,
prior to the performance of any Alteration, all permits, approvals and certificates required by any Governmental Authorities in connection therewith, it being agreed that all filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by a Person reasonably designated by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, delay, or condition (any such Person reasonably designated by Tenant and approved by Landlord being referred to herein as "Tenant's Expediter"). Tenant shall cause Tenant's Expediter to consult with Landlord's expediter promptly after Landlord's request from time to time.

                             (3) Tenant, prior to performing any Alteration,
shall furnish to Landlord duplicate original policies of, or, at Tenant's option, certificates of, (i) workers' compensation insurance in amounts not less than statutory limits (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors, in either case in connection with such Alteration), (ii) commercial general liability insurance (including products and completed operations and bodily injury coverage) naming Landlord and its agents, and any Lessor and any Mortgagee, as additional insureds, and
(iii) builder's risk insurance, in each case in customary form and in commercially reasonable amounts, and issued by insurers that satisfy the requirements set forth in Article 9 hereof for the period during which such Alteration is being performed (it being understood that in determining whether such insurance is in commercially reasonable amounts, the parties shall take into account the amount of such insurance customarily carried by reputable contractors, subcontractors and construction managers in connection with the performance of the type of work similar to the Alterations being performed by Tenant).

                             (4) Upon Substantial Completion of an Alteration,
Tenant, at Tenant's expense, shall (i) obtain certificates of final approval of such Alteration to the extent required by any Governmental Authority, (ii) furnish Landlord with copies of such certificates, and (iii) give to Landlord copies of the final, marked drawings and field notes for such Alteration, to the extent that Tenant has obtained such drawings or notes (it being understood that
(x) Tenant shall use commercially diligent efforts to obtain such drawings and notes to the extent that such drawings and notes are ordinarily prepared in accordance with good construction practice upon the completion of work that is similar to the applicable Alteration, and (y) Tenant shall supply such drawings to Landlord in CADD format to the extent that Tenant otherwise has had such drawings prepared in CADD format). All filings with Governmental Authorities to obtain such permits, approvals and certificates shall be made, at Tenant's expense, by Tenant's Expediter.

                             (5) All Alterations shall be made and performed
substantially in accordance with the plans and specifications therefor as approved by Landlord (to the extent such approval of Landlord is required under this Article 3), all Requirements and the Rules and Regulations. All materials and equipment to be incorporated in the Premises as a result of any Alterations or a part thereof shall be first quality.

                             (6) No Alteration at a cost for labor and materials
(as reasonably estimated by Landlord's architect, engineer or contractor) in excess of One Million Dollars ($1,000,000), either individually or in the aggregate with any other reasonably related Alteration constructed in any twelve
(12) month period, shall be undertaken prior to Tenant's delivering to Landlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Landlord), each in an amount equal to such estimated cost, or (ii) such other security that is reasonably satisfactory to Landlord or that is required by a Mortgagee or Lessor; provided, however, that Tenant shall not be required to provide any such bond or any such security during the period that Tenant satisfies the Credit Requirement.

                             (7) Subject to the terms of this Section 3.1(B)(7),
if (x) as a direct result of any Alterations performed by Tenant, any alterations, installations, improvements, additions or other physical changes are required to be performed or made to any portion of the Building other than the Premises in order to comply with any Requirement (any such alterations, installations, improvements, additions or changes being referred to herein as a "Building Change"), and (y) such Building Change would not otherwise have had to be performed pursuant to applicable Requirements at such time, then (I) Landlord, the Condominium Association or the owner of the unit of the Condominium affected thereby may perform the Building Change, (II) Tenant shall pay to Landlord, such unit owner, or the Condominium Association an amount equal to the reasonable out-of-pocket costs incurred by Landlord, such unit owner, or the Condominium Association in making such Building Change, within ten (10) days after demand therefor by Landlord, and (III) Tenant, prior to the performance of such Building Change by Landlord, such unit owner, or the Condominium Association, shall provide Landlord, such unit owner, or the Condominium Association with such security as Landlord, such unit owner, or the Condominium Association reasonably requires, in an amount equal to the cost of such Building Change, as reasonably estimated by the architect, engineer or contractor reasonably designated by Landlord, such unit owner, or the Condominium Association; provided, however, that Tenant shall not be required to provide any such security during the period that Tenant satisfies the Credit Requirement. Prior to making any Building Change, Landlord shall notify Tenant and consult with Tenant with respect thereto (or Landlord shall cause the Condominium Association or such unit owner to notify Tenant and consult with Tenant with respect thereto, as the case may be). Tenant shall not be required to make the reimbursement of the cost of performing Building Changes as contemplated by this Section 3.1(B)(7) unless Landlord provides Tenant with reasonable supporting information therefor, promptly after Tenant's request. Tenant shall not be required to pay for the cost of a Building Change, or provide the aforesaid security, in either case as contemplated by this Section 3.1(B)(7), if (i) Tenant submitted to Landlord for Landlord's approval the plans and specifications for the applicable Alteration as contemplated by this Article 3, (ii) Landlord then had knowledge or reasonably should have known of the Building Change that is required by reason thereof, and (iii) Landlord failed to advise Tenant of such Building Change concurrently with Landlord's approval of the applicable Alteration. Either Landlord or Tenant shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties regarding the cost of a Building Change that Tenant is required to pay under this Section 3.1(B).

                             (8) Any Alteration (other than Non-Material
Alterations) shall be performed only under the supervision of an independent licensed architect approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed). Landlord hereby approves the architects listed on Exhibit 3.1 attached hereto and made a part hereof for purposes of the Initial Alterations.

                             (9) Subject to the terms of this Section 3.1(B)(9),
if (x) Tenant submits (or resubmits) to Landlord plans and specifications for any Alteration, and (y) Landlord fails to respond to such plans and specifications within ten (10) Business Days after the date that Tenant makes such submission, then Landlord shall be deemed to have approved such plans and specifications for purposes hereof; provided, however, that if such plans and specifications submitted by Tenant describe the Initial Alterations to more than one (1) floor of the Building, then Landlord shall not be deemed to have approved such plans and specifications unless Landlord fails to respond thereto within fifteen (15) Business Days after Tenant submits such plans and specifications to Landlord. In addition, Landlord shall use Landlord's diligent efforts to respond to Tenant's plans and specifications for proposed Alterations as expeditiously as reasonably practicable. Landlord acknowledges that Tenant shall have the right to submit to

Landlord partial or incomplete plans and specifications for proposed Alterations for Landlord's approval as provided in this Article 3 (with the understanding that Landlord retains the right to review, and, if necessary, disapprove, the final plans and specifications for the applicable Alteration to the extent, and on the basis, that such final plans and specifications disclose material items that (x) were not disclosed previously on the partial or incomplete plans and specifications, (y) are a new concept, and (z) not merely further developments of items disclosed previously on the partial and incomplete plans and specifications). Any disapproval given by Landlord shall be accompanied by a statement in reasonable detail of the reasons for such disapproval. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications pertaining to such items, and to condition its approval upon Tenant making reasonable revisions to the plans and specifications or supplying additional information. Any review or approval by Landlord of any plans and/or specifications or any preparation or design of any plans by Landlord's architect or engineer (or any architect or engineer designated by Landlord) with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant or any other Person with respect to the compliance thereof with any Requirements, the adequacy, correctness or efficiency thereof or otherwise.

                             (C) (1) Subject to the terms of this Section
3.1(C), Tenant shall be permitted to perform Alterations at any time. If Tenant's performance of an Alteration (other than the Initial Alterations in the Initial Premises) materially interferes with or interrupts the operation or maintenance of the Building or unreasonably interferes with or interrupts the use and occupancy of the Building by others, then such Alteration shall be performed at such other times as Landlord or the Condominium Association may from time to time reasonably designate. Subject to the terms of this Section 3.1(C), Tenant's Property installed by Tenant, and all Alterations in and to the Premises which may be made by Tenant at its own cost and expense (without contribution from Landlord) prior to and during the Term, shall remain the property of Tenant.



                             (2) Subject to the terms of this Section 3.1(C),
Tenant, on or prior to the Expiration Date, shall (i) remove Tenant's Property from the Premises, and (ii) repair and restore in a good and workerlike manner any damage to the Building caused by the installation thereof or such removal to a condition that is customary and reasonable assuming that Landlord intends to demolish the interior installation in the Premises after the Expiration Date; provided, however, that Landlord shall have the right to require Tenant to so repair and restore any damage to the Building caused by the installation or removal of such Tenant's Property to good condition (and not merely to the condition that is customary and reasonable assuming that Landlord intends to demolish the interior installation in the Premises after the Expiration Date) if
(x) Landlord then intends, in good faith, to use such interior installation after the Expiration Date, and (y) Landlord gives notice thereof to Tenant on or prior to the ninetieth (90th) day before the Expiration Date (or within ten (10) days after the Expiration Date, if the Expiration Date is not the Fixed Expiration Date or the last day of the Renewal Term, as the case may be). Landlord, upon notice given at least one hundred eighty (180) days prior to the Fixed Expiration Date or the last day of the Renewal Term, as the case may be, or within ten (10) days after the Expiration

Date upon the earlier termination of the Term, may require Tenant to remove any Specialty Alterations, and to repair and restore in a good and workerlike manner any damage to the Building caused by the installation thereof or such removal (including, without limitation, restoring the slab of any floors perforated in connection with such Specialty Alterations) to a condition that is customary and reasonable assuming that Landlord intends to demolish the interior installation in the Premises after the Expiration Date; provided, however, that (I) Landlord shall have the right to require Tenant to so repair and restore any damage to the Building caused by the installation or removal of such Specialty Alterations to good condition (and not merely to the condition that is customary and reasonable assuming that Landlord intends to demolish the interior installation in the Premises after the Expiration Date) if (x) Landlord then intends, in good faith, to use such interior installation after the Expiration Date, and (y) Landlord gives notice thereof to Tenant on or prior to the ninetieth (90th) day before the Expiration Date (or within ten (10) days after the Expiration Date, if the Expiration Date is not the Fixed Expiration Date or the last day of the Renewal Term, as the case may be), and (II) Tenant shall not be required to remove any Specialty Alterations that constitute Qualified Specialty Alterations. If Tenant elects to remove any Alterations from the Building, then Tenant shall repair and restore in a good and workerlike manner any damage to the Building caused by the installation thereof or such removal to a condition that is customary and reasonable assuming that Landlord intends to demolish the interior installation in the Premises after the Expiration Date; provided, however, that Landlord shall have the right to require Tenant to so repair and restore any damage to the Building caused by the installation or removal of such Alterations to good condition (and not merely to the condition that is customary and reasonable assuming that Landlord intends to demolish the interior installation in the Premises after the Expiration Date) if (x) Landlord then intends, in good faith, to use such interior installation after the Expiration Date, and (y) Landlord gives notice thereof to Tenant on or prior to the Expiration Date (or within ten (10) days after the Expiration Date, if the Expiration Date is not the Fixed Expiration Date or the last day of the Renewal Term, as the case may be). Subject to Section 3.4 hereof, Tenant shall not remove any raised flooring or any mechanical, electrical, plumbing or other similar equipment or components from the Premises without Landlord's prior consent (which consent Landlord shall not unreasonably withhold, condition or delay). Nothing contained in this Section 3.1(C)(2) shall obligate Tenant, upon the expiration or earlier termination of the Term, to repair ordinary wear and tear to the Premises, or to repaint the Premises or repair or replace the floor coverings in the Premises.


                             (3) If Tenant has an obligation to remove Tenant's
Property or Specialty Alterations, or to otherwise repair or restore the Premises, in either case pursuant to this Section 3.1(C), then Tenant shall have the right to request that Landlord perform such removal, repair or restoration, by giving notice thereof to Landlord on or prior to the tenth (10th) day after the date that Landlord gives Tenant a notice to the effect that such removal, repair, or restoration is required, as contemplated by Section 3.1(C)(2) hereof. If Tenant gives such request to Landlord, then Landlord and Tenant shall each have the right to give to the other party, simultaneously, on a date determined by Landlord and Tenant (or on the fifteenth (15th) day after the date that Tenant gives such request to Landlord, if the parties fail to agree on another date), their respective determinations of the out-of-pocket costs that Landlord can reasonably expect to incur in performing such removal, repair or restoration. If either party fails to give its determination of such costs to the other party on such date, then such party's determination for purposes of this Section 3.1(C) shall be deemed to be equal to the determination submitted by the other party on or prior to such date (and, accordingly, Tenant shall pay to Landlord an amount equal to such determination submitted by such other party within thirty (30) days after such other party submits such determination to such party). If neither party submits such determination to the other party on or prior to such date, then Tenant shall not be required to pay to Landlord any amounts for the performance of such removal, repair or restoration as contemplated by this Section 3.1(C). If (x) the determinations submitted by both parties are not equal, and (y) the parties fail to make a mutual determination within ten (10) days after the date that the parties submit their respective determinations of such costs to each other as contemplated by this Section 3.1(C), then either party shall have the right to submit to an Expedited Arbitration Proceeding the sole issue of determining which of the two (2) determinations submitted by the parties constitutes the better estimate of the costs that Landlord can reasonably expect to incur in performing such removal, repair or restoration. Tenant shall pay to Landlord the amount so determined by agreement of the parties or by an Expedited Arbitration Proceeding within thirty (30) days after such determination is made. If (I) Landlord gives Tenant a notice as contemplated by Section 3.1(C)(2) hereof to the effect that Tenant is required to remove Tenant's Property or Specialty Alterations, or otherwise repair and restore the Premises, (II) Tenant exercises Tenant's rights as contemplated by this Section 3.1(C)(3) to require Landlord to perform such removal, repair or restoration, and (III) Tenant does not permit Landlord to enter upon the Premises during the last sixty (60) days of the Term to the extent reasonably necessary to permit Landlord to perform such removal, repair or restoration, then Tenant shall pay to Landlord, for each month after the expiration or the earlier termination of the Term that Landlord reasonably requires to perform such removal, repair or restoration, an amount equal to the Rental that was due hereunder for the last month of the Term (which amount shall be pro-rated equitably to the extent that Landlord does not require an entire calendar month to perform such removal, repair or restoration).

                             (4) Prior to Tenant's performance of a Specialty
Alteration, Tenant shall have the right to request (simultaneously with Tenant's submission to Landlord of plans and specifications for such Specialty Alteration) that Landlord designate that Tenant shall not be required to remove such Specialty Alteration upon the expiration or earlier termination of the Term. Landlord shall have the right to approve or deny any such request in Landlord's sole discretion. If Tenant makes any such request, and, together with such request, identifies the provisions of this Section 3.1(C) requiring Landlord to respond thereto not later than the date that Landlord's approval of such plans and specifications is deemed to be granted pursuant to Section 3.1(B)(9) hereof, and Landlord either approves such request, or fails to respond to Tenant's aforesaid request on or prior to such date, then Landlord shall not have the right to require Tenant to remove such Specialty Alteration upon the expiration or earlier termination of the Term (any such Specialty Alteration which Tenant shall not be required to remove as aforesaid being referred to herein as a "Qualified Specialty Alteration").


                       (D) All Alterations shall be performed, at Tenant's sole cost and expense, by Landlord's Contractor or, at Tenant's option, by Contractors approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed). Prior to making an Alteration, at Tenant's request, Landlord shall furnish Tenant with a list of Contractors who may perform Alterations to the Premises on behalf of Tenant, which list shall contain not less than four (4) independent Contractors for each trade that (i) charge commercially competitive rates, (ii) are not Affiliates of Landlord, and (iii) have no arrangement with Landlord to share revenue or profits deriving from Tenant's performance of Alterations. If Tenant engages any Contractor set forth on the list, then Tenant shall not be required to obtain Landlord's consent for such Contractor unless, prior to the earlier of (a) entering into a contract with such Contractor, and (b) the commencement of work by such Contractor, Landlord (x) notifies Tenant that such Contractor has been removed from the list, and (y) advises Tenant of a reasonable substitute for the Contractor that Landlord removed from the list. With respect to the Initial Alterations, Tenant may select any of the Contractors set forth on Exhibit 3.1 attached hereto and made a part hereof, with the understanding, however, that Landlord shall have the right to substitute a Contractor for a Contractor listed on Exhibit 3.1 attached hereto if Landlord has good reason to conclude that such Contractor's reputation or capacity to perform work has suffered a material and adverse change by giving notice thereof (including such reason) prior to the date that Tenant engages such Contractor listed on Exhibit 3.1 attached hereto for the Initial Alterations.

                       (E) Subject to the terms of this Section 3.1(E), any mechanic's lien filed against the Premises for work done for, or materials furnished to, Tenant shall be discharged by Tenant within thirty (30) days after Tenant has received notice thereof, at Tenant's expense, by payment or filing the bond required by law (which discharge must be filed, but is not required to be of record, within such period of thirty (30) days). Tenant shall not be required to discharge any such lien that derives from the Work, Landlord's performance of any other work in the Premises, or any other act or omission of Landlord (except that Tenant shall be required to discharge any such lien that derives from Tenant's failure to pay when due the cost of any Tenant Work Component in accordance with the provisions of Article 22 hereof).

                       (F) Subject to Section 22.7 hereof, Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment would interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, the Condominium Association, Tenant or others. Landlord and Tenant shall attempt (and shall cause all affected parties to attempt) to promptly resolve any labor disputes in a commercially reasonable manner. In the event of any such conflict and the failure of the parties to resolve the same pursuant to the immediately preceding sentence, Tenant, upon demand of Landlord, shall take all reasonable measures to cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building promptly or shall take such other action as may be necessary to end such conflict. Landlord and Tenant acknowledge that Landlord intends to use personnel who are members of established New York City construction trade unions for the construction of the Building.

         Section 3.2 Tenant shall pay to Landlord or to Landlord's agent from time to time in connection with the performance of any Alterations, within thirty (30) days after demand therefor, as additional rent, a fee equal to the reasonable out-of-pocket costs incurred by Landlord in reviewing the plans and specifications for such Alteration, except that Tenant shall not be required to pay such fee for the Initial Alterations to the Initial Premises. Landlord shall provide Tenant with copies of supporting documentation for any such payments required by Landlord from Tenant, promptly after Tenant's request therefor.


         Section 3.3 (A) Upon the request of Tenant, Landlord shall join in (and execute) any applications for any permits or approvals required to be obtained by Tenant in connection with any Alteration (provided that the provisions of the applicable Requirement require that Landlord joins in (and executes) such application) and shall otherwise cooperate reasonably with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense (except to the extent that Tenant has agreed to promptly reimburse Landlord therefor), including, without limitation, reasonable attorneys' fees and disbursements, or suffer any liability in connection therewith. Tenant shall prepare any such applications that Tenant requires Landlord to execute. Landlord shall join in (and execute) such applications as aforesaid within seven (7) Business Days after Tenant's request (which shall include a copy of such applications). Landlord acknowledges that Tenant shall have the right to request Landlord to join in (and execute) such applications pursuant to this Section 3.3(A) before Landlord has reviewed, or approved, the plans and specifications for the applicable Alteration as contemplated by this Article 3. Tenant acknowledges that Landlord's joining in any such applications, or Landlord's so cooperating with Tenant in connection therewith, prior to Landlord's approval of the applicable Alteration (to the extent that Landlord has the right to approve such Alteration under this Article 3) shall be without prejudice to Landlord's right to thereafter reject the applicable Alteration in accordance with the provisions hereof. Tenant shall reimburse Landlord as aforesaid within thirty
(30) days after Landlord's request therefor (it being understood that Landlord shall include in such request reasonable supporting evidence therefor).

                       (B) Upon the request of Landlord, Tenant shall join in (and execute) any applications for any permits or approvals required to be obtained by Landlord in connection with any work performed by the Landlord (provided that the provisions of the applicable Requirement require that Tenant joins in (and executes) such application) and shall otherwise cooperate reasonably with Landlord in connection therewith, provided that Tenant shall not be obligated to incur any cost or expense (except to the extent that Landlord has agreed to promptly reimburse Tenant therefor), including, without limitation, reasonable attorneys' fees and disbursements, or suffer any liability in connection therewith. Landlord shall prepare any such applications that Landlord requires Tenant to execute. Tenant shall join in (and execute) such applications as aforesaid within seven (7) Business Days after Landlord's request therefor (which shall include a copy of such applications). Landlord shall reimburse Tenant as aforesaid within thirty (30) days after Tenant's request therefor (it being understood that Tenant shall include in such request reasonable supporting evidence therefor).


         Section 3.4 Anything contained in this Article 3 to the contrary notwithstanding, Landlord's consent shall not be required with respect to any Alteration for which Landlord's consent is otherwise required pursuant to this
Article 3, provided that such Alteration (i) is not visible in any material respect (other than during the construction thereof) from the Lexington Place Courtyard, (ii) does not materially and adversely affect any part of the Building other than the Premises and the Premises Systems or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building other than the Premises and the Premises Systems,
(iii) does not affect in any material and adverse respect the proper functioning of any Shared Building System or any Remote Building System, (iv) does not adversely affect the structure of the Building in any material respect, (v) does not involve a perforation of more than five (5) inches in diameter to a floor slab of the Premises, (vi) subject to the provisions of Article 15 hereof, does not violate (or otherwise affect the validity of) the certificate of occupancy for the Building (other than the Premises), (vii) is not designed principally as a means of advertising or otherwise promoting any product or service in a manner that is visible from the outside of the Premises, and (viii) is not reasonably expected to have a cost for labor and materials of more than One Million Dollars ($1,000,000), either individually or in the aggregate with other reasonably related Alterations constructed within any twelve (12) month period; provided, however, that (I) on January 1, 2002 and on January 1 of each succeeding year during the Term the aforesaid amount of One Million Dollars ($1,000,000) shall be adjusted to reflect any increase in the Consumer Price Index from the Consumer Price Index that is in effect on the date hereof, and (II) this Section
3.4 shall not abrogate Landlord's right to approve Alterations to the extent that such right derives from provisions of this Lease other than this Article 3. At least five (5) days prior to making any such Alteration, Tenant shall submit to Landlord for informational purposes only the detailed plans and specifications for such Alterations to the extent that any Governmental Authority or the Condominium Association requires such plans or specifications or Tenant otherwise prepares such plans and specifications. Any such Alteration shall otherwise be performed in compliance with the provisions of this Article 3.
         Section 3.5 Subject to the terms of this Section 3.5, Landlord shall not unreasonably withhold, condition or delay Landlord's approval of Tenant's making an Alteration to install a mezzanine or mezzanines in the Premises. Tenant shall have the right to install any such mezzanine solely to the extent permitted by Requirements. Tenant shall only have the right to install the aforesaid mezzanine or mezzanines in the Bridge Building or in the Lower Level Space that is located on Lower Level 2 of the Building. Tenant acknowledges that Landlord, in considering whether to approve the construction of any such mezzanine in the Bridge Building, shall have the right to take into account to a reasonable extent the impact of such mezzanine on the appearance of the exterior of the Building. Tenant shall construct any such mezzanine in the Bridge Building so that no part of such mezzanine is south of the lowest ceiling bow truss. Tenant acknowledges that any such mezzanine that Tenant constructs in the Bridge Building shall not visually engage the curtain wall on the north side of the Bridge Building (it being understood, however, that Landlord shall cooperate reasonably with Tenant in developing a design for any such mezzanine that does not engage such curtain wall visually, but nevertheless separates the area above such mezzanine from the area below such mezzanine, perhaps with a plexiglass barrier or other similar material). Tenant shall otherwise perform such construction of any such mezzanine in accordance with the terms of this Article
3. Tenant's installation of any such mezzanine shall not constitute a Qualified Specialty Alteration for purposes hereof. The Usable Area of all mezzanines that Tenant constructs in the Bridge Building pursuant to this Section 3.5 shall not exceed Three Thousand Five Hundred (3,500) square feet. Tenant shall not have the right to make Alterations that result in a net increase in the floor area of the Premises for purposes of the Zoning Resolution of The City of New York (from the greater of (I) the floor area that existed on the Commencement Date for the Premises (including, without limitation, any Incremental Area in Premises that would have constituted floor area if such Incremental Area had not been used for staircases, shaftways, or telecommunications areas), and (II) the floor area that would have existed on the Commencement Date for the Premises (including, without limitation, any Incremental Area in the Premises that would have constituted floor area if such Incremental Area had not been used for staircases, shaftways, or telecommunications areas) but for the installation of Tenant Work Components). Except to the extent otherwise expressly set forth in Articles 10 and 11 hereof, any change in the Usable Area of a Deliverable Unit that occurs from and after the Commencement Date for such Deliverable Unit (including, without limitation, a change in the Usable Area of a Deliverable Unit that derives from Tenant's making Alterations therein) shall not affect the parties' determination of the Usable Area thereof for purposes hereof.


         Section 3.6 Subject to the terms of this Section 3.6, Landlord shall not unreasonably withhold, condition or delay its consent to Tenant's using the louvers that Landlord is installing in the Tenant Mechanical Areas as part of the Work in accordance with Article 22 hereof for purposes of drawing outside air into, or for exhausting air from, the Premises to reasonably accommodate Tenant's supplemental HVAC system and any other Alteration requiring an exhaust or air intake system. Tenant shall not have the right to use such louvers to the extent that such louvers are otherwise required for Shared Building Systems or Remote Building Systems, except that Landlord shall not have the right to limit Tenant's use of such louvers in a manner that results in there being insufficient louver space to service the Tenant systems and equipment being installed in the Premises as contemplated by the Work Exhibit or Exhibit 3.9 attached hereto in either case in accordance with the specifications for such equipment or systems. Landlord shall also have the right to reserve a reasonable portion of the available louver space for other occupants of the Building, except that Landlord shall not have the right to so reserve louver space for other occupants of the Building if the louvers that are available to Tenant do not service the equipment and systems being installed in the Premises as contemplated by the Work Exhibit or by Exhibit 3.9 attached hereto, in either case in accordance with the specifications for such equipment or systems. Tenant also shall have the right to use Tenant's pro-rata share (determined based on the ratio that the Usable Area of the Premises bears to the Usable Area of the Building) of any louver space that is available from time to time during the Term; provided, however, that Tenant shall not have the right to use such additional louver space (x) until Landlord makes a reasonable determination that all of the other users of space in the Building have made the louver installations that such other users require or are reasonably expected to require, or (y) to the extent that Landlord reasonably determines that Landlord (or the Condominium Association) will require such available louver space for Building Systems. Tenant shall not use such louvers to exhaust or intake air to the extent such exhaust or intake violates any applicable Requirements. Tenant's installation of any such air intake or exhaust system shall be at Tenant's sole cost and expense. Tenant shall perform its installation of such air intake or exhaust system in accordance with the provisions of this Article 3. If Tenant uses any such louvers as contemplated by this Section 3.6, then Tenant, at Tenant's sole cost and expense, shall operate, repair, clean, and maintain such louvers that Tenant uses in a manner that is consistent with the Building Standard and that complies with all applicable Requirements (it being understood that if Tenant is not using any such louver exclusively, then (x) Landlord shall (or Landlord shall cause the

Condominium Association to) operate, repair, clean and maintain such louver, and
(y) Tenant shall pay Tenant's fair share of the costs thereof, which shall be determined based on the area of such louver that is used by Tenant). Landlord shall have the right to require Tenant to install a roto-clone system (or other similar system) in connection with Tenant's use of the louvers of the Building as contemplated by this Section 3.6 for kitchen exhaust; provided, however, that Landlord shall not have the right to require Tenant to install such roto-clone system (or other similar system) if (x) other occupants of the Building are using similar louvers of the Building for similar kitchen exhaust purposes, and
(y) neither Landlord nor the Condominium Association has required such other occupants to install such roto-clone system (or other similar system) in connection therewith. Tenant shall have the right to require Landlord to clean and maintain Tenant's louver installations as contemplated by this Section 3.6, in which case Tenant shall pay to Landlord that costs that Landlord incurs in connection therewith as Operating Expenses in accordance with the terms hereof. Nothing contained in this Section 3.6 limits Landlord's obligation to install louvers for the Premises to the extent such installation otherwise constitutes part of the Work. Landlord shall clean and maintain (or cause the Condominium Association to clean and maintain) during the Term the exterior surfaces of the louvers that Landlord is installing as part of the Work (it being understood that the costs that Landlord incurs in connection therewith shall constitute Operating Expenses to the extent provided in Article 26 hereof). If (x) Tenant uses any particular louver as contemplated by this Section 3.6, and (y) such louver is not also used for a Building System or a system installed by or for another occupant of the Building, then Tenant, at Tenant's sole cost and expense, shall close any portion of such louver that is not used by Tenant's system.

         Section 3.7 Tenant, as part of the Initial Alterations, shall install in the Exclusive Lobby Area a lobby installation that conforms with the Building Standard.

         Section 3.8 (A) Subject to the terms of this Section 3.8(A), if there exists a violation of applicable Requirements at the Building that impedes or increases the cost of (i) Tenant's performance of an Alteration, (ii) Tenant's obtaining a permit from the applicable Governmental Authority for any such Alteration, (iii) Tenant's obtaining an amendment to the certificate of occupancy for the Premises pursuant to Article 15 hereof, or (iv) Tenant's obtaining a permit from the applicable Governmental Authority for the conduct of Tenant's business in the Premises as contemplated by Section 2.4 hereof (any such violation being referred to herein as an "Impeding Building Violation"), then Landlord, at Landlord's expense, shall cause the Impeding Building Violation to be removed as promptly as reasonably practicable after Tenant gives Landlord notice thereof. Nothing contained in this Section 3.8 shall require Landlord to remove any such violation to the extent that Section 6.1 hereof requires Tenant to comply therewith. If (i) an Impeding Building Violation exists, (ii) Tenant gives Landlord notice thereof, (iii) Landlord fails to remedy the Impeding Building Violation within thirty (30) days after Tenant gives Landlord notice thereof, (iv) Tenant, in such notice, describes with reasonable particularity the out-of-pocket costs that Tenant then reasonably expects to incur to the extent attributable solely to the existence of the Impeding Building Violation, (v) Tenant gives to Landlord from time to time additional notices that describe with reasonable particularity the out-of-pocket costs that Tenant actually incurs to the extent attributable solely to the existence of the Impeding Building Violation, with reasonable promptness after the date that Tenant so incurs


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
such costs, and (vi) Tenant takes reasonable steps to minimize such costs to the extent reasonably practicable, then Landlord shall reimburse Tenant for such costs within thirty (30) days after Tenant's request therefor. Either party shall have the right to submit any dispute between the parties regarding any such costs to be reimbursed by Landlord to Tenant to an Expedited Arbitration Proceeding.


                       (B) If (I) there exists a violation of applicable Requirements with which Tenant is required to comply pursuant to the terms hereof, and (II) such violation impedes or increases the cost of any work being performed in the Building by or on behalf of Landlord, the owner of a unit in the Condominium, or the Condominium Association, or any approval of a Governmental Authority that is required in connection therewith (any such violation being referred to herein as an "Impeding Premises Violation"), then Tenant, at Tenant's expense, shall cause the Impeding Premises Violation to be removed as promptly as reasonably practicable after Landlord gives Tenant notice thereof. If (i) an Impeding Premises Violation exists, (ii) Landlord gives Tenant notice thereof, (iii) Tenant fails to remedy the Impeding Premises Violation within thirty (30) days after Landlord gives Tenant notice thereof,
(iv) Landlord, in such notice, describes with reasonable particularity the out-of-pocket costs that Landlord (or such unit owner or the Condominium Association) then reasonably expects to incur to the extent attributable solely to the existence of the Impeding Premises Violation, (iv) Landlord gives to Tenant from time to time additional notices that describe with reasonable particularity the out-of-pocket costs that Landlord (or such unit owner or the Condominium Association) actually incurs to the extent attributable solely to the existence of the Impeding Premises Violation, with reasonable promptness after the date that Landlord (or such unit owner or the Condominium Association) so incurs such costs, and (v) Landlord (or such unit owner or the Condominium Association) takes reasonable steps to minimize such costs to the extent reasonably practicable, then Tenant shall reimburse Landlord (or such unit owner or the Condominium Association) for such costs within thirty (30) days after Landlord's request therefor. Either party shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding any such costs to be reimbursed by Tenant to Landlord (or such unit owner or the Condominium Association).

         Section 3.9 Subject to the terms of this Section 3.9, Landlord hereby consents in concept to Tenant's making the Initial Alterations described on
Exhibit 3.9 attached hereto. If Tenant submits plans and specifications for such Initial Alterations to Landlord for Landlord's approval as contemplated by
Section 3.1(B) hereof (to the extent that such Initial Alterations are otherwise subject to Landlord's prior approval under this Article 3), then Landlord shall not have the right to withhold such approval unless (i) the scope of the Initial Alterations as contemplated thereby exceeds the scope of the aforesaid Initial Alterations described in Exhibit 3.9 attached hereto for which Landlord granted conceptual approval, or (ii) such plans and specifications contemplate the implementation of the aforesaid Initial Alterations described in Exhibit 3.9 attached hereto in a manner with respect to which Landlord has reasonable objections (except to the extent that the manner of implementation of the aforesaid Initial Alterations is described on Exhibit 3.9 attached hereto).


         Section 3.10 Subject to the terms of this Section 3.10, Landlord shall arrange for Tenant to gain access from time to time to the underside of the slab and decking constituting the floor of the portion of the Premises located on the third (3rd) floor of the Lexington Avenue Building (the "Third Floor Deck") for the purposes reasonably necessary for Tenant's performance of the Initial Alterations, and for the purpose of maintaining the Initial Alterations during the Term. Nothing contained in this Section 3.10 permits Tenant to make any installations outside of the Premises. Tenant's access to the Third Floor Deck shall be subject to reasonable limitations imposed by Landlord from time to time (including, without limitation, reasonable restrictions as to the time and manner in which Tenant may gain access to the Third Floor Deck that are required by the tenant or occupant of the Third Avenue Building or the Lexington Avenue Building, as the case may be). Tenant acknowledges that Tenant's right to gain access to the Third Floor Deck may become more restrictive after the interior installation is made on the second (2nd) floor of the Lexington Avenue Building. Tenant, at Tenant's sole cost and expense, shall repair any damage that results from Tenant's accessing the Third Floor Deck as contemplated by this Section 3.10. This Section 3.10 shall not apply during any period after the Last Commencement Date that the Rentable Area on the third (3rd) floor of the Lexington Avenue Building is not demised hereby.

         Section 3.11 Subject to the terms of this Section 3.11, Tenant shall have the right to gain access to the underside of the slab that constitutes the fourth (4th) floor of the Bridge Building (which is the lowermost floor of the Bridge Building) for the purpose of installing, at Tenant's sole cost and expense, conduits, piping and other similar lines, or an escalator pit for an escalator that Tenant installs in the Bridge Building in accordance with the terms hereof. Any such installation shall constitute an Alteration to which the provisions of this Article 3 shall apply (and which shall be subject to Landlord's prior approval, which approval Landlord shall not unreasonably withhold, condition or delay). Tenant acknowledges that any such installation made by Tenant shall not be visible from the exterior of the Building (including, without limitation, from the Lexington Place Courtyard). Tenant shall not have the right to gain access to the underside of the slab that constitutes the fourth (4th) floor of the Bridge Building as contemplated by this Section 3.11 from the Lexington Place Courtyard (and, accordingly, Tenant shall not have the right to install access panels to gain access to the underside of the slab that constitutes the fourth (4th) floor of the Bridge Building from the Lexington Place Courtyard); provided, however, that during the initial construction of the Building but prior to the date that Landlord installs the exterior wall of the Bridge Building that is below the underside of the slab that constitutes the fourth (4th) floor of the Bridge Building, Tenant shall have the right to gain access to the underside of such slab for the purpose of making installations as contemplated by this Section 3.11 (with the understanding that Landlord and Tenant shall cooperate with each other in good faith to arrange for Tenant's having such access in a manner that minimizes to the extent reasonably practicable any interference with Landlord's construction of the Building). Tenant, at Tenant's sole cost and expense, shall maintain any such installation during the Term. Tenant shall repair any damage to the Building that is caused by any such installation. Tenant shall not have the right to perforate the aforesaid floor slab of the fourth (4th) floor of the Bridge Building in connection with Tenant's aforesaid installation of such conduits, piping and other similar lines (other than the aforesaid escalator pit) (it being understood that the aforesaid conduits, piping and other lines shall run from the ceiling of the portions of the Premises on the third (3rd) floor of the Building). This Section 3.11 shall not apply during any period after the

Last Commencement Date that the Rentable Area on the fourth (4th) floor of the Building is not demised hereby.

         Section 3.12 Subject to Section 3.1(B)(8) hereof, Tenant shall not engage Bovis LendLease (or an Affiliate thereof) as the general contractor or construction manager for the Initial Alterations; provided, however, that Landlord, for purposes of this Section 3.12, shall have the right to substitute for Bovis LendLease a different construction manager or general contractor only by giving notice thereof to Tenant on or prior to the earlier of (x) July 1, 2001, and (y) the date that Tenant engages such construction manager or general contractor to perform the Initial Alterations.

         Section 3.13 Subject to the terms of this Section 3.13, Tenant, at Tenant's sole cost and expense, shall have the right to install as part of the Initial Alterations a system that monitors the performance of the Premises Systems and the Shared Building Systems (and is integrated with the monitoring system that Landlord installs as part of the Work as contemplated by the Work Exhibit). Tenant shall make any such installation in accordance with good construction practice and applicable Requirements. Tenant, during the Term, shall maintain any such system in a manner that does not materially impair or interfere with the operation of the Shared Building Systems. Any such installation of such system shall constitute a Qualified Specialty Alteration for purposes hereof. Tenant shall perform any such installation of such system in accordance with the terms of this Article 3 (with the understanding that Landlord shall not unreasonably withhold, condition or delay Landlord's approval thereof).

                                   ARTICLE 4

                              REPAIRS-FLOOR LOAD

      Section 4.1 (A) Subject to Section 4.1(C) hereof, Landlord shall operate, maintain and make all necessary repairs and replacements (whether structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen) to the Premises Systems and the Shared Building Systems (but not to the distribution portions of the Premises Systems and the Shared Building Systems to the extent located within the Premises) and the structural portions of the Building (including, without limitation, the Premises), the roof, the sidewalks, the core areas of the Premises, the exterior walls of the Premises, the windows of the Premises, the toilets within the Premises (other than private toilets installed therein by Tenant), and the public portions of the Building to which Tenant has access in connection with Tenant's use and occupancy of the Premises (including, without limitation, the Basic Amenities), both exterior and interior (including, without limitation, landscaping in the public portions of the Land and the Building, lighting in public portions of the Land and the Building, lobbies in the public portion of the Building to which Tenant has access in connection with Tenant's use and occupancy of the Premises (but excluding the Exclusive Lobby Area and any other lobby within the Premises), and hallways in the public portion of the Building to which Tenant has access in connection with Tenant's use and occupancy of the Premises), in a first-class manner in conformity with standards maintained by "Class A" office buildings in midtown Manhattan (the "Building Standard") throughout the Term. Landlord shall use its commercially reasonable efforts to obtain warranties for items installed in the Building (to the extent that such warranties are generally available for construction projects similar to the Building in midtown Manhattan), and shall comply with the terms of any warranties that Landlord so obtains to the extent that the costs of maintaining, repairing or replacing such item would otherwise be payable by Tenant hereunder. Landlord acknowledges that the Premises Systems and Shared Building Systems to be maintained by Landlord under this Section 4.1 include, without limitation, the elevators being installed to service the Premises as part of the Work.

                    (B) Tenant, at Tenant's sole cost and expense, shall take good care of the Tenant Areas and the fixtures, equipment and appurtenances therein and the distribution systems of the Premises Systems and Shared Building Systems therein and shall make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 10 hereof. Tenant acknowledges that Tenant's obligations under this Section 4.1 include, without limitation, the responsibility to clean the interior surface of all windows in the Premises.

                    (C) Subject to the terms of this Section 4.1(C), all damage or injury to the Premises or to any other part of the Building and Building Systems, or to its fixtures, equipment and appurtenances (other than any damage or injury caused by fire or other casualty to which the provisions of Article 10 hereof apply), whether requiring structural or nonstructural repairs, caused by or resulting from the negligence or wilful misconduct of, or Alterations made by, Tenant shall be repaired at Tenant's sole cost and expense, by Tenant to the reasonable satisfaction of Landlord (if the required repairs are nonstructural in nature and do not affect any

Shared Building System or Remote Building System), or by Landlord at commercially reasonable rates (if the required repairs are structural in nature or affect any Shared Building System or Remote Building System). All of the aforesaid repairs shall be of first quality and of a class consistent with the Building Standard and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after thirty (30) days of advance notice (or such shorter period as may be required due to an Emergency) to proceed with due diligence to make repairs required to be made by Tenant, then the same may be made by Landlord, at the reasonable expense of Tenant, and the expenses thereof incurred by Landlord, with interest thereon at the Applicable Rate, shall be paid to Landlord within thirty (30) days after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in the Building or in any Building System, located in, servicing or passing through the Premises of which Tenant has actual knowledge. Landlord shall not have the right to require Tenant to reimburse Landlord for the cost of repairs performed by Landlord under this Section 4.1(C) unless (i) Landlord provides Tenant with Landlord's good faith estimate of the costs that Landlord reasonably expects to incur in performing such repair at least five (5) Business Days prior to Landlord's commencement of the performance thereof, and (ii) Landlord updates such estimate from time to time, as Landlord's repair work progresses, if, in Landlord's reasonable determination, the cost of such repair work will exceed one hundred five percent (105%) of Landlord's initial estimate (as Landlord may have theretofore updated such initial estimate as contemplated by this clause
(ii)); provided, however, that if an Emergency occurs, then Landlord shall only be required to give Tenant the advance notice described in clause (i) above to the extent reasonably practicable under the circumstances.

      Section 4.2 Tenant shall not place a load upon any floor of the Premises exceeding the structural design capacity thereof as contemplated by the Work Exhibit, unless (i) Tenant has theretofore performed an Alteration in accordance with the terms of Article 3 hereof to reinforce such floor appropriately, and
(ii) Tenant has theretofore obtained the appropriate amendment to the certificate of occupancy for the Premises in accordance with the terms of
Section 15.2 hereof (to the extent such amendment is required by applicable Requirements). Nothing contained in this Section 4.2 impairs Landlord's obligation to perform the Work in accordance with the Work Exhibit and Article 22 hereof. If any safe, machinery, equipment, freight, bulky matter or fixtures that Tenant moves into or out of the Premises requires special handling, then Tenant shall employ only persons holding a Master Rigger's license to do said work to the extent required by the applicable Requirements. All work in connection therewith shall comply with all Requirements and the Rules and Regulations, and may be done at any time, provided that such work does not materially interfere with or interrupt the operation and maintenance of the Building or unreasonably interfere with or interrupt the use and occupancy of the Building by others. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent unreasonable vibration, noise and annoyance. Except to the extent expressly provided herein, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant, the Condominium Association or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment thereof.


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
      Section 4.3 Landlord shall use its commercially reasonable efforts to minimize interference with Tenant's access to and use and occupancy of the Premises in making any repairs, alterations, additions or improvements pursuant to Section 4.1 hereof and shall make any such repairs, alterations, additions or improvements with reasonable diligence. Landlord shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any such repairs, alterations, additions or improvements which Landlord is required to make hereunder to remedy any condition that (i) results in a denial of access to the Premises, (ii) constitutes an Emergency, or (iii) interferes in any material respect with Tenant's ability to conduct its business in the Premises. In all other cases, Landlord, at Tenant's request, shall perform such repairs, alterations, additions or improvements using overtime labor, or other premium pay rates, provided that Tenant gives to Landlord reasonable advance notice of any such request. In making any repairs, alterations, additions or improvements, Landlord shall cause its contractors or labor to cover and secure such repair areas and equipment in such a manner to minimize, to the extent reasonably practicable, interference with Tenant's business operations. Nothing contained in this Section 4.3 limits the provisions of Section 14.5 hereof.


                                   ARTICLE 5
                                WINDOW CLEANING

      Section 5.1 Tenant shall not clean any window in the Premises, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other Requirement, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction; provided, however, that Tenant shall not be responsible for the manner in which Landlord, or Landlord's agents, contractors or employees, clean such windows.

      Section 5.2 Landlord, during the Term, shall clean the exterior of the windows of the Premises not less frequently than once every six (6) months.


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                                   ARTICLE 6
                       LEGAL AND INSURANCE REQUIREMENTS

      Section 6.1 Subject to the terms of this Article 6, Tenant, at its sole cost and expense, shall comply with all Requirements applicable to the Premises including, without limitation, (i) Requirements that are applicable to the performance of Alterations by Tenant (or any other Permitted Occupant), (ii) Requirements that become applicable by reason of Alterations having been performed by Tenant (or another Permitted Occupant), and (iii) Requirements that are applicable by reason of the specific nature or type of business operated by Tenant (or another Permitted Occupant) in the Premises. Tenant shall not be under any obligation to make any Alteration to the structure of the Building or to the Building Systems in either case to comply with any Requirement unless (a) such Alteration is required by reason of Alterations having been performed by Tenant (or another Permitted Occupant) in a Tenant Area, or (b) such Alteration is required by reason of the specific nature of the use of such Tenant Area by Tenant (or another Permitted Occupant) (as opposed to the use of such Tenant Area for mere general office purposes). Tenant shall not do or permit to be done any act or thing upon the Premises which is not permitted by this Lease or will invalidate or be in conflict with an industry-standard "all-risk" insurance policy (which does not prohibit the use of the Premises for ordinary office purposes); and shall not do anything, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, the Insurance Services Office or other authority having jurisdiction. Nothing contained in this Section 6.1 limits Landlord's obligation to perform the Work in compliance with applicable Requirements in accordance with Article 22 hereof.

      Section 6.2 Landlord shall comply with all Requirements applicable to the Building which affect Tenant's use and occupancy of the Tenant Areas as contemplated hereby other than such Requirements with respect to which Tenant is required to comply, subject, however, to Landlord's right to contest the applicability or legality thereof pursuant to Section 6.3(A) hereof.

      Section 6.3 (A) Subject to the terms of this Section 6.3(A), Landlord may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of, and not comply with, any Requirement with which Landlord is required to comply under Section 6.2 hereof, provided that and for so long as Landlord's aforesaid contest and Landlord's aforesaid failure to comply with any such Requirement (i) does not subject Tenant (or any Tenant Indemnitees) to imprisonment or to prosecution for a crime, (ii) does not subject to condemnation or other similar taking in lieu thereof the portions of the Building to which Tenant has access hereunder, and (iii) does not subject to suspension or cancellation the certificate of occupancy for the portions of the Building to which Tenant has access hereunder. Landlord shall give Tenant prior notice of Landlord's contesting or refusing to comply with any such Requirement as contemplated by this Section 6.3(A). Landlord shall keep Tenant regularly advised as to the status of any such proceedings. If (i) Tenant or any Tenant Indemnitee may be subject to any penalties or fines as a result of such non-compliance by Landlord, and (ii) the cost of such compliance and such penalties or fines, and the amount of any liability of Tenant to independent third parties that is reasonably expected to result from such non-compliance by


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
Landlord (in each case as reasonably estimated by Tenant) exceed in the aggregate Ten Million Dollars ($10,000,000), then Landlord shall furnish to Tenant either (a) a bond of a surety company reasonably satisfactory to Tenant, in form and substance reasonably satisfactory to Tenant, and in an amount equal to the excess of (A) the aggregate amount of the cost, penalties, fines and liability described in clause (ii) above, over (B) Ten Million Dollars ($10,000,000), or (ii) such other security reasonably satisfactory in all respects to Tenant; provided, however, that Landlord shall not be required to provide such bond or other security if (I) Landlord has furnished a similar bond as required by Requirements to the appropriate Governmental Authority and has named Tenant (and the other Tenant Indemnitees) as a beneficiary thereunder, or
(II) Landlord then satisfies the Credit Requirement. Tenant (or any Tenant Indemnitee) shall be deemed subject to prosecution for a crime for purposes of this Section 6.3(A) if Tenant (or any Tenant Indemnitee) or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever, unless such charges are withdrawn ten (10) days before Tenant (or any Tenant Indemnitee) or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.

                    (B) Subject to the terms of this Section 6.3(B), Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of, and not comply with, any Requirement with which Tenant is required to comply hereunder, provided that and for so long as Tenant's aforesaid contest and Tenant's aforesaid failure to comply with any such Requirement (i) does not subject Landlord (or any of Landlord's Indemnitees) to imprisonment or to prosecution for a crime, (ii) does not subject to condemnation or other similar taking in lieu thereof any portion of the Building, and (iii) does not subject to suspension or cancellation the certificate of occupancy for any portion of the Building. Tenant shall give Landlord prior notice of Tenant's contesting or refusing to comply with a Requirement as contemplated by this Section 6.3(B). Tenant shall keep Landlord regularly advised as to the status of any such proceedings. If (x) Landlord or any Landlord Indemnitee may be subject to any criminal penalties as a result of such non-compliance by Tenant, or (y) (i) Landlord or any Landlord Indemnitee may be subject to any civil fines or penalties as a result of such non-compliance by Tenant, and (ii) the cost of such compliance, such civil penalties or fines, and the amount of any liability to independent third parties that is reasonably expected to result from such non-compliance by Tenant (in each case as reasonably estimated by Landlord) exceed in the aggregate Five Hundred Thousand Dollars ($500,000), then, in any such case as described in clause (x) or clause (y) above, Tenant shall furnish to Landlord either (i) a bond of a surety company reasonably satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to the sum of (A) the cost of such compliance, (B) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (C) the amount of such liability to independent third parties (as reasonably estimated by Landlord), or (ii) such other security reasonably satisfactory in all respects to Landlord; provided, however, that Tenant shall not be required to provide such bond or other security if (I) Tenant has furnished a similar bond as required by Requirements in a similar amount to the appropriate Governmental Authority and has named Landlord (and the other Landlord Indemnitees) as a beneficiary thereunder, or (II) Tenant then satisfies the Credit Requirement. Without limiting the applicability of the foregoing, Landlord (or any Landlord Indemnitee) shall be deemed subject to prosecution for a crime if


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
Landlord (or any Landlord Indemnitee), a Lessor, a Mortgagee or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatsoever, unless such charges are withdrawn ten (10) days before Landlord (or any Landlord Indemnitee), such Lessor or such Mortgagee, or such officer, director, partner, shareholder, agent or employee, as the case may be, is required to plead or answer thereto.


                                   ARTICLE 7
                                 SUBORDINATION

      Section 7.1 (A) Provided that (a) a Mortgagee executes and delivers to Tenant an agreement suitable for recording in a reasonably acceptable form to the effect that, if there is a foreclosure of its Mortgage, or a sale in lieu of or as a result of foreclosure, then such Mortgagee or its successor will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession or rights under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee or its successor on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default has occurred and is continuing hereunder, or (b) a Lessor executes and delivers to Tenant an agreement suitable for recording in a reasonably acceptable form to the effect that if its Superior Lease terminates or is terminated for any reason, then such Lessor will not evict Tenant, disturb Tenant's possession or rights under this Lease, or terminate or disturb Tenant's leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default has occurred and is continuing and Lessor will not make Tenant a party in any action to terminate such Superior Lease or to remove or evict Tenant from the Premises provided no Event of Default has occurred and is continuing (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, being referred to herein as a "Nondisturbance Agreement"), this Lease shall be subject and subordinate to such Superior Lease and/or to such Mortgage (for so long as the Nondisturbance Agreement continues to be in full force and effect). Subject to Tenant's receipt of a Nondisturbance Agreement, this clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder.

                    (B) Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor, as the case may be, nor anyone claiming by, through or under such Mortgagee or Lessor, as the case may be, including a purchaser at a foreclosure sale, shall be:

                          (1)   liable for any act or omission of any prior
Landlord, except to the extent such act or omission continues from and after the date that such Mortgagee or Lessor, or any such Person claiming by, through or under such Mortgagee or Lessor, succeeds to the interest of the prior Landlord (it being understood that nothing contained in this clause limits Tenant's right to terminate this Lease in accordance with the terms of Article 22 hereof), or


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
                          (2)   subject to any credit, defense or offsets
which Tenant may have against the prior Landlord (it being understood that nothing contained in this clause limits Tenant's right to terminate this Lease in accordance with the terms of Article 22 hereof), or

                          (3)   bound by any payment of Rental which Tenant
may have made to any prior Landlord more than thirty (30) days in advance of the date upon which such payment was due, or

                          (4)   bound by any obligation to make any payment
to or on behalf of Tenant (including, without limitation, payments due to Tenant under Section 22.6 hereof), or

                          (5)   bound by any obligation to perform any work
or to make improvements to the Premises, except for (i) repairs and maintenance pursuant to the provisions of Article 4 hereof, Article 5 hereof and Article 6 hereof, the need for which repairs and maintenance first arises after the date upon which such owner, Lessor, or Mortgagee is entitled to possession of the Premises, (ii) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 10 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such owner, Lessor or Mortgagee (with the understanding, however, that (I) nothing contained in this clause (ii) limits Tenant's rights to terminate this Lease after the occurrence of a fire or other casualty under Section 10.1(B) hereof, and (II) such owner, Lessor or Mortgagee shall have the right to avoid being so bound by Landlord's covenant to rebuild the Landlord Restoration Items after the occurrence of a fire or other casualty (regardless of the availability of insurance proceeds therefor) only by giving notice to Tenant of the election of such owner, Lessor or Mortgagee not to so rebuild earlier than the later to occur of (X) the date that such owner, Lessor or Mortgagee is required to give the Casualty Statement for such fire or other casualty to Tenant, and (Y) the thirtieth (30th) day after the date that such owner, Lessor or Mortgagee succeeds to the interest of Landlord hereunder), and
(iii) repairs to the Premises as a result of a partial condemnation pursuant to
Article 11 hereof, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such owner, Lessor or Mortgagee (with the understanding that nothing contained in this clause (iii) shall limit Tenant's right to terminate this Lease after the occurrence of a complete or partial condemnation under Section 11.1 hereof), or

                          (6)   bound by any amendment or modification of
this Lease entered into without its consent after Tenant has received written notice of such Mortgagee's or Lessor's existence, address and relation to Landlord;

provided, however, that if the Mortgagee or the Lessor is an Affiliate of Landlord, then such Mortgagee or Lessor shall not have the right to require that a Nondisturbance Agreement include the limitations set forth in clauses (1) through (6) of this Section 7.1(B).

                    (C) If required by the Mortgagee or the Lessor, within ten
(10) days after notice thereof, Tenant shall join in any Nondisturbance Agreement to indicate its concurrence with the provisions thereof and its agreement set forth in Section 7.2 hereof to attorn to such Mortgagee or Lessor, as the case may be, as Tenant's landlord hereunder. Any


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
Nondisturbance Agreement may also contain other terms and conditions as may otherwise be required by such Mortgagee or Lessor, as the case may be, which do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights, or increase the other obligations, of Tenant under this Lease, in either case beyond a de minimis degree.

      Section 7.2 Subject to Section 7.1 hereof and this Section 7.2, if, at any time prior to the expiration of the Term, any Superior Lease terminates or is terminated for any reason or any Mortgagee comes into possession of the Premises or the estate created by any Superior Lease by receiver or otherwise, then Tenant agrees to attorn, from time to time, to any such Lessor or Mortgagee or any other person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of or as a result of foreclosure, upon the then executory terms and conditions of this Lease, for the remainder of the Term, provided that such Lessor, Mortgagee, or other person acquiring the interest of Landlord, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises. The provisions of this Section
7.2 shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant's expense, from time to time, instruments reasonably required by such owner, Lessor or Mortgagee, in recordable form, in confirmation of the foregoing provisions of this Section 7.2, reasonably satisfactory to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. If a conflict or inconsistency exists between this Section 7.2 and the corresponding attornment provision of a Nondisturbance Agreement theretofore executed and delivered by Tenant and the applicable Mortgagee or Lessor, then the provisions of such Nondisturbance Agreement shall govern.

      Section 7.3 From time to time, within fifteen (15) days following request by Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord, such Mortgagee or such Lessor a written statement executed by Tenant, in form reasonably satisfactory to Landlord, such Mortgagee or such Lessor, (1) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (2) setting forth the date to which the Fixed Rent, Escalation Rent and other items of Rental have been paid,
(3) stating whether or not, to the best knowledge of Tenant (but without having made any investigation), Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, and (4) as to any other customary matters reasonably requested by Landlord, such Mortgagee or such Lessor and related to this Lease. Tenant acknowledges that any statement delivered pursuant to this Section 7.3 may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or by an assignee of any Mortgagee, or by any Lessor, or by any other party that has an existing or prospective business relationship with Landlord who has a reasonable basis for requesting such statement.


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
      Section 7.4 From time to time, within fifteen (15) days following request by Tenant, Landlord shall deliver to Tenant a written statement executed by Landlord, in form reasonably satisfactory to Tenant, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, Escalation Rent and any other items of Rental have been paid, (iii) stating whether or not, to the best knowledge of Landlord (but without having made any investigation), Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, and (iv) as to any other customary matters reasonably requested by Tenant and related to this Lease. Landlord acknowledges that any statement delivered pursuant to this
Section 7.4 may be relied upon by any assignee of Tenant's interest hereunder, any subtenant of all or any part of the Premises, or any Person that acquires Control of Tenant (provided that such assignment, sublease or transfer of Control is accomplished in a manner that complies with Article 12 hereof), or by any other party that has an existing or prospective business relationship with Tenant who has a reasonable basis for requesting such statement.

      Section 7.5 Subject to the terms of this Section 7.5, as long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant has given written notice of such act or omission to all Lessors and Mortgagees at such addresses as shall have been furnished to Tenant by such Lessors and Mortgagees and, if any such Lessor or Mortgagee, as the case may be, has notified Tenant within ten
(10) Business Days following receipt of such notice of its intention to remedy such act or omission, until a reasonable period of time has elapsed following the giving of such notice, during which period such Lessors and Mortgagees shall have the right, but not the obligation, to remedy such act or omission. The provisions of this Section 7.5 shall not apply if the Lessor or the Mortgagee is Landlord or an Affiliate of Landlord.

      Section 7.6 Tenant hereby irrevocably waives any and all rights it may have in connection with any zoning lot merger or transfer of development rights with respect to the Land, the Building or the Premises, including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is used in Section 12-10 of the Zoning Resolution of The City of New York effective December 15, 1961, as amended) with respect to the Land, the Building or the Premises, which would cause the Land, the Building and the Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any such Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Land, the Building or the Premises. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Landlord reasonably may request (it being agreed that Landlord shall pay Tenant for the reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's execution of any such certificate or instrument).

      Section 7.7 (A) Subject to the terms of this Section 7.7, Landlord shall record the Statutory Condominium Declaration, and file the corresponding floor plans for the Building, in either case in accordance with the provisions of
Article 9-B of the Real Property Law, as promptly as reasonably practicable after (i) the construction of the Building has been completed


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
to the extent necessary for Landlord's preparation of building plans and surveys that are required to subject the Building to the Statutory Condominium Declaration, (ii) the applicable Governmental Authority has issued a permanent or temporary certificate of occupancy for the Building, and (iii) Landlord has obtained such building plans and surveys (it being understood that Landlord shall use due diligence to obtain such plans and surveys promptly after the construction of the Building has been completed to the extent necessary therefor) (the date that Landlord files the Statutory Condominium Declaration being referred to herein as the "Statutory Condominium Declaration Date"). Landlord shall provide to Tenant from time to time, for Tenant's review and comment, a copy of Landlord's drafts of the Statutory Condominium Declaration, the By-Laws and the initial Rules and Regulations for the Condominium (if any) before the Statutory Condominium Declaration Date. If there exists a dispute between the parties as to whether the Statutory Condominium Declaration complies with the requirements set forth in Section 7.7(C) hereof, then either party shall have the right to submit such dispute to an Expedited Arbitration Proceeding.

                    (B) Subject to the terms of this Section 7.7, Tenant's interest under this Lease shall be subject and subordinate to the Statutory Condominium Declaration, and all of the terms, conditions and provisions thereof; provided, however, that Tenant's aforesaid agreement to subject Tenant's interest under this Lease to the Statutory Condominium Declaration is conditioned upon (I) the Statutory Condominium Declaration and the By-Laws complying with the provisions of Section 7.7(C) hereof, (II) Tenant receiving from the principal board of managers of the Condominium (the "Board of Managers"), acting on behalf of the owners of Condominium units, and from any Subordinate Board of Managers, an agreement (a "Condominium Nondisturbance Agreement"), in form and substance reasonably satisfactory to Tenant, pursuant to which the Board of Managers, acting on behalf of the aforesaid Condominium unit owners, and the Subordinate Board of Managers, agree (i) to recognize all of Tenant's rights under this Lease if the Board of Managers, any Subordinate Board of Managers, or such unit owners exercise their respective rights under the Statutory Condominium Declaration or applicable Requirements to exercise any power of sale with respect to the Premises Unit, (ii) that Tenant's aforesaid agreement to subject Tenant's interest under this Lease to the Statutory Condominium Declaration does not (x) diminish any of Tenant's rights under this Lease, (y) expand any of Tenant's obligations under this Lease, or (z) obligate Tenant to comply with any of the provisions of the Statutory Condominium Declaration (except to the extent that such obligations are otherwise expressly reflected herein), (iii) to give Tenant notice of meetings of the Board of Managers as contemplated by Section 7.7(C)(7) hereof, and (iv) to give Tenant notice of meetings of the Subordinate Board of Managers as contemplated by
Section 7.7(C)(8) hereof, and (III) Landlord's executing and delivering to Tenant and to the Board of Managers a designation that Tenant constitutes a Protected Tenant. Tenant shall execute and deliver the Condominium Nondisturbance Agreement to confirm Tenant's agreement to subject Tenant's interest under this Lease to the Statutory Condominium Declaration. If the parties dispute whether a proposed Condominium Nondisturbance Agreement conforms reasonably to the requirements set forth in clauses (i) through (iv) of this
Section 7.7(B), then either party shall have the right to submit such dispute to an Expedited Arbitration Proceeding.


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

                    (C) (1) Landlord shall cause the Statutory Condominium Declaration to provide for the establishment of a unit or units of the Condominium that correspond to the Initial Premises (so that such unit or such units do not include portions of the Building that are not included in the Initial Premises) (the unit or units of the Condominium that correspond to the Initial Premises being referred to herein as the "Premises Unit").

                        (2) Landlord shall (x) cause the Statutory Condominium Declaration to contemplate the establishment of a separate Tax Lot or separate Tax Lots for the Premises Unit, and (y) take the steps required to establish a separate Tax Lot or separate Tax Lots for the Premises Unit in accordance with applicable Requirements as expeditiously as reasonably practicable after the superstructure of the Building is erected (it being understood that (x) such steps may include, without limitation, Landlord's applying to the New York State Department of Law for appropriate advice (such as a "no action letter" or a "no jurisdiction letter"), or Landlord's filing a Statutory Condominium Declaration before the Building is Substantially Completed, to permit the establishment of such separate Tax Lot or separate Tax Lots, and (y) such Tax Lot or Tax Lots may not be assessed separately for purposes of calculating Taxes until a date that occurs after the date that the Statutory Condominium Declaration becomes effective).

                        (3) Landlord shall cause the Statutory Condominium Declaration to grant to the owner of the Premises Unit the corresponding rights that Landlord grants to Tenant under this Lease (to the extent that Tenant could not exercise such rights without such grant to the owner of the Premises Unit) (including, without limitation, (i) rights of the owner of the Premises Unit to use the Tenant Areas and other portions of the Building to which Tenant has access as contemplated hereby, (ii) rights of the owner of the Premises Unit to repair Shared Building Systems and Premises Systems to the extent that Tenant has the right to repair Shared Building Systems or Premises Systems hereunder,
(iii) rights of the owner of the Premises Unit to install signage in the Building to the extent that Tenant has the right to install signage in the Building hereunder, and (iv) rights of the owner of the Premises Unit to have no more than four (4) black cars or taxis stand in the Lexington Place Courtyard as contemplated by Section 29.2 hereof).

                        (4) Landlord shall cause the Statutory Condominium Declaration to provide for (x) the Board of Managers measuring the use of Shared Building Systems or Premises Systems that provide HVAC, water, steam and other similar services to the Premises Unit based on the meters that Landlord is installing in the Premises as part of the Work, and (y) the Board of Managers calculating the charges to the owner of the Premises Unit for such services based on the readings from the aforesaid meters. Landlord shall cause the Statutory Condominium Declaration to provide for the fair allocation of other common expenses among the owners of units of the Condominium based on either (x) such unit owners' percentage of ownership in the general common elements of the Condominium, or (y) each such unit owner's level of use of the applicable Condominium amenity, as reasonably determined by the Board of Managers for each such common expense.

                        (5) Landlord shall cause the Statutory Condominium Declaration to provide that if the owner of the Premises Unit has theretofore designated that a tenant of the Premises Unit is entitled to the benefits described in this clause (5), then such tenant


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
of the Premises Unit shall have the right to seek appropriate injunctive relief against the Board of Managers, the Subordinate Board of Managers or the other owners of Condominium units if (x) the Board of Managers, the Subordinate Board of Managers or such other owners fail to perform their respective obligations, or fail to recognize the rights of the owner of the Premises Unit or of Tenant, in either case as contemplated by the Statutory Condominium Declaration or the By-Laws, (y) any such failure results in the owner of the Premises Unit being in default in respect of such owner's obligations to such tenant under the applicable lease for the Premises Unit or a portion thereof, and (z) such tenant then has the right to seek such injunctive relief under the applicable lease.

                          (6)   Landlord shall cause the Statutory
Condominium Declaration to provide that neither the Statutory Condominium Declaration, the By-Laws nor the Rules and Regulations may include provisions that obligate the owner of the Premises Unit to obtain the consent of the Board of Managers or the Subordinate Board of Managers for (x) the performance of alterations in the Premises Unit or to the Premises Systems that in either case do not have a material and adverse effect on the remainder of the Building, or
(y) any use of the Premises or the Premises Systems that in either case do not have a material and adverse effect on the remainder of the Building.

                          (7)   Landlord shall cause the Statutory
Condominium Declaration to provide that if the owner of the Premises Unit has theretofore designated that a tenant of the Premises Unit is entitled to the benefits described in this clause (7), then (x) such tenant of the Premises Unit has the right to attend meetings of the Board of Managers solely as an observer and not as a participant, and (y) the Board of Managers shall give at least two
(2) Business Days of advance notice of such meetings to any such tenant of the Premises Unit (or such shorter notice that is reasonably practicable in the event of an Emergency).

                          (8)   Landlord shall cause the Statutory
Condominium Declaration to provide that if (i) the owner of the Premises Unit has theretofore designated that a tenant of the Premises Unit is entitled to the benefits described in this clause (8), (ii) the Board of Managers or the Condominium Declaration has delegated in a material respect the responsibility for the operation or administration of a portion of the Building that includes the Entire Premises to a subcommittee or other similar board composed of representatives of Condominium units that comprise such portion of the Building (any such subcommittee or other similar board being referred to herein as a "Subordinate Board of Managers"), (iii) the owners of such Condominium Units are not the same Person or Affiliates of each other, and (iv) the agenda for a meeting of the Subordinate Board of Managers includes items that bear upon, in a material respect, the operation of the portion of the Building that includes the Entire Premises, then (x) such tenant of the Premises Unit has the right to attend such meeting of the Subordinate Board of Managers solely as an observer and not as a participant and solely to the extent necessary for such tenant to observe the portions of such meeting that address agenda items bearing upon the operation of the portion of the Building that includes the Entire Premises, and
(y) the Subordinate Board of Managers shall give at least two (2) Business Days of advance notice of such meetings to any such tenant of the Premises Unit (or such shorter advance notice that is reasonably practicable in the event of an Emergency).


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
                          (9)   Landlord shall cause the Statutory
Condominium Declaration to provide that if (a) the Condominium terminates (and the Lease does not also terminate in accordance with its terms), and (b) the owner of the Premises Unit has theretofore designated that a tenant of the Premises Unit is entitled to the benefits described in this clause (9), then (i) such termination of the Condominium will not impair the effectiveness of the applicable lease of the Premises Unit, (ii) each successor to the owner of the Premises Unit will recognize all of such tenant's rights under such lease, and
(iii) the interests of such successors shall be subject to the tenant's interest under such lease.

                          (10)  Landlord shall cause the Statutory
Condominium Declaration to provide that if the owner of the Premises Unit has theretofore designated that a tenant of the Premises Unit is entitled to the benefits described in this clause (10), then (x) the Board of Managers shall give such tenant notice of any default by the owner of the Premises Unit in respect of such owner's obligations to the Board of Managers or the other Condominium unit owners under the Statutory Condominium Declaration or the By-Laws (simultaneously with the Board of Managers giving any such notice of default to the owner of the Premises Unit), and (y) the Board of Managers shall accept such tenant's performance of the aforesaid obligations of the owner of the Premises Unit to the Board of Managers or such other Condominium unit owners on or prior to the date that the owner of the Premises Unit has the right to perform such obligations under the Statutory Condominium Declaration or the By-Laws (a tenant that the owner of the Premises Unit designates as being entitled to the benefits described in clauses (5), (7), (8) and (9) above, and this clause (10), being referred to herein as a "Protected Tenant").

                          (11)  Landlord shall cause the Statutory
Condominium Declaration to provide that neither the Statutory Condominium Declaration nor the By-Laws nor the Rules and Regulations may be amended in a manner that impairs any of the aforesaid provisions that Landlord has agreed to include therein or exclude therefrom, unless the owner of the Premises Unit specifically consents thereto.

                          (12)  Landlord shall cause the Statutory
Condominium Declaration to provide for the calculation of the share of the general common elements of the Condominium owned by the owner of the Premises Unit in accordance with Section 339-i(1)(iv) of the Real Property Law.

                          (13)  Landlord shall cause the Statutory
Condominium Declaration to provide that a Protected Tenant has the right to exercise against the Condominium Association the remedies that are available to a Protected Tenant (at law or in equity, including, without limitation, the remedy of specific performance) if the Condominium Association fails to recognize the rights of a such Protected Tenant as set forth in the Statutory Condominium Declaration.

                          (14)  Landlord shall cause the Statutory
Condominium Declaration to provide that the owner of each unit of the Condominium (other than the owner of the Premises Unit) has granted and shall be required to grant or shall be deemed to have granted to the owner of the Premises Unit a proxy and irrevocable power of attorney, coupled with an interest, for use by the owner of the Premises Unit solely for the purpose of resolving to proceed


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
with the repair or restoration of the Building after three-fourths or more of the Building is destroyed or substantially damaged; provided, however, that (x) Landlord shall not be liable to Tenant if the owner of a unit in the Condominium claims that Tenant does not have the right to use such proxy or power of attorney in lieu of such owner's personal exercise of such owner's rights under
Section 339-cc of the Real Property Law, (y) Landlord shall not be required to cause the Statutory Condominium Declaration to so provide for the grant of such proxy and power of attorney to the extent that the New York State Department of Law objects thereto, and (z) Landlord shall not be required to cause the Statutory Condominium Declaration to so provide for the grant of such proxy and power of attorney if (I) Landlord's special condominium counsel makes a reasonable determination that Landlord's inclusion of such provision in the Statutory Condominium Declaration raises a material risk that the offering plan for the residential units of the Condominium, or the sale of such units pursuant thereto, will violate applicable Requirements, or (II) Landlord's selling agent for the residential units in the Condominium makes a reasonable determination that such provision in the Statutory Condominium Declaration is likely to have a material and adverse effect on the sale of such residential units (it being understood that Landlord and Tenant each shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties that arises under this clause (z)).

                    (15) Landlord shall cause the Statutory Condominium Declaration to provide that neither the Statutory Condominium Declaration nor the By-Laws may be amended to (A) increase or impose new obligations on Tenant (except to the extent that the terms of this Lease already expressly require Tenant to perform such obligations), or (B) diminish Tenant's other rights hereunder, unless, in each case, Tenant specifically consents thereto.

                    (D) (1) Landlord shall designate Tenant as a Protected Tenant simultaneously with the recording of the Statutory Condominium Declaration. Landlord shall cause the Board of Managers to acknowledge in writing to Tenant, simultaneously with the recording of the Statutory Condominium Declaration, that Landlord has given such designation to the Board of Managers, and that the Board of Managers recognizes the effectiveness of such designation.

                          (2)   Tenant shall have the right to seek
injunctive relief against the Board of Managers, the Subordinate Board of Managers or the other owners of Condominium units, as contemplated by Section 7.7(C)(5) hereof, if (w) the Board of Managers, the Subordinate Board of Managers or such other Condominium unit owners fail to perform their respective obligations, or fail to recognize the rights of Landlord or Tenant, in either case as contemplated by the Statutory Condominium Declaration or the By-Laws,
(x) any such failure results in Landlord being in default in respect of Landlord's obligations to Tenant under this Lease, (y) Tenant gives Landlord notice that Tenant intends to seek such injunctive relief, and (z) the Board of Managers, the Subordinate Board of Managers or such other Condominium unit owners fail to remedy their aforesaid failure within ten (10) days after Tenant gives Landlord notice thereof, or, if such failure is of a nature that cannot with due diligence be remedied within such period of ten (10) days, the Board of Managers, the Subordinate Board of Managers or such other Condominium owners fail to commence the remedy of such failure within such period or ten (10) days or thereafter fail to prosecute such remedy to completion with due diligence.


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
                          (3)   Landlord acknowledges that the failure of the
Board of Managers, the Subordinate Board of Managers, or the other owners of Condominium units to approve a particular matter (to the extent that the Board of Managers, the Subordinate Board of Managers or such other Condominium unit owners have the right to approve such matter under the Statutory Condominium Declaration or the By-Laws) shall not qualify as good reason for Landlord to refuse to grant a corresponding approval for Tenant as contemplated by this Lease (in cases where Landlord agrees to not unreasonably withhold Landlord's consent) if, but for such refusal of the Board of Managers, the Subordinate Board of Managers or such other Condominium unit owners or the existence of the condominium form of ownership, Landlord would have otherwise been required to grant such approval.

                          (4)   If (x) a fire or other casualty affects all
or any portion of the Building, and (y) either (a) Tenant does not have the right to terminate this Lease by reason of such fire or other casualty, or (b) Tenant has theretofore waived Tenant's right to terminate this Lease by reason of such fire or other casualty, then Landlord, in its capacity as owner of the Premises Unit, shall vote, and Landlord shall cause Affiliates of Landlord that own Condominium units to vote, to restore the Building (rather than to terminate the Condominium).

                          (5)   Landlord acknowledges that the covenants set
forth in this Section 7.7 constitute covenants that run with the land, and are therefore binding on Landlord's successors and assigns.

                          (6)   If any provisions of this Lease contemplate
that the Condominium Association will provide services or otherwise perform certain obligations, then Landlord shall cause such services to be provided and such obligations to be performed in either case to the extent that such services are to be provided or such obligations are to be performed prior to the date that the Statutory Condominium Declaration becomes effective.

      Section 7.8 (A) Tenant acknowledges that Landlord has the right, at any time and from time to time, to consummate a transaction which results in more than one (1) Person owning the fee estate in the Premises Unit or a leasehold estate in the Premises Unit that is immediately superior to Tenant. If more than one (1) Person owns the fee estate in the Premises Unit or a leasehold estate in the Premises Unit that is immediately superior to Tenant's leasehold estate, then, subject to the terms hereof, (w) all of the Persons that own such fee estate or superior leasehold estate shall be jointly and severally liable for the obligations of Landlord hereunder (the Persons that own such fee estate or immediately superior leasehold estate being collectively referred to herein as "Landlord Owners"), (x) the Landlord Owners shall designate one (1) of the Landlord Owners that Tenant has the right to contact from time to time to address day-to-day operation and management issues regarding the Premises (including, without limitation, approvals of Landlord as contemplated by this Lease), (y) each Landlord Owner shall be liable for any Landlord Owner's failure to grant an approval to Tenant under this Lease (in cases where (i) Landlord's consent is not to be unreasonably withheld in accordance with the terms hereof, and (ii) such Landlord Owner unreasonably withholds such consent), and (z) Tenant shall be entitled to rely upon an approval or consent granted by the Landlord Owner designated to address day-to-day issues as provided in clause (x) above. Nothing contained in this Section 7.8(A) limits the provision of Section
35.2 hereof or Section 35.6 hereof.


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
                    (B) Landlord shall not permit the Subdivision Agreement to limit or impair any of Tenant's rights hereunder, or increase or expand any of Tenant's obligations hereunder.

      Section 7.9 Subject to the Financial Disclosure Provisions, if, in connection with the financing of the Premises, or if in connection with the entering into of a Superior Lease, any prospective Mortgagee or prospective Lessor requests modifications to this Lease, then Tenant, promptly after Landlord's request, shall make such modifications, provided that such modifications do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights, or increase the other obligations of Tenant under this Lease, beyond a de minimis degree.

      Section 7.10 Landlord and Tenant shall each comply with the provisions set forth in Exhibit 7.10 attached hereto and made a part hereof (such provisions being referred to herein as the "Financial Disclosure Provisions"). Landlord and Tenant shall each have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties regarding the Financial Disclosure Provisions. Nothing contained in this Section 7.10 (or in the Financial Disclosure Provisions) limits the provisions of Article 40 hereof.

      Section 7.11 (A) Subject to the terms of this Section 7.11, Landlord shall have the right to require Tenant to consummate the Lease Conversion by giving notice thereof (the "Conversion Notice") to Tenant at any time during the Term. Landlord shall not have the right to require Tenant to consummate a Lease Conversion before the Last Rent Commencement Date. If Landlord has not theretofore given drafts of any of the Lease Conversion Documents to Tenant as contemplated by Section 7.11(C) hereof, then Landlord shall give to Tenant, simultaneously with the Conversion Notice, a draft of the applicable Lease Conversion Documents (in which case the procedure described in Section 7.11(C) hereof shall apply thereto). Landlord and Tenant shall consummate the Lease Conversion on or prior to the later of (x) the thirtieth (30th) day after the date that Landlord gives the Conversion Notice to Tenant, and (y) the date that the form of all of the Lease Conversion Documents is determined in accordance with the procedure described in Section 7.11(C) hereof.

                    (B) (1) As used herein, the term "Bond Lease" shall mean an Agreement of Lease, between Landlord, as landlord, and Tenant, as tenant, that amends and restates the Initial Lease in its entirety, and contains all of the terms set forth in the Initial Lease with modifications thereto to the extent necessary to convert the Initial Lease into a "credit-tenant triple-net lease" that satisfies the S&P Guidelines therefor, it being understood that such modifications may include, without limitation, provisions to the effect that:

                    (a) the parties' mere execution and delivery of the Bond Lease shall not require either Landlord or Tenant to perform obligations that such Person already performed under the Initial Lease;

                    (b) the Term shall expire on the Expiration Date of the Initial Lease (subject to Tenant's right to exercise the Renewal Option in accordance with the terms of the Initial Lease);

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
                    (c) Landlord is relieved of Landlord's obligation to carry Landlord's Liability Policy;

                    (d) Tenant shall be required to pay the Rental due hereunder without any offset or abatement whatsoever, it being understood that Tenant's obligation to pay Rental, and Landlord's obligation to perform its obligations, shall constitute entirely separate and independent covenants, and, accordingly, Landlord's performance of Landlord's obligations hereunder shall not constitute conditions to Tenant's obligation to pay Rental hereunder;

                    (e) Tenant shall be obligated to provide the bonds or other security described in Section 3.1(B)(6) of the Initial Lease regardless of whether Tenant is a Bloomberg Party or Tenant meets the Credit Requirement;

                    (f) Tenant shall be required to clear mechanic's liens as described in Section 3.1(E) of the Initial Lease during a period shorter than thirty (30) days to the extent required by the Mortgagee, but in no event less than ten (10) Business Days;

                    (g) Tenant shall be obligated to provide the bonds or other security described in Section 6.3 of the Initial Lease regardless of whether Tenant is a Bloomberg Party or Tenant meets the Credit
                          Requirement;

                    (h) Subject to the Financial Disclosure Provisions, Tenant shall be obligated to make any amendments to the Bond Lease as required from time to time by the Mortgagee, provided that such amendments shall not increase Tenant's potential, but reasonably foreseeable, liability under the Bond Lease by more than Five Million and 00/100 Dollars ($5,000,000);

                    (i) Tenant shall be obligated to provide an estoppel certificate in the form, and to the parties, specified in the S&P Guidelines;

                    (j) Tenant shall be required to maintain liability insurance and property insurance that in either case meets, at a minimum, the requirements of the S&P Guidelines;

                    (k) if the Bond Lease terminates after the occurrence of a fire or other casualty in accordance with the terms of Article 10 of the Initial Lease, then Tenant shall pay to Landlord an amount equal to the excess of (x) the lesser of (I) the amount of outstanding debt secured by the Mortgage, and (II) the amount of debt that the applicable Mortgagee would have funded initially on a non-


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
                          recourse basis under the loan secured by such Mortgage if the debt service thereon was an amount equal to the Fixed Rent (assuming that the lien of the applicable Mortgage encumbers only the Premises), over (y) the amount of the insurance proceeds that is available to the Mortgagee to cover the debt (or would have been available to the Mortgagee if Landlord carried the property insurance required by the Initial Lease);

                    (l) if the Bond Lease terminates with respect to the entire Premises after the occurrence of a condemnation or acquisition in lieu thereof, then Tenant shall pay to Landlord an amount equal to the excess of (x) the lesser of (I) the amount of outstanding debt secured by the Mortgage, and (II) the amount of debt that the applicable Mortgagee would have funded initially on a non-recourse basis under the loan secured by such Mortgage if the debt service thereon was an amount equal to the Fixed Rent (assuming that the lien on the applicable Mortgage encumbers only the Premises), over (y) the amount of the proceeds of such condemnation or acquisition that is available to the Mortgagee to cover the debt;

                    (m) Tenant's obligation to pay Rental for the entire Premises shall remain in full force and effect (and the Bond Lease shall not terminate) following a condemnation or acquisition in lieu thereof which affects a part (but not all) of the Premises;

                    (n) if, during the term of the Bond Lease, Landlord exercises Landlord's right to consummate a Sublease Recapture in connection with a proposed subletting by Tenant in accordance with the terms of the Initial Lease, then (a) in lieu of the termination of the Bond Lease with respect to the Recapture Space, Landlord (or Landlord's Affiliate as designated by Landlord) shall sublease from Tenant such Recapture Space at a rental at all times equal to the lesser of (I) the then sublease rental set forth in the Recapture Statement, and (II) the sum of (A) the Comparison Amount, and (B) the product obtained by multiplying (x) the Escalation Rent Per Square Foot, by (y) the number of square feet of Rentable Area in the Recapture Space, and (b) Tenant's obligation to pay Rental under the Bond Lease shall remain in effect for the balance of the Term (regardless of the aforesaid sublease of the Recapture Space by Landlord);

                    (o) if, during the term of the Bond Lease, Landlord exercises Landlord's right to consummate an Assignment Recapture in accordance with the terms of the Bond Lease, then (x) in lieu of the termination of the Bond Lease, Tenant shall assign the interest of the tenant hereunder to Landlord or, at Landlord's option, an Affiliate of Landlord as designated by Landlord, (y) Tenant shall pay to Landlord any consideration that Tenant would have been required to pay to the proposed assignee as set forth in the Assignment Statement (but Landlord shall not be required to pay to Tenant any consideration that Tenant would have received upon consummating the assignment described in the Assignment Statement), and
                          (z) Tenant's obligation to pay Rental under the Bond Lease shall remain in effect for the balance of the Term (regardless of the aforesaid assignment of the tenant's interest hereunder to Landlord);

                    (p) if, during the term of the Bond Lease, Landlord exercises Landlord's right to consummate a Subleasehold Assignment Recapture in accordance with the terms of the Bond Lease, then (x) in lieu of the termination of the Bond Lease with respect to the Subleasehold Assignment Space, Tenant shall cause the applicable Qualifying Subtenant to assign the interest of the subtenant under the applicable sublease to Landlord or, at Landlord's option, to an Affiliate of Landlord as designated by Landlord,
                          (y) Tenant shall cause such Qualifying Subtenant to pay to Landlord any consideration that such Qualifying Subtenant would have been required to pay to the proposed assignee as set forth in the Subleasehold Assignment Statement (but Landlord shall not be required to pay to such Qualifying Subtenant any consideration that such Qualifying Subtenant would have received upon consummating the assignment described in the Subleasehold Assignment Statement), and (z) Tenant's obligation to pay Rental under the Bond Lease shall remain in effect for the balance of the Term (regardless of the aforesaid assignment of the Qualifying Subtenant's interest under such sublease to Landlord);

                    (q) Tenant shall have no right to the abatement of Rental as set forth in Section 14.5 hereof;

                    (r) Landlord shall have the right to include in Operating Expenses all costs associated with operating, managing and repairing the Premises, including, without limitation, the cost of capital improvements in Operating Expenses (and, accordingly, the provisions of Section 26.4(E) of the Initial Lease shall not apply in the Bond Lease);

                    (s) Tenant shall be required to pay monthly installments to Landlord on account of Taxes to the extent required by a Mortgagee;

                    (t) to the extent required by the S&P Guidelines, Tenant shall be required to indemnify Landlord, and hold Landlord harmless, from and against any and all losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that Landlord incurs by reason of the presence of hazardous materials in the Premises;

                    (u) Landlord, at any time after the Lease Conversion Date, shall have the right to reverse the Lease Conversion, in which case (i) the parties shall amend and restate the Bond Lease in the form of the Initial Lease for the remainder of the Term of the Initial Lease (subject to (x) Tenant's right to extend the Term of the Initial Lease for the Renewal Term if Tenant exercises the Renewal Option, and (y) Landlord's right to again exercise Landlord's right to consummate the Lease Conversion as contemplated by this Section 7.11), and (ii) the Guaranty and the Reimbursement Agreement shall terminate and be of no further force and effect (except for obligations thereunder that accrued prior to the date that Landlord so reverses the Lease Conversion);

                    (v) subject to the Financial Disclosure Provisions, Tenant shall provide Landlord from time to time with information regarding Tenant (including, without limitation, Tenant's audited financial statements) and the Premises in either case to the extent required to comply with S&P Guidelines; and

                    (w) if, at any time, Landlord or Landlord's representative exercises its right to reject the Bond Lease under the Bankruptcy Code, then Tenant shall make an election under the Bankruptcy Code to remain in occupancy of the Premises to the extent that Tenant has the right to make such election under the Bankruptcy Code at such time, notwithstanding Landlord's rejection of the Bond Lease;

provided, however, that Landlord shall have the right to require Tenant to execute and deliver the Bond Lease taking into account some (but not all) of the modifications described in clauses (a) through (w) above. Landlord shall have the right to exclude from the Bond Lease the provisions of the Initial Lease that describe obligations that have been fully performed or that otherwise are inapplicable (so that, for example, Landlord may exclude the provisions of the Initial Lease governing Landlord's performance of the Pre-Delivery Work to the extent that Landlord has theretofore performed the Pre-Delivery Work in accordance with the terms hereof).

                          (2)   As used herein, the term "Enforceability
Opinion" shall mean a written opinion for the benefit of Tenant, in reasonable and customary form, which provides that (i) each Guarantor and the Reimbursement Obligor is duly organized, (ii) each Guarantor duly authorized the execution and delivery of the Guaranty, (iii) the Reimbursement

Obligor duly authorized the execution and delivery of the Reimbursement Agreement, (iv) each Guarantor duly executed and delivered the Guaranty, (v) the Reimbursement Obligor duly executed and delivered the Reimbursement Agreement,
(vi) the Guaranty is enforceable against the Guarantor in accordance with its terms, and (vii) the Reimbursement Agreement is enforceable against the Reimbursement Obligor, in each case subject to reasonable and customary qualifications, limitations and assumptions.

                          (3)   As used herein, the term "Fairness Opinion"
shall mean a written opinion for the benefit of Tenant, in reasonable and customary form, which indicates that the Guarantor has received fair consideration for its execution and delivery of the Guaranty.

                          (4)   As used herein, the term "Guarantor" shall
mean, collectively, (x) Alexander's, and (y) a Person designated by Landlord that meets the Guaranty Credit Requirements on the date that the Guaranty is executed and delivered; provided, however, that if, on the date that the Guaranty is executed and delivered, Alexander's satisfies the Guaranty Credit Requirements, then "Guarantor" shall mean only Alexander's.

                          (5)   As used herein, the term "Guaranty" shall
mean a guaranty, made by the Guarantor in favor of Tenant, pursuant to which the Guarantor guaranties the payment and performance of the obligations of the Reimbursement Obligor under the Reimbursement Agreement (it being understood that (a) if the Guarantor includes more than one (1) Person, then the Persons that constitute Guarantor shall have joint and several liability under the Guaranty, and (b) Landlord shall have the right, at any time, and from time to time, to cause a Person that satisfies the Guaranty Credit Requirements to assume, at Landlord's option, either (x) all of the obligations of the Guarantor under the Guaranty, or (y) the obligations of the Guarantor under the Guaranty to the extent accruing from and after the date of such assumption, in which case the Guarantor (and any other Person that theretofore assumed the obligations of the guarantor under the Guaranty) shall be released from liability under the Guaranty to the extent such Person assumes such obligations).

                          (6)   As used herein, the term "Guaranty Credit
Requirements" shall mean the requirements that the Guarantor (i) has a Credit Rating of at least BBB issued by Standard & Poor's (or such other designation that is the same as, or substantially the same as, a BBB rating issued by Standard & Poor's as of the date hereof), (ii) has had such Credit Rating for at least one (1) year, and (iii) is not on credit watch.

                          (7)   As used herein, the term "Initial Lease"
shall mean this Lease on the day immediately prior to the Lease Conversion
Date.

                          (8)   As used herein, the term "Landlord Admission
Agreement" shall mean an agreement, among the Tenant Partner and the constituent owners of equity interests in Landlord on the date that the Lease Conversion occurs, pursuant to which (i) the Tenant Partner is admitted as an equity owner in Landlord on the date that the Lease Conversion occurs, (ii) subject to clause
(iii) below, the Tenant Partner shall not have the right to receive any distributions from Landlord (from operating cash flow, capital events or on liquidation), (iii) if Guarantor defaults (beyond the expiration of any applicable grace period) in


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
the payment of an amount due to Tenant under the Guaranty, then the Tenant Partner shall be deemed to have made a loan to Landlord in an amount equal to the sum of (x) the amount that Guarantor so failed to pay to Tenant, and (y) interest thereon calculated at the Applicable Rate from the date that Guarantor failed to make such payment to the date that Landlord repays such loan, (iv) if the Tenant Partner is deemed to have made any such loan to Landlord, then Landlord shall make payments to the Tenant Partner on account thereof to retire such loan (including, without limitation, accrued and unpaid interest thereon) in full prior to Landlord making any distributions or any other payments to any of the other equity owners of Landlord or any of their respective Affiliates (it being understood that the Tenant Partner's aforesaid right to receive the repayment of such loan before Landlord makes distributions or any other payments to other equity owners in Landlord or any of their respective Affiliates shall be the Tenant Partner's sole remedy for the repayment of any such loan, except to the extent otherwise expressly provided in this clause (8)), (v) subject to the terms of this clause (8), the Tenant Partner, in its capacity as an equity owner in Landlord, shall not have the right to participate in any respect in the management of the business and affairs of Landlord, or to participate in any vote with respect to which the other equity owners in Landlord are participating, except that the other equity owners in Landlord shall agree to not amend the agreement among the constituent owners of Landlord in a manner that dilutes the Tenant Partner's right to receive distributions from Landlord in repayment of loans that the Tenant Partner is deemed to have made to Landlord as contemplated by clauses (iii) and (iv) above or that otherwise materially and adversely affects the Tenant Partner's rights as contemplated by the Landlord Admission Agreement, (vi) the Tenant Partner, in its capacity as an equity owner in Landlord, shall not have any obligation to make any capital contributions or loans to Landlord (and the Tenant Partner's equity ownership interest in Landlord shall not be subject to being reduced by reason of the Tenant Partner's failure to make capital contributions or loans to Landlord), (vii) if (I) Guarantor defaults (beyond the expiration of any applicable grace period) under the Guaranty in the payment to Tenant of an amount equal to or greater than Ten Million Dollars ($10,000,000), and (II) the property manager for the Premises is Landlord or an Affiliate of Landlord, then the Tenant Partner shall have the right to cause Landlord to engage a third-party property manager as reasonably designated by the Tenant Partner as the property manager for the Premises, and
(viii) if Guarantor defaults (beyond the expiration of any applicable grace period) under the Guaranty in the payment to Tenant of an amount equal to or greater than Ten Million Dollars ($10,000,000), then the Tenant Partner shall have the right to (I) assume day-to-day management responsibility for the business and affairs of Landlord with respect to the Premises (it being understood that (i) the equity owners of Landlord other than the Tenant Partner shall retain the right to consummate a refinancing of the Premises without the approval of the Tenant Partner, and (ii) the Tenant Partner shall not have the right to consummate a refinancing of the Premises without the approval of such other equity owners of Landlord), and (II) subject to the Financial Disclosure Provisions, cause Landlord to sell the Premises to a third party for an amount that is not less than the fair market value of the Premises (with the understanding that (X) if Tenant's Affiliate is the purchaser of the Premises, then the fair market value thereof shall be determined using a baseball arbitration procedure, and (Y) if the Tenant Partner uses an independent and reputable real estate broker or investment banker for the sale of the Premises to a third party that is not Tenant's Affiliate, and such real estate broker or investment banker conducts such sale in a manner that is reasonably likely to result in the sale of the Premises at a market price using a bidding or auction procedure, then Landlord shall not have


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
the right to challenge such price as being less than the fair market value of the Premises); provided, however, that if there exists a bona fide dispute between Landlord or Guarantor and Tenant regarding the occurrence of any such default under the Guaranty, then the Tenant Partner shall not have the right to take the actions described in clauses (vii) and (viii) above unless and until Tenant obtains a final non-appealable judgment to the effect that such default under the Guaranty has occurred.

                          (9)   As used herein, the term "Lease Conversion"
shall mean, subject to the terms of this Section 7.11(B)(9), a transaction where
(i) Landlord and Tenant execute and deliver the Bond Lease, (ii) the constituent owners of equity interests in Landlord and Tenant execute and deliver the Landlord Admission Agreement, (iii) Reimbursement Obligor and Tenant execute and deliver the Reimbursement Agreement, (iv) the Guarantor executes and delivers to Tenant the Guaranty, (v) a reputable investment bank of national recognition as reasonably designated by Landlord issues the Fairness Opinion, and (vi) a reputable law firm of national recognition as reasonably designated by Landlord issues the Enforceability Opinion. Tenant shall have no obligation to consummate the Lease Conversion unless and until Tenant receives (u) the Enforceability Opinion, duly executed and delivered by the aforesaid law firm, (v) the Landlord Admission Agreement, duly executed by the constituent owners of equity interests in Landlord, (w) the Reimbursement Agreement, duly executed and delivered by the Reimbursement Obligor, (x) the Guaranty, duly executed and delivered by the Guarantor, and (y) the Fairness Opinion, duly executed and delivered by the aforesaid investment bank.

                          (10)  As used herein, the term "Lease Conversion
Date" shall mean the date that the Lease Conversion becomes effective in accordance with the terms of this Section 7.11.

                          (11)  As used herein, the term "Lease Conversion
Documents" shall mean the Bond Lease, the Reimbursement Agreement, the Guaranty and the Landlord Admission Agreement.

                          (12)  As used herein, the term "Reimbursement
Agreement" shall mean an agreement, between the Reimbursement Obligor and Tenant, pursuant to which the Reimbursement Obligor agrees to pay to Tenant, from time to time, any amount that Tenant is required to pay to Landlord or third parties under the Bond Lease (by virtue of the modifications to the Initial Lease described in clauses (a) through (w) of Section 7.11(B)(1) hereof, or other modifications to the Initial Lease that are required to accomplish the Lease Conversion), to the extent such amount exceeds the amount that Tenant would have been otherwise required to pay to Landlord or third parties under the Initial Lease, including, without limitation: (i) the amount that Tenant pays to Landlord by reason of any amendment to the Bond Lease that a Mortgagee requires (less the amounts, if any, that Tenant would have been otherwise required to pay for such amendment under the Initial Lease); (ii) if, during the term of the Bond Lease, Landlord exercises its right to recapture using a sublease as contemplated by Section 7.11(B)(1)(n) or using an assignment of a sublease as contemplated by Section 7.11(B)(1)(p), any amount that the subtenant fails to pay to Tenant under the applicable sublease (less the rental collected by Tenant from any sub-subtenant or occupant of the recaptured space); (iii) any items of additional rent


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
that Tenant pays to Landlord under the Bond Lease that exceeds the amounts that Tenant would have been required to pay for the corresponding items (if any) under the Initial Lease; (iv) the amount paid by Tenant to Landlord if the Bond Lease is terminated following a casualty or condemnation, as contemplated by clause (k) or clause (l) of Section 7.11(B)(1) hereof; (v) the amount of Rental that Tenant pays to Landlord which would not have been payable under the terms of the Initial Lease as result of a casualty or a condemnation or acquisition by a Governmental Authority; (vi) the amount of Rental that Tenant pays to Landlord which would not be payable under the Initial Lease pursuant to the terms of
Section 14.5 hereof; (vii) the cost of providing the bonds or other security pursuant to the terms of the Bond Lease that Tenant would not be required to provide under the Initial Lease, (viii) if a fire or other casualty occurs, the excess of (a) the amount of proceeds of property insurance for the Tenant Restoration Items that the Mortgagee has the right to retain under the Bond Lease, over (b) such proceeds that Landlord or the Mortgagee has the right to retain under the Initial Lease, and (ix) if a condemnation of the Premises or a portion thereof occurs, any portion of the condemnation award that (X) would have been payable to Tenant under the Initial Lease, and (B) the Mortgagee has the right to retain under the Bond Lease. Landlord and Tenant acknowledge that the Reimbursement Agreement shall provide for (x) a quarterly reconciliation of the amounts due from the Reimbursement Obligor to Tenant thereunder, with interest thereon, (y) the Reimbursement Obligor being obligated to make the reimbursements contemplated by the Reimbursement Agreement notwithstanding the occurrence of an Event of Default under the Bond Lease, and (z) the Reimbursement Obligor being directed to use the reimbursement payments due to Tenant under the Reimbursement Agreement to pay any amounts that are then due to Landlord under the Bond Lease and in respect of which an Event of Default has occurred. Landlord and Tenant also acknowledge that the Reimbursement Agreement shall provide that if, at any time during the term of the Bond Lease, (x) Tenant engages an independent, qualified and reputable third party environmental consultant with whom Tenant has had no prior business relationship to perform an analysis of hazardous materials located at the Premises, (y) neither Tenant, nor any Person claiming by, through or under Tenant is responsible for such hazardous materials being located at the Premises, and (z) such consultant concludes that there exists a material likelihood that Tenant's liability to Landlord for the indemnity described in Section 7.11(B)(1)(t) hereof will exceed Ten Million Dollars ($10,000,000), then the Reimbursement Obligor shall be required to post a bond or other security reasonably satisfactory to Tenant in the amount of such excess to secure the Reimbursement Obligor's obligation to so indemnify Tenant.

                          (13)  As used herein, the term "Reimbursement
Obligor" shall mean Landlord or, at Landlord's option, an Affiliate of Landlord that Landlord designates.

                          (14)  As used herein, the term "S&P Guidelines"
shall mean, at any particular time, the guidelines then issued by Standard & Poor's for rated financings of credit tenant leases.

                          (15)  As used herein, the term "Tenant Partner"
shall mean Tenant, or, if Landlord so requests in connection with the consummation of the Lease Conversion, a bankruptcy-remote single-purpose entity that is wholly-owned by Tenant.

                    (C) Landlord shall have the right to provide to Tenant drafts of all or any of the Lease Conversion Documents for Tenant's review (regardless of whether Landlord has theretofore given the Conversion Notice to Tenant). If Landlord gives any such drafts of the Lease Conversion Documents to Tenant, then Landlord and Tenant shall work diligently and in good faith to agree on the form and substance thereof. Landlord and Tenant shall agree to the form of the Lease Conversion Documents to the extent that the terms thereof are consistent with the principles set forth in this Section 7.11. If Landlord and Tenant so agree on the form of any of the Lease Conversion Documents, then such form shall constitute the applicable Lease Conversion Document for purposes hereof (except that Landlord, from time to time, shall have the right to submit to Tenant revised drafts of all or any of the Lease Conversion Documents, in which case the procedures described in this Section 7.11(C) shall again apply). If Landlord and Tenant do not agree on the form of any such Lease Conversion Document within one hundred twenty (120) days after the date that Landlord so provides Tenant with a draft thereof, then Landlord shall have the right to submit the determination of the issues regarding the applicable Lease Conversion Document to an Expedited Arbitration Proceeding (it being understood that the arbitrator in any such Expedited Arbitration Proceeding shall be a partner in a law firm of national recognition with at least ten (10) years of current experience in representing financial institutions in rated mortgage loan transactions where (x) the security for the mortgage loan is a credit-tenant triple-net lease, and (y) the mortgage is held by a real estate mortgage investment conduit).

                    (D) If Landlord exercises Landlord's right to require Tenant to consummate a Lease Conversion as contemplated by this Section 7.11, then, subject to the Financial Disclosure Provisions, Tenant shall cooperate reasonably with Landlord in connection therewith. Tenant's aforesaid cooperation with Landlord may include, without limitation, (a) Tenant's causing Tenant's representatives to attend meetings or presentations with a prospective Mortgagee or any underwriters of or investors in any securitization thereof (subject, however, to the Financial Disclosure Provisions), and (b) Tenant's executing and delivering, or causing to be executed and delivered, any additional documents that are reasonably required by Landlord in connection with the Lease Conversion, to the extent that such additional documents do not impose any additional financial obligations on Tenant or impair any of Tenant's rights hereunder in any material respect or expand any of Tenant's other obligations hereunder in any material respect (it being understood that such additional documents may include, without limitation, an opinion of reputable legal counsel with a national reputation (v) to the effect that Tenant is duly organized under the laws of the jurisdiction of its formation, (w) to the effect that Tenant duly authorized the execution and delivery of the Lease, (x) to the effect that Tenant duly executed and delivered the Lease, (y) to the effect that the Lease is enforceable against Tenant, and (z) regarding other matters reasonably and customarily requested by the Mortgagee, in each case subject to reasonable and customary qualifications, limitations and assumptions). Landlord shall also cooperate reasonably with Tenant to provide any other documentation reasonably requested by Tenant to effectuate the Lease Conversion as contemplated hereby.

                    (E) Subject to this Section 7.11(E), if Landlord exercises Landlord's rights as set forth in this Section 7.11 to consummate the Lease Conversion, then Landlord, simultaneously with the consummation of the Lease Conversion, shall cause the owners of the


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
equity interests in Landlord to grant to Tenant a first-priority security interest in such equity interests (other than the equity interests in Landlord that Tenant owns by virtue of the Landlord Admission Agreement), to secure the obligations of the Reimbursement Obligor under the Reimbursement Agreement and the obligations of the Guarantor under the Guaranty. Tenant shall have the right to realize upon such security interest, or otherwise exercise Tenant's power of sale thereof, only if Guarantor defaults under the Guaranty in respect of more than Ten Million Dollars ($10,000,000). Landlord and Tenant shall prepare the documentation reasonably necessary for such grant of such first-priority security interest in accordance with the terms of this Section 7.11 that govern the preparation of the Lease Conversion Documents. Landlord shall use reasonable efforts to consummate its rated financing under the S&P Guidelines in a manner that permits the owners of the equity interests in Landlord to grant to Tenant a first-priority security interest in such equity interests as contemplated by this Section 7.11(E). Tenant shall not have the right to the grant of such first-priority security interest in connection with the Lease Conversion if such grant precludes Landlord from consummating a rated financing in accordance with the S&P Guidelines. Landlord and Tenant acknowledge that the Lease Conversion Documents shall provide that if such grant of such first-priority security interest (x) does not preclude Landlord from consummating such rated financing in accordance with the S&P Guidelines, and (y) results in the cost to Landlord of such rated financing exceeding the cost to Landlord for such financing that Landlord would have otherwise incurred, then Tenant shall pay to Landlord an amount equal to fifty percent (50%) of such excess from time to time during the period that such financing remains outstanding (with the understanding that Tenant shall not be entitled to reimbursement for such payment pursuant to the Reimbursement Agreement). Landlord shall include in any request for any such payment reasonable documentation that supports Landlord's calculation of such excess.

      Section 7.12 Landlord hereby represents and warrants to Tenant that (i) Landlord owns the fee interest in the Land, (ii) no Superior Leases exist as of the date hereof, and (iii) the only mortgages encumbering the Land as of the date hereof are as described on Exhibit 7.12 attached hereto and made a part hereof (collectively, the "Existing Mortgages"). Landlord, on or prior to the date that the erection of the structural steel for the Building commences, shall either (x) cause the holders of the Existing Mortgages to execute and deliver a Nondisturbance Agreement, (y) cause the Existing Mortgages to be discharged of record, or (z) cause the Existing Mortgages to be subordinated to this Lease. Landlord shall not lease any of the equipment that is incorporated into the Building as part of the Work from the vendor thereof (with the understanding, however, that Landlord shall not be precluded from consummating a Superior Lease in accordance with the terms hereof). Landlord represents and warrants to Tenant that to Landlord's knowledge any Taxes that have heretofore become due and payable have been paid.

      Section 7.13. (A) Subject to the terms of this Section 7.13(A), Landlord shall have the right to require that Tenant obtain a long-term debt rating from a rating agency with a national reputation that is designated by Tenant and reasonably approved by Landlord (any such rating agency being referred to herein as the "First Rating Agency"). Landlord hereby acknowledges that either Standard & Poor's or Moody's may serve as the First Rating Agency for purposes hereof. Tenant shall provide appropriate financial information regarding Tenant to the First Rating Agency from time to time to the extent necessary for the First Rating Agency to rate


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
Tenant during the Term. Tenant shall provide to Landlord, promptly after Landlord's request from time to time, a statement of the long-term debt rating then issued by the First Rating Agency in respect of Tenant. Tenant shall obtain such financial rating from the First Rating Agency, and maintain such financial rating from the First Rating Agency, in either case at Tenant's sole cost and expense. Tenant shall not be required to obtain such financial rating from the First Rating Agency earlier than the ninetieth (90th) day after the date that Landlord requests that Tenant obtain such financial rating. Tenant shall not be required to maintain a financial rating from the First Rating Agency during the Term if Tenant's financial condition deteriorates to the extent that the First Rating Agency would no longer provide a financial rating for Tenant.

                    (B) Subject to the terms of this Section 7.13(B) and the Financial Disclosure Provisions, Landlord shall have the right to request that Tenant obtain a second long-term debt rating from a rating agency with a national reputation that is designated by Tenant (any such rating agency being referred to herein as the "Second Rating Agency"). The Second Rating Agency shall not be the same as the First Rating Agency. Landlord shall not make such request that Tenant obtain such second financial rating unless (x) Landlord is then engaged in (or otherwise making reasonable preparations for) arranging financing for the Building (or a portion thereof comprised of at least the Basic Premises) (other than the initial construction financing for the Building), and
(y) Landlord then has a reasonable basis for concluding that Tenant's obtaining such second financial rating (I) is necessary for Landlord to obtain such financing, or (II) will reduce to a material extent Landlord's financing costs for the Building. Tenant shall select the Second Rating Agency from a group of at least three (3) financial rating agencies, with a national reputation and that charge commercially reasonable rates, as reasonably designated by Landlord in the notice that Landlord gives to Tenant pursuant to which Landlord exercises Landlord's rights under this Section 7.13(B); provided, however, that Landlord may designate less than three (3) such agencies to the extent that there are then less than three (3) such agencies with a national reputation. Any such request made by Landlord shall not be effective for purposes of this Section 7.13(B) unless Landlord includes in such request a description in reasonable detail explaining Landlord's conclusion that Tenant's obtaining such second financial rating will make financing available to Landlord or reduce to a material extent Landlord's financing costs for the Building (such financing as so described by Landlord being referred to herein as the "Applicable Financing"; the term of the financing so described by Landlord being referred to herein as the "Applicable Financing Term"). Tenant shall pay the cost of obtaining (and maintaining during the Term) any such second financial rating from the Second Rating Agency. If Tenant obtains such second financial rating from the Second Rating Agency, then (i) Tenant shall provide appropriate financial information regarding Tenant to the Second Rating Agency from time to time to the extent necessary for the Second Rating Agency to rate Tenant during the Term, and (ii) Tenant shall provide to Landlord, promptly after Landlord's request from time to time, a statement of the rating then issued by the Second Rating Agency in respect of Tenant. If (x) Landlord so requests that Tenant obtain a second financial rating from the Second Rating Agency as contemplated by this Section 7.13(B), and (y) Tenant does not obtain such second financial rating from the Second Rating Agency within one hundred twenty (120) days after Landlord's aforesaid request, then Tenant shall pay to Landlord, as additional rent, on a monthly basis during the Applicable Financing Term, an amount equal to the excess of (a) the financing costs that Landlord incurs for the Premises during the Applicable Financing Term, over (b) the


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
financing costs that Landlord would have incurred for the Premises under the Applicable Financing for the Applicable Financing Term if Tenant had obtained such second financial rating from the Second Rating Agency as contemplated by this Section 7.13(B) (it being understood that if the Mortgage granted by Landlord in connection with such financing encumbers portions of the Building that do not constitute the Premises, then the costs of such financing shall be allocated reasonably to the Premises for purposes of determining the aforesaid amount due from Tenant to Landlord). Landlord shall provide Tenant from time to time reasonable supporting documentation for the aforesaid amount due from Tenant to Landlord under this Section 7.13(B). Tenant shall not be required to obtain or maintain a financial rating from the Second Rating Agency during the Term if Tenant's financial condition deteriorates to the extent that the Second Rating Agency would no longer provide a financial rating for Tenant (it being understood that if Tenant is not required to obtain or maintain such financial rating, then Tenant shall not be required to thereafter make the payments to Landlord as provided in this Section 7.13(B)).

                    (C) Either Landlord or Tenant shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties arising under this Section 7.13.


                                   ARTICLE 8
                             RULES AND REGULATIONS

      Section 8.1 Tenant shall comply with, and Tenant shall cause Tenant's contractors, employees, agents, visitors, invitees and licensees to comply with, the Rules and Regulations. Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, then the dispute shall be determined by an Expedited Arbitration Proceeding pursuant to the provisions of Section
35.6 hereof. Landlord shall (i) not unreasonably withhold or delay its consent to any approval required under the Rules and Regulations, and (ii) exercise its judgment in good faith in any instance providing for the exercise of its judgment in the Rules and Regulations. If any conflict or inconsistency exists between the Rules and Regulations and the provisions of this Lease, then the provisions of this Lease shall control. Landlord shall not have the right to adopt Rules and Regulations that affect Tenant's performance of the Initial Alterations as contemplated hereby.

      Section 8.2 Subject to the terms of this Section 8.2, Landlord shall have no duty or obligation to enforce the Rules and Regulations against any other occupant of the Building, and Landlord shall not be liable to Tenant for violation thereof by any other occupant, its employees, agents, visitors or licensees. If a particular Rule or Regulation is of a nature that applies to portions of the Building other than the Premises, then Landlord shall not enforce such Rule or Regulation against Tenant if such Rule or Regulation is not then being enforced against the other occupants of the Building. If (i) another occupant in the Building fails to comply with a Rule and Regulation that is (x) applicable to Tenant under this Lease, and (y) is applicable to such other occupant because such Rule or Regulation is of a nature that applies to portions of the Building other than the Premises, (ii) such failure by such other occupant either (a) violates the terms of a lease between Landlord and such occupant, or (b) violates such other occupant's obligations to the Condominium,
(iii) such failure by such other occupant has a material adverse effect on

Tenant's ability to conduct business in the Premises, (iv) Tenant is then in compliance with such Rule or Regulation, and (v) Tenant requested that Landlord enforce Landlord's rights (or to cause the Condominium Association to enforce the Condominium Association's rights) against such other occupant in respect of such failure, then Landlord shall use due diligence to enforce Landlord's rights (or to cause the Condominium Association to enforce the Condominium Association's rights) against such other occupant in respect of such failure (including, if necessary, the institution of appropriate proceedings against such other occupant) promptly after Tenant's request to Landlord therefor. Tenant shall reimburse Landlord (or the Condominium Association), from time to time, for the reasonable out-of-pocket costs and expenses incurred by Landlord (or the Condominium Association) in connection with Landlord's using due diligence to enforce Landlord's rights (or the Condominium Association's using due diligence to enforce the Condominium Association's rights) against such other occupant as contemplated by this Section 8.2. Landlord shall include in any such request for reimbursement reasonable supporting information therefor. Landlord shall consult (or shall cause the Condominium Association to consult) from time to time with Tenant in connection with Landlord's using due diligence (or the Condominium Association's using due diligence) to enforce the aforesaid rights of Landlord or the Condominium Association against such other occupant as contemplated by this Section 8.2.


                                   ARTICLE 9
               INSURANCE, PROPERTY LOSS OR DAMAGE; REIMBURSEMENT


      Section 9.1 (A) Any employee of Landlord to whom any property is entrusted by or on behalf of Tenant (other than in the performance of Landlord's obligations hereunder) shall be deemed to be acting as Tenant's agent with respect to such property and Landlord shall not be liable for any damage to or theft of property of Tenant (other than in the performance of Landlord's obligations hereunder or to the extent deriving from negligence or willful misconduct on the part of Landlord (or an employee of Landlord acting within the scope of his or her employment)).

                    (B) Subject to the terms of this Section 9.1(B), if at any time any windows of the Premises are closed, darkened or bricked-up due to any Requirement or by reason of repairs, maintenance, alterations, or improvements to the Building, then Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of Rental, nor shall the same release Tenant from its obligations hereunder, nor constitute an actual or constructive eviction, in whole or in part, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor impose any liability upon Landlord or its agents. Landlord shall not have the right to close, darken or brick-up any window of the Premises permanently except to the extent required by Requirements. If at any time the windows of the Premises are closed, darkened or bricked-up, and such closing, darkening or bricking-up is not permanent, then, unless Tenant is required pursuant to the Lease to perform the repairs, maintenance, alterations, or improvements, or to comply with the Requirements which resulted in such windows being closed, darkened or bricked-up, Landlord shall perform such repairs, maintenance, alterations or improvements and comply with the applicable Requirements with all reasonable diligence and otherwise take such action as may be reasonably necessary to minimize the period during which such windows are closed, darkened, or bricked-up. Landlord shall not have the right to install any signage, billboards or other similar elements designed for purposes of promotion on the exterior of the Building which interferes with the views from the windows of the Premises.

                    (C) Tenant shall promptly notify Landlord of any fire or other casualty in the Premises promptly after Tenant has knowledge thereof, provided (i) such fire or other casualty results in damages for which the cost to repair is reasonably expected to exceed Twenty-Five Thousand Dollars ($25,000), (ii) Landlord is required to repair (or cause to be repaired) the damage caused thereby pursuant to the terms hereof, or (iii) such fire or other casualty has an adverse effect in any material respect on a Remote Building System or a Shared Building System.

      Section 9.2 Tenant shall obtain and keep in full force and effect (i) an "all risk" insurance policy for the Tenant Restoration Items in an amount equal to one hundred percent (100%) of the replacement value thereof (the insurance policy described in this clause (i) being referred to herein as "Tenant's Property Policy"), (ii) a policy of commercial general liability and property damage insurance on an occurrence basis, with a broad form contractual liability endorsement (the invoice policy described in this clause (ii) being referred to herein as "Tenant's Liability Policy"), and (iii) an "all risk" insurance policy for Tenant's Property in an amount equal to one hundred percent (100%) of the replacement value thereof (the insurance policy described in this clause (iii) being referred to herein as "Tenant's Personal Property Policy"). The deductible under each of Tenant's Liability Policy, Tenant's Property Policy and Tenant's Personal Property Policy shall not exceed the Permitted Deductible Amount. Landlord shall reasonably cooperate with Tenant and its insurance company in the adjustment of any claims with the issuer of Tenant's Property Policy for any damage to the Tenant Restoration Items. Tenant's Property Policy, Tenant's Personal Property Policy and Tenant's Liability Policy shall provide that Tenant is named as the insured. Landlord, Landlord's managing agent, the Condominium Association (and the individual members of the Board of Managers and any Subordinate Board of Managers), the managing agent for the Condominium Association, and any Lessors and any Mortgagees (whose names have been furnished to Tenant) shall be added as additional insureds, as their respective interests may appear, with respect to Tenant's Liability Policy. Tenant shall cause a Mortgagee to be named as a mortgagee under Tenant's Property Policy promptly after Landlord's request from time to time, and provide Landlord with reasonable evidence that such Mortgagee has been so named under Tenant's Property Policy. Tenant's Liability Policy shall provide primary coverage for the Persons required to be named as additional insureds pursuant to this Section 9.2. Tenant shall have the right to obtain Tenant's Property Policy and Tenant's Personal Property Policy using the same insurance policy, provided that such policy otherwise complies with the requirements set forth in this Article 9. Tenant's Liability Policy shall contain a provision that (a) no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained to any Person entitled thereto (other than Tenant or Tenant's Affiliates), and (b) the policy shall be non-cancelable with respect to Landlord, Landlord's managing agent, the Condominium Association (and the individual members of the Board of Managers and any Subordinate Board of Managers), the managing


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agent for the Condominium Association, and such Lessors and Mortgagees (whose names and addresses shall have been furnished to Tenant) unless at least thirty
(30) days of prior written notice has been given to Landlord and such other Persons by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds, except that such thirty (30) day period shall be reduced to ten (10) days in respect of a cancellation that derives from Tenant's failure to pay the premium for such policy when due. Upon receipt by Tenant of any notice of cancellation or any other notice from the issuer of Tenant's Liability Policy or Tenant's Property Policy which may adversely affect the coverage of the insureds thereunder, Tenant shall immediately deliver to Landlord and any other additional insured hereunder a copy of such notice. The minimum amounts of liability under the Tenant's Liability Policy shall be a combined single limit with respect to each occurrence in an amount of Five Million Dollars ($5,000,000) for injury (or death) to persons and damage to property, which amount, at Landlord's request, shall be increased from time to time (but not more frequently than once in any particular period of three (3) years) to that amount of insurance which is then being customarily required by prudent landlords of office buildings that comply with the Building Standard. All insurance required to be carried by Tenant pursuant to the terms of this Lease (other than Tenant's Personal Property Policy) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "X". Tenant shall have the right to satisfy Tenant's obligation to carry insurance as described in this Section 9.2 with blanket or umbrella insurance policies, provided that such blanket or umbrella insurance policies (x) contain an aggregate per location endorsement that provides the required level of protection for the Premises, and
(y) provide that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease. Landlord shall have the right to require that the issuer of Tenant's Property Policy pay any proceeds thereof to an independent trustee or depository that is reasonably designated by a Mortgagee and that has net assets of not less than Two Hundred Fifty Million Dollars ($250,000,000) by giving notice thereof to Tenant (any such trustee or depository designated by a Mortgagee being referred to herein as the "Proceeds Depository"); provided, however, that Landlord shall not have the right to require Tenant to deposit such proceeds with a Proceeds Depository unless the Mortgagee constitutes an Institutional Lender that is not an Affiliate of Landlord. Tenant, in all cases, shall have the right to retain the proceeds of Tenant's Personal Property Policy. Tenant shall have the right to name itself (or any other Person) as loss payee for purposes of Tenant's Property Policy prior to the date that Landlord gives such notice to Tenant (in which case any proceeds of Tenant's Property Policy that are collected by Tenant or such other Person shall be held in trust and applied in accordance with the terms hereof). If Landlord gives such notice to Tenant, then Tenant shall cause Tenant's Property Policy to name the Proceeds Depository as loss payee. If (i) Landlord gives such notice to Tenant, and (ii) this Lease terminates by reason of the applicable fire or other casualty, then Landlord shall cause the Proceeds Depository to disburse such proceeds as provided in Section 9.6(B) hereof. If (x) Landlord gives such notice to Tenant, and (y) this Lease does not terminate by reason of the applicable fire or other casualty, then Landlord shall cause the Proceeds Depository to disburse such proceeds to Tenant, from time to time as Tenant's restoration work progresses, in accordance with customary and reasonable procedures therefor as


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
designated by the Mortgagee; provided, however, that Landlord shall cause the Proceeds Depository to disburse such proceeds to Tenant promptly after the Proceeds Depository's receipt thereof if the aggregate amount of such proceeds arising out of a particular fire or other casualty is less than Five Hundred Thousand Dollars ($500,000). Either party shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding the identity of the Proceeds Depository or the aforesaid procedures designated by the Proceeds Depository for the disbursement of such proceeds.

      Section 9.3 Landlord shall obtain and keep in full force and effect, and/or cause the Condominium Association to obtain and keep in full force and effect, (x) insurance against loss or damage by fire and other casualty to the Landlord Restoration Items (other than foundations and footings), as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof (with a deductible in an amount not to exceed the Permitted Deductible Amount), and (y) insurance against rental loss deriving from a fire or other casualty described in clause (x) above in an amount that is reasonably expected to cover thirty-six (36) months of rental loss from the Premises (the insurance described in clause (x) and clause (y) above being collectively referred to herein as "Landlord's Property Policy"); provided, however, that during the period prior to the date that Landlord Substantially Completes the Pre-Delivery Work, Landlord shall instead carry builder's risk insurance, in customary form, for the Landlord Restoration Items, in an amount equal to one hundred percent (100%) of the replacement value thereof. Tenant shall reasonably cooperate with Landlord, the Condominium Association, and their respective insurance companies in the adjustment of any claims for any damage to the Landlord Restoration Items. Landlord shall obtain and keep in full force and effect during the Term a valid and enforceable policy ("Landlord's Liability Policy") of commercial general liability insurance on an occurrence basis, with a broad form contractual liability endorsement. Landlord's Liability Policy and Landlord's Property Policy shall be issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "X". The minimum amount of liability covered by Landlord's Liability Policy shall be a combined single limit with respect to each occurrence in the amount of Fifty Million Dollars ($50,000,000) for injury (or death) to persons and damage to property, which minimum amount shall be subject to reasonable and customary increases from time to time (but not more frequently than once in any particular period of three (3) years) to that amount of insurance which is then being carried by prudent landlords of office buildings that comply with the Building Standard. The deductible under Landlord's Liability Policy shall not exceed the Permitted Deductible Amount. Landlord shall name Tenant and Affiliates of Tenant that occupy the Premises and of which Tenant gives notice to Landlord as an additional insured on Landlord's Liability Policy. Landlord's Liability Policy shall contain a provision that (a) no act or omission of Landlord shall affect or limit the obligation of the insurer to pay the amount of any loss sustained to any Person entitled thereto (other than Landlord or Landlord's Affiliates), and (b) the policy shall be non-cancelable with respect to Tenant unless at least thirty (30) days of prior written notice has been given to Tenant by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and additional insureds, except that such thirty (30) day period shall be reduced to ten (10) days in


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
respect of a cancellation that derives from Landlord's failure to pay the premium for such policy when due. Upon receipt by Landlord of any notice of cancellation or any other notice from the issuers of Landlord's Property Policy or Landlord's Liability Policy which may adversely affect the coverage of the insureds under such policy of insurance, Landlord shall immediately deliver to Tenant a copy of such notice. Landlord, during the period prior to the date that the Statutory Condominium Declaration becomes effective, shall cause any Lessor or Mortgagee to be named as loss payee for Landlord's Property Policy (so that the net proceeds of Landlord's Property Policy are actually made available to such Lessor or Mortgagee for purposes of clause (ii) of Section 7.1(B)(5) hereof).

      Section 9.4 On or prior to the First Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 10.3 hereof, required to be carried by Tenant pursuant to this Article 9. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least fifteen (15) days prior to the expiration of such policy. On or prior to the First Commencement Date, Landlord shall deliver to Tenant appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 10.3 hereof, required to be carried by Landlord pursuant to this Article 9. Evidence of renewal or replacements of a policy shall be delivered by Landlord to Tenant at least fifteen (15) days prior to the expiration of such policy.

      Section 9.5 Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Restoration Items, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business, except as expressly set forth herein.

      Section 9.6 (A) If (i) Tenant obtains property insurance for any of the Landlord Restoration Items, (ii) after the occurrence of a fire or other casualty, Tenant recovers insurance proceeds for such Landlord Restoration Items, and (iii) Tenant's recovery of such proceeds for the Landlord Restoration Items diminishes the insurance proceeds to which Landlord or the Condominium Association is entitled under its respective property insurance policies for the Landlord Restoration Items, then Tenant shall pay promptly to Landlord such insurance proceeds recovered by Tenant to the extent that the aforesaid insurance recovery of Landlord or the Condominium Association is diminished. If
(i) Landlord or the Condominium Association obtains property insurance for any of the Tenant Restoration Items, (ii) after the occurrence of a fire or other casualty, Landlord or the Condominium Association recovers insurance proceeds for such Tenant Restoration Items, and (iii) the recovery by Landlord or the Condominium Association of such proceeds for Tenant Restoration Items diminishes the insurance proceeds to which Tenant is entitled under Tenant's property insurance policy for the Tenant Restoration Items, then Landlord shall pay promptly to Tenant (or Landlord shall cause the Condominium Association to pay promptly to Tenant) such insurance proceeds recovered by Landlord or the Condominium Association to the extent that Tenant's aforesaid insurance recovery is diminished.


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                    (B) If (x) this Lease terminates by reason of the occurrence of a fire or other casualty pursuant to Article 10 hereof, and (y) a Mortgagee that constitutes an Institutional Lender then holds a Mortgage on Landlord's interest in the Premises, then Tenant shall pay (or Landlord shall cause the Proceeds Depository to pay, as the case may be) the proceeds of Tenant's
Property Policy (and any other proceeds to which Tenant is entitled under Section 9.6(A) hereof) to the extent deriving from such fire or other casualty as follows:

                          (i) first, to Landlord (or, at Landlord's option, to such Mortgagee), until the aggregate amount paid to Landlord (or such Mortgagee) from such proceeds equals the excess of (I) the lesser of (x) the amount of the outstanding indebtedness secured by such Mortgage, and (y) eighty percent (80%) of the fair market value of the Premises on the date that such Mortgagee initially funded the debt secured by such Mortgage, over (II) the proceeds of Landlord's Property Policy that are available to Landlord (or such Mortgagee) by reason of such fire or other casualty to the Landlord Restoration Items (or would have been available to Landlord (or such Mortgagee) if Landlord or the Condominium Association carried Landlord's Property Policy in accordance with the terms hereof); and

                          (ii) second, to Tenant, until the aggregate amount paid to Tenant from such proceeds equals Tenant's Unamortized Alterations Cost; and

                          (iii) finally, one-half (1/2) of the remainder to
                                Landlord and one-half (1/2) of the remainder to Tenant.

Landlord and Tenant shall give the other party reasonable access to the such party's books and records to the extent reasonably necessary to determine the amount due from Tenant to Landlord under this Section 9.6(B). Either party shall have the right to submit any dispute between the parties regarding the amount due from Tenant to Landlord under this Section 9.6(B) to an Expedited Arbitration Proceeding.




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                                  ARTICLE 10
                        DESTRUCTION-FIRE OR OTHER CAUSE

      Section 10.1 (A) Subject to the terms of this Section 10.1, if the Landlord Restoration Items are damaged by fire or other casualty, then Landlord, at Landlord's sole cost and expense, shall diligently repair, or shall cause the Condominium Association to diligently repair, with reasonable dispatch, the Landlord Restoration Items to substantially the condition prior to the damage, with such modifications as are required in order to comply with Requirements (with the understanding that if applicable Requirements require that the Premises, after the performance of such restoration by Landlord or the Condominium Association, be comprised of less Usable Area than the Usable Area of the Premises immediately prior to the occurrence of such fire or other casualty, then the Fixed Rent that is otherwise due hereunder from and after the date of such fire or other casualty shall be adjusted to reflect the reduction in Rentable Area that derives from the restoration of the Premises being performed in compliance with such Requirements). Landlord shall have no obligation to repair (or to cause the Condominium Association to repair) any damage to, or to replace (or to cause the Condominium Association to replace), Tenant Restoration Items. Subject to the terms of this Section 10.1, if such fire or other casualty renders all of the Premises untenantable or inaccessible, then the Rental due hereunder shall abate until the date that is two hundred seventy (270) days after the date that Landlord (or the Condominium Association) Substantially Completes the restoration of the Landlord Restoration Items. Subject to the terms of this Section 10.1, if such fire or other casualty renders part (but not all) of the Premises untenantable or inaccessible, then the Fixed Rent due hereunder, and the Escalation Rent that would have otherwise been due hereunder assuming that such fire or other casualty did not occur, shall abate in the proportion that (i) the Rentable Area of the portion so rendered untenantable or inaccessible, bears to (ii) the Rentable Area of the Premises, until the date that is two hundred seventy (270) days after the date that Landlord (or the Condominium Association) Substantially Completes the restoration of the Landlord Restoration Items. Tenant shall not be entitled to an abatement of Rental pursuant to this Section 10.1 that extends (a) for more than thirty-six (36) calendar months in respect of a particular fire or other casualty, or (b) beyond the date that a Permitted Occupant uses the Premises (or the applicable portion thereof) for the conduct of business. The Premises (or the applicable portion thereof) shall be deemed untenantable for purposes of this Section 10.1 if, by reason of such fire or other casualty, Tenant could not be reasonably expected to use the Premises as offices for the ordinary conduct of Tenant's business. The Premises, or the applicable portion thereof, shall be deemed to be tenantable for purposes of this Article 10 to the extent that a Permitted Occupant uses the Premises (or such portion thereof) after the applicable fire or after casualty for the conduct of such Permitted Occupant's business. If a fire or other casualty occurs in a Deliverable Unit during the period from the Commencement Date therefor to the Rent Commencement Date therefor, then the Rent Commencement Date for such Deliverable Unit shall be extended for a number of days equal to the sum of (x) the number of days in the period from the date of the applicable fire or other casualty to the date that Landlord Substantially Completes the restoration of the Landlord Restoration Items, and (y) the number of days in the period beginning on the date that Landlord Substantially Completes the Landlord Restoration Items and ending on the date that Tenant restores the Initial Alterations to the condition that existed immediately prior to such fire or other casualty; provided, however, that in no event shall the number described in this clause (y) exceed two hundred seventy (270). If (A) after the Statutory Condominium Declaration becomes effective, the unit owners of the Condominium do not make the election contemplated by Section 339-cc of the Real Property Law to restore the


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Building after the occurrence of a fire or other casualty (to the extent that such election is required to be made by such unit owners), or (B) applicable Requirements prohibit Landlord from restoring the Landlord Restoration Items, then (x) Landlord shall give Tenant prompt notice thereof, and (y) this Lease shall thereupon terminate, in which case (I) Tenant shall surrender possession of the Premises to Landlord in accordance with the terms of Article 20 hereof,
(II) any Rental due hereunder shall be apportioned as of the date of such termination, and (III) any portion of the Rental that is then prepaid by Tenant and relates to the period after the date of such termination shall be promptly refunded by Landlord to Tenant (with the understanding that Landlord's obligation to make any such refund shall survive such termination of this Lease).

                    (B) (1) Subject to the terms of this Section 10.1(B), within ninety (90) days after notice to Landlord of any damage to the Landlord Restoration Items, Landlord shall deliver to Tenant a statement prepared by an independent reputable contractor setting forth such contractor's estimate as to the time required to repair such damage to the Landlord Restoration Items (such statement being referred to herein as the "Casualty Statement"). Landlord shall not designate a particular Person as the aforesaid independent contractor unless
(i) such Person has at least five (5) years of experience in providing such estimates, and (ii) such Person has not been employed by Landlord or Tenant (or their respective Affiliates) for a period of three (3) years prior to the date of the Casualty Statement; provided, however, that if, in Landlord's reasonable judgment, there exists no such Person that satisfies the provisions of this clause (ii), then Landlord shall have the right to designate a Person that complies only with the provisions of clause (i) above, if such Person is otherwise reputable and Landlord and Tenant receive reasonable assurances from such Person that such Person is preparing the Casualty Statement impartially. Tenant shall have the right to dispute the estimated time period as set forth in the Casualty Statement by giving notice thereof to Landlord not more than fifteen (15) days after the date that Landlord gives the Casualty Statement to Tenant. Either party shall have the right to submit a dispute between the parties regarding the aforesaid estimated time period to an Expedited Arbitration Proceeding. If (X) the estimated time period exceeds thirty-six (36) months from the date of the applicable fire or other casualty, or (Y) (i) the estimated time period exceeds twelve (12) months from the date of the applicable fire or other casualty, and (ii) such estimate indicates that the Substantial Completion of such repairs will not occur until a date that is within eighteen
(18) months before the Fixed Expiration Date or the last day of the Renewal Term, as the case may be, then Tenant may elect to terminate this Lease by notice given to Landlord not later than thirty (30) days after the date that Landlord gives the Casualty Statement to Tenant.

                          (2)   If, at any time during Landlord's restoration
of the Landlord Restoration Items, Landlord determines that or otherwise has notice that applicable Requirements will require that the Usable Area of the Premises following Landlord's performance of the Landlord Restoration Items will be comprised of less than ninety percent (90%) of the Usable Area of the Premises immediately prior to the occurrence of the applicable fire or other casualty, then (x) Landlord shall give prompt notice thereof to Tenant, and (y) Tenant may elect to terminate this Lease by notice given to Landlord not later than thirty (30) days after the date that Landlord gives such notice to Tenant.


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                          (3)   Subject to the terms of this Section
10.1(B)(3), if (i) a fire or other casualty occurs, and, by reason thereof, Landlord has an obligation to perform (or to cause the Condominium Association to perform) a restoration of the Landlord Restoration Items as contemplated by this Section 10.1, (ii) Tenant does not exercise Tenant's right to terminate this Lease under Section 10.1(B)(1) hereof in connection with such fire or other casualty (or Tenant does not have the right to terminate this Lease under Section 10.1(B)(1) hereof in connection with such fire or other casualty), (iii) Landlord (or the Condominium Association) fails to Substantially Complete the performance of the Landlord Restoration Items on or prior to the later to occur of (I) thirty-six (36) months after the date of the applicable fire or other casualty, and (II) the date that is sixty (60) days after the last day of the estimated time period set forth in the Casualty Statement (the later of the dates described in clause (I) and clause (II) above being referred to herein as the "Second Bite Date"), (iv) Tenant gives Landlord notice to the effect that Tenant reserves its right to terminate this Lease under this Section 10.1(B)(3) in connection with such fire or other casualty (with the understanding that any such notice given by Tenant to Landlord prior to the Second Bite Date shall be ineffective for purposes hereof) (such notice given by Tenant to Landlord being referred to herein as the "Second Bite Warning Notice"), and (v) Landlord (or the Condominium Association) fail to Substantially Complete the restoration of the Landlord Restoration Items within twenty (20) days after the date that Tenant gives the Second Bite Warning Notice to Landlord, then Tenant shall have the right to terminate this Lease by giving notice thereof (the "Second Bite Termination Notice") to Landlord not later than the tenth (10th) day after the last day of such period of twenty (20) days. Tenant shall not have such right to terminate this Lease if Landlord (or the Condominium Association) Substantially Completes the restoration of the Landlord Restoration Items prior to the date that Tenant gives the Second Bite Termination Notice to Landlord. If Landlord (or the Condominium Association) encounters an Unavoidable Delay in the performance of the Landlord Restoration Items, then the Second Bite Date shall be deemed to be extended by the number of days of delay in performing the Landlord Restoration Items that derives from the occurrence of such Unavoidable Delay; provided, however, that such extension of the Second Bite Date that derives from the occurrence of Unavoidable Delays shall not exceed one hundred eighty (180) days in the aggregate. If Tenant does not exercise Tenant's rights to terminate this Lease after a fire or other casualty as provided in this
Section 10.1, then Landlord shall complete the performance of the Landlord Restoration Items with reasonable diligence and in accordance with good construction practice after Landlord Substantially Completes the Landlord Restoration Items.

                          (4)   If Tenant makes any such election to
terminate this Lease pursuant to this Section 10.1(B), then (I) the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord on such date in accordance with the provisions of Article 20 hereof, (II) any Rental due hereunder shall be apportioned as of the date of such termination, and (III) any portion of the Rental that is then prepaid by Tenant and relates to the period after the date of such termination shall be promptly refunded by Landlord to Tenant (with the understanding that Landlord's obligation to make any such refund shall survive such termination of this Lease).

                          (5)   If a part (and not all) of the Premises is
damaged by fire or other casualty, then Landlord shall perform (or shall cause the Condominium Association to


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
perform) the restoration of the Landlord Restoration Items in a manner that minimizes, to the extent reasonably practicable, the interference with each Permitted Occupant's conduct of business in the remainder of the Premises. Landlord, at Tenant's request, shall use (or shall cause the Condominium Association to use) overtime labor to perform such restoration of the Landlord Restoration Items. If Tenant so requires Landlord (or the Condominium Association) to use overtime labor to perform the Landlord Restoration Items, then Tenant shall pay to Landlord an amount equal to the incremental costs that Landlord (or the Condominium Association) incurs in connection therewith, within thirty (30) days after demand therefor made by Landlord or the Condominium Association and submission to Tenant of reasonable supporting documentation for such costs.

                          (6)   If (i) the estimated time period for the
performance of the Landlord Restoration Items exceeds twelve (12) months from the date of the Casualty Statement, and (ii) such estimate indicates that the Substantial Completion thereof will not occur until a date that is within eighteen (18) months before the Fixed Expiration Date or the last day of the Renewal Term, as the case may be, then Landlord may elect to terminate this Lease by notice given to Tenant not later than thirty (30) days after the date that Landlord gives the Casualty Statement to Tenant. If Landlord makes such election to terminate this Lease pursuant to this Section 10.1(B), then (I) the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Landlord, and Tenant shall vacate the Premises and surrender the same to Landlord on such date in accordance with the provisions of Article 20 hereof,
(II) any Rental due hereunder shall be apportioned as of the date of such termination, and (III) any portion of the Rental that is then prepaid by Tenant and relates to the period after the date of such termination shall be promptly refunded by Landlord to Tenant (with the understanding that Landlord's obligation to make any such refund shall survive such termination of this Lease).

                          (7)   Either party shall have the right to submit a
dispute between the parties arising under this Section 10.1(B) to an Expedited Arbitration Proceeding.

                    (C) Prior to the Substantial Completion of the restoration of the Landlord Restoration Items, Landlord shall provide Tenant and Tenant's Contractors with access to the Premises (or the applicable portion thereof) to perform any restoration work that Landlord is not obligated to perform (or to cause the Condominium Association to perform) hereunder, on the following terms and conditions (but not to occupy the same for the conduct of business):

                          (1)   Tenant shall not commence work in any portion
of the Premises until Landlord provides notice to Tenant stating that the restoration required to be made by Landlord has been or will be completed to the extent reasonably necessary, in Landlord's reasonable discretion, to permit the commencement of Tenant's work then prudent to be performed in accordance with good construction practice in the portion of the Premises in question without interference with, and consistent with the performance of, the repairs remaining to be performed by Landlord (it being understood that Landlord shall give such notice to Tenant not later than the date that the restoration of the Landlord Restoration Items is Substantially Completed).


                                       95
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                          (2)   Such access by Tenant shall be deemed to be
subject to all of the applicable provisions of this Lease (including, without limitation, the provisions of Article 3 hereof), except that there shall be no obligation on the part of Tenant solely because of such access to pay any Fixed Rent or Escalation Rent with respect to the affected portion of the Premises.

                          (3)   To the extent Landlord is delayed from
Substantially Completing the restoration of the Landlord Restoration Items due to any acts or omissions of Tenant, its agents, servants, employees or Contractors, including, without limitation, by reason of the performance of Tenant's work, by reason of Tenant's failure or refusal to comply or to cause its architects, engineers, designers and Contractors to comply with any of Tenant's obligations described or referred to in this Lease, then such restoration shall be deemed Substantially Completed on the date that the restoration would have been Substantially Completed but for such delay and the expiration of the abatement of the Tenant's obligations hereunder shall not be postponed by reason of such delay. Any additional costs to Landlord (or the Condominium Association) to complete any restoration occasioned by such delay shall be paid by Tenant to Landlord within thirty (30) days after Landlord's demand and after Landlord submits to Tenant reasonable supporting documentation therefor.

                    (D) If (i) Tenant occupies for the conduct of business less than Three Hundred Fifty Thousand (350,000) square feet of Rentable Area, (ii) the Building is destroyed or damaged in whole or in part by fire or other casualty, (iii) the time period required to repair the damage to the Building caused by such fire or other casualty as reflected on the Casualty Statement exceeds eighteen (18) months, and (iv) leases for at least eighty percent (80%) of the remaining space in the Building that is used for commercial office purposes are terminated by reason of such fire or other casualty, then Landlord shall have the right to terminate this Lease by giving notice thereof to Tenant not later than the thirtieth (30th) day after the occurrence of such fire or other casualty. Either party shall have the right to submit a dispute between the parties regarding Landlord's aforesaid right to terminate this Lease to an Expedited Arbitration Proceeding. If Landlord exercises Landlord's aforesaid right to terminate this Lease, then (I) the Term shall expire upon the thirtieth
(30th) day after notice of such election is given by Landlord, and Tenant shall vacate the Premises and surrender the same to Landlord on such date in accordance with the provisions of Article 20 hereof, (II) any Rental due hereunder shall be apportioned as of the date of such termination, and (III) any portion of the Rental that is then prepaid by Tenant and relates to the period after the date of such termination shall be promptly refunded by Landlord to Tenant (with the understanding that Landlord's obligation to make any such refund shall survive such termination of this Lease).

      Section 10.2 This Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

      Section 10.3 Landlord and Tenant shall procure (and Landlord shall cause the Condominium Association to procure) an appropriate clause in, or endorsement on, any property


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insurance that Landlord, Tenant or the Condominium Association carries
(including, without limitation, rent insurance, business interruption insurance, or other similar insurance policies that protect a party from damage deriving from a fire or other casualty) pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery (against each of Landlord, Tenant and the Condominium Association (and the individual members of its board of managers) to the extent such party is not the insured), and, provided that its right of full recovery under its insurance policies is not adversely affected thereby, each of Landlord and Tenant having obtained such clauses or endorsements of waiver of subrogation or consent to a waiver of right of recovery, will not make (and Landlord agrees to cause the Condominium Association not to make) any claim against or seek to recover from the other parties (i.e., Landlord, the Condominium Association (and the individual members of its board of managers) and/or Tenant, as applicable) for any loss or damage to its property or the property of others resulting from fire or other hazards. The waivers of subrogation, waivers of recovery and release of claims provided in this Section 10.3 shall extend to Landlord's Indemnitees and Tenant's Indemnitees, as applicable. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, then Landlord or Tenant shall advise the other party and the Condominium Association (and Landlord shall cause the Condominium Association to advise Tenant) of the amount of any such additional premiums and the party(ies) to benefit from the inclusion of such waiver of subrogation provision, at its own election may, but shall not be obligated to, pay the same. If such party(ies) do not elect to pay such additional premium, then the party obtaining the insurance shall not be required to obtain such waiver of subrogation provision. If Landlord, Tenant, or the Condominium Association is unable to obtain the inclusion of such clause even with the payment of an additional premium, then Landlord or Tenant (as the case may be) shall attempt to name (or Landlord shall cause the Condominium Association to name) the other parties as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other parties as an additional insured (but not a loss payee), Landlord or Tenant (as the case may be) shall advise the other party and the Condominium Association (and Landlord shall cause the Condominium Association to advise Tenant) of the amount of any such additional premium and each party to be named an additional insured at its own election may, but shall not be obligated to, pay the same. If such party does not elect to pay such additional premium or if it is not possible to have such party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the party procuring the insurance and the party procuring insurance shall not have the obligation to name the other party as an additional insured.


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                                  ARTICLE 11
                                EMINENT DOMAIN

      Section 11.1 If (i) the Premises (including, without limitation, the Exclusive Lobby Area), or all reasonable means of access thereto, is acquired or condemned by a Governmental Authority for any public or quasi-public use or purpose, or (ii) (I) more than ten percent (10%) of the Usable Area of the Premises is so acquired or condemned (or all reasonable means of access to more than ten percent (10%) of the Usable Area of the Premises is so acquired or condemned), and (II) either Landlord or Tenant elect to terminate this Lease by giving notice thereof to the other party on or prior to the tenth (10th) day after the vesting of title, then this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date, it being agreed that Tenant shall be responsible to perform all of its obligations hereunder (including, without limitation, the obligation to pay Rental) which accrue through and including the date the Term so ends (it being understood that (i) any prepaid portion of the Rental shall be refunded by Landlord to Tenant promptly after such termination, and (ii) Landlord's obligation to make any such refund shall survive such termination). If a part of the Premises (or all reasonable means of access to a part of the Premises) is so acquired or condemned (and this Lease does not terminate pursuant to the terms of this Section 11.1), then this Lease and the Term shall continue in force and effect, except that from and after the effective date of such acquisition or condemnation, the Fixed Rent shall be recalculated based on the Rentable Area of the portion of the Premises that remains after such acquisition or condemnation (or the portion of the Premises to which Tenant has reasonable means of access after such acquisition or condemnation) (it being understood that (x) the portion of the Premises affected by such acquisition or condemnation shall be deleted from the Premises on the effective date of such acquisition or condemnation, and (y) the Fixed Rent shall be recalculated using the rental rates set forth in the definition of Comparison Amount, except that for purposes of such recalculation for the period prior to Fixed Expiration Date, the aforesaid rental rates shall each be reduced by Two and 85/100 Dollars ($2.85)). Landlord, at Landlord's expense, shall cause the Condominium Association to restore that part of the Premises not so acquired or condemned (or to which Tenant has reasonable means of access) to a self-contained rental unit. If this Lease terminates pursuant to the provisions of this Section 11.1, then the Rental shall be apportioned as of the date of such termination, and any prepaid portion of the Rental shall be refunded promptly by Landlord to Tenant (it being understood that Landlord's obligation to make any such refund shall survive the Expiration Date).

      Section 11.2 If any such acquisition or condemnation of all or any part of the Premises pursuant to Section 11.1 hereof occurs, then Landlord, subject to the provisions of this Section 11.2, shall be entitled to receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for, and Tenant hereby expressly assigns to Landlord, all of its right in and to, any such award. Subject to the terms of this Section 11.2, if this Lease terminates by reason of any such condemnation or acquisition as described in Section 11.1 hereof, then Tenant shall have the right to make a separate claim in any condemnation proceedings for (i) the then value of any Tenant's Property included in such taking, (ii) Tenant's moving expenses, and (iii) Tenant's Unamortized Alterations Cost. If, at the time this Lease terminates with respect to all or a portion of the


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Premises pursuant to Section 11.1 hereof, Mortgagees then hold a Mortgage on
Landlord's interest in the Premises, then Tenant shall not have the right to any portion of such award until Landlord (or such Mortgagee) has received from such award an amount equal to the lesser of (x) the amount of the outstanding indebtedness secured by such Mortgage (or the portion of such indebtedness that is allocated reasonably to the portion of the Premises in respect of which this Lease terminates), and (y) eighty percent (80%) of the fair market value of the Premises (or the applicable portion thereof) on the date that such Mortgagee initially funded the debt secured by such Mortgage (it being understood that either party shall have the right to submit any dispute between the parties regarding the calculation of the aforesaid amount to an Expedited Arbitration Proceeding). If (x) Tenant is barred from making a separate claim in any such proceeding, and (y) Tenant requests that Landlord prosecute Tenant's claim in conjunction with Landlord's claim, then Landlord, with due diligence, shall prosecute Tenant's claim in conjunction with Landlord's claim in any such proceeding (with the understanding that Tenant shall pay a share of the costs incurred by Landlord in prosecuting such proceeding based on the proportion that the amount of Tenant's recovery bears to the aggregate amount of Tenant's recovery and Landlord's recovery). Tenant, at Tenant's sole cost and expense, shall have the right to participate with Landlord in any such proceeding in which Landlord prosecutes Tenant's claim in conjunction with Landlord's claim, and, in connection therewith, retain counsel, attend hearings, present arguments, and generally participate in the conduct of the proceeding (but in no event shall Tenant have the right to take any action that diminishes or otherwise impairs Landlord's claim). Landlord shall cause any condemnation proceeds to which Landlord is entitled to be paid to a Lessor or Mortgagee (so that such proceeds are actually made available to such Lessor or Mortgagee for purposes of clause (ii) of Section 7.1(B)(5) hereof).

      Section 11.3 Subject to the terms of this Section 11.3, if the entire Premises (or any portion thereof) is acquired or condemned temporarily by a Governmental Authority during the Term for any public or quasi-public use or purpose, then (i) Landlord shall be entitled to the full amount of any payment or award made in connection therewith, (ii) this Lease shall continue in full force and effect, (iii) all items of Rental payable by Tenant hereunder shall be abated as to the Premises (or such portion thereof) for the period of such taking, and (iv) if any such temporary acquisition or condemnation occurs with respect to any Deliverable Unit during the period from the Commencement Date therefor to the Rent Commencement Date therefor, then Tenant shall have the right to apply against the Rental due hereunder, from and after such Rent Commencement Date, a credit in an amount equal to the abatement of Fixed Rent to which Tenant would have been entitled hereunder for the period from the date that the Deliverable Unit (or the applicable portion thereof) is so acquired or condemned temporarily to such Rent Commencement Date (assuming that the Tenant's obligation to pay Fixed Rent commenced on such Commencement Date rather than on such Rent Commencement Date). If (X) the temporary use or occupancy is for a period of greater than one (1) year, and (Y) either (a) the portion of the Premises so taken contains more than ten percent (10%) of the total Rentable Area of the Premises immediately prior to such acquisition, or (b) Tenant has no reasonable means of access to more than ten percent (10%) of the total Rentable Area of the Premises immediately prior to such acquisition, then either party hereto, at such party's option, may give to the other party, within twenty (20) days next following the date upon which such party receives notice of such taking, a notice of termination of this Lease as of a date set forth in such notice, which date shall


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not be less than thirty (30) nor more than one hundred eighty (180) days from the date of such notice. If Landlord or Tenant give such notice of termination, then this Lease and the Term shall come to an end and expire upon the termination date set forth in such notice as if such termination date were the date originally set forth in this Lease as the Expiration Date. If a part of the Premises is so temporarily acquired or condemned, or all reasonable means of access to a part of the Premises is so temporarily acquired or condemned, and this Lease is not terminated pursuant to this Section 11.3, then Landlord, at Landlord's expense, shall cause the Condominium Association to restore that part of the Premises not so acquired or condemned to a self-contained rental unit. If this Lease terminates pursuant to the provisions of this Section 11.3, then the Rental shall be apportioned as of the date of such termination, and any prepaid portion of the Rental shall be refunded promptly by Landlord to Tenant (it being understood that Landlord's obligation to make any such refund shall survive such termination).


                                  ARTICLE 12
                    ASSIGNMENT, SUBLETTING, MORTGAGE, ETC.

      Section 12.1 (A) Except as expressly permitted herein, Tenant, without the prior consent of Landlord in each instance, shall not (a) assign its rights or delegate its duties under this Lease (whether by operation of law, transfers of interests in Tenant, or otherwise), or mortgage or encumber its interest in this Lease or the Premises, in whole or in part, (b) sublet, or permit the subletting or further subletting of, the Premises or any part thereof, (c) permit a Qualifying Subtenant to assign its rights or delegate its duties under the applicable sublease (whether by operation of law, transfers of interests in such Qualifying Subtenant, or otherwise), or mortgage or encumber its interest in such sublease or the Premises, or (d) permit the Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any Person other than Tenant. Except for transfers of Control that are permitted under Section 12.4 hereof, the transfer of Control of any entity that constitutes Tenant or a Qualifying Subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of the applicable sublease, as the case may be.

                    (B) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

      Section 12.2 (A) If Tenant's interest in this Lease is assigned in violation of the provisions of this Article 12, such assignment shall be void and of no force and effect against Landlord; provided, however, that Landlord may collect an amount equal to the then Rental from the assignee as a fee for its use and occupancy, and shall apply the amount so collected to the Rental reserved in this Lease. If the Premises or any part thereof are sublet to, or occupied by, or


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used by, any Person other than Tenant, whether or not in violation of this
Article 12, then Landlord, after the occurrence of and during the continuation of an Event of Default, may collect any item of Rental or other sums paid by the subtenant, user or occupant as a fee for its use and occupancy, and shall apply the amount so collected to the Rental reserved in this Lease. No such assignment, subletting, occupancy or use, whether with or without Landlord's prior consent, nor any such collection or application of Rental or fee for use and occupancy, shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as tenant hereunder. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Landlord (to the extent required under this Article 12) to any further assignment, subletting, occupancy or use.

                    (B) Tenant shall pay to Landlord, within thirty (30) days after demand therefor, an amount equal to the reasonable out-of-pocket costs that Landlord incurs in connection with any proposed assignment of the interest of Tenant in this Lease or the interest of a Qualifying Subtenant under the applicable sublease or any proposed subletting or further subletting of the Premises or any part thereof, including, without limitation, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant or the proposed assignee.

                    (C) Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any Person other than Tenant, nor any collection of Rental by Landlord from any Person other than Tenant as provided in this Section 12.2, nor any application of any such Rental as provided in this Section 12.2 shall, in any circumstances, relieve Tenant of its obligations under this Lease on Tenant's part to be observed and performed (including without limitation, Tenant's obligation to pay Rental to Landlord in accordance with the terms hereof).

                    (D) Any Person to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption. No assignment of this Lease shall relieve Tenant of its obligations hereunder and, subsequent to any assignment, Tenant's liability hereunder shall continue in accordance with the terms hereof on the date that Tenant so assigns this Lease notwithstanding any subsequent modification or amendment hereof or the release of any subsequent tenant hereunder from any liability, to all of which Tenant hereby consents in advance (it being understood, however, that Tenant shall not be liable for any increase in Tenant's obligations hereunder that derive from any such modification or amendment).

                    (E) If (i) Bloomberg assigns the interest of the tenant hereunder to a third party that is not a Bloomberg Party in accordance with the terms of this Article 12, (ii) Tenant subsequently defaults hereunder, and (iii) such default is of a nature that does not become an Event of Default unless and until Landlord gives Tenant notice thereof, then such default shall not become an Event of Default for purposes hereof until Landlord gives to Bloomberg a copy of any such notice. Landlord shall accept from Bloomberg (on behalf of Tenant) a tender of a cure


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of any such default (to the extent that Bloomberg makes such tender to Landlord during the period that Tenant has the right to cure such default pursuant to the terms hereof, with the understanding, however, that such period during which Bloomberg has the right to tender such cure shall not be shorter than five (5) Business Days). If (a) Bloomberg assigns the interest of the tenant hereunder to a third party that is not a Bloomberg Party in accordance with the terms of this
Article 12, (b) an Event of Default subsequently occurs hereunder, and (c) Landlord has not theretofore given Bloomberg a copy of the notice of the applicable default under the first sentence of this Section 12.2(E), then Landlord shall not exercise Landlord's rights to terminate this Lease by reason of such Event of Default unless (x) Landlord gives to Bloomberg an additional notice to the effect that such Event of Default has occurred, and (y) Bloomberg fails to remedy such Event of Default within two (2) Business Days after Landlord gives Bloomberg such notice (with respect to Events of Default that derive from Tenant's failure to make a payment of money) or within five (5) Business Days after Landlord gives Bloomberg such notice (with respect to Events of Default that do not derive from Tenant's failure to make a payment of money). The provisions of this Section 12.2(E) shall survive the termination of this Lease.

      Section 12.3 (A) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any Person who has made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant makes application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such Person, (b) all of the material terms and conditions of such offer, and
(c) adequate assurance of future performance by such Person under the Lease as set forth in Section 12.3(B) hereof, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such Person. If Landlord so accepts an assignment of this Lease, then Landlord shall also pay to such Person a "break-up" fee (to the extent, if any, that (x) Tenant is required to pay such fee to such Person, and (y) such court of competent jurisdiction has theretofore approved such fee).

                    (B) The term "adequate assurance of future performance" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Landlord on the assumption of this Lease an amount equal to the then annual Fixed Rent as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, which amount shall be held by Landlord, (b) furnish Landlord with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth for each of such three (3) years of at least six (6) times the then annual Fixed Rent, (c) grant to Landlord a security interest in such property of the proposed assignee as Landlord shall deem necessary to secure such assignee's future performance under this Lease, and (d) provide such other information or take such action as Landlord, in its reasonable judgment


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shall determine is necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

      Section 12.4 (A) Tenant shall have the right to assign the entire interest of the tenant hereunder to an Affiliate of Tenant without Landlord's prior approval and without Landlord having the right to consummate an Assignment Recapture in respect thereof, provided that (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by the assigning Tenant and the aforesaid Affiliate of Tenant, in form reasonably satisfactory to Landlord, to the effect that such Affiliate assumes all of the obligations of Tenant arising hereunder from and after the date of such assignment, and (ii) Tenant, with such notice, provides Landlord with reasonable evidence to the effect that the Person to which Tenant is so assigning the Lease constitutes an Affiliate of Tenant.

                    (B) A Qualifying Subtenant shall have the right to assign the entire interest of the subtenant under the applicable sublease to an Affiliate of such Qualifying Subtenant without Landlord's prior approval (and without Landlord having the right to consummate a Subleasehold Assignment Recapture in respect thereof), provided that (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by the assigning Qualifying Subtenant and the aforesaid Affiliate of such Qualifying Subtenant, in form reasonably satisfactory to Landlord, to the effect that such Affiliate assumes all of the obligations of the Qualifying Subtenant arising under such sublease from and after the date of such assignment, and (ii) Tenant, with such notice, provides Landlord with reasonable evidence to the effect that the Person to which such Qualifying Subtenant is so assigning such sublease constitutes an Affiliate of such Qualifying Subtenant.

                    (C) The merger or consolidation of Tenant into or with another Person shall be permitted without Landlord's prior approval and without Landlord having the right to consummate an Assignment Recapture in respect thereof, provided that (i) such merger or consolidation is not principally for the purpose of transferring the leasehold estate created by this Lease, (ii) Tenant gives Landlord notice of such merger or consolidation not later than the tenth (10th) Business Day after the occurrence thereof, and (iii) Tenant provides Landlord with reasonable evidence that the requirement described in clause (i) above has been satisfied, promptly after Landlord's request therefor.

                    (D) The merger or consolidation of a Qualifying Subtenant into or with another Person shall be permitted without Landlord's prior approval (and without Landlord having the right to consummate a Subleasehold Assignment Recapture in respect thereof), provided that (i) such merger or consolidation is not principally for the purpose of transferring the subleasehold estate created by such sublease, (ii) Tenant gives Landlord notice of such merger or consolidation not later than the tenth (10th) Business Day after the occurrence thereof, and (iii) Tenant provides Landlord with reasonable evidence that the requirement described in clause (i) above has been satisfied, promptly after Landlord's request therefor.


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                    (E) The assignment of Tenant's entire interest hereunder in connection with the sale of all or substantially all of the assets of Tenant shall be permitted without Landlord's prior approval and without Landlord having the right to consummate an Assignment Recapture in respect thereof, provided that (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by the assigning Tenant and the assignee, in form reasonably satisfactory to Landlord, to the effect that such assignee assumes all of the obligations of the tenant arising hereunder from and after the date of such assignment, (ii) such sale of all or substantially all of the assets of Tenant is not principally for the purpose of transferring the leasehold estate created by this Lease, and (iii) Tenant provides Landlord with reasonable evidence that the requirement described in clause (ii) above has been satisfied, promptly after Landlord's request therefor.

                    (F) The assignment of a Qualifying Subtenant's entire interest under the applicable sublease in connection with the sale of all or substantially all of the assets of such Qualifying Subtenant shall be permitted without Landlord's prior approval (and without Landlord having the right to consummate a Subleasehold Assignment Recapture in respect thereof), provided that (i) Tenant gives to Landlord, not later than the tenth (10th) Business Day after any such assignment is consummated, an instrument, duly executed by the assigning Qualifying Subtenant and the assignee, in form reasonably satisfactory to Landlord, to the effect that such assignee assumes all of the obligations of the Qualifying Subtenant arising under such sublease from and after the date of such assignment, (ii) such sale of all or substantially all of the assets of the Qualifying Subtenant is not principally for the purpose of transferring the leasehold estate created by such sublease, and (iii) Tenant provides Landlord with reasonable evidence that the requirement described in clause (ii) above has been satisfied, promptly after Landlord's request therefor.

                    (G) The direct or indirect transfer of shares or equity interests of Tenant (or any Affiliate of Tenant) (including, without limitation, the issuance of treasury stock, the creation or issuance of a new class of stock, in the context of an initial public offering or in the context of a subsequent offering of equity securities) shall not require Landlord's prior approval (and Landlord shall not have the right to consummate an Assignment Recapture in respect thereof), provided that (i) such transfer is not principally for the purpose of transferring the leasehold estate created hereby,
(ii) Tenant gives Landlord notice of such transfer not later than the tenth
(10th) Business Day after the occurrence thereof, and (iii) Tenant provides Landlord with reasonable evidence that the requirement described in clause (i) has been satisfied, promptly after Landlord's request therefor.

                    (H) The direct or indirect transfer of shares or equity interests of a Qualifying Subtenant (or any Affiliate of a Qualifying Subtenant) (including, without limitation, the issuance of treasury stock, the creation or issuance of a new class of stock, in the context of an initial public offering or in the context of a subsequent offering of equity securities) shall not require Landlord's prior approval (and Landlord shall not have the right to consummate a Subleasehold Assignment Recapture in respect thereof), provided that (i) such transfer is not principally for the purpose of transferring the subleasehold estate created by such sublease, (ii) Tenant gives Landlord notice of such transfer not later than the tenth (10th) Business Day


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after the occurrence thereof, and (iii) Tenant provides Landlord with reasonable evidence that the requirement described in clause (i) above has been satisfied, promptly after Landlord's request therefor.

                    (I) Tenant shall have the right to sublease or license the Premises, or any portion thereof, to an Affiliate of Tenant, and a Qualifying Subtenant shall have the right to further sublease the Premises, or a part thereof, to an Affiliate of such Qualifying Subtenant, in either case without Landlord's prior approval and without Landlord having the right to consummate a Sublease Recapture in respect thereof, provided that (i) Tenant gives to Landlord a copy of such sublease or license, not later than the tenth (10th) Business Day after any such sublease is consummated, (ii) Tenant, with such copy of such sublease or license, provides Landlord with reasonable evidence to the effect that the Person to which Tenant (or such Qualifying Subtenant) is so subleasing or licensing the Premises or a portion thereof constitutes an Affiliate of Tenant (or such Qualifying Subtenant), and (iii) such sublease otherwise complies with the terms of clauses (2), (3)(x), (4), (5) and (6) of
Section 12.6(A) hereof.

      Section 12.5 If, at any time after Tenant has assigned Tenant's interest in this Lease, this Lease is disaffirmed or rejected in any proceeding of the types described in paragraph (D) of Section 16.1 hereof, or in any similar proceeding, or if this Lease terminates by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to said
Article 16 based upon any Event of Default, then any prior Tenant, including, without limitation, Bloomberg, upon request of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (1) pay to Landlord all Rental due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination (it being agreed that (i) Landlord shall thereupon assign to Tenant all of Landlord's rights and claims therefor against the assignee, (ii) such rights and claims shall be subordinate to any rights and claims Landlord may have against such assignee, and (iii) if this Lease is amended (without such prior Tenant's consent) from and after the date that such prior Tenant assigned its interest in this Lease, then the Rental for which such prior Tenant is liable, as aforesaid, shall not exceed the Rental that would have been due under this Lease to such date of disaffirmance, rejection or termination, without taking any such amendment into account), and (2) as "tenant", enter into a new lease with Landlord for the Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and upon the then executory terms, covenants and conditions as are contained in this Lease as of the date that such prior Tenant so assigned the Tenant's interest hereunder, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court (it being agreed that (x) Landlord shall, at the request of Tenant and at Tenant's expense, cooperate with Tenant in any effort made by Tenant to obtain possession of the Premises, and (y) if (i) Landlord has the legal right to recover possession of the Premises from the assignee, and (ii) the prior Tenant does not have the legal right to recover possession of the Premises from the assignee, then (A) Landlord shall institute appropriate proceedings to so recover possession of


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the Premises from the assignee, (B) Landlord shall prosecute such proceedings diligently and in good faith, (C) Landlord shall consult with the prior Tenant from time to time in connection therewith, and (D) the prior Tenant shall reimburse Landlord for the reasonable out-of-pocket costs that Landlord incurs in connection therewith, within thirty (30) days after Landlord's demand therefor from time to time), (b) such new lease shall require all defaults existing under this Lease (that are susceptible to being cured) to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all Escalation Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of
Article 26 hereof after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If any such prior Tenant defaults in its obligation to enter into said new lease for a period of thirty (30) days next following Landlord's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against such Tenant as if such Tenant had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of such Tenant's default thereunder. Landlord shall enter into such a new lease on the terms set forth in this Section 12.5(E) with Bloomberg as the tenant thereunder if (x) this Lease terminates under Section 16.1(C) hereof or Section 16.1(D) hereof,
(y) a Bloomberg Party is not Tenant hereunder on the date that this Lease so terminates, and (z) Bloomberg gives Landlord notice to the effect that Bloomberg elects to enter into such a new lease not later than the fifth (5th) Business Day after the date that Landlord gives Bloomberg notice of such termination.

      Section 12.6 (A) Notwithstanding the provisions of Section 12.1 hereof, if Landlord is not entitled to or does not exercise its rights to consummate a Sublease Recapture, then Landlord shall not unreasonably withhold, delay, or condition its consent to any subletting (or further subletting) of the Premises by a Permitted Occupant, in whole or in part, provided that:

                          (1)   no Event of Default has occurred and is
continuing;

                          (2)   upon the date the Permitted Occupant delivers
the Sublease Statement to Landlord and upon the date immediately preceding the commencement date of any sublease approved (or deemed approved) by Landlord, the proposed subtenant is of a character, engaged in a business, and proposes to use the Premises, in each case in a manner that is consistent with the Building Standard;

                          (3)   the subletting is expressly subject to all of
the terms, covenants, conditions and obligations on Tenant's part to be observed and performed under this Lease;

                          (4)   the term of the subletting is not less than
two (2) years;

                          (5)   such subletting is for no less than ten
thousand (10,000) contiguous square feet of Rentable Area and there are not more than five (5) occupants, including Tenant, on any one (1) floor of the Premises;


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                          (6)   subject to the terms of a Recognition
Agreement theretofore executed and delivered by Landlord, such sublease shall expressly provide that in the event of termination, re-entry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of the Permitted Occupant, as sublessor under such sublease, and such subtenant, at Landlord's option, shall attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be:

                                (i) liable for any act or omission of such
Permitted Occupant under such sublease, or

                                (ii) subject to any credits, defenses or offsets
which such subtenant may have against such Permitted Occupant, except expressly as set forth in such sublease, or

                                (iii) subject to clauses (vii) and (viii) of
this Section 12.6(A)(6), bound by any previous payment which such subtenant may have made to such Permitted Occupant more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

                                (iv) subject to clauses (vii) and (viii) of this
Section 12.6(A)(6), bound by any obligation to make any payment to or on behalf of such subtenant, or

                                (v) bound by any provision of such sublease to
perform any work or to make improvements to the Premises, or the portion thereof demised by such sublease (except for repairs to be made or other work to be performed by Landlord under Articles 4, 5 or 6 hereof, and restorations to be performed by Landlord (or restorations that Landlord is required to cause the Condominium Association to perform) under Articles 10 or 11 hereof), or

                                (vi) bound by any amendment or modification of
such sublease made without its consent (provided that communications between such Permitted Occupant and such subtenant of an administrative nature relating to the ordinary course of operation or tenancy of the subleased premises that do not purport to be amendments or modifications of such sublease and do not materially and adversely affect the rights of such Permitted Occupant or Landlord shall not be deemed amendments or modifications for purposes of this clause (vi)), or

                                (vii) bound to return such subtenant's security
deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease, or

                                (viii) bound to credit or refund to such
subtenant as provided in such sublease any prepayment of rent or other charges paid by subtenant, until such prepayment is actually received by Landlord.


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                    (B) Except as otherwise provided in Section 12.4 hereof and subject to the terms of this Section 12.6(B), if (x) a Permitted Occupant proposes to sublet (or further sublet) all or any portion of the Premises in respect of which Landlord does not have the right to consummate a Sublease Recapture, or (y) a Permitted Occupant proposes to sublet (or further sublet) all or any portion of the Premises in respect of which (I) Landlord had the right to consummate a Sublease Recapture, (II) such Permitted Occupant gave a Recapture Statement to Landlord as contemplated by Section 12.6(C) hereof, and
(III) Landlord did not exercise Landlord's rights to consummate a Sublease Recapture in respect thereof, then Tenant shall (or shall cause the applicable Permitted Occupant to) submit a statement to Landlord (a "Sublease Statement") containing the following information: (a) a description of the Premises (or a portion thereof) to be sublet (or further sublet), (b) the name of the proposed subtenant, (c) the material terms and conditions of the proposed subletting, including, without limitation, the rent payable, the free rent period (if any) and the reasonable estimate of the cost (including overhead and supervision) of any improvements (including any demolition to be performed) to the Premises for occupancy by the proposed subtenant, and (d) any other information that Landlord may reasonably request within ten (10) Business Days after Landlord's receipt of the Sublease Statement, together with a statement specifically directing Landlord's attention to the provisions of this Section 12.6(B) requiring Landlord to respond to the Sublease Statement within fifteen (15) Business Days after Landlord's receipt of the Sublease Statement. If Landlord fails to notify Tenant within fifteen (15) Business Days after the date that the Permitted Occupant gives the Sublease Statement to Landlord of Landlord's consent to or disapproval of the proposed subletting (or further subletting) pursuant to the Sublease Statement as contemplated by Section 12.6(A) hereof, or if Landlord consents to such subletting as provided in Section 12.6(A) hereof, then the Permitted Occupant shall have the right to sublease (or further sublease) the Premises (or the applicable portion thereof) to the proposed subtenant on substantially the same terms and conditions set forth in the Sublease Statement. If such Permitted Occupant does not enter into such sublease (or further sublease) within one hundred eighty (180) days after the delivery of the Sublease Statement to Landlord, then the provisions of Section 12.1 hereof and this Section 12.6 shall again be applicable to any other proposed subletting. If such Permitted Occupant enters into such sublease (or further sublease) within one hundred eighty (180) days as aforesaid, then Tenant shall deliver (or shall cause the applicable Permitted Occupant to deliver) a true, complete and fully executed counterpart of such sublease (or further sublease) to Landlord within ten (10) days after execution thereof. If Landlord consents (or is deemed to have consented) to a sublease (or further sublease) by a Permitted Occupant as contemplated by this Section 12.6, then Landlord shall have the right to require the Permitted Occupant (and Tenant, if applicable) and the subtenant to execute and deliver a Consent to Sublease with respect to such sublease (or further sublease) in substantially the form of the Consent to Sublease set forth in
Exhibit 12.6 attached hereto and made a part hereof (it being understood that nothing contained in said Consent to Sublease shall permit Landlord to double count the costs and expenses to which Landlord is entitled to reimbursement under Section 12.2(B) hereof).

                    (C) Subject to Section 12.4 hereof and Section 12.16 hereof, if a Permitted Occupant proposes to sublease (or further sublease) all or any portion of the Premises


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for the balance of the Term (or the Renewal Term, if Tenant has exercised the
Renewal Option) (it being agreed that for purposes of this Article 12, any proposed sublease (or further sublease) shall be deemed to be for the balance of the Term (or the Renewal Term) if the last day of the term (or any renewal term) of the proposed sublease (or further sublease) occurs (or could occur) later than eighteen (18) months prior to the last day of the Term (or the Renewal
Term)) (any such sublease or further sublease that is deemed to extend for the balance of the Term being referred to herein as a "Long Term Sublease"), then Tenant shall submit (or shall cause the applicable Permitted Occupant to submit) a statement to Landlord (a "Recapture Statement") containing the following information: (a) a description of the Premises (or portion thereof) to be sublet (or further sublet) (the "Recapture Space"), (b) the material terms and conditions of the proposed subletting (or further subletting), including, without limitation, the term of such proposed subletting (or further subletting), the rent payable, the free rent period (if any), and the reasonable estimate of the cost (including general conditions, overhead and supervision) of any improvements (including any demolition) to be performed in the Recapture Space to prepare the Recapture Space for occupancy by a subtenant, and (c) any other information that Landlord may reasonably request within ten (10) Business Days after Landlord's receipt of the Recapture Statement (but excluding the identity of the proposed subtenant), together with a statement specifically directing Landlord to respond to the Recapture Statement within (i) thirty (30) days after Tenant (or the applicable Permitted Occupant) gives to Landlord the Recapture Statement, if the number of square feet of Rentable Area in the Recapture Space is less than fifty thousand (50,000), or (ii) ninety (90) days after Tenant (or the applicable Permitted Occupant) gives to Landlord the Recapture Statement, if the number of square feet of Rentable Area in the Recapture Space is equal to or greater than fifty thousand (50,000). Landlord shall have the right, exercisable within thirty (30) days or ninety (90) days (as the case may be) after Tenant (or the applicable Permitted Occupant) gives to Landlord the Recapture Statement, to terminate this Lease with respect to the Recapture Space by giving notice thereof to Tenant. If Landlord exercises such right, then the Term shall expire with respect to the Recapture Space on the earlier to occur of (I) the date that is the term commencement date under a lease in respect of the Recapture Space that Landlord consummates with a third party (except that the date described in this clause (I) shall not be earlier than the ninetieth (90th) day after the date that Landlord exercises such right), and (II) a date set by Landlord that is no sooner than one hundred eighty (180) days, and no later than two hundred seventy (270) days, after the date of Landlord's notice, and Tenant shall vacate (or shall cause the Permitted Occupant to vacate) the Recapture Space and surrender possession thereof to Landlord on such date in accordance with the provisions of Article 20 hereof (any such termination of the Lease with respect to the Recapture Space pursuant to this Section 12.6(C) being referred to herein as a "Sublease Recapture"). From and after the date that a Sublease Recapture becomes effective, (i) this Lease shall remain in full force and effect, (ii) the Recapture Space shall be deleted from the Premises, (iii) the Fixed Rent shall be recalculated based on the Rentable Area of the portion of the Premises that remains after such Sublease Recapture, (iv) if the Recapture Space does not comprise the entire Premises, then Tenant, at Tenant's sole cost and expense, shall demise the Recapture Space separately from the remainder of the Premises, and (v) Tenant shall pay to Landlord on the first day of each month for the remainder of the Term the amount, if any, by which (a) the Rental which would have been due hereunder in respect of the Recapture Space for such month, exceeds (b) the aggregate rental that Tenant (or such Permitted Occupant) would have realized under the sublease transaction


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described in the Recapture Statement for such month (it being understood that
(i) for purposes of determining such aggregate rental, the brokerage commission, improvement allowances and free rent that Tenant (or such Permitted Occupant) would have incurred under the sublease transaction described in the Recapture Statement shall be amortized in equal monthly installments, with interest at the Base Rate, over the term of such sublease, and the monthly installments shall be deducted from the monthly rental that would have been realized under such sublease transaction, and (ii) if the Recapture Space comprises the entire Premises, then Tenant's obligation to pay the aforesaid amount to Landlord shall survive the Sublease Recapture). If (x) Tenant (or such Permitted Occupant) gives a Recapture Statement to Landlord as contemplated by this Section 12.6(C),
(y) Landlord does not exercise Landlord's rights to effect a Sublease Recapture in respect thereof, and (z) Tenant (or the applicable Permitted Occupant) does not give a Sublease Statement in respect of such subletting within two hundred seventy (270) days after the delivery of the Recapture Statement to Landlord, then the provisions of Section 12.1 hereof and this Section 12.6 shall again be applicable to any other proposed subletting therefor (including, without limitation, the requirement that Tenant (or the applicable Permitted Occupant) deliver to Landlord a Recapture Statement therefor). If, at any time during the period of two hundred seventy (270) days commencing on the date that Tenant (or the applicable Permitted Occupant) gives a Recapture Statement to Landlord, the sublease rental, the term, the portion of the Premises that Tenant proposes to sublet, or any other term set forth in such Recapture Statement, changes such that there is a decrease by more than ten percent (10%) in the economic value to Tenant of the terms of the proposed sublease specified in the Recapture Statement (taking into account, without limitation, work to be performed, work allowances, and free rent periods, and determined using a discount rate of three hundred (300) basis points over the then current yield on obligations of the United States Treasury having a term approximately equal to the term of the proposed sublease, but not less than ten (10) years), then Tenant (or the applicable Permitted Occupant) shall not have the right to enter into any sublease unless Tenant (or the applicable Permitted Occupant) gives Landlord a revised Recapture Statement in respect thereof, and the procedure described in this Section 12.6(C) shall again apply. The submission by Tenant or such Permitted Occupant of such revised Recapture Statement shall be accompanied by a statement directing Landlord to respond thereto on or prior to the later of (x) the fifteenth (15th) Business Day after the date that Tenant (or the applicable Permitted Occupant) gives such revised Recapture Statement to Landlord, and (y) either (I) the thirtieth (30th) day after the date that Tenant (or the applicable Permitted Occupant) gives the initial Recapture Statement to Landlord (if the Recapture Space is comprised of Rentable Area of fifty thousand (50,000) square feet or less), or (II) the ninetieth (90th) day after the date that Tenant gives the initial Recapture Statement to Landlord (if the Recapture Space is comprised of Rentable Area of more than fifty thousand (50,000) square feet) (the later of the dates described in clause (x) and clause (y) being referred to herein as the "Revised Deadline"); provided, however, that the fifteen (15) Business Day period described in clause (x) above shall be increased to thirty
(30) days (if the Recapture Space is comprised of fifty thousand (50,000) square feet of Rentable Area or less) or ninety (90) days (if the Recapture Space is comprised of more than fifty thousand (50,000) square feet of Rentable Area) if Tenant (or the applicable Permitted Occupant) does not identify the proposed subtenant in such revised Recapture Statement. Landlord shall have the right, exercisable on or prior to the Revised Deadline, to effect a Sublease Recapture in accordance with the provisions of this Section 12.6(C).


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                    (D) The failure by Landlord to exercise its option under
Section 12.6(C) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting (or further subletting) or any subsequent subletting (or further subletting) of the Premises affected thereby (other than, in either case, pursuant to the express terms of a sublease theretofore approved, or deemed approved, by Landlord).

                    (E) Tenant shall have the right to terminate any sublease that Tenant consummates with a Qualifying Subtenant in accordance with this
Article 12 without Landlord's prior approval; provided, however, that (x) if an Event of Default has occurred and is continuing, then Tenant shall not terminate any such sublease (other than a sublease that Tenant consummates pursuant to Section 12.4 hereof) without Landlord's prior approval, and (y) Tenant shall not have the right to so terminate any sublease after the date that Tenant gives to Landlord a Recapture Statement or a Subleasehold Assignment Statement in connection with the Qualifying Subtenant's proposed further subletting or assignment of such Qualifying Subtenant's interest under the applicable sublease, unless Landlord's right to exercise a Sublease Recapture or a Subleasehold Assignment Recapture in respect thereof has lapsed without being exercised. Landlord acknowledges that Tenant may exercise Tenant's right to terminate a sublease under this Section 12.6(E) in connection with the Qualifying Subtenant's proposed further subleasing of the Premises or the applicable portion thereof or the Qualifying Subtenant's proposed assignment of its interest under the applicable sublease, in either case prior to the date that Tenant gives to Landlord a Recapture Statement or a Subleasehold Assignment Statement in respect thereof, in which case Landlord shall not have the right to consummate a Sublease Recapture or a Subleasehold Assignment Recapture in connection therewith.

      Section 12.7 (A) Subject to the terms of this Section 12.7(A) and Section
12.14 hereof, in connection with any subletting of all or any portion of the Premises, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of any Sublease Profit derived therefrom. Tenant shall not be entitled to any proceeds derived from or relating to (directly or indirectly) any leasing of the Recapture Space by Landlord. All sums payable by Tenant to Landlord on account of Sublease Profit shall be paid to Landlord, as additional rent, within ten
(10) days after receipt thereof by Tenant (or the applicable Permitted Occupant). Tenant shall not be required to make payments to Landlord on account of Sublease Profit to the extent deriving from Tenant's subleasing of the Premises or a portion thereof to Tenant's Affiliate, or a Qualifying Subtenant's further subleasing of the Premises or a portion thereof to such Qualifying Subtenant's Affiliate, in either case without Landlord's consent pursuant to
Section 12.4 hereof.

                    (B) For purposes of this Lease:

                          (1)   "Escalation Rent Per Square Foot" shall mean,
at any particular time, the quotient obtained by dividing (I) the Escalation Rent payable hereunder at such time, by (II) the Rentable Area of the Premises at such time.


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                          (2)   "Rent Per Square Foot" shall mean, at any
particular time:

            (i) with respect to the First Price Space, the Second Price Space or the Third Price Space, the sum of (I) the amount applicable at such time, as set forth on Exhibit Definitions-E attached hereto, and (II) the Escalation Rent Per Square Foot;

            (ii) with respect to any Applicable Option Space with respect to which Tenant has exercised the Option, the sum of (I) the quotient obtained by dividing (A) the Fixed Rent due hereunder in respect of such Applicable Option Space at such time, by (B) the number of square feet of Rentable Area comprising such Applicable Option Space, and (II) the Escalation Rent Per Square Foot; and

            (iii) with respect to any space that is added to the Premises by reason of Tenant's exercise of the Shortage Option or the Early Option in accordance with the terms hereof, the sum of (I) the quotient obtained by dividing (A) the Fixed Rent due hereunder in respect of such space at such time, by (B) the number of square feet of Rentable Area comprising such space, and (II) the Escalation Rent Per Square Foot;

provided, however, that if the sublessor under the applicable sublease is a Permitted Occupant (other than Tenant), then the Rent Per Square Foot shall mean the quotient obtained by dividing (x) the aggregate rental payable by such Permitted Occupant for the Premises (or the portion thereof that has been demised to such Permitted Occupant), by (y) the number of square feet of Rentable Area in the Premises (or such portion thereof).

                          (3)   "Sublease Profit" shall mean the product
obtained by multiplying (x) the excess, if any, of the Sublease Rent Per Square Foot over the Rent Per Square Foot, by (y) the number of square feet of Rentable Area constituting the portion of the Premises sublet by Tenant (or the applicable Permitted Occupant).

                          (4)   "Sublease Rent" shall mean any rent or other
consideration paid to Tenant (or the applicable Permitted Occupant) directly or indirectly by any subtenant or any other amount received by Tenant (or the applicable Permitted Occupant) from or in connection with any subletting or further subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or HVAC) less the Sublease Expenses.

                          (5)   "Sublease Expenses" shall mean:  (i) in the
event of a sale of Tenant's Property or the personal property of the applicable Permitted Occupant, as the case may be, the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns,
(ii) the out-of-pocket costs and expenses of Tenant (or the applicable Permitted Occupant) in making such sublease, such as brokers' fees, attorneys' fees, architects'


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
and space planning fees, and advertising fees paid to unrelated third parties,
(iii) any sums paid to Landlord pursuant to Section 12.2(B) hereof, (iv) the cost of improvements or alterations made by Tenant (or the applicable Permitted Occupant) expressly and solely for the purpose of preparing that portion of the Premises for such subtenancy less the present value (calculated using a discount rate equal to the Base Rate) of the reasonable residual value thereof at the expiration of such sublease (which reasonable residual value shall be determined after taking into account the portion of the Term (if any) that remains after the expiration of such sublease), (v) the unamortized or undepreciated cost of any Tenant's Property (or any such personal property of such Permitted Occupant, as the case may be) leased to and used by such subtenant less the present value (calculated using a discount rate equal to the Base Rate) of the reasonable residual value thereof at the expiration of such sublease; (vi) any moving expenses of the subtenant paid for by Tenant (or the applicable Permitted Occupant), (vii) any "takeover" expenses paid by Tenant (or the applicable Permitted Occupant) in connection with such subtenant's then existing leases,
(viii) any payments required to be, and actually made, by Tenant (or the applicable Permitted Occupant) in connection with such sublease for any real property transfer tax, transfer gains tax or similar tax of the United States or the City or State of New York (other than any income tax), (ix) the costs of Tenant (or the applicable Permitted Occupant) in connection with the supply of electricity or HVAC or any other utilities or other services provided to the subtenant, and (x) any other reasonable tenant inducement costs incurred by Tenant (or the applicable Permitted Occupant) (other than inducements constituting rent credits or free rent periods). In determining Sublease Rent, the costs set forth above shall be amortized (together with interest thereon calculated at the Base Rate) on a straight-line basis over the term of such sublease.

                          (6)   "Sublease Rent Per Square Foot" shall mean
the quotient obtained by dividing (I) the Sublease Rent, by (II) the number of square feet of Rentable Area of the space demised under the sublease in question.

Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (i) subsequent payments received or made by Tenant (or the applicable Permitted Occupant), (ii) the final adjustment of payments to be made by or to Tenant (or the applicable Permitted Occupant), and (iii) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit (or Tenant shall cause such Permitted Occupant to submit) to Landlord a recalculation of the Sublease Profit, and, if required, an adjustment shall be made between Landlord and Tenant, on account of prior payments made or credits received pursuant to this Section 12.7.


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      Section 12.8 (A) Notwithstanding the provisions of Section 12.1 hereof,
Landlord shall not unreasonably withhold, condition or delay its consent to (x) an assignment of Tenant's interests under this Lease in its entirety (if Landlord does not exercise Landlord's right to consummate an Assignment Recapture in respect thereof), or (y) an assignment of a Qualifying Subtenant's entire interest as subtenant under the applicable sublease (if Landlord does not exercise Landlord's right to consummate a Subleasehold Assignment Recapture in respect thereof), provided that in either case:

                          (1)   no Event of Default has occurred and is
continuing;

                          (2)   upon the date Tenant (or the applicable
Permitted Occupant) delivers the Assignment Statement (or the Subleasehold Assignment Statement) to Landlord and upon the date immediately preceding the date of any assignment approved (or deemed approved) by Landlord, the proposed assignee is of a character, engaged in a business, and proposes to use the Premises, in each case in a manner that is consistent with the Building Standard; and

                          (3)   the assignee agrees to assume all of the
obligations of Tenant under this Lease, or the Qualifying Subtenant under the applicable sublease, to the extent accruing from and after the date of the assignment.

                    (B) (1) Subject to the terms of Section 12.4 hereof and this
Section 12.8(B), if Tenant proposes to assign the tenant's interest hereunder in its entirety, then Tenant shall submit a statement to Landlord (the "Assignment Statement") containing the following information: (i) the essential terms and conditions of the proposed assignment, including, without limitation, the consideration payable either by Tenant or the assignee for such assignment and the value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Premises proposed to be made by Tenant to prepare the Premises for occupancy by the proposed assignee, and
(ii) other information that Landlord may reasonably request within ten (10) Business Days after receipt of the Assignment Statement, together with a statement specifically directing Landlord's attention to the provisions of this
Section 12.8(B) requiring Landlord to respond to the Assignment Statement within ninety (90) days after Landlord's receipt of the Assignment Statement (it being understood that Tenant shall not be required to identify the proposed assignee in the Assignment Statement).

                          (2)   Landlord shall have the right, exercisable by
notice given by Landlord to Tenant within ninety (90) days after Landlord's receipt of the Assignment Statement, to terminate this Lease, in which event the Term shall expire on the date designated by Tenant in the Assignment Statement, and Tenant shall vacate the Premises and surrender possession thereof to Landlord on such date in accordance with the provisions of Article 20 hereof. If
(i) the Assignment Statement contemplates that Tenant would pay consideration to the assignee to induce such assignee to take the tenant's interest hereunder by assignment, and (ii) Landlord exercises Landlord's right to so terminate this Lease, then Tenant shall pay such consideration to Landlord on the date or dates that Tenant would have otherwise paid such sums to its assignee (any such termination of this Lease as contemplated by this Section 12.8(B)(2)


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being referred to herein as an "Assignment Recapture") (it being understood that
Tenant's obligation to pay such consideration shall survive the Assignment Recapture).

                          (3)   If Tenant does not enter into an assignment
of the tenant's interest under this Lease in accordance with the terms of this
Section 12.8 within two hundred seventy (270) days after the earlier to occur of
(x) the ninetieth (90th) day after Tenant gives the Assignment Statement to Landlord, and (y) the date that Landlord advises Tenant that Landlord is not exercising Landlord's rights to consummate an Assignment Recapture in respect of the assignment contemplated by the Assignment Statement, then the provisions of this Section 12.8 shall again be applicable in their entirety to any proposed assignment. If, at any time after delivery of an Assignment Statement, the consideration payable to or by Tenant pursuant to the terms of the assignment transaction as set forth in the Assignment Statement changes in any material respect such that there is a decrease by more than ten percent (10%) in the economic value to Tenant of the terms of the proposed assignment specified in the Assignment Statement (determined using a discount rate of three hundred
(300) basis points over the then current yield on 10-year obligations of the United States Treasury), then Tenant shall promptly notify Landlord of such change by giving to Landlord a revised Assignment Statement and Landlord shall have the right, exercisable within fifteen (15) Business Days after Landlord's receipt of such revised Assignment Statement, to consummate an Assignment Recapture in respect thereof; provided, however, that (i) such period of fifteen
(15) Business Days shall be extended to ninety (90) days if Tenant does not identify the proposed assignee in such revised Assignment Statement, and (ii) in no event shall Landlord be required to indicate whether Landlord elects to exercise Landlord's rights to consummate an Assignment Recapture earlier than the ninetieth (90th) day after the date that Tenant gives the initial Assignment Statement to Landlord. Prior to entering into any such assignment, Tenant shall notify Landlord of the identity of the proposed assignee (if not identified in the Assignment Statement) so that Landlord may exercise its reasonable approval rights pursuant to this Section 12.8. If Landlord fails to notify Tenant within fifteen (15) Business Days of Landlord's receipt of such notice identifying the proposed assignee of Landlord's objections thereto, then Tenant shall have the right to assign the tenant's interest under this Lease to such proposed assignee on substantially the same terms set forth in the Assignment Statement (as the same may have been modified, as aforesaid) pursuant to an assignment which shall otherwise be subject to the terms and conditions of this Lease; provided, however, that in no event shall Landlord be deemed to have approved a proposed assignee earlier than the ninetieth (90th) day after Tenant gives the initial Assignment Statement to Landlord. If Landlord consents (or is deemed to have consented) to an assignment by Tenant as contemplated by this Section 12.8, then Landlord shall have the right to require Tenant and the assignee to execute and deliver a Consent to Assignment with respect to such assignment in substantially the form of the Consent to Assignment set forth in Exhibit 12.8 attached hereto and made a part hereof (it being understood that nothing contained in said Consent to Assignment shall permit Landlord to double count the costs and expenses to which Landlord is entitled to reimbursement under Section 12.2(B) hereof).

                    (C) If Tenant assigns the tenant's interest under this Lease as contemplated by this Section 12.8, then Tenant shall deliver to Landlord, within seven (7) days after the date that such assignment becomes effective, (x) a duplicate original instrument of


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assignment, duly executed by Tenant, and (y) an instrument, duly executed by the assignee, in which such assignee assumes observance and performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed from and after the date of such assignment.

                    (D) Except with respect to assignments made by Tenant pursuant to Section 12.4 hereof, Tenant shall pay to Landlord, upon receipt thereof, an amount equal to fifty percent (50%) of all Assignment Proceeds. As used herein, the term "Assignment Proceeds" shall mean all consideration payable to Tenant, directly or indirectly, by any assignee, or any other amount received by Tenant from or in connection with any assignment (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property) after deducting therefrom: (i) in the event of a sale (or contribution) of Tenant's Property, the then unamortized or undepreciated cost thereof determined in accordance with generally accepted accounting principles, (ii) the out-of-pocket costs and expenses of Tenant in making such assignment, including, without limitation, brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made, and actually made, by Tenant in connection with the assignment of its interest in this Lease pursuant to any real property transfer tax or real property transfer gains tax (or similar tax) of the United States or the City or State of New York (other than any income tax), (iv) any sums paid by Tenant to Landlord pursuant to Section 12.2(B) hereof, (v) the cost of improvements or alterations made by Tenant expressly and solely for the purpose of preparing the Premises for such assignment (or cash allowance given to such assignee in lieu thereof), (vi) the then unamortized or undepreciated cost of any Tenant's Property leased to and used by such assignee, as determined in accordance with generally accepted accounting principles, (vii) Tenant's Unamortized Alterations Cost, (viii) any moving expenses of the assignee paid for by Tenant, (ix) any "takeover" expenses incurred by Tenant in connection with such assignee's then existing lease, and (x) any other reasonable tenant inducement costs paid by Tenant. If Landlord exercises its rights to consummate an Assignment Recapture, then Tenant shall not be entitled to any proceeds derived from or relating to (directly or indirectly) any lease of the Premises by Landlord following Landlord's exercise of such rights.

                    (E) (1) Subject to the terms of Section 12.4 hereof, Section
12.16 hereof and this Section 12.8(E), if (I) a Qualifying Subtenant occupies the Premises or a portion thereof under a sublease that constitutes a Long Term Sublease, and (II) such Qualifying Subtenant proposes to assign the Qualifying Subtenant's interest under such sublease in its entirety, then Tenant shall submit (or shall cause the Qualifying Subtenant to submit) a statement to Landlord (the "Subleasehold Assignment Statement") containing the following information: (i) the essential terms and conditions of the proposed assignment, including, without limitation, the consideration payable either by the Qualifying Subtenant or the assignee for such assignment and the cost (including overhead and supervision) of any improvements (including any demolition to be performed) to the Premises (or the applicable portion thereof) proposed to be made by the Qualifying Subtenant to prepare the Premises (or the applicable portion thereof) for occupancy by the proposed assignee, and (ii) other information that Landlord may reasonably request within ten (10) Business Days after receipt of the Subleasehold Assignment Statement, together with a statement specifically directing Landlord's attention to the provisions of this


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Section 12.8(E) requiring Landlord to respond to the Subleasehold Assignment
Statement within thirty (30) days after Landlord's receipt of the Subleasehold Assignment Statement (if the applicable Long Term Sublease demises Fifty Thousand (50,000) square feet of Rentable Area or less) or within ninety (90) days after Landlord's receipt of the Subleasehold Assignment Statement (if the applicable Long Term Sublease demises more than Fifty Thousand (50,000) square feet of Rentable Area) (it being understood that Tenant (or the Qualifying Subtenant) shall not be required to identify the proposed assignee in the Subleasehold Assignment Statement).

                          (2) Landlord shall have the right, exercisable by
notice given by Landlord to Tenant within ninety (90) days after Landlord's receipt of the Subleasehold Assignment Statement (with respect to a Long Term Sublease that demises more than Fifty Thousand (50,000) square feet of Rentable
Area), or within thirty (30) days after Landlord's receipt of the Subleasehold Assignment Statement (with respect to a Long Term Sublease that demises Fifty Thousand (50,000) square feet of Rentable Area or less), to terminate this Lease with respect to the Premises or the applicable portion thereof demised by the applicable Long Term Sublease (the Premises or such portion thereof being referred to herein as the "Subleasehold Assignment Space"), in which case the Term shall expire with respect to the Subleasehold Assignment Space on the date designated by Tenant (or the Qualifying Subtenant) in the Subleasehold Assignment Statement, and Tenant shall cause the applicable Qualifying Subtenant to vacate the Subleasehold Assignment Space and surrender possession thereof to Landlord on such date in accordance with the provisions of Article 20 hereof (any such termination of the Lease with respect to the Subleasehold Assignment Space pursuant to this Section 12.8(E) being referred to herein as a "Subleasehold Assignment Recapture"). From and after the date that a Subleasehold Assignment Recapture becomes effective, (i) this Lease shall remain in full force and effect, (ii) the Subleasehold Assignment Space shall be deleted from the Premises, (iii) the Fixed Rent shall be recalculated based on the Rentable Area of the portion of the Premises that remains after such Subleasehold Assignment Recapture, (iv) if the Subleasehold Assignment Space does not comprise the entire Premises, then Tenant, at Tenant's sole cost and expense, shall demise the Subleasehold Assignment Space separately from the remainder of the Premises, and (v) Tenant shall pay to Landlord, on the first day of each month for the remainder of the Term the amount, if any, by which (a) the Rental which would have been due hereunder in respect of the Subleasehold Assignment Space for such month, exceeds (b) the aggregate sublease rental that would have been payable by the applicable Qualifying Subtenant under the applicable Long Term Sublease (it being understood that (i) for purposes of determining such aggregate rental, the brokerage commission, improvement allowances, and free rent that the sublessor incurs for the applicable sublease transaction shall be amortized in equal monthly installments, with interest at the Base Rate, over the term of such sublease, and (ii) if the Subleasehold Assignment Space comprises the entire Premises, then Tenant's obligation to pay the aforesaid amount shall survive the Subleasehold Assignment Recapture). If the Subleasehold Assignment Statement contemplates that the applicable Qualifying Subtenant would pay consideration to the assignee to induce such assignee to take the subtenant's interest under the applicable Long Term Sublease by assignment, then Tenant shall pay (or shall cause such Qualifying Subtenant to pay) such consideration to Landlord on the date or dates that such Qualifying Subtenant would have otherwise paid such sums to its assignee (it being understood that if the Subleasehold Assignment Space comprises the entire Premises, then Tenant's


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obligation to pay (or to cause such Qualifying Subtenant to pay) such consideration shall survive the Subleasehold Assignment Recapture).

                          (3)   If such Qualifying Subtenant does not enter
into an assignment of the subtenant's interest under the applicable Long Term Sublease in accordance with the terms of this Section 12.8(E) within two hundred seventy (270) days after the earlier to occur of (x) the ninetieth (90th) day after Tenant (or the applicable Qualifying Subtenant) gives the Subleasehold Assignment Statement to Landlord, and (y) the date that Landlord advises Tenant that Landlord is not exercising Landlord's rights to consummate a Subleasehold Assignment Recapture in respect of the assignment contemplated by the Subleasehold Assignment Statement, then the provisions of this Section 12.8(E) shall again be applicable in their entirety to any proposed assignment of the Qualifying Subtenant's interest under such Long Term Sublease. If, at any time after delivery of a Subleasehold Assignment Statement, the consideration payable to or by the Qualifying Subtenant pursuant to the terms of the assignment transaction as set forth in the Subleasehold Assignment Statement changes in any material respect such that there is a decrease by more than ten percent (10%) in the economic value to the Qualifying Subtenant of the terms of the proposed assignment specified in the Subleasehold Assignment Statement (determined using a discount rate of three hundred (300) basis points over the then current yield on 10-year obligations of the United States Treasury), then Tenant shall promptly notify (or shall cause the applicable Qualifying Subtenant to notify) Landlord of such change by giving to Landlord a revised Subleasehold Assignment Statement and Landlord shall have the right, exercisable within fifteen (15) Business Days after Landlord's receipt of such revised Subleasehold Assignment Statement, to consummate a Subleasehold Assignment Recapture in respect thereof; provided, however, that (i) such period of fifteen (15) Business Days shall be extended to (I) ninety (90) days if Tenant (or the applicable Qualifying Subtenant) does not identify the proposed assignee in such revised Subleasehold Assignment Statement and the applicable Long Term Sublease demises more than Fifty Thousand (50,000) square feet of Rentable Area, or to (II) thirty (30) days if Tenant (or the applicable Qualifying Subtenant) does not identify the proposed assignee in such revised Subleasehold Assignment Statement and the applicable Long Term Sublease demises Fifty Thousand (50,000) square feet of Rentable Area or less, and (ii) in no event shall Landlord be required to indicate whether Landlord elects to exercise Landlord's rights to consummate a Subleasehold Assignment Recapture earlier than the ninetieth (90th) day after the date that Tenant (or the applicable Qualifying Subtenant) gives the initial Subleasehold Assignment Statement to Landlord (if the applicable Long Term Sublease demises more than Fifty Thousand (50,000) square feet of Rentable
Area), or the thirtieth (30th) day after the date that Tenant (or the applicable Qualifying Subtenant) gives the initial Subleasehold Assignment Statement to Landlord (if the applicable Long Term Sublease demises Fifty Thousand (50,000) square feet of Rentable Area or less).

                          (4)   Subject to Section 12.4 hereof, Tenant shall
not permit a Qualifying Subtenant to assign the subtenant's interest under the applicable sublease unless Tenant first notifies (or first causes the applicable Qualifying Subtenant to notify) Landlord of the identity of the proposed assignee so that Landlord may exercise its reasonable approval rights pursuant to this Section 12.8. If Landlord fails to notify Tenant within fifteen (15) Business Days of Landlord's receipt of such notice identifying the proposed assignee of Landlord's objections


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thereto, then the applicable Qualifying Subtenant shall have the right to assign the subtenant's interest under the applicable sublease to such proposed assignee pursuant to an assignment which shall otherwise be subject to the terms and conditions of this Lease; provided, however, that if such proposed assignment relates to a Long Term Sublease, then Landlord shall not be deemed to have approved a proposed assignee earlier than the ninetieth (90th) day after Tenant (or the applicable Qualifying Subtenant) gives the initial Subleasehold Assignment Statement to Landlord (if such Long Term Sublease demises more than Fifty Thousand (50,000) square feet of Rentable Area) or the thirtieth (30th) day after Tenant (or the applicable Qualifying Subtenant) gives the initial Subleasehold Assignment Statement to Landlord (if such Long Term Sublease demises Fifty Thousand (50,000) square feet of Rentable Area or less). If Landlord consents (or is deemed to have consented) to an assignment by a Qualifying Subtenant as contemplated by this Section 12.8, then Landlord shall have the right to require the Qualifying Subtenant, Tenant and the assignee to execute and deliver a Consent to Assignment with respect to such assignment in substantially the form of the Consent to Assignment set forth in Exhibit 12.8 attached hereto and made a part hereof.

                          (5)   If a Qualifying Subtenant assigns the
subtenant's interest under the applicable sublease as contemplated by this
Section 12.8, then Tenant shall deliver (or shall cause the applicable Qualifying Subtenant to deliver) to Landlord, within seven (7) days after the date that such assignment becomes effective, (x) a duplicate original instrument of assignment, duly executed by the Qualifying Subtenant, and (y) an instrument, duly executed by the assignee, in which such assignee assumes observance and performance of all of the terms, covenants and conditions of the applicable sublease on such Qualifying Subtenant's part to be observed and performed from and after the date of such assignment.

                          (6)   Except with respect to assignments made by
Tenant pursuant to Section 12.4 hereof, Tenant shall pay (or shall cause the applicable Qualifying Subtenant to pay) to Landlord, upon receipt thereof, an amount equal to fifty percent (50%) of all Subleasehold Assignment Proceeds. As used herein, the term "Subleasehold Assignment Proceeds" shall mean all consideration payable to a Qualifying Subtenant, directly or indirectly, by any assignee, or any other amount received by such Qualifying Subtenant from or in connection with any assignment of the subtenant's interest under the applicable sublease (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of the personal property of such Qualifying Subtenant) after deducting therefrom: (i) in the event of a sale (or contribution) of such Qualifying Subtenant's personal property, the then unamortized or undepreciated cost thereof determined in accordance with generally accepted accounting principles, (ii) the out-of-pocket costs and expenses of the Qualifying Subtenant in making such assignment, including, without limitation, brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (iii) any payments required to be made, and actually made, by the Qualifying Subtenant in connection with the assignment of its interest in such sublease pursuant to any real property transfer tax or real property transfer gains tax (or similar tax) of the United States or the City or State of New York (other than any income tax), (iv) any sums paid by Tenant or such Qualifying Subtenant to Landlord pursuant to Section 12.2(B) hereof, (v) the cost of improvements or alterations made by such Qualifying Subtenant expressly and solely for the purpose of preparing the Premises (or the applicable


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portion thereof) for such assignment (or cash allowance given to such assignee in lieu thereof), (vi) the then unamortized or undepreciated cost of any personal property of such Qualifying Subtenant that is leased to and used by such assignee, as determined in accordance with generally accepted accounting principles, (vii) any moving expenses of the assignee paid for by the Qualifying Subtenant, (ix) any "takeover" expenses incurred by the Qualifying Subtenant in connection with such assignee's then existing lease, and (x) any other reasonable tenant inducement costs paid by the Qualifying Subtenant. If Landlord exercises its rights to consummate a Subleasehold Assignment Recapture, then Tenant shall not be entitled to any proceeds derived from or relating to (directly or indirectly) any lease of the Premises (or the applicable portion thereof) by Landlord following Landlord's exercise of such rights.

      Section 12.9 Notwithstanding any other provision of this Lease, neither Tenant nor any direct or indirect assignee or subtenant of Tenant may enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration which would not fall within the definition of "rents from real property", as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended.

      Section 12.10 If Tenant enters into a Major Sublease, then, subject to the terms of this Section 12.10, Landlord, promptly after Tenant's request, shall execute and deliver to the applicable subtenant under such Major Sublease an agreement (a "Recognition Agreement"), in form and substance reasonably satisfactory to Landlord, to the effect that if this Lease terminates during the term of the applicable Major Sublease for any reason other than pursuant to Articles 10 or 11 hereof, Landlord will not evict such subtenant, disturb such subtenant's possession or terminate or disturb such subtenant's leasehold estate or rights thereunder, and will recognize such subtenant as the direct tenant of Landlord on the Applicable Terms. Tenant shall not have the right to request a Recognition Agreement as contemplated by this Section 12.10 (w) if the subtenant under the applicable Major Sublease is a Bloomberg Party, (x) if an Event of Default has occurred and is then continuing, or (y) if the financial condition of the applicable subtenant is not reasonably satisfactory to Landlord (it being understood that if the tangible net worth of such subtenant or any applicable Major Sublease Guarantor, determined in accordance with generally accepted accounting principles, is equal to or greater than fifteen (15) times the annual Rental that would be reasonably expected to be payable by the applicable subtenant to Landlord pursuant to the Applicable Terms, then such subtenant's financial condition shall be deemed to be reasonably satisfactory to Landlord).

      Section 12.11 As used herein, the term "Applicable Terms" shall mean all of the terms and conditions set forth in this Lease, except that:


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                    (i) the annual Fixed Rent payable by the applicable
subtenant at any time from and after the Recognition Effective Date shall be an amount equal to the greater of (A) the rental that would have been payable by the applicable subtenant under the Major Sublease at such time if the applicable Major Sublease remained in effect, and (B) the Comparison Amount for the Rentable Area demised by the applicable Major Sublease (except that the amount described in this clause (B) shall be the Fixed Rent payable hereunder for Applicable Option Space, to the extent that the portion of the Premises demised by the applicable Major Sublease includes Applicable Option Space);

                    (ii) the term of the applicable subtenant's direct tenancy shall expire, with respect to each portion of Rentable Area demised by the applicable Major Sublease, on the date that the term of this Lease applicable to such portion of Rentable Area would have expired had this Lease not terminated; provided, however, in no event shall such subtenant have the right to extend the term of such direct tenancy by exercise of the Renewal Option pursuant to
Article 37 hereof;

                    (iii) if, on the Recognition Effective Date, the tangible net worth of the applicable subtenant or the applicable Major Sublease Guarantor, determined in accordance with generally accepted accounting principles, is less than fifteen (15) times the annual Rental that is reasonably expected to be payable by the subtenant in connection with such direct tenancy, then, on the Recognition Effective Date, the applicable subtenant shall deposit with Landlord an amount equal to such annual Rental as of such Recognition Effective Date as security for such subtenant's obligations to Landlord in respect of such direct tenancy;

                    (iv) the applicable subtenant shall have no right to exercise Tenant's right to lease any Lower Option Space or any Upper Option Space, or to exercise the Renewal Option, in either case pursuant to the terms hereof;

                    (v) for purposes of such direct tenancy, references herein to the Premises shall be deemed to be references to the portion of the Premises demised by the applicable Major Sublease;

                    (vi) the applicable subtenant shall not be deemed to constitute a Bloomberg Party for purposes of such direct tenancy;

                    (vii) the applicable subtenant shall not have the right to such direct tenancy (and accordingly, the applicable subtenant, at Landlord's option, shall have no right to remain in occupancy of the applicable portion of the Premises from and after the Recognition Effective Date) if (v) this Lease is terminated by reason of an Event of Default that derives from the applicable subtenant's default under the applicable Major Sublease, (w) on the day immediately preceding the Recognition Effective Date, the applicable Major Sublease would not satisfy the requirements for a Major Sublease as set forth in the definition thereof, (x) on the day immediately preceding the Recognition Effective Date, the applicable subtenant does not occupy at least seventy percent (70%) of the Rentable Area demised by the Major Sublease for the conduct of business, or (y) the applicable subtenant is the Person, or an Affiliate of the Person, that constituted Tenant immediately prior to the Recognition Effective Date;


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                    (viii) the applicable subtenant shall not have the right to the exclusive use of the Premises Elevators or the Exclusive Lobby Area (but shall have the right to use passenger and freight elevators serving the applicable portion of the Premises, and lobby areas in the Building, that in either case conform with the Building Standard);

                    (ix) Landlord shall have the right to limit the applicable subtenant's rights to use the Basic Amenities to the extent reasonably required by Landlord to operate the Building in accordance with the Building Standard; provided, however, that if the applicable Major Sublease demises more than One Hundred Thousand (100,000) square feet of Rentable Area, then the portion of the Basic Amenities that the applicable subtenant has the right to use (other than the exclusive loading bays described in Section 2.5(A)(b) hereof) shall not be less than the ratio that the Rentable Area of the space demised by the Major Sublease bears to the aggregate area of the Premises immediately prior to the Recognition Effective Date;

                    (x) Landlord shall have the right to limit the applicable subtenant's rights to use the Tenant Mechanical Areas to the extent reasonably required by Landlord to operate the Building in accordance with the Building Standard; provided, however, that if the applicable Major Sublease demises more than One Hundred Thousand (100,000) square feet of Rentable Area, then the portion of the Tenant Mechanical Areas that the applicable subtenant has the right to use shall not be less than the ratio that the Rentable Area of the space demised by the Major Sublease bears to the aggregate area of the Premises immediately prior to the Recognition Effective Date;

                    (xi) the applicable subtenant shall not have the right to use the Terrace Area if the portion of the Premises demised by the applicable sublease is not adjacent thereto;

                    (xii) Landlord shall have the right to limit the applicable subtenant's rights to use the shaftways in the Building as contemplated by
Section 2.9 hereof to the extent reasonably required by Landlord to operate the Building in accordance with the Building Standard; provided, however, that if the applicable Major Sublease demises more than One Hundred Thousand (100,000) square feet of Rentable Area, then the portion of the Tenant Mechanical Areas that the applicable subtenant has the right to use shall not be less than the ratio that the Rentable Area of the space demised by the Major Sublease bears to the aggregate area of the Premises immediately prior to the Recognition Effective Date;

                    (xiii) Landlord shall have the right to limit the applicable subtenant's rights to install and operate the Emergency Generator System to the extent reasonably required by Landlord to operate the Building in accordance with the Building Standard;

                    (xiv) the applicable subtenant shall not have any rights to gain access to the Third Floor Deck as contemplated by Section 3.10 unless the portion of the Premises demised by the applicable sublease includes the Rentable Area on the third (3rd) floor of the Lexington Avenue Building;


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                    (xv) the applicable subtenant shall not have the rights
described in Section 3.11 hereof to gain access to the underside of the slab that constitutes the fourth (4th) floor of the Bridge Building unless the portion of the Premises demised by the applicable sublease includes the Rentable Area on the fourth (4th) floor of the Building;

                    (xvi) Landlord shall not have any obligation to consummate Recognition Agreements with further subtenants of any such subtenant;

                    (xvii) the applicable subtenant shall not have the right to use the Antennae Site if the portion of the Premises demised by the applicable sublease is less than Two Hundred Thousand (200,000) square feet of Rentable Area; and

                    (xviii) Landlord shall not be:

                    (1) liable for any act or omission of such subtenant's lessor immediately prior to the Recognition Effective Date;

                    (2) subject to any credits, defenses or offsets which the applicable subtenant may have against any prior lessor;

                    (3) bound by any payment of rental which the applicable subtenant may have made to any prior lessor more than thirty (30) days in advance of the month in which such payment was due; or

                    (4) bound by any of the provisions of the applicable Major Sublease.

As used herein, the term "Recognition Effective Date" shall mean the date that Landlord becomes the direct lessor of the applicable subtenant under a Major Sublease as contemplated by a Recognition Agreement.

      Section 12.12 (A) Tenant shall submit to Landlord, with each request for a Recognition Agreement, financial information regarding the subtenant for whose benefit such agreement is requested, including, without limitation, documentation of such subtenant's net worth, determined in accordance with generally accepted accounting principles.

                    (B) Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in consummating a Recognition Agreement within thirty (30) days after Landlord's request therefor. Landlord shall include with any such request reasonable supporting documentation for the charges described therein.

      Section 12.13 Notwithstanding the provisions of Section 12.1 hereof, Tenant may permit portions of the Premises to be occupied, at any time and from time to time, by Persons who are not members, officers or employees of Tenant (such persons who shall be permitted to occupy portions of the Premises pursuant to this Section 12.13 being each referred to individually as a "Permitted Person", or collectively as the "Permitted Persons"), without the consent of Landlord and without compliance with any of the other provisions of this Article 12 but subject to the other provisions of this Lease, provided that (i) no demising walls are erected in the


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Premises separating the space used by a Permitted Person from the remainder of the Premises, (ii) the Permitted Persons use the Premises in conformity with all applicable provisions of this Lease, (iii) in no event shall the use of any portion of the Premises by any Permitted Person create or be deemed to create any right, title or interest of the Permitted Person in or to the Premises, (iv) the portion of the Premises used by all Permitted Persons shall not exceed eight percent (8%) of the Rentable Area of the Premises, (v) such Permitted Person maintains a business relationship with Tenant (other than by virtue of such occupancy) and such business relationship extends during the term of such occupancy, (vi) the fees paid by such Permitted Person to Tenant for such occupancy rights do not exceed the portion of the Rental that is reasonably allocable to the portion of the Premises so occupied by such Permitted Person (it being understood that such reasonable allocation shall be made based on the proportion that the Rentable Area of the portion of the Premises so occupied by such Permitted Person bears to the Rentable Area of the Premises), and (vii) at least ten (10) days prior to a Permitted Person taking occupancy of a portion of the Premises, Tenant gives notice to Landlord (1) advising Landlord of the name and address of such Permitted Person, (2) advising Landlord of the character and nature of the business to be conducted by such Permitted Person, (3) advising Landlord of the Rentable Area to be occupied by such Permitted Person, (4) advising Landlord of the duration of such occupancy, (5) advising Landlord of the nature of such Permitted Person's business relationship with Tenant, and (6) certifying that Tenant derives no profit from Tenant's granting of such occupancy rights to such Permitted Person. Within ten (10) days after request by Landlord from time to time, Tenant shall provide Landlord with a list of the names of all Permitted Persons then occupying any portion of the Premises.

      Section 12.14 (A) If Tenant exercises the Option to lease Applicable Option Space that constitutes Lower Option Space, then neither Tenant nor another Permitted Occupant shall have the right to give to Landlord a Sublease Statement in respect thereof (which contemplates that the subtenant will use such Applicable Option Space (or a portion thereof) for retail purposes) as provided in Section 12.14(B) hereof, unless (x) Tenant gives to Landlord a Recapture Statement therefor (as contemplated by Section 12.6(C) hereof), regardless of whether the term of Tenant's proposed sublease extends for the balance of the Term, and (y) Landlord does not elect to consummate a Sublease Recapture for such Applicable Option Space (or such portion thereof) as provided in Section 12.6(C) hereof.

                    (B) If (i) Tenant exercises the Option to lease Applicable Option Space that constitutes Lower Option Space, (ii) Tenant gives Landlord a Sublease Statement in connection with a Permitted Occupant's proposed subleasing of such Applicable Option Space or a portion thereof, and (iii) Landlord has not elected to consummate a Sublease Recapture in respect thereof, then (a) Landlord shall not have the right to withhold consent to the proposed sublease solely by reason of the proposed subtenant's intending to use such Applicable Option Space (or such portion thereof) for retail purposes (provided that such use is consistent with the Building Standard and otherwise reasonably satisfactory to Landlord), (b) such subtenant's using such Applicable Option Space (or such portion thereof) for such retail purposes (assuming that Landlord approves such sublease in accordance with the terms of this Article 12) shall not constitute a default by Tenant under Article 2 hereof, and (c) if Landlord approves such proposed sublease in accordance with the terms of this Article 12, Tenant shall pay to Landlord the


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Sublease Profit that derives therefrom. Landlord shall be permitted to withhold
Landlord's consent to any such subletting of the Lower Option Space for retail purposes if such sublease permits the use of such Lower Option Space in a manner that conflicts with the exclusive rights benefitting any other Person occupying space in the Building for retail trade. If (x) Tenant subleases Lower Option Space for retail purposes as contemplated by this Section 12.14(B) with Landlord's approval as aforesaid, and (y) such sublease contemplates that the parties will determine the rental payable by the subtenant thereunder using an arbitration procedure or another mechanism for resolving differences between the parties, then Landlord shall have the right to control the determination of such procedure or mechanism (and Tenant shall cooperate reasonably with Landlord in connection therewith); provided, however, that Landlord shall not have the right to settle such procedure or mechanism at a rental that is less than the Rental payable hereunder for the applicable sublease space without Tenant's prior approval, which approval Tenant shall not unreasonably withhold, condition or delay. Either party shall have the right to submit a dispute between the parties regarding this Section 12.14(B) to an Expedited Arbitration Proceeding. Nothing contained in this Section 12.14 shall expand the purposes for which Tenant has the right to use the Premises under Article 2 hereof.

      Section 12.15 If Landlord exercises Landlord's right to consummate a Sublease Recapture or a Subleasehold Assignment Recapture pursuant to the terms of this Article 12, then Landlord, during the Term, shall not permit the Recapture Space or the Subleasehold Assignment Space to be used (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, the occupant's own business and/or activities (provided that such occupant's principal business is not photographic, multilith, or multigraph reproductions or offset printing), (2) for a business that conducts retail trade on an off-the-street basis, (3) as a restaurant or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by the occupant's partners, principals, members, agents, officers, employees and business guests, (4) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of such occupant), or (5) for any purpose that is inconsistent with the Building Standard.

      Section 12.16 (A) Subject to Section 12.4 hereof, if (i) Tenant (or any other Permitted Occupant) proposes to sublease (or further sublease) all or any portion of the Premises for a term of ten (10) years or more (including the term of any renewal options that the sublessor or the subtenant has the right to exercise), (ii) such proposed sublease does not otherwise constitute a Long Term Sublease, and (iii) the term of such sublease is proposed to commence at any time during the period of two (2) years from the date that the construction of the Building reaches the Fourth Construction Milestone Stage, then (I) Tenant shall give (or shall cause the Permitted Occupant to give) to Landlord a Recapture Statement in respect thereof in accordance with Section 12.6(C) hereof as if such proposed sublease constituted a Long Term Sublease, and (II) Landlord shall have the right to consummate a Sublease Recapture in respect of such sublease in accordance with the terms of Section 12.6(C) hereof, except that if Landlord exercises Landlord's rights to consummate a Sublease Recapture for the applicable portion of the Premises that Tenant (or such Permitted Occupant) intends to demise under such sublease, then


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Landlord (or Landlord's designee) shall sublease the applicable portion of the
Premises from Tenant (or the applicable Permitted Occupant) on the terms set forth in the Recapture Statement (it being understood that if Landlord (or Landlord's designee) so subleases the Recapture Space from Tenant (or the applicable Permitted Occupant), then (i) this Lease shall remain in effect for the applicable Recapture Space (and, accordingly, Tenant shall remain obligated to pay to Landlord, for the term of such sublease to Landlord, the Rental due hereunder for the Recapture Space), (ii) the subtenant's default under such sublease shall not constitute an Event of Default hereunder (and, accordingly, any rental that the subtenant under such sublease fails to pay to Tenant (or the applicable Permitted Occupant) when due shall be offset against the Rental due from Tenant to Landlord hereunder), (iii) Tenant shall pay (or shall cause to be paid) to Landlord any portion of Sublease Profit that derives from such sublease to which Landlord is entitled under Section 12.7 hereof, and (iv) Tenant shall not be required to otherwise make the payments described in Section 12.6(C) hereof for the amount of the excess of the Rental due hereunder over the rental payable under the terms set forth in the Recapture Statement).

                    (B) Subject to Section 12.4 hereof, if (w) a Qualifying Subtenant proposes to assign the subtenant's interest under a sublease for all or a portion of the Premises, (x) such sublease does not otherwise constitute a Long Term Sublease, (y) the term of such sublease extends (or could extend) for a term of ten (10) years or more, and (z) the term of such sublease commences at any time during the period of two (2) years from the date that the construction of the Building reaches the Fourth Construction Milestone Stage, then (i) Tenant shall cause the applicable Qualifying Subtenant to give to Landlord a Subleasehold Assignment Statement in respect of such assignment (as if such sublease constituted a Long Term Sublease), and (ii) Landlord shall have the right to consummate a Subleasehold Assignment Recapture in respect thereof, except that if Landlord exercises Landlord's rights to consummate a Subleasehold Assignment Recapture for the applicable portion of the Premises, then Landlord (or Landlord's designee) shall take the subtenant's interest under the applicable sublease by assignment on the terms set forth in the applicable Subleasehold Assignment Statement (it being understood that if Landlord (or Landlord's designee) so takes by assignment the subtenant's interest under the applicable sublease, then (i) this Lease shall remain in effect for the applicable Subleasehold Assignment Space (and, accordingly, Tenant shall remain obligated to pay to Landlord, for the term of such sublease, the Rental due hereunder for the Subleasehold Assignment Space), (ii) the subtenant's default under such sublease shall not constitute an Event of Default hereunder (and, accordingly, any rental that the subtenant under such sublease fails to pay to Tenant (or the applicable Permitted Occupant) when due shall be offset against the Rental due from Tenant to Landlord hereunder), and (iii) Tenant shall pay (or shall cause to be paid) to Landlord any portion of Sublease Profit that derives from such sublease to which Landlord is entitled under Section 12.7 hereof).




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                                   ARTICLE 13
                                  ELECTRICITY

      Section 13.1 Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the utility company supplying electricity to the Building. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Premises (including, without limitation, the electricity to be provided by Landlord pursuant to Section 13.3 hereof) by reason of any requirement, act or omission of the utility company serving the Building or for any other reason not attributable to the negligence or wilful misconduct of Landlord or Landlord's employees acting within the scope of their employment.

      Section 13.2 Subject to Section 13.3 hereof, Tenant, at Tenant's sole cost and expense, shall contract directly with the utility company serving the Building to obtain electricity for the Premises; provided, however, that Tenant shall have the right to contract directly with any other supplier of electricity if Tenant's doing so does not have a material and adverse effect on the electric service available to any portion of the Building other than the Premises. Landlord shall have no obligation to provide any electricity for the Premises or Tenant's use and occupancy thereof, but Landlord shall maintain throughout the Term (i) the demand load electrical capacity per rentable square foot for the Premises at the capacity which is required to be initially made available to the Premises per rentable square foot as part of the Work in accordance with the terms of Article 22 hereof (the "Base Capacity"), and (ii) the Building Systems that deliver the Base Capacity to the Premises. Tenant shall have the right to perform Alterations (in accordance with Article 3 hereof) to allocate the Base Capacity within the Premises as Tenant desires (with the understanding, however, that Tenant shall not have the right to perform Alterations to unreasonably allocate the Base Capacity from a portion of the Premises in respect of which Tenant then has a reasonable expectation will constitute Recapture Space or Subleasehold Assignment Space). Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, would result in Tenant's use of electricity exceeding the Base Capacity. If (x) in Landlord's reasonable judgment, Tenant's use of electricity exceeds the Base Capacity, and (y) Landlord gives Tenant notice thereof, then Tenant, within five (5) Business Days after Landlord gives such notice, shall either (i) cease such use of such excess capacity, or (ii) request that Landlord make available to Tenant additional electrical capacity (specifying the amount of additional capacity that Tenant reasonably requires). In addition, Tenant, at any time after the fifth (5th) anniversary of the Last Commencement Date, may request that Landlord make available additional electrical capacity to Tenant for the future electrical requirements that Tenant then reasonably anticipates. Any such request made by Tenant for additional electrical capacity shall not be effective for purposes hereof unless Tenant includes therewith a report, issued by a reputable and independent electrical consultant, at Tenant's sole cost and expense, which outlines in reasonable detail Tenant's additional electrical requirements. Subject to the terms of this Section 13.2, Landlord shall make available to Tenant the additional electrical capacity as reasonably requested by Tenant to the extent that such additional electrical capacity is available in the Building or is reasonably obtainable from the utility company; provided, however, that Landlord (or the Condominium Association) shall at all times be entitled to maintain a reasonable reserve of electrical capacity (taking into account the anticipated electrical needs of present and prospective occupants of the Building) through the then existing risers and electrical equipment at the Building and shall not be required to make available to Tenant any such reserve electrical capacity. If making such additional electrical capacity available to Tenant necessitates


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the installation of an additional riser or any other proper and necessary equipment, including, without limitation, any switchgear, then Landlord shall perform such installation with reasonable diligence and in accordance with good construction practice. Any such installation shall be made at Tenant's sole cost and expense, based on actual out-of-pocket costs incurred by Landlord, and shall be chargeable and collectible as additional rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Tenant shall also pay any charges imposed by the utility company in connection with providing such additional electrical capacity to the Building. Either party shall have the right to submit a dispute between the parties under this Section 13.2 to an Expedited Arbitration Proceeding.

      Section 13.3 If prior to the electrical meters for the Premises becoming operational for the purpose of measuring Tenant's consumption of electricity in such Deliverable Unit as contemplated by Section 13.2 hereof, Tenant enters upon a Deliverable Unit or a portion thereof for the purpose of performing Initial Alterations or to occupy such Deliverable Unit for the conduct of business, then Tenant shall pay to Landlord a fee (the "Electricity Fee") in consideration of Landlord furnishing electricity to such Deliverable Unit. Tenant shall make arrangements with the utility company for the installation of direct meters as promptly as reasonably practicable during Tenant's performance of the Initial Alterations. The Electricity Fee shall only be payable with respect to the period prior to the installation of such meters for the applicable Deliverable Unit and such meters becoming operational. The Electricity Fee shall be calculated at the rate per annum of (x) Seventy-Five Cents ($0.75) per square foot of Rentable Area in such Deliverable Unit in which Tenant is performing its Initial Alterations, and (y) Two Dollars ($2.00) per square foot of Rentable Area in such Deliverable Unit that Tenant is occupying for the conduct of business. Landlord shall render a bill to Tenant for the Electricity Fee from time to time, but not more frequently than monthly, and Tenant shall pay such Electricity Fee to Landlord, as additional rent, within thirty (30) days after receipt of such bill. Tenant shall reimburse Landlord for the actual out-of-pocket costs that Landlord incurs, during the period prior to such meters becoming operational, in engaging personnel to operate or supervise the electrical system in the Building to the extent attributable to Tenant's use of electricity at times other than during the hours of 8:00 A.M. and 3:30 P.M. on Business Days; provided, however, that such actual out-of-pocket costs shall not include (and Tenant shall not be required to so reimburse Landlord for) the costs that Landlord incurs in purchasing electrical current during such times (it being the parties' intention that the cost of electrical current during such times is included in the aforesaid rate per annum). Tenant shall make any such reimbursement to Landlord within thirty (30) days after Landlord's request therefor from time to time. Landlord shall include in Landlord's request for any such reimbursement reasonable supporting documentation for the costs described therein.

      Section 13.4 (A) Subject to the terms of this Section 13.4, Landlord shall cooperate reasonably with Tenant in connection with Tenant's making arrangements to participate in any incentive programs provided at any time and from time to time by the utility company serving the Building (or such other supplier of electricity with which Tenant contracts as contemplated by Section 13.2 hereof). Landlord shall cooperate reasonably with Tenant in arranging Tenant's participation in any such incentive programs in a manner that allows Tenant to realize the entire benefit thereof. Tenant shall pay to Landlord an amount equal to the out-of-


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pocket costs incurred by Landlord in so cooperating with Tenant, within thirty
(30) days after Landlord's request therefor from time to time.

                                (B) Tenant shall cooperate reasonably with
Landlord, the Condominium Association or any other Person that occupies any portion of the Building other than the Premises in connection with Landlord's making, the Condominium Association making, or such other Person making, arrangements to participate in any such incentive programs provided at any time and from time to time by the utility company serving the Building, in a manner that allows Landlord and the Condominium Association (or such other Person that occupies the applicable portion of the Building) to realize the entire benefit thereof. Landlord shall pay (or shall cause the Condominium Association or such other Person to pay) to Tenant an amount equal to the out-of-pocket costs incurred by Tenant in so cooperating with Landlord, the Condominium Association or such other Person, within thirty (30) days after Tenant's request therefor from time to time.





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                                  ARTICLE 14
                    ACCESS TO TENANT AREAS; UNTENANTABILITY

      Section 14.1 (A) Subject to the terms of this Section 14.1 and Section
14.3 hereof, Landlord and the Condominium Association, and the agents, representatives, contractors, and employees of Landlord and the Condominium Association, shall have the right to enter the Tenant Areas to examine the Tenant Areas, or to show the Tenant Areas to prospective purchasers, or existing or prospective Mortgagees or Lessors, in either case on not less than five (5) Business Days of advance notice to Tenant (which notice may be given orally to a responsible person employed by Tenant with whom Landlord or Landlord's agent ordinarily has day-to-day contact regarding the operation of the Premises), during Tenant's ordinary operating hours and at times reasonably designated by Tenant (any such entry into the Tenant Areas as contemplated by this sentence being referred to herein as an "Inspection Access"). In addition, subject to the terms of this Section 14.1 and Section 14.3 hereof, each of Landlord and the Condominium Association and their respective agents, representatives, contractors, and employees shall have the right to enter the Tenant Areas, upon at least seven (7) Business Days of advance notice to Tenant (which may be given orally as aforesaid), and during hours that are not Tenant's ordinary operating hours and that are reasonably designated by Tenant, for the purpose of performing (x) repairs or other installations in the Building (including, without limitation, (I) the Work, (II) repairs or other installations that are required to comply with applicable Requirements, and (III) the installations described in Section 14.1(C) hereof), or (y) repairs on behalf of Tenant as contemplated by Section 4.1 hereof; provided, however, that (a) if an Emergency exists, then (I) Landlord shall only be required to give such advance notice to the extent reasonably practicable, and (II) Landlord shall not be precluded from entering the Tenant Areas during Tenant's ordinary operating hours (any such entry into the Tenant Areas as contemplated by this sentence being referred to herein as a "Work Access") (it being understood, however, that if an Emergency exists, then Landlord, to the extent practicable under the circumstances, shall comply with reasonable Emergency notification procedures theretofore established by Tenant in a notice given to Landlord), and (b) if Landlord requires Work Access to a Long Lead Area, then Landlord shall be required to give Tenant at least ten (10) Business Days of advance notice thereof, unless an Emergency exists, in which case the provisions of clause (a) above shall apply. As used herein, the term "Long Lead Area" shall mean portions of the Premises designated from time to time by Tenant on not less than thirty (30) days of advance notice to Landlord; provided, however, that in no event shall the Long Lead Area be comprised of more than fifty thousand (50,000) square feet of Rentable Area. Nothing contained in this Section 14.1(A) limits the provisions of Section 22.7(C) hereof. Subject to Section 14.5 hereof, Landlord and the Condominium Association (and their respective agents, representatives, contractors, and employees) shall be allowed to take all material into and upon the Tenant Areas that may be reasonably required in connection with any Work Access without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Fixed Rent (and any other item of Rental) shall not abate while said repairs, alterations, improvements, additions or restorations are being made, by reason of loss or interruption of business of Tenant, or otherwise. Tenant shall not be required to permit an Inspection Access into portions of the Premises that Tenant designates from time to time as an area (a) to which Tenant otherwise limits access to only particular employees who have a particular need to gain access to the materials or equipment stored in such area, and (b) contains materials or equipment in respect of which Tenant has a substantial interest in limiting access thereto (any such area designated by Tenant from time to time being referred to


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herein as a "Secure Area"); provided, however, that in no event shall the aggregate Rentable Area of the Secure Areas exceed sixteen percent (16%) of the Rentable Area of the Premises.

                    (B) Subject to Section 10.3 hereof, any work performed or installations made pursuant to this Article 14 shall be made with due diligence and otherwise pursuant to the provisions of Section 4.1 hereof and Section 4.3 hereof. Landlord shall (i) promptly repair any damage to the Tenant Areas, Alterations or Tenant's Property (including, without limitation, any finish work in the Premises) caused by the work or installations in the Tenant Areas as described in Section 14.1(A) hereof or as described in Section 14.1(C) hereof,
(ii) take reasonable care to safeguard the affected portion of the Tenant Areas and Tenant's Property, (iii) upon completion of such activity, restore the portion of the Tenant Areas that is the subject of such activity to substantially the condition existing before such activity, and (iv) not cause a reduction in the Usable Area of the Premises beyond a de minimis amount.

                    (C) Subject to the terms of this Section 14.1(C) and Section 14.1(E) hereof, Tenant shall permit (i) the Condominium Association, (ii) Landlord, (iii) other occupants of the Building, and (iv) utility companies serving the Building to install, use and maintain concealed ducts, pipes and conduits in and through the Tenant Areas. Subject to the terms of this Section 14.1(C), such Persons shall not have the right to install any such ducts, pipes or conduits in the Premises as contemplated by this Section 14.1 unless (a) no space in the Building core and shaft space is reasonably available and usable therefor on a commercially reasonable basis, (b) the installation of any such ducts, pipes or conduits, and the use thereof, does not have a material and adverse effect on Tenant's Alterations (including, without limitation, the aesthetics thereof), or Tenant's use and occupancy of the Premises for the conduct of Tenant's business, and (c) such ducts, pipes or conduits comply with the requirements set forth in the Work Exhibit with respect to ducts, pipes and conduits being installed as part of the Work. Landlord shall have the right to install electrical conduit through the Premises to accommodate any lighting apparatus that Landlord installs to highlight the exterior of the Building, to the extent that (i) Landlord reasonably requires to route such electrical conduit through the Premises, and (ii) Landlord installs such electrical conduit in a manner that minimizes to the extent reasonably practicable any adverse impact on the Alterations; provided, however, that (x) Tenant shall have the right to approve the route that Landlord intends to use for Landlord's installation of such conduit, which approval Tenant shall not unreasonably withhold, condition or delay, and (y) Tenant, at Tenant's sole cost and expense, shall have the right, during the Term, to perform an Alteration to relocate such electrical conduit in a manner that otherwise complies with Article 3 hereof, to the extent that such relocation does not have any material and adverse effect on such lighting apparatus or the operation thereof. If Landlord exercises Landlord's aforesaid right to install electrical conduit through the Premises to accommodate such lighting apparatus, then Landlord and Tenant shall consult with each other in good faith to design such installation in a manner that satisfies the requirements of each party. Nothing contained in this Section 14.1(C) shall modify any of Landlord's obligations in respect of the ducts, pipes or conduits that Landlord is installing as part of the Work. Any pipes, ducts, or conduits installed in or through the Premises pursuant to this Section 14.1(C) shall (i) be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises, (ii) be located in close proximity to the core of the Building located on the applicable floor of the Premises (taking into account the visibility of


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such pipes, ducts, or conduits from the finished portions of such Premises and the aesthetics thereof), (iii) be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, and
(iv) not reduce the Usable Area of the Premises beyond a de minimis amount when completed. Landlord shall not exercise Landlord's rights under this Section 14.1 after the Commencement Date for each Deliverable Unit to install any wet pipes in, over or under Tenant's computer, telecommunications, or broadcast-related areas (collectively, "Sensitive Areas"), unless (x) such location is the only practical and available location therefor, and (y) Landlord takes all necessary steps (in accordance with good construction practice) to protect the applicable Sensitive Area. If any wet pipes are located over any area which are subsequently designated by Tenant as Sensitive Areas, then Tenant, at Tenant's sole cost and expense, shall have the right to relocate such wet pipes to a suitable alternate location, in accordance with good construction practice and otherwise in accordance with the provisions of Article 3 hereof, and subject to Landlord's prior approval thereof (which approval Landlord shall not unreasonably withhold, condition or delay). All costs and expenses in connection with any installation pursuant to this Section 14.1(C) (other than Tenant's aforesaid relocation of wet pipes), including the costs for repairing and restoring any portions of the Premises affected by any such installation, shall be borne by Landlord, if performed by Landlord (subject in each case to recoupment by Landlord to the extent provided in Article 26 hereof).

                    (D) Subject to the terms of this Section 14.1(D), Landlord, during the Term, shall have the right to install elevator pits or escalator pits (or both elevator pits and escalator pits) through the floor slab above the Lower Level Space on Lower Level 2 of the Building to the extent reasonably necessary to service Lower Level 1 of the Building. Landlord shall not have the right to install such elevator pits or escalator pits in the portions of the Lower Level Space on Lower Level 2 of the Building designated as space "C" and space "D" on the Schematic Drawing for Lower Level 2 of the Building (the Lower Level Space, other than such space "C" and space "D", being collectively referred to herein as the "Permitted Pit Areas"). Landlord shall make any such installation of an elevator pit or an escalator pit in accordance with the terms of this Section 14.1 that apply to a Work Access, except that Landlord shall be required to give Tenant at least forty-five (45) days of advance notice thereof. Landlord acknowledges that the provisions of Section 14.1(B) hereof apply in respect of Landlord's right to install elevator pits and escalator pits in the Permitted Pit Area as contemplated by this Section 14.1(D).

                    (E) Subject to the terms of this Section 14.1(E), Landlord shall not install, or permit to be installed, any wet pipes (including, without limitation, kitchen drains and grease traps) or any slab penetrations above the portions of the Lower Level Space on Lower Level 2 of the Building shown as space "A", space "B", and space "C" on the Schematic Drawing for Lower Level 2 of the Building. This Section 14.1(E) shall not result in Landlord being responsible for any such wet pipes or slab penetrations installed by Tenant or any other Person claiming by, through or under Tenant. This Section 14.1(E) shall only apply during the period that Tenant (or another Permitted Occupant) uses such space "A", space "B" or space "C" for a purpose that reasonably requires Tenant to avoid wet pipes or slab penetrations therein (it being understood that Tenant's use of such spaces for Tenant's UPS system, Tenant's electrical switchgear or Tenant's telecommunications equipment shall constitute a use in respect of which Tenant has a reasonable requirement to avoid wet pipes and slab perforations therein). This


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Section 14.1(E) shall not limit Landlord's right to install a waterproof escalator or elevator pit in such space "A", and a drain for such escalator or elevator pit, provided that such drain is not used for pressurized water.

      Section 14.2 During the period of twenty-four (24) months prior to the Expiration Date, Landlord may exhibit, during Tenant's regular business hours, the Premises (other than Secure Areas) to prospective tenants thereof in a manner that minimizes to the extent reasonably practicable interference with Tenant's use and occupancy of the Premises, provided Tenant shall be given in each case not less than three (3) Business Days of advance notice (which notice may be given orally to a responsible person employed by Tenant with whom Landlord or Landlord's agent ordinarily has day-to-day contact regarding the operation of the Premises).

      Section 14.3 Notwithstanding anything to the contrary contained herein, neither Landlord nor the Condominium Association (nor their respective agents, representatives, contractors and employees) shall enter the Premises unless a representative of Tenant is present; provided, however, that such entry may occur without a representative of Tenant being present to the extent that the occurrence of an Emergency requires such entry to occur on a more immediate basis, or if Tenant fails to make such representative available on at least seven (7) Business Days of advance notice to Tenant (or on at least ten (10) Business Days of advance notice in connection with Work Access to a Long Lead Area, as the case may be) (which notice in either case may be given orally as provided in Section 14.1(A) hereof). Subject to Sections 4.1, 4.3 and 10.3 hereof, Landlord shall (a) use (and Landlord shall cause the Condominium Association, and the agents, representatives, contractors and employees of Landlord and the Condominium Association to use) reasonable care under the circumstances to avoid damage to the Premises, Alterations, or Tenant's Property (including without limitation, any finish work in the Premises) in connection with any such entry into the Premises and (b) repair any such damage with reasonable diligence in accordance with good construction practice, and otherwise in conformity with the Building Standard.

      Section 14.4 Subject to the terms of this Section 14.4, each of Landlord and the Condominium Association shall have the right, at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, upon not less than fifteen (15) days of prior notice to Tenant, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and, subject to Articles 39 and 40 hereof, to change the name, number or designation by which the Building (other than the Premises) is commonly known. Landlord shall not have the right to change the arrangement or location of the Premises Elevators or the Exclusive Lobby Area pursuant to this Section 14.4 (with the understanding, however, that Landlord retains the right to change the Exclusive Lobby Area and the Premises Elevators to the extent otherwise expressly set forth herein). Neither Landlord nor the Condominium Association shall have the right to make any such change to the entrances, passageways, doors, elevators, stairs, toilets or other public parts of the Building as contemplated by this Section 14.4 to the extent that such change (a) unreasonably reduces, interferes with or deprives Tenant of access to or egress from the Building or the Premises, (b) reduces the Rentable Area of the Premises (except by a de minimis amount), (c) otherwise unreasonably affects any other rights of Tenant


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under this Lease, or (d) adversely affects Tenant's Alterations or the use thereof in any material respect. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and each of Landlord, the Condominium Association and other occupants of the Building shall have the use thereof, as well as reasonable access thereto through the Premises for the purposes of operation, maintenance, alteration and repair, in either case as provided in Section 14.1 hereof; provided, however, that nothing contained in this Section 14.4 limits Tenant's rights as expressly set forth herein (including, without limitation, Tenant's rights under Sections 2.5 and 2.11 hereof). Landlord shall not have the right to gain (and Landlord shall not permit the Condominium Association to gain) access to the rooms on Lower Level 2 of the Building that contain the Building Systems that constitute telephone or electrical systems through the Lower Level Space on Lower Level 2 of the Building (it being understood that Landlord shall gain access to such rooms through corridors that are demised separately from the Lower Level Space on Lower Level 2 of the Building); provided, however, that Landlord shall have the right to install access doors that comply with applicable Requirements to provide Emergency egress from such rooms into the Lower Level Space on Lower Level 2 of the Building (it being understood that to the extent permitted by applicable Requirements, Landlord shall install on any such doors an appropriate alarm mechanism to deter the use of such doors except in the case of an Emergency).

      Section 14.5 Subject to the terms of this Section 14.5, if:

            (1) Landlord (i) performs any alterations, restorations, work, installation, or repair in the Building or the Premises (other than (a) any such alteration, restoration, work, installation or repair that Landlord performs in accordance with the terms hereof on Tenant's behalf by reason of Tenant's failure to perform such alterations, restorations, work, installation or repair, and (b) any restoration of the Landlord Restoration Items after the occurrence of a fire or other casualty), or
      (ii) fails to perform any of its obligations hereunder (including, without limitation, (a) Landlord's failure to perform Landlord's obligations to provide the services described in Article 27 hereof, and (b) any such failure that derives from an Unavoidable Delay) (any circumstance of the nature described in this clause (1) being referred to herein as an "Abatement Event"),

            (2) the Abatement Event occurs from and after the Rent Commencement Date for the applicable Deliverable Unit, and

            (3) the Abatement Event has a material and adverse effect on Tenant's ability to operate its business in the Premises (or a portion thereof) during a substantial portion of Tenant's primary business hours on a particular Business Day (any such Business Day being referred to herein as an "Interference Day"; the Premises, or the portion thereof with respect to which the Abatement Event has a material and adverse effect on Tenant's ability to operate its business therein, as the case may be, being referred to herein as the "Interference Area"),


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then Tenant shall be entitled to a credit to apply against the Rental otherwise due hereunder in an amount equal to the product obtained by multiplying (w) the Abatement Percentage, by (x) the quotient obtained by dividing (a) the Rent Per Square Foot, by (b) Three Hundred Sixty-Five (365), by (y) the number of square feet of Rentable Area in the Interference Area, by (z) either (i) the number of Business Days in the period beginning on the sixth (6th) consecutive Business Day that constitutes an Interference Day and ending on the day immediately preceding the first subsequent Business Day that is not an Interference Day, or
(ii) the excess of the number of Interference Days in any particular period of twenty (20) consecutive Business Days over five (5), as the case may be. Tenant acknowledges that the utility company's failure to provide electricity, gas, steam or other similar service shall not constitute the basis for an Abatement Event. As used herein, the term "Abatement Percentage" shall mean fifty percent (50%), except that if Tenant does not use the Interference Area for the operation of Tenant's business on an Interference Day solely by reason of the occurrence of the applicable Abatement Event, then the Abatement Percentage in respect of such Interference Day shall be one hundred percent (100%). Either party shall have the right to submit a dispute between the parties regarding the Rental credit described in this Section 14.5 to an Expedited Arbitration Proceeding.


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                                  ARTICLE 15
                           CERTIFICATE OF OCCUPANCY

      Section 15.1 Subject to the terms of this Section 15.1, Landlord, at Landlord's sole cost and expense, shall obtain the Zero Occupancy Certificate of Occupancy for each Deliverable Unit on or prior to the one hundred twentieth (120th) day after the Commencement Date therefor; provided, however, that if Tenant interferes with Landlord's obtaining a Zero Occupancy Certificate of Occupancy on or prior to such date, then (i) Landlord's aforesaid obligation to obtain the Zero Occupancy Certificate of Occupancy shall be extended for the number of days of delay caused by Tenant's aforesaid interference, and (ii) Tenant, at Tenant's sole cost and expense, shall take such steps to remove the cause of such interference as promptly as reasonably practicable and in accordance with good construction practice. If a Zero Occupancy Certificate of Occupancy obtained by Landlord pursuant to this Section 15.1 constitutes a temporary certificate of occupancy, then (x) Landlord shall cause such Zero Occupancy Certificate of Occupancy to be renewed from time to time prior to the expiration thereof, and (y) Tenant, in the course of the performance of Tenant's Alterations, shall not interfere therewith. If Landlord fails to so obtain the Zero Occupancy Certificate of Occupancy for a Deliverable Unit on or prior to the one hundred twentieth (120th) day after the Commencement Date therefor (or such later date, as aforesaid), then Tenant shall be entitled to a credit against the Fixed Rent otherwise due hereunder in an amount equal to the Fixed Rent that accrues hereunder in respect of such Deliverable Unit for the period commencing on the one hundred twentieth (120th) day after the Commencement Date therefor (or such later date, as aforesaid) and ending on the day immediately preceding the date that Landlord obtains such Zero Occupancy Certificate of Occupancy. After the Initial Alterations have been completed to the extent required under Requirements to enable Tenant to obtain a temporary or permanent certificate of occupancy for the Initial Alterations, Tenant shall obtain such a certificate of occupancy covering the Premises and permitting the Premises to be used for Tenant's purposes. Landlord shall not be required to obtain a Zero Occupancy Certificate of Occupancy for a particular Deliverable Unit from and after the date that Tenant obtains a permanent or temporary certificate of occupancy for such Deliverable Unit; provided, however, that Landlord's being relieved of Landlord's obligation to obtain such Zero Occupancy Certificate of Occupancy shall not diminish Landlord's obligation to perform the Work in accordance with the terms hereof. Following its issuance, Landlord shall not cause such permanent or temporary certificate of occupancy to be amended or modified at any time during the Term so as to cause Tenant's use or occupancy of the Premises in accordance with the terms of this Lease to violate such certificate of occupancy. Tenant shall obtain any amendments to such certificate of occupancy that are required by reason of any Alterations that Tenant performs after the Initial Alterations. No certificate of occupancy obtained by Landlord or Tenant, nor any provision of this Lease, nor any act or omission of Landlord, shall be deemed to constitute a representation or warranty that the Premises, or any part thereof, lawfully may be used or occupied for any particular purpose or in any particular manner.

      Section 15.2 Subject to Section 6.3(B) hereof, Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises, except to the extent that (i) Tenant obtains the appropriate permit from the applicable Governmental Authority to use the Premises on a temporary basis in violation of such certificate of occupancy, and
(ii) such use of the Premises is otherwise permitted hereunder. If any Governmental Authority hereafter contends or declares by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of


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occupancy, then, subject to Section 6.3(B) hereof, Tenant, upon notice from
Landlord or any Governmental Authority, shall immediately discontinue such use of the Premises. Tenant shall have the right, at Tenant's sole cost and expense, on prior notice to Landlord and subject to any then pending applications, to amend the certificate of occupancy from time to time in effect for the Premises, provided that (i) any such amendment is accomplished in accordance with all Requirements, (ii) any such amendment does not permit any use of the Premises not permitted under this Lease, and (iii) any such amendment does not materially and adversely affect any portion of the Building other than the Premises, or the use of such other portions of the Building. Landlord, at Tenant's sole cost and expense, shall reasonably cooperate with Tenant's efforts under this Section 15.2.



                                  ARTICLE 16
                                    DEFAULT

      Section 16.1 Each of the following events shall be an "Event of Default" hereunder:

                    (A) If Tenant defaults in the payment when due of (x) any monthly installment of Fixed Rent or Escalation Rent and such default continues for three (3) Business Days after notice of such default is given to Tenant, or
(y) any other payment of Rental and such default continues for ten (10) Business Days after notice of such default is given to Tenant; or

                    (B) if the entire Premises become abandoned for sixty (60) days (it being understood that Tenant's mere vacating of the Premises shall not constitute an Event of Default); or

                    (C) if Tenant's interest in this Lease or any portion thereof devolves upon or passes to any Person, whether by operation of law or otherwise, except as expressly permitted under Article 12 hereof; or

                    (D) (1) Tenant is generally not paying its debts as such debts become due (unless such debts are the subject of a bona fide dispute) (within the meaning of Section 303(h)(1) of the Bankruptcy Code); or

                          (2)   if Tenant commences or institutes any case,
proceeding or other action (A) seeking relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

                          (3)   if Tenant makes a general assignment for the
benefit of creditors; or


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                          (4)   if any case, proceeding or other action is
commenced or instituted against Tenant (A) seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, which in either of such cases (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, and (ii) remains undismissed or unstayed for a period of one hundred twenty (120) days; or

                          (5)   if any case, proceeding or other action
seeking monetary relief in excess of Twenty Million ($20,000,000) Dollars is commenced or instituted against Tenant seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property which results in the entry of an order for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

                          (6)   if Tenant takes any action in furtherance of,
or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (2), (3), (4) or (5) above; or

                          (7)   if a trustee, receiver or other custodian is
appointed for any substantial part of the assets of Tenant which appointment is not vacated or stayed within forty-five (45) days; or

                    (E) if Tenant defaults in the observance or performance of any other term, covenant or condition of this Lease on Tenant's part to be observed or performed and Tenant fails to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days, Tenant does not commence within said period of thirty (30) days, or thereafter diligently prosecute to completion, all steps reasonably necessary to remedy such default; provided, however, that the period during which Tenant has the right to remedy any such default pursuant to this
Section 16.1(E) shall not be extended beyond the initial period of thirty (30) days to the extent that such default derives from (i) Tenant's failure to make a payment of money, or any other event that derives from Tenant's lack of funds, or (ii) weather conditions that are reasonably anticipatable by Tenant as to frequency, duration and severity in their season of occurrence.

      Section 16.2 (A) If an Event of Default (i) described in Section 16.1(D) hereof occurs, or (ii) described in Sections 16.1(A), (B), (C), or (E) occurs and Landlord, at any time thereafter, at its option gives a notice to Tenant stating that this Lease and the Term shall expire and terminate on the third
(3rd) Business Day after the date that Landlord gives Tenant such notice, then this Lease and the Term and all rights of Tenant under this Lease shall expire and terminate as if the date on which the Event of Default described in clause
(i) above occurred or


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the third (3rd) Business Day after the date of such notice, pursuant to clause
(ii) above, as the case may be, were the Fixed Expiration Date and Tenant immediately shall quit and surrender the Premises, but Tenant shall nonetheless be liable for all of its obligations hereunder, as provided for in Articles 17 and 18 hereof. Anything contained herein to the contrary notwithstanding, if Landlord's right to so terminate this Lease is stayed by order of any court having jurisdiction over any proceeding described in Section 16.1(D) hereof, or by federal or state statute, then, following the expiration of any such stay, or if the trustee appointed in any such proceeding, Tenant or Tenant as debtor-in-possession fails to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within one hundred twenty (120) days after entry of the order for relief or as may be allowed by the court, or if said trustee, Tenant or Tenant as debtor-in-possession fails to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease as provided in Section 12.3(B) hereof, then Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on five (5) Business Days of advance notice to Tenant, Tenant as debtor-in-possession or said trustee and upon the expiration of said period of five (5) Business Days this Lease shall cease and expire as aforesaid and Tenant, Tenant as debtor-in-possession or said trustee shall immediately quit and surrender the Premises as aforesaid.

                    (B) If an Event of Default described in Section 16.1(A) hereof occurs, or this Lease is terminated as provided in Section 16.2(A) hereof, then Landlord, without notice and to the extent permitted by Requirements, may reenter and repossess the Premises using legal means and may dispossess Tenant by summary proceedings or otherwise.

      Section 16.3 If, at any time, (i) Tenant is comprised of two (2) or more Persons, or (ii) Tenant's obligations under this Lease have been guarantied by any person other than Tenant, then the word "Tenant", as used in Section 16.1(D) hereof, shall be deemed to mean any one or more of the Persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 16.1(D) shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rental or a waiver on the part of Landlord of any rights under Section 16.2 hereof.


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                                   ARTICLE 17
                              REMEDIES AND DAMAGES

      Section 17.1 (A) If any Event of Default occurs, and this Lease and the Term shall expire and come to an end as provided in Article 16 hereof, then:

                          (1)   Tenant shall quit and peacefully surrender
the Premises to Landlord, and Landlord and its agents may re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other legal action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

                          (2)   Landlord, at Landlord's option, may relet the
whole or any portion or portions of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine; provided, however, that Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability, and Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability; and

                          (3)   Tenant, on its own behalf and on behalf of
all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant has been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination is by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to seek to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.


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      Section 17.2 (A) If this Lease and the Term expires and comes to an end as provided in Article 16 hereof, or by or under any summary proceeding or any other action or proceeding, or if Landlord re-enters the Premises as provided in
Section 17.1 hereof, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                          (1)   Tenant shall pay to Landlord all Fixed Rent,
Escalation Rent and other items of Rental payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term expires and comes to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

                          (2)   Tenant also shall be liable for and shall pay
to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rental for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of clause (2) of Section 17.1(A) for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease and Landlord's re-entry upon the Premises and with such reletting, including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs, and contribution to work and other expenses of preparing the Premises for such reletting; provided, however, that if Landlord pays a brokerage commission for a reletting the term of which extends beyond the Expiration Date, then only the portion of such commission that is allocable to the period of time that would otherwise have constituted the unexpired portion of the Term may be so deducted (it being understood that to determine the portion of such brokerage commission that is allocable to such period of time, the amount of such brokerage commission shall be amortized on a straight-line basis over the term of such reletting)); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent; Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                          (3)   whether or not Landlord has collected any
monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency as and for liquidated and agreed final damages, a sum equal to the amount by which the Rental for the period which otherwise would have constituted the unexpired portion of the Term (commencing on the date immediately succeeding the last date with respect to which a Deficiency, if any, was collected) exceeds the then fair and reasonable rental value of the Premises for the same period, both discounted to present worth at the Base Rate; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, have been relet by Landlord to an independent third party, in an arm's length transaction, for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.


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                    (B) If the Premises, or any part thereof, are relet together with other space in the Building, then the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 17.2. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Article 16 hereof or this Article 17 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 17.2, except to the extent expressly set forth herein.


                                   ARTICLE 18
                                FEES AND EXPENSES

      Section 18.1 If an Event of Default has occurred and is continuing, then Landlord may (1) as provided in Section 14.1 hereof, remedy such Event of Default for the account of Tenant, or (2) make any reasonable expenditure or incur any reasonable obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements, in instituting, prosecuting or defending any action or proceeding, and the cost thereof, with interest thereon at the Applicable Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within thirty (30) days after rendition of any bill or statement to Tenant therefor, together with copies of relevant bills, receipts, invoices and other backup documentation in reasonable detail, and proof of payment thereof, and if the Term has expired at the time of making of such expenditures or incurring of such obligations, then such sums shall be recoverable by Landlord as damages. Landlord shall incur only those costs and expenses as are reasonably necessary under the circumstances and shall receive no profit in connection therewith.

      Section 18.2 If Tenant fails to pay any installment of Fixed Rent, Escalation Rent or any other item of Rental within ten (10) days after the date that such payment is due, then Tenant shall pay to Landlord, in addition to such installment of Fixed Rent, Escalation Rent or other item of Rental, as the case may be, as additional rent, interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment. If Landlord fails to pay any amount to Tenant hereunder within ten (10) days after the date that such payment is due, then Landlord shall pay to Tenant, in addition to such amount, interest at the Applicable Rate on the amount unpaid, computed from the date such payment was due to and including the date of payment. If (i) Landlord fails to pay any such amount to Tenant when due hereunder, and (ii) such failure continues for thirty (30) days after Tenant gives Landlord notice thereof, then Tenant shall have the right to offset such amount against the Fixed Rent thereafter coming due hereunder, together with interest thereon at the Applicable Rate from the date that such payment was due to the date that Tenant so applies such amount the Fixed Rent; provided, however, that in no event shall Tenant have the right to so offset more than thirty percent (30%) of the Fixed Rent due hereunder for any particular calendar month (with the understanding that any portion of such amount that Tenant does not have the right to offset against the Fixed Rent in any particular month may be offset against the Fixed Rent for a


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subsequent month, subject, however, to the aforesaid limit on Tenant's right to offset any such amount against more than thirty percent (30%) of the Fixed Rent due hereunder for any particular month). Nothing contained in this Section 18.2 limits Tenant's rights to offset against Rental as otherwise expressly set forth herein.

      Section 18.3 (A) As used herein, the term "Landlord Default" shall mean a default by Landlord in the performance of its obligations under this Lease (to the extent expressly required to be performed by Landlord herein) to repair and maintain the Premises (including, without limitation, the Premises Systems) or the Shared Building Systems which (a) impairs Tenant's ability to use the Premises for the normal conduct of its business (other than to a de minimis extent), (b) poses a material threat of harm to persons, or (c) poses a material and imminent threat to Tenant's Property; provided that, in any such instance, Landlord's failure to repair or maintain the Premises (or the Premises Systems) or the Shared Building Systems is not due directly or indirectly to any act or omission by Tenant or the installation or maintenance of Alterations or the repairs or maintenance of the Premises (or the Premises Systems) or the Shared Building Systems by Tenant or Tenant's particular manner of use of the Premises.

                    (B) (1) If (i) a Landlord Default occurs, (ii) Tenant gives Landlord notice thereof (which directs Landlord's attention to the provisions of this Section 18.3) (it being understood that such notice may be given to Landlord orally to the extent required by reason of the occurrence of an Emergency), (iii) Landlord fails (I) within thirty (30) days after receipt of such notice (or, in the case of an Emergency, such shorter period after delivery of a notice (which may be telephonic), if any, as is reasonable under the circumstances) to (x) cure the Landlord Default, or (y) initiate the cure thereof (if the Landlord Default is of such a nature that it cannot with reasonable diligence be cured within such period), or (II) to diligently take all steps necessary to cure such Landlord Default (after Landlord so initiates the cure of any such Landlord Default that cannot with reasonable diligence be cured within such period), and (iv) such Landlord's Default may be cured by actions taken within the Premises (or with respect to Premises Systems or Shared Building Systems which in either case are immediately adjacent to the Premises), then Tenant may (a) cure such Landlord Default for the account of Landlord, (b) pay any third party (in all circumstances where such Landlord Default may be cured by the payment of a fixed sum to a third party) as may be required to effect the cure of the Landlord Default, or (c) make any reasonable expenditure or incur any reasonable obligation for the payment of money, including, without limitation, reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, in order to cure such Landlord Default. Tenant shall incur only those costs and expenses as are reasonably necessary under the circumstances and shall receive no profit in connection with its performance of such work. To the extent that Tenant incurs any cost or expense in connection with curing a Landlord Default as aforesaid, Tenant shall submit to Landlord copies of relevant bills, receipts, invoices and other backup documentation, together with proof of payment thereof, and Landlord shall reimburse Tenant for such costs, with interest thereon at the Applicable Rate, within thirty (30) days after submission of such bills, receipts, invoices, documentation and proof of payment. If Landlord fails to pay such amount to Tenant on or prior to the thirtieth (30th) day after the date that Tenant makes such submission to Landlord, then Tenant shall have the right to offset against the Rental thereafter due hereunder an amount equal to such payment due from Landlord to Tenant


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(including, without limitation, the aforesaid interest calculated at the
Applicable Rate, as provided in Section 18.2 hereof).

                    (C) Landlord and Tenant acknowledge and agree that an event shall not constitute a Landlord's Default during the pendency of any legal proceeding or arbitration regarding such event. Landlord shall retain the right to cure any default of Landlord within the remaining applicable cure period set forth in Section 18.3 hereof for any such default after such dispute has been finally determined adversely to Landlord.

                    (D) Except as expressly provided in this Lease, all of Tenant's rights and remedies under this Lease shall be cumulative and non-exclusive, and no exercise by Tenant of any of its rights and remedies under any provision of this Lease shall be deemed to limit the exercise by Tenant of its rights and remedies under any other provision of this Lease. In the event of a breach or threatened breach by Landlord of any term, covenant or condition of this Lease, Tenant shall have the right to seek to enjoin such breach (except to the extent expressly otherwise provided herein). The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Tenant from invoking any other remedy allowed at law or in equity (except to the extent expressly otherwise provided herein). Landlord acknowledges that if Landlord defaults in respect of Landlord's obligation to construct the Work in accordance with the Article 22 hereof, then the damages to which Tenant is entitled by reason thereof may include, without limitation, an amount to compensate Tenant for the diminution in the efficiency of the floor plan of the Premises for Tenant's purposes.



                                   ARTICLE 19
                         NO REPRESENTATIONS BY LANDLORD

      Except as expressly set forth herein, Landlord and Landlord's agents and representatives have made no representations or promises with respect to the Building or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Landlord shall have no obligation to perform any work or make any installations in order to prepare the Premises or the Building for Tenant's occupancy, and Tenant shall accept the Premises in its "as is" condition on the Commencement Date, except in each case as expressly provided in this Lease. Landlord shall provide Tenant with a copy of any environmental survey prepared by or for a Mortgagee that finances the construction of the Building, to the extent that Landlord obtains a copy of such report from the Mortgagee or the consultant that prepares such report.



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                                   ARTICLE 20
                                   END OF TERM

      Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, vacant, broom clean, and otherwise in compliance with the provisions of Article 3 hereof. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 20. Tenant acknowledges that possession of the Premises must be surrendered to Landlord on the Expiration Date. Tenant shall indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, (x) any claims made by any succeeding tenant founded on such delay, or (y) any damages sustained by Landlord by reason of Tenant's failure to deliver possession of the Premises to Landlord; provided, however, that Tenant shall not be so obligated to indemnify and save Landlord harmless unless Tenant fails to surrender possession of the Premises within one hundred twenty (120) days after the Expiration Date. If possession of the Premises is not surrendered to Landlord on the Expiration Date, then, in addition to any other rights or remedies Landlord may have hereunder or at law to obtain possession of the Premises, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date, an amount equal to the greater of (I) one hundred twenty-five percent (125%) of the Rental which was payable under this Lease during the last month of the Term, and (II) the fair market rent for the Premises; provided, however, that with respect to the period from and after the forty-fifth (45th) day after the Expiration Date, said monthly amount payable by Tenant to Landlord on account of use and occupancy of the Premises shall be an amount equal to the greater of (I) one hundred fifty percent (150%) of the Rental which was payable under this Lease during the last month of the Term, and (II) the fair market rent for the Premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or to limit in any manner Landlord's right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 20. The provisions of this
Article 20 shall survive the Expiration Date.



                                   ARTICLE 21
                                 QUIET ENJOYMENT

      Landlord covenants that Tenant may peaceably and quietly enjoy the Premises for the Term, subject, nevertheless, to the terms and conditions of this Lease.



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                                   ARTICLE 22
                  CONSTRUCTION OF THE BUILDING AND THE PREMISES

      Section 22.1 (A) Subject to the terms of this Article 22, Landlord shall use commercially reasonable diligent efforts to cause to be performed in a good and workerlike manner, in accordance with the Building Standard and good construction practice, and in compliance with all applicable Requirements, the construction of the Building (i) in general conformity with the schematic drawings listed in Exhibit 22.1 attached hereto and made a part hereof (such drawings being collectively referred to herein as the "Schematic Drawings"), and
(ii) in conformity with the provisions described in the Work Exhibit (the construction of the Building in a manner that complies with the requirements set forth in clause (i) and clause (ii) above being referred to herein as the "Work"; each particular component of the Work being referred to herein as a "Work Component"). Landlord and Tenant acknowledge that the Schematic Drawings constitute a preliminary design plan for the Building, and, accordingly, Landlord shall have the right to construct the Building in a manner that results in the Work not being in strict conformity with the Schematic Drawings; provided, however, that Landlord shall not have the right to construct the Building in a manner that (X) does not conform with the provisions described in the Work Exhibit, or (Y) results in the basic perimeter footprint of each floor of the Premises not being in compliance with the Schematic Drawings. Landlord and Tenant shall confirm in writing the occurrence of the Commencement Date for a particular Deliverable Unit within ten (10) days after the occurrence thereof (with the understanding, however, that the parties' failure to execute and deliver any such confirmation shall not affect the validity of the Commencement Date for such Deliverable Unit). Landlord shall also construct the portion of the Building that does not constitute a Tenant Area and that is located at or above grade and below the Premises to the extent necessary so that the curtain wall is installed thereon on or prior to the Rent Commencement Date that first occurs (it being understood that Landlord shall not be required to have installed the individual storefronts for the retail locations in the Building on or prior to the Rent Commencement Date that first occurs). Landlord shall engage a qualified and reputable construction company to perform the Work (it being understood that Bovis LendLease constitutes a qualified and reputable construction company for purposes hereof). Landlord shall not have the right to engage as the construction company performing the Work the same construction company that Tenant engages as the principal construction company performing the Initial Alterations; provided, however, that (i) Landlord shall not be so precluded from engaging Bovis LendLease as the construction company for the Work, and (ii) Landlord shall not be so precluded from engaging any other construction company to perform the Work unless, prior to the date that Landlord engages such other construction company, Tenant gives Landlord a Construction Notice to the effect that Tenant has engaged such construction company as the principal construction company performing the Work.

                    (B) (1) Tenant shall have the right to give to Landlord, within fifteen (15) Business Days after the date that Landlord delivers possession of a Deliverable Unit to Tenant, a Construction Notice indicating whether Tenant disputes the occurrence of the Commencement Date for such Deliverable Unit on the date that Landlord delivered possession thereof to Tenant. If Tenant fails to give such Construction Notice to Landlord within such period of fifteen (15) Business Days, then the Commencement Date for such Deliverable Unit shall be deemed to be the date that Landlord delivers possession thereof to Tenant. If Tenant gives such Construction Notice to Landlord within such period of fifteen (15) Business Days,


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then either Landlord or Tenant shall have the right to submit any dispute between the parties with respect thereto to an Expedited Arbitration Proceeding.

                          (2)   Tenant shall have the right to give to
Landlord, within fifteen (15) Business Days after the date that Landlord delivers possession of a Deliverable Unit to Tenant, a Construction Notice identifying the items of the Pre-Delivery Work for such Deliverable Unit that then remain incomplete or improperly performed in accordance with generally accepted construction industry standards for work in buildings that conform with the Building Standard (such items of the Pre-Delivery Work identified by Tenant with respect to a particular Deliverable Unit being collectively referred to herein as the "Pre-Delivery Punch List Items"). Landlord shall not be required to perform any items of Pre-Delivery Work in the applicable Deliverable Unit after the date that Landlord delivers possession thereof to Tenant unless Tenant so identifies the Pre-Delivery Punch List Items within such period of fifteen
(15) Business Days; provided, however, that Landlord shall remain obligated to complete or repair items of the Pre-Delivery Work in such Deliverable Unit which Tenant could not be reasonably expected to discover in reasonably inspecting such Deliverable Unit during such period of fifteen (15) Business Days (such items of the Pre-Delivery Work in such Deliverable Unit which Tenant could not be reasonably expected to discover, as aforesaid, being collectively referred to herein as the "Pre-Delivery Latent Items"). Landlord and Tenant shall each have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding the Pre-Delivery Punch List Items or the Pre-Delivery Latent Items.

                          (3)   Landlord shall proceed to complete or repair
the Pre-Delivery Punch List Items (to the extent that Landlord is obligated to perform such items of Pre-Delivery Work hereunder) promptly after the date that Tenant gives to Landlord a Construction Notice thereof as contemplated by
Section 22.1(B)(2) hereof. Landlord shall complete or repair the Pre-Delivery Latent Items promptly after the date that Tenant gives to Landlord a Construction Notice describing in reasonable detail the applicable Pre-Delivery Latent Item. Landlord shall perform the Pre-Delivery Punch List Items (to the extent that Landlord is obligated hereunder to perform such Pre-Delivery Punch List Items) and the Pre-Delivery Latent Items with reasonable diligence, and in accordance with good construction practice, and shall coordinate Landlord's required access to the applicable Deliverable Unit with Tenant or Tenant's contractors and shall use reasonable measures to minimize disruption to Tenant in connection therewith.

                          (4)   If (i) Tenant identifies (A) a Pre-Delivery
Punch List Item in accordance with Section 22.1(B)(2) hereof, or (B) a Pre-Delivery Latent Item in accordance with Section 22.1(B)(3) hereof, (ii) such Pre-Delivery Punch List Item or Pre-Delivery Latent Item is located in a particular Deliverable Unit, (iii) Landlord is obligated hereunder to perform such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item, and (iv) Landlord fails to perform such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item within thirty (30) days after the date that Tenant gives to Landlord the Construction Notice of the Pre-Delivery Punch List Item or the Pre-Delivery Latent Item, as the case may be, then Tenant shall have the right to (a) perform the applicable Pre-Delivery Punch List Item or Pre-Delivery Latent Item, and (b) recover from Landlord the reasonable out-of-pocket costs incurred by Tenant in performing such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item;
provided, however, that (I) if (A) such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item is of a nature that Landlord could not be reasonably expected to complete the performance thereof within such period of thirty (30) days, and (B) Landlord commences Landlord's performance of such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item promptly after the date that Tenant gives to Landlord the Construction Notice of the Pre-Delivery Punch List Item or the Pre-Delivery Latent Item, as the case may be, then such period of thirty (30) days shall be extended to the extent that Landlord continues to prosecute with reasonable diligence the performance of such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item to completion, and (II) such period of thirty (30) days shall also be extended to the extent that Tenant materially impedes Landlord's performance of such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item. Landlord shall make such payment to Tenant of the aforesaid costs that Tenant incurs in performing such Pre-Delivery Punch List Item or such Pre-Delivery Latent Item within thirty (30) days after Tenant makes a demand on Landlord therefor (including reasonable documentation that supports Tenant's calculation of such costs). If Landlord fails to make such payment to Tenant within such period of thirty (30) days, then Tenant, in addition to Tenant's other rights and remedies at law or in equity or as otherwise provided herein, shall have the right to offset such costs against the Rental otherwise due hereunder, together with interest thereon at the Applicable Rate calculated from the date that such payment first became due to Tenant hereunder.

                    (C) (1) Tenant shall have the right to give to Landlord, within fifteen (15) Business Days after the date that Landlord gives a Construction Notice to Tenant contending that Landlord has Substantially Completed the Post-Delivery Work, a Construction Notice identifying the items of the Post-Delivery Work that then remain incomplete or improperly performed in accordance with generally accepted construction industry standards for work in buildings that conform with the Building Standard (such items of the Post-Delivery Work identified by Tenant being collectively referred to herein as the "Post-Delivery Punch List Items"). Landlord shall not be required to perform any items of Post-Delivery Work after the date that Landlord gives such Construction Notice to Tenant unless Tenant identifies the Post-Delivery Punch List Items within such period of fifteen (15) Business Days; provided, however, that Landlord shall remain obligated to complete or repair items of the Post-Delivery Work which Tenant could not be reasonably expected to discover in reasonably inspecting the Premises during such period of fifteen (15) Business Days (such items of the Post-Delivery Work which Tenant could not be reasonably expected to discover, as aforesaid, being collectively referred to herein as the "Post-Delivery Latent Items"). Landlord and Tenant shall each have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding the Post-Delivery Punch List Items or the Post-Delivery Latent Items.

                          (2)   Landlord shall proceed to complete or repair
the Post-Delivery Punch List Items (to the extent that Landlord is obligated to perform such items of Post-Delivery Work hereunder) promptly after the date that Tenant gives to Landlord a Construction Notice thereof as contemplated by
Section 22.1(C)(1) hereof. Landlord shall complete or repair the Post-Delivery Latent Items promptly after the date that Tenant gives to Landlord a Construction Notice describing in reasonable detail the applicable Post-Delivery


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Latent Item. Landlord shall perform the Post-Delivery Punch List Items (to the extent that Landlord is obligated hereunder to perform such Post-Delivery Punch List Items) and the Post-Delivery Latent Items with reasonable diligence, and in accordance with good construction practice, and shall coordinate Landlord's required access to the Premises with Tenant or Tenant's contractors and shall use reasonable measures to minimize disruption to Tenant in connection therewith.

                          (3)   If (i) Tenant identifies (A) a Post-Delivery
Punch List Item in accordance with Section 22.1(C)(1) hereof, or (B) a Post-Delivery Latent Item in accordance with Section 22.1(C)(2) hereof, (ii) such Post-Delivery Punch List Item or Post-Delivery Latent Item is located in the Premises, (iii) Landlord is obligated hereunder to perform such Post-Delivery Punch List Item or such Post-Delivery Latent Item, and (iv) Landlord fails to perform such Post-Delivery Punch List Item or such Post-Delivery Latent Item within thirty (30) days after the date that Tenant gives to Landlord the Construction Notice of the Post-Delivery Punch List Item or the Post-Delivery Latent Item, as the case may be, then Tenant shall have the right to (a) perform the applicable Post-Delivery Punch List Item or Post-Delivery Latent Item, and (b) recover from Landlord the reasonable out-of-pocket costs incurred by Tenant in performing such Post-Delivery Punch List Item or such Post-Delivery Latent Item; provided, however, that (I) if (A) such Post-Delivery Punch List Item or such Post-Delivery Latent Item is of a nature that Landlord could not be reasonably expected to complete the performance thereof within such period of thirty (30) days, and (B) Landlord commences Landlord's performance of such Post-Delivery Punch List Item or such Post-Delivery Latent Item promptly after the date that Tenant gives to Landlord the Construction Notice of the Post-Delivery Punch List Item or the Post-Delivery Latent Item, as the case may be, then such period of thirty (30) days shall be extended to the extent that Landlord continues to prosecute the performance of such Post-Delivery Punch List Item or such Post-Delivery Latent Item to completion, and (II) such period of thirty (30) days shall also be extended to the extent that Tenant materially impedes Landlord's performance of such Post-Delivery Punch List Item or such Post-Delivery Latent Item. Landlord shall make such payment to Tenant of the aforesaid costs that Tenant incurs in performing such Post-Delivery Punch List Item or such Post-Delivery Latent Item within thirty (30) days after Tenant makes a demand on Landlord therefor (including reasonable documentation that supports Tenant's calculation of such costs). If Landlord fails to make such payment to Tenant within such period of thirty (30) days, then Tenant, in addition to Tenant's other rights and remedies at law or in equity, shall have the right to offset such costs against the Rental otherwise due hereunder, together with interest thereon at the Applicable Rate calculated from the date that such payment first became due to Tenant hereunder.

                    (D) Landlord, after the Commencement Date for a particular Deliverable Unit, shall conduct Landlord's testing, adjusting and balancing of the Shared Building Systems and the Premises Systems at times reasonably required and in a manner that minimizes, to the extent reasonably practicable, interference with Tenant's performance of the Initial Alterations and Tenant's occupancy of the Premises for the conduct of business. Landlord shall give Tenant at least ten (10) days of advance Construction Notice of any such testing, adjusting and balancing.


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                    (E) (1) Landlord shall not have the right to cause the
Commencement Date for a particular Deliverable Unit in the Lexington Avenue Building to occur unless the Commencement Date has theretofore occurred for all of the Deliverable Units (other than Deliverable Units in the Lower Level Space) that are located on floors of the Lexington Avenue Building that are lower than such particular Deliverable Unit.

                          (2)   Landlord shall not have the right to cause
the Commencement Date for a particular Deliverable Unit in the Third Avenue Building to occur unless the Commencement Date has theretofore occurred for all of the Deliverable Units (other than Deliverable Units in the Lower Level Space) that are located on floors of the Third Avenue Building that are lower than such particular Deliverable Unit.

                          (3)   Landlord shall not have the right to cause
the Commencement Date for a Deliverable Unit located on the fourth (4th), fifth
(5th) or sixth (6th) floors of the Third Avenue Building to occur unless (x) the Commencement Date for the Deliverable Unit located on the corresponding floor of the Lexington Avenue Building has occurred, and (y) either (I) the Commencement Date for the Deliverable Unit located on the corresponding floor of the Bridge Building has theretofore occurred, or (II) Landlord makes available for Tenant's use, on such floor of the Bridge Building, from and after such Commencement Date for such Deliverable Unit in the Third Avenue Building, (X) the above-ceiling locations where Tenant reasonably proposes to make its installation of the mechanical, electrical, sprinkler and/or plumbing systems in the Bridge Building that will service such Deliverable Unit in the Third Avenue Building, and (Y) an access tunnel, constructed by Landlord at Landlord's sole cost and expense and in accordance with good construction practice and applicable Requirements, that provides a reasonable means of access from the Lexington Avenue Building to the Third Avenue Building for construction purposes (any such access tunnel that Landlord constructs at Landlord's sole cost and expense and in accordance with good construction practice and that provides a reasonable means of access from the Lexington Avenue Building to the Third Avenue Building being referred to herein as an "Access Tunnel"). If Landlord provides Tenant with the use of an Access Tunnel as contemplated by this Section 22.1(E)(3), then the Pre-Delivery Work for the Deliverable Unit in the Bridge Building where such Access Tunnel is located shall be deemed to include, without limitation, the removal of such Access Tunnel in accordance with good construction practice and applicable Requirements. Either party shall have the right to submit a dispute between the parties regarding the reasonableness of the Access Tunnel to an Expedited Arbitration Proceeding.

                          (4)   If (x) Landlord causes the Commencement Date
for a Deliverable Unit located on the fourth (4th), fifth (5th) or sixth (6th) floors of the Third Avenue Building to occur prior to the date that the Commencement Date for the corresponding Deliverable Unit in the Bridge Building occurs, and (y) the Commencement Date for such corresponding Deliverable Unit in the Bridge Building does not occur on or prior to the ninetieth (90th) day after the Commencement Date for such Deliverable Unit in the Third Avenue Building, then the Rent Commencement Date for such Deliverable Unit in the Third Avenue Building shall be extended for the number of days in the period from the ninety-first (91st) day after the Commencement Date for such Deliverable Unit in the Third Avenue Building to the day


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immediately preceding the Commencement Date for such corresponding Deliverable
Unit in the Bridge Building.

                          (5)   If Landlord exercises Landlord's rights as
described in Section 22.1(E)(3) hereof to cause the Commencement Date for a Deliverable Unit on the fourth (4th), fifth (5th) or sixth (6th) floors of the Third Avenue Building to occur by providing Tenant with the use of an Access Tunnel and the use of the above-ceiling slab locations in the Bridge Building where Tenant reasonably proposes to make its installation of mechanical, electrical, sprinkler and/or plumbing systems in the Bridge Building that will service such Deliverable Unit in the Third Avenue Building, then the Rent Commencement Date for the Deliverable Unit that constitutes the floor of the Bridge Building on which Landlord has so constructed the Access Tunnel shall be the earlier to occur of (x) the date that a Permitted Occupant uses such Deliverable Unit in the Bridge Building for the conduct of such Permitted Occupant's business, and (y) the date that corresponds to the Commencement Date for such Deliverable Unit in the Bridge Building in the sixth (6th) calendar month following the calendar month during which said Commencement Date occurs, except that if there is no day in such sixth (6th) calendar month that corresponds to the Commencement Date for such Deliverable Unit in the Bridge Building, then the date described in this clause (y) shall be the first day of the seventh (7th) calendar month following the calendar month during which such Commencement Date occurs; provided, however, that in no event shall the Rent Commencement Date for such Deliverable Unit in the Bridge Building occur earlier than the Rent Commencement Date for the Deliverable Unit in the Third Avenue Building to which such Access Tunnel provides access.

                          (6)   Landlord shall have the right to cause the
Commencement Date to occur for a Deliverable Unit notwithstanding that the curtain wall therefor is not then installed to the extent reasonably necessary to accommodate a Construction Hoist or Construction Hoists, provided that Landlord has then installed, in accordance with applicable Requirements and good construction practice, an appropriate weather-tight partition to separate the applicable hoist landing and hoist tie-backs from the applicable Deliverable Unit. Landlord shall minimize, to the extent reasonably practicable, the extent of the impact of the tie-backs for the Construction Hoists on the Premises, subject, however, to the bounds of good engineering practice. If Landlord exercises Landlord's aforesaid right to deliver possession of a Deliverable Unit to Tenant without a portion of the curtain wall installed thereon, then Landlord shall (i) use Landlord's reasonable efforts to protect Tenant's installations in such Deliverable Unit in connection with Landlord's subsequently installing such curtain wall, and (ii) repair any damage to Tenant's installations in such Deliverable Unit that results from Landlord's aforesaid subsequent installation of such curtain wall. If Landlord exercises Landlord's aforesaid right to cause the Commencement Date for a Deliverable Unit to occur without the curtain wall being installed thereon to accommodate a Construction Hoist (other than the Shared Hoist), then the Rent Commencement Date for the applicable Deliverable Unit shall be extended by one (1) day for each day in the period beginning on the first (1st) anniversary of the First Commencement Date and ending on the day immediately preceding the date that Landlord so installs the curtain wall for such Deliverable Unit; provided, however, that in no event shall such extension of the Rent Commencement Date for a Deliverable Unit result in such Rent Commencement Date occurring later than the date that Tenant occupies such Deliverable Unit for the conduct of


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business. If a Construction Hoist is located in the Lexington Place Courtyard on the Rent Commencement Date that first occurs, then, to the extent permitted by good construction practice and applicable Requirements, Landlord shall install (and keep in use until such Construction Hoist is removed) a suitable access tunnel that provides pedestrian access to the Exclusive Lobby Area from East
58th Street. If Landlord exercises Landlord's aforesaid right to cause the Commencement Date for a Deliverable Unit to occur without the curtain wall being installed thereon to accommodate the Shared Hoist, then the Rent Commencement Date for the applicable Deliverable Unit shall be extended by one (1) day for each day in the period beginning on the ninetieth (90th) day after the last day of Tenant's Exclusive Hoist Period and ending on the date that Landlord so installs such curtain wall; provided, however, that in no event shall such extension of the Rent Commencement Date for a Deliverable Unit result in such Rent Commencement Date occurring later than the date that Tenant occupies such Deliverable Unit for the conduct of business.

                          (7)   Landlord shall have the right to cause the
Commencement Date to occur for a Deliverable Unit notwithstanding that the curtain wall therefor that fronts on the Lexington Place Courtyard is not then installed, provided that Landlord has then installed a temporary weather-tight wall in accordance with applicable Requirements and good construction practice at the perimeter of such Deliverable Unit. If (x) Landlord so causes the Commencement Date to occur for a Deliverable Unit with such temporary weather-tight wall, and (y) Landlord fails to cause the curtain wall for such Deliverable Unit that fronts on the Lexington Place Courtyard to be installed on or prior to the ninetieth (90th) day after the Commencement Date for such Deliverable Unit, then the Rent Commencement Date for the applicable Deliverable Unit shall be extended for one (1) day for each day in the period beginning on the ninetieth (90th) day after the Commencement Date for such Deliverable Unit and ending the day immediately preceding that date that Landlord so installs the curtain wall for such Deliverable Unit; provided, however, that in no event shall such extension of the Rent Commencement Date for a Deliverable Unit extend beyond the date that Tenant occupies such Deliverable Unit for the conduct of business. If Landlord exercises Landlord's aforesaid right to deliver possession of a Deliverable Unit to Tenant without a portion of the curtain wall installed thereon, then Landlord shall (i) use Landlord's reasonable efforts to protect Tenant's installations in such Deliverable Unit in connection with Landlord's subsequently installing such curtain wall, and (ii) repair any damage to Tenant's installations in such Deliverable Unit that results from Landlord's aforesaid subsequent installation of such curtain wall.

                          (8)   Landlord shall cause the Commencement Date
for the Lower Level Space located on Lower Level 3 of the Building to occur no later than the First Commencement Date.

                          (9)   Subject to the terms of this Section
22.1(E)(9) and Article 14 hereof, Landlord shall deliver to Tenant exclusive possession of portions of the Lower Level Space located on Lower Level 2 of the Building that are designated as space "A", space "B" and space "C" on the Schematic Drawing for Lower Level 2 of the Building no later than the First Commencement Date (such portion of the Lower Level Space located on Lower Level 2 of the Building being referred to herein as the "First Lower Level Space"). Landlord and



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Tenant acknowledge that the exact dimensions of the First Lower Level Space may differ in immaterial respects from the First Lower Level Space as depicted on the Schematic Drawing for Lower Level 2 of the Building (with the further understanding that Landlord has the right to change the configuration of the First Lower Level Space designated as space "B" on the aforesaid Schematic Drawing, provided that Tenant's electric switch room is adjacent to the utility company's electrical transformer vault and that the interior dimensions of the room conform to applicable Requirements and the requirements of the electric utility company). Landlord shall deliver to Tenant exclusive possession of the remaining portion of the Lower Level Space located on Lower Level 2 of the Building, with the Pre-Delivery Work therein Substantially Completed, on or prior to the one hundred eightieth (180th) day after the First Commencement Date; provided, however, that Landlord shall have the right to delay Landlord's delivery to Tenant of exclusive possession of no more than fifty percent (50%) of the Lower Level Space located on Lower Level 2 of the Building, with the Pre-Delivery Work therein Substantially Completed, until a date that occurs no later than the two hundred seventieth (270th) day after the First Commencement Date (the portion of the Lower Level Space located on Lower Level 2 of the Building (other than the First Lower Level Space) that Landlord delivers to Tenant on or prior to the one hundred eightieth (180th) day after the First Commencement Date being referred to herein as the "Second Lower Level Space"; the portion of the Lower Level Space located on Lower Level 2 of the Building for which Landlord exercises Landlord's aforesaid right to delay the delivery of possession thereof to Tenant being referred to herein as the "Third Lower Level Space"). Landlord shall not have the right to deliver to Tenant the Third Lower Level Space on a date later than the Second Lower Level Space as contemplated by this Section 22.1(E)(9) unless the Second Lower Level Space constitutes one (1) contiguous block of space that is reasonably accessible for the performance of the Initial Alterations. Landlord shall consult with Tenant from time to time in connection with the design of the Building to identify as promptly as practicable the Third Lower Level Space. If the aforesaid date of delivery by Landlord to Tenant of exclusive possession of the First Lower Level Space, the Second Lower Level Space or the Third Lower Level Space does not occur on the same date, then, for purposes of determining the Rent Commencement Date for the Lower Level Space located on Lower Level 2 of the Building, each of the First Lower Level Space, the Second Lower Level Space and the Third Lower Level Space shall be deemed to be a separate Deliverable Unit.

                          (10)  Landlord shall not have the right to cause
the Commencement Date for a Deliverable Unit to occur earlier than October 1, 2002.

                          (11)  Landlord shall not have the right to cause
the Commencement Date for the Deliverable Unit constituting the third (3rd) floor in the Lexington Avenue Building to occur unless Landlord has theretofore made available to Tenant the Tenant Mechanical Areas that constitute the shaft space running to the Lower Level Space on Lower Level 2 of the Building.

                          (12)  If Landlord fails to make available to Tenant
the Tenant Mechanical Areas located on the eleventh (11th) and twelfth (12th) floors of the Lexington Avenue Building, and the Tenant Mechanical Areas located on the ninth (9th) floors of the Third Avenue Building, in each case on or prior to the ninetieth (90th) day after the First


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Commencement Date, then the Rent Commencement Date for each Deliverable Unit in the Base Premises shall be extended for the number of days in the period beginning on the ninety-first (91st) day after the First Commencement Date and ending on the date that Landlord makes such Tenant Mechanical Areas available to Tenant; provided, however, that (a) in no event shall such extension result in the Rent Commencement Date occurring after the date that Tenant occupies the applicable Deliverable Unit for the conduct of business, and (b) Landlord shall have the right to make such Tenant Mechanical Areas available to Tenant without the curtain wall installed thereon (provided that on the date that Landlord makes such Tenant Mechanical Areas available to Tenant, Landlord has installed a weather-tight temporary partition in lieu of such curtain wall in accordance with applicable Requirements and good construction practice). If (i) Landlord exercises Landlord's aforesaid right to deliver possession of such Tenant Mechanical Areas on the eleventh (11th) or twelfth (12th) floors of the Lexington Avenue Building or the ninth (9th) floors of the Third Avenue Building without the curtain wall installed thereon, and (ii) Landlord fails to install such curtain wall on or prior to the one hundred eightieth (180th) day after the First Commencement Date, then the Rent Commencement Date for the Base Premises shall be extended for the number of days in the period beginning on the one hundred eighty-first (181st) day after the First Commencement Date and ending on the date that Landlord installs such curtain wall; provided, however, that in no event shall such extension result in the Rent Commencement Date occurring after the date that Tenant occupies the applicable Deliverable Unit for the conduct of business. If Landlord exercises Landlord's aforesaid right to deliver possession of such Tenant Mechanical Areas without the curtain wall installed thereon, then Landlord shall (i) use Landlord's reasonable efforts to protect Tenant's installations in such Tenant Mechanical Areas in connection with Landlord's subsequently installing such curtain wall within such period of one hundred eighty (180) days after the First Commencement Date, and (ii) repair any damage to Tenant's installations in such Tenant Mechanical Areas that results from Landlord's aforesaid subsequent installation of such curtain wall. Landlord shall permit Tenant to gain access to the Tenant Mechanical Areas located on the eleventh (11th) and twelfth (12th) floors of the Lexington Avenue Building, and on the ninth (9th) floor of the Third Avenue Building, during the period from the First Commencement Date to the ninetieth (90th) day after the First Commencement Date, for purposes of Tenant's performing its initial installation therein, on the terms and subject to the terms of this Lease that govern Tenant's use of the Tenant Mechanical Areas; provided, however, that (i) Tenant, in gaining such access to such Tenant Mechanical Areas, and in performing such installation, in either case during such period of ninety (90) days after the First Commencement Date, shall not have the right to delay or impede Landlord's performance of the Work or the construction of the remainder of the Building, and (ii) Tenant shall schedule such access, and Tenant's performance of such initial installation, with Landlord in good faith and in accordance with good construction practice.

                          (13)  Landlord shall not have the right to cause
the Commencement Date to occur for the Second Lower Level Space unless Landlord has theretofore made available to Tenant the Tenant Mechanical Areas located on Lower Level 2 of the Building.

                          (14)  Landlord shall not have the right to cause
the Commencement Date to occur for the portion of the Lower Level Space on Lower Level 3 of the


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Building unless Landlord has theretofore made available to Tenant the Tenant
Mechanical Area located on Lower Level 3 of the Building.

                          (15)  The Rent Commencement Date for each
Deliverable Unit in the Base Premises shall be extended by one (1) day for each day in the period beginning on the two hundred seventieth (270th) day after the First Commencement Date and ending on the day immediately preceding the date that Landlord Substantially Completes the Work Component consisting of the initial installation in the Shared Lobby Area.

                          (16)  Landlord shall not have the right to cause
the Commencement Date for a Deliverable Unit in the Third Avenue Building to occur unless Landlord has made available for Tenant's use either (x) the Shared Hoist, or (y) the freight elevator in the Third Avenue Building, in either case as contemplated by Section 22.14 hereof.

                          (17)  Landlord shall not have the right to cause
the Commencement Date for a Deliverable Unit in the Lexington Avenue Building to occur unless Landlord has made available for Tenant's use either (x) one (1) car of a Construction Hoist on the Lexington Avenue Building to the extent otherwise permitted hereunder for three (3) consecutive hours on each Business Day, or (y) the Premises Elevator that constitutes the freight elevator in the Lexington Avenue Building, in either case as contemplated by Section 22.15(G) hereof.

                          (18)  If Landlord fails to cause the central HVAC
System to be operational on or prior to the one hundred twentieth (120th) day after the First Commencement Date, then the Rent Commencement Date for each Deliverable Unit in respect of which the Commencement Date has theretofore occurred shall be extended by one (1) day for each day in the period beginning on the one hundred twenty-first (121st) day after the First Commencement Date and ending on the day immediately preceding the date that the central HVAC System is operational; provided, however, that in no event shall such extension of the Rent Commencement Date for a Deliverable Unit extend beyond the date that Tenant uses such Deliverable Unit for the conduct of business. Landlord and Tenant acknowledge that the central HVAC System shall be deemed to be operational for purposes of this Section 22.1(E)(18) notwithstanding that (I) the controls for such central HVAC System are not yet installed (so long as the HVAC can be operated in the "hand" mode), and (II) such central HVAC System is not yet balanced. Landlord shall have the right to interrupt the operation of the central HVAC System from time to time during the first sixty (60) days after Landlord causes the central HVAC System to be operational for purposes of this
Section 22.1(E)(18) to the extent reasonably necessary for the completion of the installation of the central HVAC System. Tenant acknowledges that Operating Expenses shall include, without limitation, the incremental costs that Landlord incurs in engaging construction and Building management personnel to operate the central HVAC System for the period commencing on the date that Landlord causes the central HVAC System to be operational for purposes of this Section 22.1(E)(18) and ending on the earlier to occur of (x) the sixtieth (60th) day after such date that Landlord causes the central HVAC System to be operational for purposes of this Section 22.1(E)(18), and (y) the date that the controls for the central HVAC System have been installed to the extent necessary so that Landlord no longer requires such construction and Building management personnel to operate the central HVAC System; provided, however, that if the First Commencement Date occurs later than December 1, 2003,


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
then Operating Expenses shall not include any of the costs that Landlord incurs in engaging such construction and Building maintenance personnel for the period from and after June 1, 2004. If Landlord fails to Substantially Complete the Work Component consisting of the installation of the central HVAC System (including, without limitation, the installation of the controls for the central HVAC System) on or prior to the one hundred eightieth (180th) day after the First Commencement Date, then the Rent Commencement Date for each Deliverable Unit in respect of which the Commencement Date has theretofore occurred shall be extended by one (1) day for each day in the period beginning on the one hundred eightieth (180th) day after the First Commencement Date and ending on the date that Landlord Substantially Completes the installation of the central HVAC System; provided, however, that in no event shall such extension of the Rent Commencement Date for a Deliverable Unit extend beyond the date that Tenant uses such Deliverable Unit for the conduct of business.

                          (19)  If (i) the Work Exhibit requires Landlord to
Substantially Complete a Work Component that constitutes Post-Delivery Work in a particular Deliverable Unit within nine (9) months after the Commencement Date for such Deliverable Unit, and (ii) Landlord fails to Substantially Complete such Work Component on or prior to the date that would have otherwise constituted the Rent Commencement Date hereunder for such Deliverable Unit, then the Rent Commencement Date for such Deliverable Unit shall be adjourned until the date that Landlord Substantially Completes such Work Component; provided, however, that in no event shall such adjournment of the Rent Commencement Date for such Deliverable Unit extend beyond the date that Tenant occupies such Deliverable Unit for the conduct of business.

      Section 22.2 (A) Landlord shall pay the cost of all of the Work, except that, subject to Section 22.2(C) hereof, Tenant shall pay to Landlord the cost of the Work Components as indicated in the Work Exhibit on the terms and subject to the conditions set forth in this Section 22.2 (such Work Components for which Tenant is required to pay the cost thereof are collectively referred to herein as the "Tenant Work Components").


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                    (B) Tenant shall pay to Landlord the cost of performing
Tenant Work Components on the terms set forth in this Section 22.2(B). Landlord shall initiate the procedure described in this Section 22.2(B) by giving Construction Notice thereof to Tenant in which Landlord describes with reasonable particularity the Tenant Work Component for which Landlord wishes to determine the amount to be paid by Tenant therefor (any such Construction Notice from Landlord to Tenant being referred to herein as a "Pricing Procedure Notice"). Landlord shall give the Pricing Procedure Notice to Tenant in respect of a particular Tenant Work Component as soon as reasonably practicable after the Building Plans have been developed to the extent necessary to price the applicable Tenant Work Component. Landlord and Tenant shall each have the right to give to the other, simultaneously, on the tenth (10th) Business Day after the date that Landlord gives the Pricing Procedure Notice to Tenant (as to which ten
(10) Business Day period time shall be of the essence), a Construction Notice that sets forth such party's determination of the "hard" construction cost of performing the Tenant Work Component (any such Construction Notice given by a party being referred to herein as a "Pricing Notice"; the amount set forth in a party's Pricing Notice being referred to herein as such party's "Price"). Landlord and Tenant acknowledge that if the Tenant Work Component is defined on the Work Exhibit as Work that upgrades a particular component of the Building above the Building Standard, then the Price for such Tenant Work Component shall be the cost of such upgrade above Building Standard (rather than the entire cost of the particular component of the Building) (any such Tenant Work Component that upgrades a particular component of the Building above the Building Standard being referred to herein as a "Tenant Upgrade Work Component"; any Tenant Work Component that is not a Tenant Upgrade Work Component being referred to herein as a "Tenant Entire Cost Component"); provided, however, that if the Work Exhibit describes the Tenant Upgrade Work Component with more specificity than the upgrade of the applicable Work Component over Building Standard, then such more specific description shall apply for purposes hereof. If a party fails to give a Pricing Notice to the other party, then the cost to be paid by Tenant for the applicable Tenant Work Component shall be based on the Price designated by the other party. If both parties fail to give a Pricing Notice to the other party, then the procedure described in this Section 22.2(B) for such Tenant Work Component shall be deemed canceled (subject, however, to Landlord's having the right to institute another such procedure therefor by giving a new Pricing Procedure Notice to Tenant as contemplated by this Section 22.2(B)). If (x) each party gives a Pricing Notice to the other party, and (y) the Price designated by Landlord is lower than the Price designated by Tenant, then the Price designated by Landlord shall be the Price on which is based the amount to be paid by Tenant hereunder for the applicable Tenant Work Component. If (i) each party gives a Pricing Notice to the other party, and (ii) the Price designated by Tenant is lower than the Price designated by Landlord, then either party shall have the right to institute an Expedited Arbitration Proceeding for the sole purpose of designating an independent third-party individual with at least fifteen (15) years of experience as a construction manager for construction projects in Manhattan of a size and scope similar to the Building who has not been employed by Landlord or Tenant or any of their respective Affiliates during the immediately preceding period of three (3) years (the "Construction Expert") to select either the Price designated by Landlord or the Price designated by Tenant as the better estimate of the "hard" cost of performing the applicable Tenant Work Component. Landlord and Tenant shall not provide to the Construction Expert the work schedule that the parties generated for a prior design of the Building (which set forth the parties' prior agreement as to the costs that Tenant


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would have paid to Landlord for certain components of the work that Landlord was planning to perform). The parties shall instruct the Construction Expert to take into account whether Landlord could be reasonably expected to engage a Contractor (other than the Contractor already engaged by Landlord to perform the applicable Work Component) to perform the applicable Tenant Work Component. The parties shall also instruct the Construction Expert to make the aforesaid selection within ten (10) Business Days after the Construction Expert is so designated. The party whose Price is not selected by the Construction Expert shall pay the fee of the Construction Expert. Subject to the terms of this
Section 22.2(B), Tenant shall pay to Landlord, for each Tenant Work Component, an amount equal to the sum of:

                    (i) the Price for such Tenant Work Component (as determined in accordance with this Section 22.2(B)) (without adding thereto the amounts described in clauses (ii), (iii), (iv), (v), (vi), and (vii) below);

                    (ii) the product obtained by multiplying (x) a fraction (expressed as a percentage), the numerator of which is the cost of general conditions incurred by Landlord in performing the Work, and the denominator of which is the "hard" cost of construction incurred by Landlord in performing the Work, by (y) such Price; provided, however, that the fraction described in clause (x) above shall not exceed eight percent (8%);

                    (iii) the product obtained by multiplying (x) seventy-five one hundredths of one percent (0.75%), by (y) the sum of (I) such Price, and (II) the amount described in clause (ii) above (the parties intending that the amount described in this clause (iii) shall constitute the amount required to reimburse Landlord or the construction manager for the construction manager's insurance costs in respect of such Tenant Work Component);

                    (iv) the actual construction bond fee incurred by Landlord in connection with such Tenant Work Component; provided, however, that the amount described in this clause (iv) shall not exceed an amount equal to the product obtained by multiplying (I) two and five-tenths percent (2.5%), by (II) the sum of (A) such Price, and (B) the amount described in clause
                          (ii) above;

                    (v) the actual construction management fee incurred by Landlord in connection with such Tenant Work Component; provided, however, that the amount described in this clause (v) shall not exceed an amount equal to the product obtained by multiplying
                          (I) two and five-tenths percent (2.5%), by (II) the sum of (A) such Price, and (B) the amount described in clause (ii) above;


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                    (vi)  the product obtained by multiplying (x) a fraction
                          (expressed as a percentage), the numerator of which is the aggregate amount of fees of architects and engineers incurred by Landlord in performing the Work, and the denominator of which is the sum of (A) the "hard" cost of construction incurred by Landlord in performing the Work, and (B) the cost of general conditions incurred by Landlord in performing the Work, by (y) the sum of (A) such Price, and (B) the amount described in clause (ii) above; provided, however, that the fraction described in clause (x) above shall not exceed (I) four percent (4%) in respect of Tenant Work Components that are currently contemplated by the Work Exhibit, and (II) seven percent (7%) in respect of additional Tenant Work Components that Landlord and Tenant hereafter agree to include in the Tenant Work Components; and

                    (vii) the product obtained by multiplying (x) four percent
                          (4%), by (y) the sum of (I) such Price, and (II) the amounts described in clauses (ii), (iii), (iv), (v) and (vi) above (the parties intending that the amount described in this clause (vii) shall constitute Landlord's charge for supervision and administration for such Tenant Work Component); provided, however, that the amount described in clause (x) of this clause
                          (vii) shall be increased to five percent (5%) in respect of any additional Tenant Work Component that Landlord and Tenant hereafter agree to include in the Tenant Work Components.

Landlord shall not double count any particular item in computing the aforesaid amount due to Landlord for a Tenant Work Component. Landlord acknowledges that for purposes of determining the aforesaid amount due from Tenant to Landlord for a Tenant Upgrade Work Component, the amounts described in clauses (iv), (v) and
(vi) above shall be only the applicable costs associated with the upgrade of the particular component of the Building above the Building Standard, rather than the applicable costs associated with performing the entire component of the Building (the amount due from Tenant to Landlord for a Tenant Upgrade Work Component being referred to herein as the "Tenant Upgrade Cost"). Landlord and Tenant acknowledge that the aggregate Tenant Upgrade Cost due from Tenant to Landlord for the Tenant Upgrade Work Component consisting of the construction of the Multi-Purpose Room (as described in the Work Exhibit) (including, without limitation, the Tenant Upgrade Cost for the Tenant Upgrade Work Component consisting of making structural changes to the Lexington Avenue Building to accommodate the increased structural height for the Multi-Purpose Room in the Third Avenue Building) shall not exceed Six Hundred Thousand Dollars ($600,000). If the Work Exhibit contemplates that Landlord will make available to Tenant an allowance for a particular Tenant Work Component, then the amount otherwise payable by Tenant to Landlord in respect thereof as provided in this Section 22.2(B) shall be reduced by the amount of such allowance. Either party shall have the right to submit a dispute between the parties regarding the aforesaid calculation of such amount due from Tenant to Landlord for a Tenant Work Component to an Expedited


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Arbitration Proceeding. Tenant shall pay such amount for each Tenant Work
Component in equal monthly installments, on the first (1st) day of each month, commencing on the first (1st) day of the calendar month succeeding the calendar month during which Landlord begins the performance of such Tenant Work Component and ending on the date that Landlord reasonably estimates such Tenant Work Component will be Substantially Complete (it being understood that Landlord shall notify Tenant of such date prior to the commencement of the performance of the construction of such Tenant Work Component). If, at any time and from time to time, the performance of any Tenant Work Component does not reasonably correspond to the monthly payments being made by Tenant in respect thereof, then the parties shall adjust such payment schedule to correspond to Landlord's performance of such Tenant Work Component. If the parties are unable to agree as to whether such payment schedule should be adjusted or the extent to which such payment schedule should be adjusted, in either case pursuant to the terms of this Section 22.2(B), then either party may submit the dispute to an Expedited Arbitration Proceeding. If (x) Tenant fails to make a payment to Landlord on account of a Tenant Work Component as contemplated by this Section 22.2(B), and
(y) such failure continues for more than ten (10) Business Days after Landlord gives Tenant notice thereof, then Landlord shall have all rights and remedies at law, in equity or as otherwise set forth herein. Landlord shall certify to Tenant that Landlord has paid the applicable Contractor for the applicable Tenant Work Component, not later than the thirtieth (30th) day after Tenant's request therefor; provided, however, that (i) Tenant shall not make any such request until the thirtieth (30th) day after the date that Landlord Substantially Completes the applicable Tenant Work Component, and (ii) Landlord shall not be required to give such certification to Tenant during the pendency of a bona fide dispute between Landlord and such Contractor regarding the Work (or Work Components thereof).

            (C) Tenant shall be entitled to credit against the first (1st) amounts otherwise becoming due and payable by Tenant to Landlord under Section 22.2(B) hereof an aggregate amount equal to Three Million Two Hundred Sixty-Five Thousand Dollars ($3,265,000).

      Section 22.3 (A) Subject to the terms of this Section 22.3, Landlord, during the period from and after the date hereof, shall provide to Tenant from time to time (as a Construction Notice) copies of the design documents, construction plans and specifications, and shop drawings for the Building (including, without limitation, Landlord's "for bid" and "for construction" plans) in each case to the extent relevant and applicable in any material respect to the Tenant Areas (such construction documents, plans and specifications, and drawings being collectively referred to herein as the "Building Plans"). Landlord, in the Building Plans, shall indicate any locations in the Permitted Pit Area where Landlord intends to install initially elevator pits or escalator pits (to the extent that Landlord has theretofore identified such locations). Tenant (and its project manager, construction manager and/or architect) shall have the right to review the Building Plans from time to time during the construction of the Building at Landlord's offices, during Landlord's regular business hours, by giving reasonable advance Construction Notice thereof to Landlord. Landlord shall not be required to give to Tenant the Building Plans that constitute shop drawings unless and until Tenant gives Construction Notice


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thereof to Landlord which sets forth with reasonable particularity the shop drawings that Tenant wishes to review, except that Landlord shall provide to Tenant the shop drawings for the Tenant Design Components. Landlord shall give to Tenant Building Plans that constitute revisions to shop drawings with respect to which Tenant had the right to review the initial draft thereof under this
Section 22.3. Landlord shall make available to Tenant from time to time the shop drawings schedule (so that Tenant can compile the list of shop drawings that Tenant wishes to review, as aforesaid). Landlord shall cooperate with Tenant in good faith from time to time to provide Tenant with such other information relating to the construction of the Building that is relevant and applicable to Tenant's preparation of the plans and specifications for the Initial Alterations. Tenant (with its project manager, construction manager and architect) shall have the right to review the Building Plans as contemplated by this Section 22.3(A) during Tenant's weekly site visits (it being understood that Tenant's aforesaid right to review the Building Plans during Tenant's weekly site visits shall be in addition to Tenant's other rights to review the Building Plans as contemplated by this Section 22.3). Tenant shall have the right to approve the shop drawings for the Tenant Design Components, which approval Tenant shall not unreasonably withhold, condition or delay (it being understood that either party shall have the right to submit a dispute between the parties regarding such shop drawings to an Expedited Arbitration Proceeding). Landlord shall engage as Landlord's design architect for the preparation of the Building Plans a design architect that has substantial experience in designing office buildings that conform with the Building Standard (it being agreed that Cesar Pelli & Associates qualifies as Landlord's design architect for purposes hereof). Landlord and Tenant, during the period that Landlord is constructing the Building, shall arrange regularly-scheduled weekly design and construction meetings, at mutually convenient times and locations, for their respective consultants and representatives to discuss matters relating to the construction of the Building, to the extent that such meetings are reasonably necessary (it being understood that either party shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties relating to whether such weekly meetings are reasonably necessary). Landlord shall provide Tenant with a draft of the minutes of such weekly design and construction meetings within three (3) Business Days after each such meeting, and Tenant shall provide Landlord with Tenant's comments to such minutes prior to the next such weekly design and construction meeting. Landlord shall consult with Tenant from time to time during Tenant's development of the design for the Initial Alterations in a good faith effort to coordinate the Work with the Initial Alterations (it being understood that the topics covered by such consultations shall include, without limitation, (i) the coordination of the drainage piping for the installation of Building Systems with the ductwork that Tenant plans to install as part of the Initial Alterations, and (ii) the coordination of the air supply and smoke exhaust openings in the Bridge Building).

                    (B) Subject to the terms of this Section 22.3(B), Landlord shall have the right to change the Work to the extent reasonably required by applicable Requirements (any changes to the Work that are required by applicable Requirements being collectively referred to herein as "Permitted Work Changes"). Landlord shall not make any Permitted Work Changes without first providing to Tenant (as a Construction Notice) (x) a reasonable description thereof, and (y) the applicable Building Plans relating thereto, at least fifteen (15) Business Days before Landlord commences construction of the Permitted Work Change; provided, however, that (i) Landlord shall have the right to give Tenant less than fifteen (15) Business Days of advance


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notice of a Permitted Work Change to the extent required by reason of an
Emergency, (ii) Landlord shall have the right to give Tenant no less than three
(3) Business Days of advance notice of a Permitted Work Change that is not material, and (iii) Landlord shall have the right to perform de minimis Permitted Work Changes without giving Tenant advance notice thereof, provided that Landlord gives Tenant notice of such de minimis Permitted Work Changes with reasonable promptness after Landlord's performance thereof. If Landlord and Tenant dispute whether any change to the Work proposed by Landlord constitutes a Permitted Work Change, then either party shall have the right to submit such dispute to an Expedited Arbitration Proceeding. If (a) Landlord makes a Permitted Work Change as contemplated by this Section 22.3(B), (b) the Work, after taking such Permitted Work Change into account, would not otherwise comply with the requirements set forth in this Article 22 and the Work Exhibit, and (c) such Permitted Work Change is of such significance that Tenant cannot be reasonably expected to adapt its design plans therefor so that Tenant could reasonably occupy the Premises for the conduct of Tenant's business as contemplated hereby, then Tenant shall have the right to terminate this Lease by giving notice thereof on or prior to the tenth (10th) Business Day after Landlord gives Tenant the aforesaid Construction Notice describing such Permitted Work Change; provided, however, that if Tenant so elects to terminate this Lease, then Landlord shall have the right to declare Tenant's election ineffective by giving notice thereof to Tenant on or prior to the tenth (10th) day after the date that Tenant gives such notice to Landlord, in which case Landlord, at Landlord's sole cost and expense, shall make appropriate alternative arrangements (including, without limitation, demising additional space in the Building to Tenant that is contiguous to the Initial Premises) to the extent necessary to offset the effect of the Permitted Work Change (it being understood that (X) Landlord shall only have such right to declare Tenant's aforesaid election ineffective if Landlord's alternative arrangements alleviate in all material respects the adverse effect of such Permitted Work Change, (Y) either party shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding Tenant's aforesaid right to terminate this Lease or the aforesaid appropriate alternative arrangements made by Landlord, and (Z) Landlord shall only have such right to declare Tenant's aforesaid election ineffective if the Permitted Work Change derives from a Requirement that is first enacted after the date hereof, or that is first interpreted by a Governmental Authority after the date hereof in a manner that differs materially from the interpretation thereof prior to the date hereof). If Tenant so terminates this Lease (and Landlord does not so declare Tenant's termination ineffective, as aforesaid), then neither Landlord nor Tenant shall have any continuing rights or obligations hereunder, except to the extent otherwise expressly set forth herein.

                    (C) If (x) Landlord provides Tenant with Building Plans as contemplated by this Section 22.3, and (y) Tenant fails to object thereto in a Construction Notice within the Applicable Review Period, then Tenant shall be deemed to have accepted such Building Plans (including, without limitation, any changes to the Work as reflected thereon to the extent that Landlord has (i) noted any such changes that are material on the applicable Building Plans, and
(ii) highlighted such changes in a cover memorandum that Landlord submits to Tenant with such Building Plans). As used herein, the term "Applicable Review Period" shall mean fifteen (15) Business Days, except that Landlord shall have the right to shorten such period to the extent reasonably necessary (but in no event to a period of less than ten (10) Business Days) for Tenant's review of Building Plans that constitute shop drawings by giving Construction Notice


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thereof to Tenant simultaneously with Landlord's submission of such shop drawings to Tenant. Tenant shall not have the right to object to Building Plans unless the Work contemplated thereby (i) is not in general conformity with the Schematic Drawings, or (ii) is not in conformity with the Work Exhibit.

                    (D) Landlord shall give to Tenant, on or prior to the first
(1st) anniversary of the date hereof, a Construction Notice setting forth Landlord's estimate in good faith of the construction schedule for the Work. At monthly intervals, or sooner if a material change occurs, Landlord shall submit to Tenant updated or revised schedules for the Work. If any such updated or revised schedule indicates that there exists a material likelihood that Landlord's Substantial Completion of the Work will be delayed in a material respect, then Tenant may suggest modifications to such schedules. Landlord shall consider such suggestions in good faith. Tenant, together with its project manager, construction manager and architect, shall have the right to review such schedules and to submit to Landlord proposed modifications which may expedite the performance of the Work and facilitate a greater degree of coordination between Landlord and Tenant with respect thereto. Landlord shall consider such proposed modifications in good faith. Tenant acknowledges that Landlord shall not be bound by the construction schedules that Landlord provides to Tenant pursuant to this Section 22.3(D), it being understood that Landlord is providing such schedules to Tenant merely for informational purposes in connection with Tenant's planning for the Initial Alterations.

                    (E) Landlord shall give to Tenant a Construction Notice setting forth the date that Landlord then reasonably expects will constitute the Commencement Date for a Deliverable Unit at least six (6) months before such date (such date designated by Landlord at least six (6) months in advance for a Deliverable Unit being referred to herein as the "Target Delivery Date"). If (x) the Commencement Date for such Deliverable Unit occurs before the Target Delivery Date, and (y) Tenant's performance of the Initial Alterations in such Deliverable Unit is delayed by reason of Landlord's failure to have given Tenant at least six (6) months of advance notice thereof, then the Rent Commencement Date for such Deliverable Unit shall be extended for the number of days that Tenant's performance of the Initial Alterations is so delayed; provided, however, that in no event shall such extension of such Rent Commencement Date exceed the number of days in the period beginning on such Commencement Date and ending on the day immediately preceding the date that is six (6) months after Landlord gives such Construction Notice to Tenant. If the Commencement Date for such Deliverable Unit occurs later than the ninetieth (90th) day after the Target Delivery Date, then Landlord shall pay to Tenant an amount equal to the excess of (i) the costs that Tenant incurs in performing the Initial Alterations in such Deliverable Unit, over (ii) the costs that Tenant would have reasonably expected to incur in performing such Initial Alterations if such Commencement Date for such Deliverable Unit occurred on the ninetieth (90th) day after the Target Delivery Date, within thirty (30) days after Tenant's request therefor and Tenant's submission to Landlord of reasonable documentation supporting Tenant's calculation thereof (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). Either party shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties regarding the extension of the Rent Commencement Date for a particular


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Deliverable Unit, or the amount of the aforesaid payment due from Landlord to
Tenant, in either case as contemplated by this Section 22.3(E).

                    (F) (1) If (x) the Commencement Date for a Deliverable Unit that is located in the First Delivery Component occurs during the calendar month of January, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to January 1, 2004, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) such excess, by (ii) twenty-five percent (25%), within thirty
(30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). If (x) the Commencement Date for a Deliverable Unit that is not located in the First Delivery Component occurs during the calendar month of June, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to June 1, 2004, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) such excess, by (ii) twenty-five percent (25%), within thirty (30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). Tenant shall include in any such request reasonable supporting evidence of the amount of such excess.

                          (2)   If (x) the Commencement Date for a
Deliverable Unit that is located in the First Delivery Component occurs during the calendar month of February, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to January 1, 2004, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) such excess, by (ii) fifty percent (50%), within thirty (30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). If (x) the Commencement Date for a Deliverable Unit that is not located in the First Delivery Component occurs during the calendar month of July, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to June 1, 2004, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) such excess, by (ii) fifty percent (50%), within thirty (30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). Tenant shall include in any such request reasonable supporting evidence of the amount of such excess.

                          (3)   If (x) the Commencement Date for a
Deliverable Unit that is located in the First Delivery Component occurs during the calendar month of March, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the


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Commencement Date for such Deliverable Unit occurred prior to January 1, 2004, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) such excess, by (ii) seventy-five percent (75%), within thirty
(30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). If (x) the Commencement Date for a Deliverable Unit that is not located in the First Delivery Component occurs during the calendar month of August, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to June 1, 2004, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) such excess, by (ii) seventy-five percent (75%), within thirty (30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). Tenant shall include in any such request reasonable supporting evidence of the amount of such excess.

                          (4)   If (x) the Commencement Date for a
Deliverable Unit that is located in the First Delivery Component occurs at any time after April 1, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to January 1, 2004, then Landlord shall pay to Tenant an amount equal to such excess within thirty
(30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). If (x) the Commencement Date for a Deliverable Unit that is not located in the First Delivery Component occurs during the calendar month of September, 2004, and (y) Tenant incurs costs in performing the Initial Alterations in such Deliverable Unit that exceed the costs that Tenant would have otherwise incurred in performing such Initial Alterations if the Commencement Date for such Deliverable Unit occurred prior to June 1, 2004, then Landlord shall pay to Tenant an amount equal to such excess, within thirty (30) days after Tenant's request therefor (it being understood that Tenant shall not have the right to make any such request unless and until Tenant actually incurs such excess). Tenant shall include in any such request reasonable supporting evidence of the amount of such excess.

                          (5)   Either party shall have the right to submit
to an Expedited Arbitration Proceeding a dispute between the parties regarding any amount due from Landlord to Tenant under this Section 22.3(F).

                    (G) Subject to the terms of this Section 22.3(G), Landlord shall permit Tenant to have access to each Deliverable Unit from time to time prior to the Commencement Date therefor solely for the purpose of taking measurements and otherwise preparing plans and specifications for the Initial Alterations. Tenant shall not have the right to access any Deliverable Unit as contemplated by this Section 22.3(G) unless Tenant gives Landlord a notice (which may be given orally to John Kundrat or Eli Zamek, or such other Person that Landlord designates from time to time) requesting such access at least one
(1) Business Day before the date that Tenant intends to so access such Deliverable Unit. Tenant shall schedule Tenant's access to a Deliverable Unit as contemplated by this Section 22.3(G) at


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reasonable times and otherwise in a manner that does not interfere with
Landlord's performance of the Work.

                    (H) Subject to the terms of this Section 22.3(H), Tenant shall have the right to delete a Tenant Work Component from the Work required to be performed by Landlord by giving Construction Notice thereof to Landlord (any such Construction Notice given by Tenant to Landlord being referred to herein as a "Tenant Work Deletion Notice"). Any Tenant Work Deletion Notice given by Tenant to Landlord, once given, shall be irrevocable. If Tenant gives a Tenant Work Deletion Notice to Landlord in respect of a particular Tenant Work Component as contemplated by this Section 22.3(H), then Tenant shall pay to Landlord an amount equal to the actual out-of-pocket costs that Landlord has theretofore incurred in connection with such Tenant Work Component, within thirty (30) days after Landlord's request therefor and Landlord's submission to Tenant of reasonable supporting documentation therefor; provided, however, that
(I) if Tenant gives a Tenant Work Deletion Notice to Landlord after the date that Landlord has performed fifty percent (50%) of the construction of the applicable Tenant Work Component, then such amount payable by Tenant to Landlord shall be the excess of (i) the amount that Tenant would have been required to pay to Landlord under Section 22.2 hereof for the applicable Tenant Work Component (assuming that Tenant had not given such Tenant Work Deletion Notice), over (ii) the actual out-of-pocket costs that Landlord is not required to expend by reason of Landlord's not being required to complete such Tenant Work Component, and (II) if Tenant gives a Tenant Work Deletion Notice to Landlord after the date that Landlord has commenced the construction of the applicable Tenant Work Component (but before Landlord has performed fifty percent (50%) of the construction of the applicable Tenant Work Component), then Tenant shall also pay to Landlord an equitable share of Landlord's charge for supervision and administration for the applicable Tenant Work Component (as contemplated by Section 22.2(B)(vii) hereof). Either party shall have the right to submit a dispute between the parties under this Section 22.3(H) to an Expedited Arbitration Proceeding. A Tenant Work Deletion Notice shall not be effective for purposes hereof if the Work has theretofore progressed to the point that Landlord's removal of the applicable Tenant Work Component (to the extent theretofore performed) would have a material and adverse effect on Landlord's performance of the remainder of the Work. If (a) Tenant gives a Tenant Work Deletion Notice to Landlord as contemplated by this Section 22.3(H), and (b) applicable Requirements or good construction practice requires Landlord to remove the applicable Tenant Work Component (to the extent theretofore performed), then Tenant shall pay to Landlord an amount equal to the reasonable out-of-pocket costs incurred by Landlord to perform such removal, within thirty
(30) days after Landlord's demand therefor (it being understood that Landlord shall include with any such demand reasonable supporting documentation for the costs described therein).

                    (I) Landlord and Tenant acknowledge that Tenant may require Landlord to perform additional Tenant Work Components as Tenant develops its design for the Initial Alterations. If (i) Tenant determines that Tenant requires Landlord to perform an additional Tenant Work Component, and (ii) Tenant gives Landlord a Construction Notice that describes in reasonable detail the nature and scope of such Tenant Work Component, then, subject to the terms of this Section 22.3(I), Landlord, with due diligence, shall cooperate and consult with Tenant in good faith to determine whether and the extent to which Landlord can be


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reasonably expected to expand the Work to include such additional Tenant Work
Component. Landlord shall not be required to agree to perform any such additional Tenant Work Component if Landlord has a reasonable expectation that such additional Tenant Work Component will delay to a material extent Landlord's performance of the Work (other than such additional Tenant Work Component), unless Tenant agrees that (i) the dates set forth in this Lease that apply to Landlord's performance of the Work shall be adjourned to the extent that such additional Tenant Work Component delays Landlord's performance thereof, and (ii) Landlord shall have the right to cause the Commencement Date to occur for a particular Deliverable Unit without Landlord's having performed such additional Tenant Work Component or Work Components of Pre-Delivery Work that are delayed by reason of Landlord's performance of such additional Tenant Work Component. Landlord shall not be required to perform any such additional Tenant Work Component if Landlord has a reasonable expectation that such additional Tenant Work Component would delay materially Landlord's construction of the Building (other than the portion thereof that constitutes the Work). Landlord and Tenant, in so cooperating and consulting regarding any such additional Tenant Work Component, shall also determine whether such additional Tenant Work Component will constitute a Tenant Design Component for purposes hereof. If (x) Landlord performs any such additional Tenant Work Component, and (y) such additional Tenant Work Component reduces the Usable Area of the applicable Deliverable Unit, then (I) such reduction in the Usable Area shall not be taken into account for purposes of measuring the Rentable Area of such Deliverable Unit for purposes hereof, and (II) Landlord shall not use such reduction in the Usable Area of the applicable Deliverable Unit to increase the area of the Building outside of the Premises to the extent otherwise permitted under applicable Requirements. Landlord shall perform any such additional Tenant Work Component that Landlord agrees to perform as contemplated by this Section 22.3(I) with due diligence and in accordance with good construction practice. Landlord acknowledges that an additional Tenant Work Component to be performed by Landlord as contemplated by this Section 22.3(I) may include, without limitation, the installation of a continuous opening in the sixth (6th) floor slab that extends around the Lexington Place Courtyard to create an architectural slot between the curtain wall and the edge of the floor slab; provided, however, that such additional Tenant Work Component remains subject to Landlord's prior approval, which approval Landlord shall not unreasonably withhold, condition or delay (it being understood that Landlord, in considering the design for such Tenant Work Component, shall have the right to take into account the aesthetic impact thereof on the Lexington Place Courtyard. Landlord also acknowledges that an additional Tenant Work Component to be performed by Landlord as contemplated by this Section 22.3(I) (with respect to which Landlord shall cooperate in good faith with Tenant as provided in this Section 22.3(I)) may include, without limitation, changes to the Work to accommodate an occupancy density of more than one (1) person for each eighty (80) square feet of Usable Area, provided that (i) any such additional Tenant Work Component shall be subject to Landlord's prior approval, which approval Landlord shall not unreasonably withhold, condition or delay, (ii) Landlord shall not be required to expand the Incremental Areas to accommodate any such Tenant Work Component beyond one (1) internal staircase that extends, at most, from the ground floor of the Lexington Avenue Building to the fifth (5th) floor of the Lexington Avenue Building, (iii) any such internal staircase must be located within one
(1) column bay, (iv) Tenant pays the cost for the installation of any such staircase as a Tenant Work Component in accordance with the terms hereof, (v) Tenant compensates Landlord for the space used by such staircase on the


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ground floor and the second (2nd) floor of the Building calculated at the initial rates of Three Hundred Dollars ($300) per square foot of Usable Area per annum on the ground floor, and One Hundred Twenty-Five Dollars ($125) per square foot of Usable Area per annum on the second (2nd) floor, (vi) Landlord shall not be required to approve any such additional Tenant Work Component that accommodates such increased occupancy on floors other than the third (3rd), fourth (4th) and fifth (5th) floors of the Building if such additional Tenant Work Component requires any material changes to the construction of the Building other than the Premises (including, without limitation, any installation or expansion of internal staircases), and (vii) Tenant gives Landlord a Construction Notice of Tenant's request that Landlord perform any such additional Tenant Work Component within thirty (30) days after the date hereof. Landlord acknowledges that if Tenant requests an additional Tenant Work Component as contemplated by this Section 22.3(I) to increase the occupancy density of the Premises, then Tenant's use of the Premises at such occupancy density shall not violate the provisions of Article 2 hereof. Either party shall have the right to submit a dispute arising under this Section 22.3(I) to an Expedited Arbitration Proceeding.

                    (J) Landlord shall not have the right to use any Incremental Area (which is included in Usable Area for purposes hereof) to increase the floor area of the remaining portions of the Building (other than the Premises) that is otherwise permitted under applicable Requirements.

                    (K) Landlord shall give to Tenant a Construction Notice setting forth the date that Landlord then expects in good faith that the superstructure of the Building will reach the eleventh (11th) floor of the Lexington Avenue Building, at least one (1) year prior to such date. Landlord shall also give to Tenant a Construction Notice setting forth the date that Landlord then expects in good faith that the superstructure of the Building will reach the eleventh (11th) floor of the Lexington Avenue Building, at least six
(6) months prior to such date. Landlord shall make the Tenant Mechanical Areas on the eleventh (11th) and twelfth (12th) floors of the Lexington Avenue Building available for Tenant's installation of Tenant's equipment therein as described in the Work Exhibit before Landlord erects the superstructure of the Building above such Tenant Mechanical Areas (with the understanding, however, that Landlord shall not be required to delay Landlord's construction of the superstructure of the Building if Tenant is not then prepared to install such equipment in such Tenant Mechanical Areas).

                    (L) Subject to the terms of this Section 22.3(L), Landlord shall cooperate reasonably with Tenant in connection with Tenant's making arrangements to have the tower crane contractor operate for Tenant's use the tower cranes that Landlord erects for the construction of the Building for purposes of Tenant's raising materials and equipment to the Premises or other Tenant Areas in connection with the Initial Alterations. Tenant's use of such tower cranes shall be at Tenant's sole cost and expense. Tenant shall have the right to use such tower cranes only to the extent (if any) that Tenant's use does not impair or delay in any material respect Landlord's construction of the Building. Tenant acknowledges that the only times during which Tenant may have the right to use such tower cranes as contemplated by this Section 22.3(L) may occur during hours that are not ordinary construction business hours. Landlord


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makes no representation that such tower cranes will be adequate for Tenant's purposes or available for Tenant's use. Tenant shall seek to use such tower cranes as contemplated by this Section 22.3(L) only for purposes of raising materials and equipment that Tenant could not reasonably be expected to use the Construction Hoists, the Shared Hoist or the Premises Elevators (to the extent that Tenant otherwise has the right to use the Construction Hoists, the Shared Hoist and the Premises Elevators in accordance with the terms hereof). If Tenant's use of such tower cranes as contemplated by this Section 22.3(L) delays Landlord's performance of the Work in any material respect, then such delay shall constitute an Unavoidable Delay for purposes hereof. Tenant shall pay to Landlord the amount of any losses, damages, costs or expenses that Landlord sustains by virtue of Tenant's use of such tower cranes as contemplated by this
Section 22.3(L) (including, without limitation, any such losses, damages, costs or expenses that derive from any such tower crane being out of service because of Tenant's use thereof) (it being understood that Tenant shall make any such payment to Landlord not later than the thirtieth (30th) day after the date that Landlord makes a request to Tenant therefor, together with reasonable supporting documentation for such losses, damages, costs or expenses). Landlord shall also cooperate reasonably with Tenant in connection with Tenant's making arrangements to use a street crane (for which Tenant contracts separately) for purposes of raising any such materials or equipment.

      Section 22.4 (A) Subject to Article 14 hereof, Landlord shall deliver exclusive possession of each Deliverable Unit to Tenant promptly after the date that Landlord Substantially Completes the Pre-Delivery Work therein. Promptly after the Commencement Date for each such Deliverable Unit, Landlord shall submit to Tenant Landlord's determination of the Usable Area and the Rentable Area for the applicable Deliverable Unit, along with appropriate backup indicating the method of measurement (including, without limitation, CADD Drawings) which determination shall be conclusive and binding on Tenant unless Tenant objects thereto by giving notice thereof to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives such determination to Tenant. If Tenant so objects to Landlord's determination of the Usable Area and Rentable Area for such Deliverable Unit, and the parties are unable to resolve the dispute within thirty (30) days after Tenant gives Landlord notice of such objection, then either Landlord or Tenant shall have the right to submit such dispute to an Expedited Arbitration Proceeding. Landlord and Tenant acknowledge that for purposes of determining the Incremental Area that is includible in Usable Area, the parties shall take into account that the parties agreed for a prior design of the Building that the Incremental Areas included the areas shown on the drawings described in Exhibit 22.4 and made a part hereof.

                    (B) (1) Landlord shall give Tenant a Construction Notice, not later than June 30, 2001, that sets forth Landlord's statement of the Usable Area for each Deliverable Unit in the Initial Premises (such statement that Landlord gives to Tenant being referred to herein as the "Usable Area Statement"). The Usable Area for each Deliverable Unit that Landlord states in the Usable Area Statement shall satisfy the requirements set forth in the Work Exhibit.

            (2) The Usable Area of each Deliverable Unit shall not be less than the Usable Area set forth in the Usable Area Statement, except that (i) Landlord shall have the right


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to reduce the Usable Area of a Deliverable Unit located in the Tower Premises by no more than One Hundred Twenty-Five (125) square feet by giving Construction Notice thereof to Tenant on or prior to December 31, 2001, (ii) Landlord shall have the right to reduce the Usable Area of any particular floor on which is located the Base Premises by no more than Two Hundred Fifty (250) square feet by giving Construction Notice thereof to Tenant on or prior to December 31, 2001,
(iii) Landlord shall have the right to reduce the Usable Area of the Lower Level Space located on Lower Level 2 of the Building by no more than One Thousand (1,000) square feet by giving Construction Notice thereof to Tenant on or prior to December 31, 2001, (iv) Landlord shall have the right reduce the Usable Area of a Deliverable Unit to a de minimis extent (whether before or after December 31, 2001), and (v) Landlord shall not have the right to make any such reductions in Usable Area as contemplated by clauses (i) through (iv) above except to the extent reasonably relating to Landlord's requirements in constructing the Building (including any such requirements of Landlord that derive from changes to the design for the Building that otherwise comply with the provisions of this Lease) (it being understood that (I) Landlord shall not have the right to reduce the Usable Area of any particular Deliverable Unit as contemplated by this clause (2) to accommodate Landlord's temporary facilities in constructing the Building, and (II) in no event shall this clause (2) permit Landlord to reduce the Usable Area of a Deliverable Unit to an extent that would not comply with the requirements of the Work Exhibit).

      Section 22.5 (A) Landlord, prior to the date that Landlord commences the construction of the superstructure of the Building, shall develop a logistics plan for the construction of the Building that conforms with good construction practice (such logistics plan being referred to herein as the "Logistics Plan"). Landlord shall reflect on the Logistics Plan, inter alia, the Construction Hoists. The Logistics Plan shall be subject to Tenant's approval, which approval Tenant shall not unreasonably withhold, condition or delay (it being understood, however, that Tenant shall not have the right to (x) approve elements of the Logistics Plan which do not materially affect the Initial Premises or the cost of or scheduling for Tenant's performance of the Initial Alterations therein,
(y) disapprove elements of the Logistics Plan that are required by Requirements, or (z) disapprove the Logistics Plan to contradict a right expressly granted to Landlord under this Article 22, including without limitation, Landlord's right to use the Tower Hoist Area as contemplated by Section 22.15 hereof). Landlord, in preparing the Logistics Plan, shall take into account Tenant's plans to install escalators and studios in the portions of the Premises that are adjacent to the Lexington Place Courtyard, and, accordingly, Landlord shall seek in good faith and within the bounds of good construction practice and applicable Requirements to erect a Construction Hoist in the Lexington Place Courtyard that minimizes to the extent reasonably practicable interference with Tenant installation of such escalators and studios. Either party shall have the right to submit a dispute regarding the Logistics Plan to an Expedited Arbitration Proceeding. Subject to the terms of this Section 22.5(A), Landlord shall not amend the Logistics Plan in a manner that materially and adversely affects or materially and adversely delays Tenant's ability to perform the Initial Alterations or Tenant's use and occupancy of the Premises for the conduct of business. Landlord shall give to Tenant prompt Construction Notice of any amendments to the Logistics Plan (and shall consult with Tenant from time to time in respect of any proposed amendments to the Logistics Plan). Landlord shall have the right to make changes to the Logistics Plan to the extent required by Requirements (with the


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understanding that Landlord shall consult with Tenant in respect thereof to the extent that any such changes materially affect Tenant).

                    (B) Subject to the terms of this Section 22.5(B), Tenant shall have the right to request in a Construction Notice that Landlord refrain from demolishing, on or prior to the Commencement Date for a Deliverable Unit, the temporary toilet facilities that Landlord installs therein. Landlord shall not demolish such temporary toilet facilities unless Landlord gives Tenant at least thirty (30) days of advance Construction Notice thereof. Tenant shall not have the right to make any such request from and after the date that Landlord demolishes any such temporary toilet facilities. If Tenant makes any such request, then (i) Landlord shall not demolish such temporary toilet facilities prior to the applicable Commencement Date, and (ii) Landlord shall have no obligation to thereafter demolish, repair or maintain such temporary toilet facilities. Tenant shall not have the right to require Landlord to refrain from demolishing such temporary toilet facilities as provided in this Section 22.5(B) if Landlord makes a reasonable determination that the demolition of such temporary toilet facilities is required to obtain the Zero Occupancy Certificate of Occupancy for the applicable Deliverable Unit.

      Section 22.6 (A) If Landlord fails to obtain a permit from the applicable Governmental Authority authorizing Landlord to construct the Building on or prior to First Milestone Date, then Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord on or prior to the tenth (10th) day after the First Milestone Date, as to which date time shall be of the essence. If Tenant so terminates the Lease, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (i) fifty percent (50%), by
(ii) the actual out-of-pocket costs theretofore incurred by Tenant in connection with the execution and delivery hereof (including, without limitation, Tenant's preparation of plans and specifications for the Initial Alterations); provided, however, that in no event shall such amount due from Landlord to Tenant exceed Eight Million Dollars ($8,000,000). If Tenant so terminates this Lease, then Landlord shall pay such amount to Tenant within thirty (30) days after Tenant's demand therefor (it being understood that Landlord's obligation to make such payment shall survive Tenant's aforesaid termination hereof). Tenant shall include with any such demand reasonable supporting information for the costs described therein. As used herein, the term "First Milestone Date" shall mean July 1, 2002. Landlord shall file with the appropriate Governmental Authority the Building Plans for the Lexington Avenue Building, the Bridge Building and the Third Avenue Building as a single building.

                    (B) If the construction of the Building has not progressed to the stage described as the Second Construction Milestone on Exhibit 22.6 attached hereto and made a part hereof (the "Second Construction Milestone Stage") on or prior to Second Milestone Date, then Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord on or prior to the tenth (10th) day after the Second Milestone Date, as to which date time shall be of the essence. If Tenant so terminates the Lease, then (I) Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (a) fifty percent (50%), by (b) the Holdover Excess that Tenant actually incurs for the period commencing on October 1, 2004, and (II) Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (x) fifty percent (50%), by
(y) the actual out-of-pocket costs theretofore incurred by Tenant in connection with the


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
execution and delivery hereof (including, without limitation, Tenant's preparation of plans and specifications for the Initial Alterations); provided, however, that in no event shall the sum of the amounts payable by Landlord to Tenant under clause (I) and clause (II) above exceed Ten Million Dollars ($10,000,000). Landlord's obligation to pay the amount described in clause (I) above shall survive the aforesaid termination of this Lease by Tenant. If Tenant so terminates this Lease, then Landlord shall pay the amount described in clause
(II) above to Tenant within thirty (30) days after Tenant's demand therefor. Tenant shall include with any such demand reasonable supporting information for the costs of the nature described in clause (II) above. As used herein, the term "Second Milestone Date" shall mean August 1, 2004; provided, however, that (A) the Second Milestone Date shall be adjourned for a number of days equal to the sum of (i) the number of days that Landlord is delayed in performing the work necessary to achieve the Second Construction Milestone Stage by reason of Unavoidable Delays, except that any such adjournment of the Second Milestone Date by reason of Unavoidable Delays shall not exceed one (1) year in the aggregate, and (ii) the number of days in the period beginning on the First Milestone Date and ending on the date immediately preceding the date that Landlord receives the permit from the applicable Governmental Authority authorizing Landlord to construct the Building (the number of days described in this clause (ii) being referred to herein as the "Second Milestone Slide Amount"), and (B) the Second Milestone Date shall be adjourned by thirty (30) days for each Deliverable Unit in respect of which the Commencement Date has theretofore occurred.

                    (C) If the construction of the Building has not progressed to the stage described as the Third Construction Milestone on Exhibit 22.6 attached hereto (the "Third Construction Milestone Stage") on or prior to Third Milestone Date, then Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord on or prior to the tenth (10th) day after the Third Milestone Date, as to which date time shall be of the essence. If Tenant so terminates the Lease, then (I) Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (a) seventy-five percent (75%), by (b) the Holdover Excess that Tenant actually incurs for the period commencing on October 1, 2004, and (II) Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (x) seventy-five percent (75%), by (y) the actual out-of-pocket costs theretofore incurred by Tenant in connection with the execution and delivery hereof (including, without limitation, Tenant's preparation of plans and specifications for the Initial Alterations); provided, however, that in no event shall the sum of the amounts payable by Landlord to Tenant under clause (I) and clause (II) above exceed Twenty Million Dollars ($20,000,000). Landlord's obligation to pay the amount described in clause (I) above shall survive the aforesaid termination of this Lease by Tenant. If Tenant so terminates this Lease, then Landlord shall pay the amount described in clause
(II) above to Tenant within thirty (30) days after Tenant's demand therefor. Tenant shall include with any such demand reasonable supporting information for the costs of the nature described in clause (II) above. As used herein, the term "Third Milestone Date" shall mean April 1, 2005; provided, however, that (A) the Third Milestone Date shall be adjourned for a number of days equal to the sum of
(i) the number of days that Landlord is delayed in performing the work necessary to achieve the Third Construction Milestone Stage by reason of Unavoidable Delays, except that any such adjournment of the Third Milestone Date by reason of Unavoidable Delays shall not exceed one (1) year in the aggregate, (ii) the number of days in the period beginning on the Second Milestone


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Date and ending on the date immediately preceding the date that Landlord achieves the Second Construction Milestone Stage, and (iii) the Second Milestone Slide Amount (the sum of the number of days described in clauses (ii) and (iii) above being referred to herein as the "Third Milestone Slide Amount"), and (B) the Third Milestone Date shall be adjourned by thirty (30) days for each Deliverable Unit in respect of which the Commencement Date has theretofore occurred.

                    (D) If the construction of the Building has not progressed to the stage described as the Fourth Construction Milestone on Exhibit 22.6 attached hereto (the "Fourth Construction Milestone Stage") on or prior to Fourth Milestone Date, then Tenant shall have the right to terminate this Lease by giving notice thereof to Landlord on or prior to the tenth (10th) day after the Fourth Milestone Date, as to which date time shall be of the essence. If Tenant so terminates the Lease, then (I) Landlord shall pay to Tenant an amount equal to the Holdover Excess that Tenant actually incurs for the period commencing on October 1, 2004, and (II) Landlord shall pay to Tenant an amount equal to the actual out-of-pocket costs theretofore incurred by Tenant in connection with the execution and delivery hereof (including, without limitation, Tenant's preparation of plans and specifications for the Initial Alterations); provided, however, that in no event shall the sum of the amounts described in clause (I) and clause (II) above exceed Thirty Million Dollars ($30,000,000). Landlord's obligation to pay the amount described in clause (I) above shall survive the aforesaid termination of this Lease by Tenant. If Tenant so terminates this Lease, then Landlord shall pay the amount described in clause
(II) above to Tenant within thirty (30) days after Tenant's demand therefor. Tenant shall include with any such demand reasonable supporting information for the costs of the nature described in clause (II) above. As used herein, the term "Fourth Milestone Date" shall mean November 1, 2005; provided, however, that (A) the Fourth Milestone Date shall be adjourned for a number of days equal to the sum of (i) the number of days that Landlord is delayed in performing the work necessary to achieve the Fourth Construction Milestone Stage by reason of Unavoidable Delays, except that any such adjournment of the Fourth Milestone Date by reason of Unavoidable Delays shall not exceed one (1) year in the aggregate, (ii) the number of days in the period beginning on the Third Milestone Date and ending on the date immediately preceding the date that Landlord achieves the Third Construction Milestone Stage, and (iii) the Third Milestone Slide Amount, and (B) the Fourth Milestone Date shall be adjourned by thirty (30) days for each Deliverable Unit in respect of which the Commencement Date has theretofore occurred.

                    (E) Landlord shall not have the right to extend Second Milestone Date, the Third Milestone Date or the Fourth Milestone Date in each case as contemplated by this Section 22.6 by reason of the occurrence of an Unavoidable Delay unless Landlord (x) gives Tenant Construction Notice thereof not later than the fifteenth (15th) day after the occurrence of such Unavoidable Delay, and (y) to the extent reasonably practicable, sets forth in such Construction Notice Landlord's reasonable estimate of the extension of the Second Milestone Date, the Third Milestone Date or the Fourth Milestone Date that derives therefrom (it being understood that Landlord shall have the right to supplement such Construction Notice from time to time to the extent that Landlord in good faith revises such statement of the extension of the Second Milestone Date, the Third Milestone Date or the Fourth Milestone Date that derives from such Unavoidable Delay).


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                    (F) Landlord shall be deemed to have used commercially
reasonable diligent efforts in performing the Work for purposes of Section 22.1(A) hereof if the Work progresses without Tenant having the right to terminate the Lease as provided in this Section 22.6. Tenant's right to terminate the Lease as provided in this Section 22.6 shall be Tenant's sole remedy for Landlord's failure to use commercially reasonable diligent efforts to perform the Work, except that (x) Tenant shall retain the right to exercise Tenant's rights as expressly set forth in this Article 22 for Landlord's failure to perform the Work (or certain Work Components thereof) on or prior to the dates set forth herein, and (y) Tenant shall have the right to pursue any other remedies against Landlord that are available to Tenant at law, in equity or as otherwise set forth herein if Landlord abandons the performance of the Work for a reason other than an Unavoidable Delay, in wilful and blatant disregard for Landlord's obligation to perform the Work hereunder (it being understood that Landlord's failure to commence construction of the structural steel of the Building because Landlord determines that the Building is not economically feasible shall be deemed to constitute Landlord's wilful and blatant disregard for Landlord's obligation to perform the Work hereunder).

                    (G) If (x) the Commencement Date for a particular Deliverable Unit or for particular Deliverable Units does not occur on or prior to the Fourth Milestone Date, and (y) Tenant does not (or does not have the right to) terminate this Lease pursuant to the provisions of this Section 22.6, then Tenant shall have the right to terminate this Lease solely with respect to such Deliverable Unit or such Deliverable Units by giving Construction Notice thereof to Landlord not later than the tenth (10th) day after the Fourth Milestone Date, as to which date time shall be of the essence. If Tenant so terminates this Lease with respect to any such Deliverable Unit or Deliverable Units, then such Deliverable Unit or Deliverable Units shall be deemed to be deleted from the Entire Premises for all purposes hereof (it being understood that such Deliverable Unit or Deliverable Units shall also be deemed to be deleted from the Partial Renewal Space).

      Section 22.7 (A) If Landlord fails to Substantially Complete the Timed Post-Delivery Work Components for the applicable Deliverable Unit on or prior to the applicable Post-Delivery Work Date, then Landlord shall pay to Tenant an amount equal to the excess of (i) the costs that Tenant incurs in performing the Initial Alterations in such Deliverable Unit, over (ii) the costs that Tenant would have incurred in performing such Initial Alterations in such Deliverable Unit but for Landlord's failure to Substantially Complete the Timed Post-Delivery Work Components in the applicable Deliverable Unit on or prior to the Post-Delivery Work Date. As used herein, the term "Post-Delivery Work Date" shall mean, with respect to a particular Timed Post-Delivery Work Component, the date indicated on the Work Exhibit for the Substantial Completion of such Timed Post-Delivery Work Component. As used herein, the term "Timed Post-Delivery Work Components" shall mean the Work Components of Post-Delivery Work identified as Timed Post-Delivery Work Components on the Work Exhibit. Landlord shall pay to Tenant the amount described in this Section 22.7 within thirty (30) days after Tenant's request therefor. Tenant shall include with any such request reasonable documentation supporting Tenant's calculations as set forth therein. Either party shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties regarding any such payment.


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                    (B) Landlord shall Substantially Complete the Work
Components of Post-Delivery Work that (i) do not constitute Timed Post-Delivery Work Components, and (ii) are included in the Post-Delivery Work pursuant to
Section 22.3(I) hereof, with due diligence after the Commencement Date for the applicable Deliverable Unit.

                    (C) (1) Subject to the terms of this Section 22.7(C), Landlord and Tenant shall cooperate with each other in good faith to sequence the performance of the Post-Delivery Work and the Initial Alterations in accordance with good construction practice. In so scheduling the performance of the Post-Delivery Work and the Initial Alterations, Landlord shall have reasonable priority to accomplish the Timed Post-Delivery Work Components. From and after the First Commencement Date, Tenant shall have reasonable priority with respect to the Initial Alterations being performing within the Premises (it being understood that Tenant's aforesaid reasonable priority (x) shall apply only for the Deliverable Units in respect of which the Commencement Date has occurred, and (y) shall not limit Landlord's reasonable priority for the Timed Post-Delivery Work Components). Landlord and Tenant shall attempt in good faith to resolve promptly any conflict that arises between Landlord's contractors and Tenant's contractors with respect to work being performed in the Premises. Landlord and Tenant shall each use diligent efforts to cause their respective contractors to accommodate and work harmoniously with the other party's contractors (including, without limitation, in making arrangements for the storage of tools and materials, in avoiding labor unrest or jurisdictional disputes, or other similar occurrences that may delay the parties' respective contractors in performing, or may prevent the parties' respective contractors from performing, the Work or the Initial Alterations). Either party shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding the proper sequencing of the Post-Delivery Work and the Initial Alterations.

                          (2)   Subject to the terms of this Lease, Tenant
(and its contractors) shall have reasonable access to each Deliverable Unit for which the Commencement Date has occurred at all times and for all purposes (including, without limitation, for the performance of the Initial Alterations). Tenant shall have the right to use the Premises Elevators and the loading docks, loading bays (in addition to the loading bays that Tenant has the right to use exclusively under Section 2.5 hereof), and truck elevator during Tenant's performance of the Initial Alterations on the same terms and conditions applicable to Landlord's contractors (with the understanding, however, that nothing contained in this Section 22.7(C)(2) limits Landlord's reasonable priority with respect to the performance of the Timed Post-Delivery Work Components as set forth in Section 22.7(C)(1) hereof). Tenant shall comply with the procedures and regulations as are uniformly and reasonably prescribed and enforced by Landlord from time to time for Landlord's contractors and Tenant's contractors with respect to coordinating their respective work and activities with any other work or activity in the Premises or the Building.

      Section 22.8 (A) Subject to the terms of this Section 22.8, if (x) the Commencement Date for a particular Deliverable Unit does not occur on or prior to Commencement Cutoff Date for such Deliverable Unit, or (y) Landlord does not Substantially Complete a Timed Post-Delivery Work Component for a particular Deliverable Unit on or prior to the Post-Delivery Work Date therefor, then Landlord shall pay to Tenant an amount equal to the product obtained by multiplying (a) the Applicable Percentage, by (b) the Holdover Excess


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for the period (the "Work Holdover Period") from October 1, 2004 and extending thereafter for the number of days in the period (i) commencing on the Commencement Cutoff Date for the applicable Deliverable Unit and ending on the day immediately preceding the Commencement Date for such Deliverable Unit, or
(ii) commencing on the applicable Post-Delivery Work Date and ending on the day immediately preceding the date that Landlord Substantially Completes the applicable Timed Post-Delivery Work Component, as the case may be. If the Commencement Date for a particular Deliverable Unit occurs before the Commencement Cutoff Date, then Landlord shall not be required to make the payment to Tenant as contemplated by this Section 22.8 in respect of Landlord's failure to Substantially Complete a Timed Post-Delivery Work Component, unless Landlord fails to Substantially Complete the applicable Timed Post-Delivery Work Component on or prior to the applicable Post-Delivery Work Date that would have applied if the Commencement Date for such Deliverable Unit was the Commencement Cutoff Date. As used herein, the term "Commencement Cutoff Date" shall mean June 1, 2004, except that in respect of the First Delivery Component, the Commencement Cutoff Date shall be January 1, 2004. As used herein, the term "Applicable Percentage" shall mean (i) fifty percent (50%) for Holdover Excess that accrues during the period of one (1) year commencing on October 1, 2004,
(ii) fifty percent (50%) for Holdover Excess that accrues during the period of one (1) year commencing on October 1, 2005, (iii) seventy-five percent (75%) for Holdover Excess that accrues during the period of one (1) year commencing on October 1, 2006, and (iv) one hundred percent (100%) for Holdover Excess that accrues from and after October 1, 2007. The aggregate amount that Landlord pays to Tenant under this Section 22.8(A) shall not exceed (I) the greater of (X) Eight Hundred Seventy-Six Thousand Dollars ($876,000), and (Y) the product obtained by multiplying (A) Four Thousand Eight Hundred Dollars ($4,800), by (B) the number of days in the Work Holdover Period (or the portion thereof) that occur during the period of one (1) year commencing on October 1, 2004, (II) the greater of (X) One Million Three Hundred Eighty-One Thousand Fourteen Dollars ($1,381,014), and (Y) the product obtained by multiplying (A) Seven Thousand Five Hundred Sixty-Seven and 20/100 Dollars ($7,567.20), by (B) the number of days in the Work Holdover Period that occur during the period of one (1) year commencing on October 1, 2005, (III) the greater of (X) Three Million Three Hundred Sixty-One Thousand Six Hundred Fifty Dollars ($3,361,650), and (Y) the product obtained by multiplying (A) Eighteen Thousand Four Hundred Twenty Dollars ($18,420), by (B) the number of days in the Work Holdover Period that occur during the period of one (1) year commencing on October 1, 2006, (IV) the greater of (X) Four Million Nine Hundred Twenty-Three Thousand Nine Hundred Ninety-Six Dollars ($4,923,996), and (Y) the product obtained by multiplying (A) Twenty-Six Thousand Nine Hundred Eighty and 80/100 Dollars ($26,980.80), by (B) the number of days in the Work Holdover Period that occur during each period of one (1) year from and after October 1, 2007. Landlord shall make any such payment to Tenant on or prior to the thirtieth (30th) day after Tenant's demand therefor. Tenant shall include with any such demand reasonable supporting information for the charges specified therein. Either party shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties regarding any such payment.

                    (B) As used herein, the term "Existing Leases" shall mean the leases described on Exhibit 22.8 attached hereto and made a part hereof. As used herein, the term "Holdover Costs" shall mean the actual rent, penalties and damages that Tenant is required to pay


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
to the landlords under the Existing Leases by reason of Tenant's failure to vacate the Holdover Premises (it being understood that Holdover Costs shall include, without limitation, liability that Tenant has to indemnify the landlords under the Existing Leases for losses sustained by such landlords in connection with Tenant's failure to vacate the Holdover Premises). As used herein, the term "Holdover Premises" shall mean the premises demised by the Existing Leases that Tenant fails to vacate at or prior to the expiration of the term thereof by reason of Landlord's failure to (x) Substantially Complete the Timed Post-Delivery Work Components on or prior to applicable Post-Delivery Work Date, or (y) cause the Commencement Date for a particular Deliverable Unit to occur on or prior to the Commencement Cutoff Date, as the case may be (it being understood that for purposes of calculating the amounts due from Landlord to Tenant under Section 22.6 hereof, the "Holdover Premises" shall mean the premises demised under the Existing Leases with respect to which Tenant has liability to the landlords thereof by reason of Tenant's failure to vacate such premises at or prior to the expiration of the term thereof by reason of (i) Landlord's failure to obtain a permit from the applicable Governmental Authority authorizing Landlord to construct the Building on or prior to the First Milestone Date, (ii) Landlord's failure to cause the Work to achieve the Second Construction Milestone Stage on or prior to the Second Milestone Date, (iii) Landlord's failure to cause the Work to achieve the Third Construction Milestone Stage on or prior to the Third Milestone Date, or (iv) Landlord's failure to cause the Work to achieve the Fourth Construction Milestone Stage on or prior to the Fourth Milestone Date, as the case may be). As used herein, the term "Holdover Excess" shall mean, with respect to a particular period, the excess, if any, of (x) the Holdover Costs for such period, over (y) the fair market rental value of the Holdover Premises for such period. Tenant hereby represents and warrants to Landlord that the information set forth in Exhibit 22.8 attached hereto summarizing the terms of the Existing Leases regarding Tenant's failure to surrender possession to the Landlord of the premises demised thereby is true, correct and complete (such terms being referred to herein as the "Holdover Terms"). Tenant acknowledges that Landlord shall be entitled to negotiate jointly with Tenant with respect to the Holdover Terms, including, without limitation, the Holdover Costs. Landlord and Tenant shall cooperate with each other in all respects in connection with any such negotiations conducted jointly by Landlord and Tenant. Landlord and Tenant shall also conduct jointly the defense of any lawsuit or other similar proceeding brought by the landlords under the Existing Leases to recover or liquidate Holdover Costs. Neither Landlord nor Tenant shall accept a proposed settlement or compromise of a dispute relating to the Holdover Costs without the consent of the other party. If (i) the landlords under the Existing Leases propose to settle or otherwise compromise a dispute regarding the Holdover Costs, (ii) either Landlord or Tenant proposes to accept such settlement or compromise, (iii) the other party does not wish to accept such settlement or compromise, (iv) such dispute is subsequently settled or determined, and (v) the Holdover Costs, as so subsequently settled or determined, exceed the Holdover Costs that would have been payable if the parties had initially accepted such proposed settlement or compromise, then (I) such excess shall be payable solely by the party that refused to accept such compromise or settlement, and (II) such excess shall not constitute part of Holdover Costs for purposes of determining the Holdover Excess under this Section 22.8(B). If Tenant, at any time from and after the date hereof, makes an agreement with any of the landlords under the Existing Leases that modifies any of the Holdover Terms in a manner that is adverse to Tenant, then Landlord shall have no obligation to make any payments to Tenant as contemplated by this Section 22.8 to the extent


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that such agreement increases Landlord's liability under this Section 22.8;
provided, however, that if (i) Tenant hereafter enters into an agreement with a landlord under an Existing Lease to expand for a good business purpose the space demised to Tenant in the applicable buildings, (ii) Tenant gives Landlord notice thereof (together with a true, correct and complete copy of such agreement with such landlord), and (iii) the terms of such agreement regarding such landlord's rights in the event of Tenant's holdover in such expansion space are not materially less favorable to Tenant than the Holdover Terms, then Tenant shall be entitled to include Holdover Costs that Landlord incurs in connection therewith in its calculation of the Holdover Excess for purposes hereof. Tenant shall take reasonable steps to minimize, to the extent reasonably practicable, the Holdover Costs that Tenant incurs.

      Section 22.9 Landlord shall permit Tenant to move into the Premises its furniture, furnishings, equipment, supplies and other items of personal property that Tenant requires for its initial occupancy of the Premises for the conduct of business over one or more weekends, between 6:00 P.M. on Friday and 6:00 A.M. on Monday, and during weekday evening hours between 6:00 P.M. and 6:00 A.M., through the entrance to the Exclusive Lobby Area on the Lexington Place Courtyard, in each case to the extent that Tenant's doing so does not interfere in any material respect with the operation or construction of other portions of the Building.

      Section 22.10 Landlord and Tenant acknowledge that the labor unions involved in the performance of the Initial Alterations by Tenant and the construction of the Building by Landlord (including, without limitation, the performance of the Work by Landlord) may require the presence of certain personnel on site to supplement the union laborers actively engaged in the performance of the Initial Alterations for Tenant or such construction for Landlord (such as, for example, a union requirement that a standby elevator operator and operating engineer be on-site when four (4) or more elevator operators are on-site). Tenant shall bear the cost of any such supplemental personnel that may be required to be engaged by Tenant for purposes of Tenant's performance of the Initial Alterations. Landlord shall bear the cost of any such supplemental personnel that is required to be engaged by Landlord for purposes of Landlord's construction of the Building (including, without limitation, Landlord's performance of the Work).

      Section 22.11 (A) Landlord shall cause at least two (2) of the Low Rise Office Elevators to be available for Tenant's exclusive use as contemplated by
Section 27.1 hereof and in conformity with the Work Exhibit to gain access to a particular Deliverable Unit in the Base Premises not later than fourteen (14) days after the date that all of the following events have occurred: (i) the Commencement Date has occurred for such Deliverable Unit, (ii) Tenant has completed its installation of a raised floor or a temporary elevator landing ramp, in either case in accordance with applicable Requirements, to accommodate the Low Rise Office Elevators that serve such Deliverable Unit, and (iii) Tenant gives Landlord a Construction Notice to the effect that the event described in clause (ii) above has occurred. Subject to the terms of this Section 22.11(A), Landlord shall cause at least one (1) of the Low Rise Office Elevators that have not theretofore been delivered by Landlord to Tenant to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit within each succeeding period of fourteen (14) days from the day that the first two (2) of such passenger elevators were made available for Tenant's use as contemplated by this Section 22.11(A).


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Landlord shall have the right to retain the right to use no more than two (2) of the Low Rise Office Elevators to accommodate Landlord's requirements in constructing the Building (with the understanding that Landlord shall have the right to retain exclusive use of such Low Rise Office Elevators); provided, however, that if (x) Landlord so retains the right to use one (1) of the Low
Rise Office Elevators, then Landlord shall cause such Low Rise Office Elevator to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit not later than the two hundred fortieth (240th) day after the First Commencement Date, and (y) Landlord so retains the right to use two (2) of the Low Rise Elevators, then Landlord shall cause (I) one (1) of such Low Rise Office Elevators to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof not later than the two hundred tenth (210th) day after the First Commencement Date, and (II) the other of such Low Rise Office Elevators to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit not later than the two hundred fortieth (240th) day after the First Commencement Date. If Landlord retains the use of any of the Low Rise Office Elevators as contemplated by this Section 22.11(A), then (x) Landlord shall have reasonable access thereto through the Exclusive Lobby Area in a manner that does not interfere in any material respect with Tenant's performance of the Initial Alterations in the Exclusive Lobby Area or the Premises, and (y) Landlord shall comply with the procedures and regulations as are uniformly and reasonably prescribed and enforced by Tenant from time to time for Tenant's contractors and Landlord's contractors with respect to coordinating their respective requirements to gain access to such Low Rise Office Elevators through the Exclusive Lobby Area.

                    (B) Landlord shall cause at least two (2) of the Mid Rise Office Elevators to be available for Tenant's use as contemplated by Section
27.1 hereof and in conformity with the Work Exhibit to gain access to a particular Deliverable Unit in the Tower Premises not later than fourteen (14) days after the date that all of the following events have occurred: (i) the Commencement Date has occurred for such Deliverable Unit, (ii) Tenant has completed its installation of a raised floor or a temporary elevator landing ramp, in either case in accordance with applicable Requirements, to accommodate the Mid Rise Office Elevators that serve such Deliverable Unit, and (iii) Tenant gives Landlord a Construction Notice to the effect that the event described in clause (ii) above has occurred. Landlord shall cause at least one (1) of the Mid Rise Office Elevators that have not theretofore been delivered by Landlord to Tenant for Tenant's use as contemplated by this Section 22.11 to be available for Tenant's use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit within each succeeding period of fourteen (14) days from the day that the first two (2) of such passenger elevators were made available for Tenant's use as contemplated by this Section 22.11(B). Landlord shall have the right to retain the right to use no more than two (2) of the Mid Rise Office Elevators to accommodate Landlord's requirements in constructing the Building (with the understanding that Landlord shall have the right to retain exclusive use of such Mid Rise Office Elevators); provided, however, that if (x) Landlord so retains the right to use one (1) of the Mid Rise Office Elevators, then Landlord shall cause such Mid Rise Office Elevator to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit not later than the two hundred fortieth (240th) day after the first Commencement Date that occurs for a Deliverable Unit in the Tower Premises, and
(y) Landlord so retains the right to use two (2) of the Mid Rise Office Elevators, then Landlord shall cause (I) one (1) of


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such Mid Rise Office Elevators to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit not later than the two hundred tenth (210th) day after the first Commencement Date that occurs for a Deliverable Unit in the Tower Premises, and (II) the other of such Mid Rise Office Elevators to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit not later than the two hundred fortieth (240th) day after such Commencement Date. If Landlord retains the use of any of the Mid Rise Office Elevators as contemplated by this Section 22.11(B), then (x) Landlord shall have reasonable access thereto through the Exclusive Lobby Area in a manner that does not interfere in any material respect with Tenant's performance of the Initial Alterations in the Exclusive Lobby Area or the Premises, and (y) Landlord shall comply with the procedures and regulations as are uniformly and reasonably prescribed and enforced by Tenant from time to time for Tenant's contractors and Landlord's contractors with respect to coordinating their respective requirements to gain access to such Mid Rise Office Elevators through the Exclusive Lobby Area.

                    (C) Landlord shall cause the Premises Elevator that constitutes a freight elevator in the Lexington Avenue Building to be available for Tenant's exclusive use as contemplated by Section 27.1 hereof not later than the one hundred eightieth (180th) day after the First Commencement Date (with the understanding that such freight elevator shall service Lower Level 3 of the Building not later than the one hundred eightieth (180th) day after the First Commencement Date).

                    (D) Landlord shall cause the Premises Elevator that constitutes the freight elevator in the Third Avenue Building to be available for Tenant's non-exclusive use as contemplated by Section 27.1 hereof not later than the ninetieth (90th) day after the First Commencement Date.

      Section 22.12 Landlord and Tenant acknowledge that certain of the Work Components as described in the Work Exhibit (such Work Components being collectively referred to herein as the "Tenant Design Components") require that Tenant will submit to Landlord the design therefor. Landlord shall have the right to approve the plans that Tenant designs for the Tenant Design Components, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord shall not have any obligation to perform the Tenant Design Components as part of the Work unless Tenant delivers the appropriate documentation required for the construction thereof in accordance with good construction practice on or prior to the dates indicated on the Work Exhibit (it being understood that the time periods for Tenant to deliver such documentation to Landlord shall not commence unless and until Landlord has given to Tenant a Construction Notice to the effect that such time period has commenced); provided, however, that if Tenant submits such documentation for any Tenant Design Component after the applicable date set forth in the Work Exhibit, then
(x) Landlord shall nevertheless accommodate Tenant and perform the applicable Tenant Design Component to the extent that Landlord's performance of the Work is not otherwise materially and adversely affected thereby, and (y) Tenant shall reimburse Landlord for the actual incremental out-of-pocket costs that Landlord incurs in so accommodating Tenant and that derive from Tenant's delay in making such submission to Landlord (in addition to the cost of the applicable Tenant Work Component as contemplated by Section 22.2 hereof), within


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thirty (30) days after Landlord's request therefor from time to time (it being understood that Landlord, in any such request for reimbursement, shall include reasonable supporting documentation therefor), except that the provisions of clause (y) above shall not apply to the extent that Tenant's failure to submit the design for a Tenant Design Component derives from Landlord's failure to act in good faith and with reasonable diligence in consulting with Tenant in connection with Tenant's aforesaid design. If (i) the Work Exhibit contemplates that Tenant is required to submit plans for a Tenant Design Component within a particular period of time after Landlord submits the applicable Building Plans to Tenant, and (ii) Landlord modifies such Building Plans in any material respect after issuing such Building Plans to Tenant, then the date by which Tenant is required to submit to Landlord to such plans for the applicable Tenant Design Component shall be extended to the extent reasonably necessary for Tenant to adapt Tenant's plans for such Tenant Design Component to Landlord's revised Building Plan. Either party shall have the right to submit a dispute between the parties under this Section 22.12 to an Expedited Arbitration Proceeding.

      Section 22.13 Subject to the terms of this Section 22.13, if Landlord does not commence the erection of the structural steel for the Building above ground level on or prior to the fifth (5th) anniversary of the date hereof, then Landlord shall have the right to terminate this Lease by giving notice thereof to Tenant not later than the fifteenth (15th) day after such fifth (5th) anniversary (as to which period of fifteen (15) days time shall be of the essence), in which case neither Landlord nor Tenant shall have any continuing rights or obligations hereunder, except to the extent that this Lease expressly provides that the respective rights and obligations of the parties survive the termination hereof. If Landlord exercises Landlord's right to terminate this Lease pursuant to this Section 22.13, then Landlord shall pay to Tenant, simultaneously with Landlord's aforesaid notice to Tenant, the amount to which Tenant would have otherwise been entitled if Tenant exercised Tenant's rights to terminate this Lease under Section 22.6(D) hereof by reason of Landlord's failure to have reached the Fourth Construction Milestone Stage on or prior to the Fourth Milestone Date. Tenant shall cooperate reasonably with Landlord, promptly after Landlord's request, to provide Landlord with the information that Landlord requires to calculate the aforesaid amount due from Landlord to Tenant if Landlord so terminates this Lease.

      Section 22.14 (A) Landlord and Tenant acknowledge that Landlord intends to erect a construction hoist to service the Third Avenue Building (such hoist being referred to herein as the "Shared Hoist").

                    (B) Landlord shall erect the Shared Hoist to the extent permitted by applicable Requirements, in substantial accordance with the Logistics Plan and in accordance with good construction practice as the construction of the Building progresses. Landlord shall not consummate the rental agreement with the supplier of the Shared Hoist unless Landlord has theretofore given Tenant a reasonable opportunity to consult with Landlord in connection therewith. Tenant shall reimburse Landlord for fifty percent (50%) of the actual out-of-pocket costs incurred by Landlord in connection with the installation of the Shared Hoist within thirty (30) days after Landlord's request therefor from time to time (it being understood, however, that such costs shall not include the costs associated with staffing and operating the Shared Hoist). Landlord shall include in any such request reasonable supporting documentation for the costs described therein. If (i) Tenant fails to make any such payments to Landlord when due, and


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(ii) such failure continues for more than ten (10) Business Days after Landlord gives Tenant notice thereof, then Landlord shall have all rights and remedies of law, in equity or as otherwise set forth herein. Landlord shall cause the Shared Hoist to be priced separately from the remainder of the Construction Hoists. Landlord, in consummating the contract for the Shared Hoist, shall use reasonable efforts to provide for Landlord or Tenant having the right to use the Shared Hoist at times other than ordinary construction hours.

                    (C) Subject to the terms of this Section 22.14(C), Landlord shall have the right to use the Shared Hoist exclusively for the period ending on the First Commencement Date (such period being referred to herein as "Landlord's Exclusive Hoist Period"). Landlord shall pay the costs associated with renting, staffing and operating the Shared Hoist during Landlord's Exclusive Hoist Period. If (i) Tenant requires access to the Shared Hoist during Landlord's Exclusive Hoist Period, and (ii) Tenant gives Construction Notice thereof to Landlord, then Landlord and Tenant shall consult with each other in good faith to arrange for Tenant's use of the Shared Hoist during Landlord's Exclusive Hoist Period to the extent that Tenant's use of the Shared Hoist does not interfere in any material respect with Landlord's use of the Shared Hoist during Landlord's Exclusive Hoist Period. Tenant shall not have the right to place a standing order for time on the Shared Hoist during Landlord's Exclusive Hoist Period. If Tenant uses the Shared Hoist during Landlord's Exclusive Hoist Period as contemplated by this Section 22.14(C), then Tenant shall pay to Landlord an amount equal to Tenant's equitable share of the actual out-of-pocket costs incurred by Landlord (without overhead, profit or markup to Landlord) in renting, staffing and operating the Shared Hoist for the period that Tenant so uses the Shared Hoist, within thirty (30) days after Landlord's request therefor from time to time (the hourly charge that Landlord imposes on Tenant for Tenant's use of the Shared Hoist during Landlord's Exclusive Hoist Period being referred to herein as the "Hourly Hoist Rate"). If (i) Tenant fails to make any such payments to Landlord when due, and (ii) such failure continues for more than ten (10) Business Days after Landlord gives Tenant notice thereof, then Landlord, shall have all rights and remedies of law, in equity or as otherwise set forth herein.

                    (D) Subject to the terms of this Section 22.14(D), Tenant shall have the right to use the Shared Hoist exclusively for the period commencing on the day immediately following the last day of Landlord's Exclusive Hoist Period and ending on a date designated by Landlord on no less than forty-five (45) days of advance Construction Notice thereof (such period being referred to herein as "Tenant's Exclusive Hoist Period"). Landlord shall not have the right to designate that the last day of Tenant's Exclusive Hoist Period occurs earlier than the later to occur of (I) the one hundred eightieth (180th) day after the Commencement Date that first occurs for a Deliverable Unit in the Third Avenue Building, and (II) the date that the freight elevator in the Third Avenue Building is available for Tenant's non-exclusive use; provided, however, that if (a) Landlord executes and delivers a lease with a tenant for space on the ground level or the second (2nd) floor of the Third Avenue Building, and (b) the freight elevator in the Third Avenue Building is then available for Tenant's non-exclusive use, then Landlord shall have the right to terminate Tenant's Exclusive Hoist Period at any time from and after the one hundred twentieth (120th) day after the Commencement Date that first occurs for a Deliverable Unit in the Third Avenue Building to the extent Landlord reasonably requires to accommodate such tenant. If Landlord exercises Landlord's aforesaid right to terminate Tenant's Exclusive


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Hoist Period earlier than the one hundred eightieth (180th) day after the
Commencement Date that first occurs for a Deliverable Unit in the Third Avenue Building, then, during the period commencing on the last day of Tenant's Exclusive Hoist Period and ending on the one hundred eightieth (180th) day after such Commencement Date, Landlord shall permit Tenant to have exclusive use of the freight elevator in the Third Avenue Building during at least three (3) hours per Business Day (during ordinary construction business hours) (with the understanding that Tenant also shall have non-exclusive use of such freight elevator in reasonable cooperation with Landlord during hours other than the aforesaid three (3) hours per Business Day with respect to which Tenant has exclusive use of such freight elevator). Tenant shall have the right to terminate Tenant's Exclusive Hoist Period by giving Landlord not less than ninety (90) days of advance Construction Notice thereof. Tenant shall pay the costs associated with renting, staffing and operating the Shared Hoist during Tenant's Exclusive Hoist Period. If (i) Landlord requires access to the Shared Hoist during Tenant's Exclusive Hoist Period, and (ii) Landlord gives Construction Notice thereof to Tenant, then Landlord and Tenant shall consult with each other in good faith to arrange for Landlord's use of the Shared Hoist during Tenant's Exclusive Hoist Period to the extent that Landlord's use of the Shared Hoist does not interfere in any material respect with Tenant's use of the Shared Hoist during Tenant's Exclusive Hoist Period. Landlord shall not have the right to place a standing order for time on the Shared Hoist during Tenant's Exclusive Hoist Period. If Landlord uses the Shared Hoist during Tenant's Exclusive Hoist Period as contemplated by this Section 22.14(D), then Landlord shall pay to Tenant an amount equal to Landlord's equitable share of the actual out-of-pocket costs incurred by Tenant (without overhead, profit, or markup) in renting, staffing and operating the Shared Hoist for the period that Landlord so uses the Shared Hoist, within thirty (30) days after Tenant's request therefor from time to time (it being understood that if Tenant uses the Shared Hoist during Landlord's Exclusive Hoist Period as contemplated by Section 22.14(C) hereof, then such amount charged to Landlord for Landlord's use of the Shared Hoist during Tenant's Exclusive Hoist Period shall be calculated using the Hourly Hoist Rate). Landlord and Tenant shall accomplish the transfer from Landlord to Tenant of primary responsibility for the Shared Hoist on the first day of Tenant's Exclusive Hoist Period by assigning (or causing Landlord's general contractor to assign) to Tenant the hoist contract for the Shared Hoist. Tenant shall re-assign such hoist contract to Landlord (or such general contractor, if so designated by Landlord) not later than the date that the removal of the Shared Hoist must commence in accordance with good construction practice so that the Shared Hoist is removed completely not later than the sixtieth (60th) day after the last day of Tenant's Exclusive Hoist Period. Tenant shall remain responsible for the costs of staffing and operating the Shared Hoist for the entire Tenant's Exclusive Hoist Period as contemplated by this Section 22.14, notwithstanding Tenant's aforesaid re-assignment of the hoist contract to Landlord (or Landlord's general contractor), provided that Landlord does not use the Shared Hoist for the construction of the Building following such re-assignment. Tenant shall reimburse Landlord for fifty percent (50%) of the actual out-of-pocket costs incurred by Landlord in connection with the removal of the Shared Hoist within thirty (30) days after Landlord's request therefor (provided that Landlord includes in any such request reasonable supporting documentation for the costs described therein).

                    (E) Tenant shall indemnify and save the Landlord Indemnitees harmless from and against any claims made by third parties relating to the operation of the


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Shared Hoist that accrue during the period that the contract for the Shared
Hoist is held by Tenant. Landlord shall indemnify and save the Tenant Indemnitees harmless from and against any claims made by third parties relating to the erection, operation or removal of the Shared Hoist that accrue during the period that the contract for the Shared Hoist is held by Landlord (or Landlord's contractor).

                    (F) Either party shall have the right to submit to an Expedited Arbitration Proceeding any dispute between the parties relating to the Shared Hoist.

      Section 22.15 (A) Subject to the terms of this Section 22.15, Landlord shall be deemed to have delivered possession of a Deliverable Unit for purposes hereof (and, accordingly, the Commencement Date for such Deliverable Unit shall be deemed to have occurred) notwithstanding that Landlord retains a portion of each floor of the Base Premises that is located in the Lexington Avenue Building to accommodate a construction hoist that Landlord intends to erect for the construction of the Lexington Avenue Building (such construction hoist being referred to herein as the "Tower Hoist"; the portion of a Deliverable Unit that Landlord retains as aforesaid to accommodate the Tower Hoist being referred to herein as the "Tower Hoist Area"). The Tower Hoist Area that Landlord so retains shall be located only (i) west of column line 5 (as reflected on the Schematic Drawings) (to accommodate a Tower Hoist that is erected adjacent to East 59th Street), (ii) north of column line D and south of column line E (as reflected on the Schematic Drawings) (to accommodate a Tower Hoist that is erected adjacent to Lexington Avenue), or (iii) at a location that is between column line 1 and column line 4 (as reflected on the Schematic Drawings) (to accommodate a Tower Hoist that is erected adjacent to East 58th Street). The Tower Hoist Area shall not be comprised of more than nine hundred (900) square feet of Usable Area. Landlord shall not have the right to use more than one Tower Hoist Area within the Premises as contemplated by this Section 22.15.

                    (B) Subject to the terms of this Section 22.15, if Landlord so delivers possession of a Deliverable Unit to Tenant without the Tower Hoist Area, then (i) Landlord shall use due diligence in accordance with good construction practice to deliver to Tenant possession of the Tower Hoist Area (with the Pre-Delivery Work therein Substantially Completed) as promptly as reasonably practicable, (ii) Tenant shall be entitled to reduce the Fixed Rent that is otherwise due hereunder from and after the Rent Commencement Date for such Deliverable Unit based on the proportion that the Rentable Area of the Tower Hoist Area for such Deliverable Unit and any adjacent area in such Deliverable Unit that Tenant could not be reasonably expected to use for office purposes by reason of Landlord's use of the Tower Hoist Area bears to the Rentable Area of such Deliverable Unit until the earlier to occur of (x) the one hundred eightieth (180th) day after the date that Landlord delivers possession of the Tower Hoist Area to Tenant (with the Pre-Delivery Work therein Substantially Completed), and (y) the date that Tenant uses the Tower Hoist Area or such adjacent area for the conduct of business, (iii) Landlord, at Landlord's sole cost and expense, shall construct and maintain in accordance with good construction practice weather-tight demising walls to enclose the Tower Hoist Area during the period ending on the date that Landlord so delivers possession of the Tower Hoist Area to Tenant, and (iv) Landlord shall remove such demising walls prior to the date that Landlord so delivers possession of the Tower Hoist Area to Tenant.


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                    (C) If Landlord fails to deliver possession of the Tower
Hoist Area to Tenant as provided in Section 22.15(B) hereof on or prior to the first (1st) anniversary of the First Commencement Date (with the Pre-Delivery Work therein Substantially Completed), then, without limiting Tenant's right to the abatement of Rental to which Tenant is entitled under Section 22.15(B) hereof, Landlord shall pay to Tenant, from time to time, within thirty (30) days after Tenant's request therefor, an amount equal to the sum of:

                    (i) the decrease (if any) in the value to Tenant of the Premises (other than the Tower Hoist Area) that derives from Landlord's retention of the Tower Hoist Area;

                    (ii) the actual out-of-pocket costs that Tenant sustains to perform Alterations in the Premises to accommodate Landlord's retention of the Tower Hoist Area (including, without limitation, Alterations that Tenant performs to re-stack Tenant's business operations to the extent reasonably necessary to accommodate Landlord's retention of the Tower Hoist
                          Area); and

                    (iii) any other reasonable out-of-pocket costs actually
                          incurred by Tenant to the extent resulting from Landlord's retention of the Tower Hoist Area.

Any request made by Tenant for payment under this Section 22.15(C) shall not be effective unless Tenant includes therein reasonable supporting documentation for the amount set forth therein.

                    (D) If (x) Landlord fails to make a payment to Tenant as required by Section 22.15(C) hereof, and (y) such failure continues for more than ten (10) days after the date that Tenant gives Landlord notice thereof, then Tenant, in addition to Tenant's other rights at law or in equity or as otherwise set forth herein, shall have the right to offset the amount of such payment against the Rental thereafter coming due hereunder, together with interest thereon calculated at the Applicable Rate from the date that such payment first became due and payable to Tenant hereunder to the date that Tenant makes such offset against Rental.

                    (E) Either party shall have the right to submit a dispute between the parties under this Section 22.15 to an Expedited Arbitration Proceeding.

                    (F) Tenant shall use Tenant's reasonable efforts to design the Initial Alterations in a manner that seeks to accommodate, to the extent reasonably practicable, Landlord's right to retain the Tower Hoist Area as contemplated by this Section 22.15.

                    (G) Subject to the terms of this Section 22.15(G), Landlord shall permit Tenant to use one (1) car of the Tower Hoist (or, at Landlord's option, one (1) car of another Construction Hoist that Landlord erects to accommodate Landlord's construction of the Lexington Avenue Building) for three
(3) consecutive hours per Business Day during the period from the First Commencement Date to the date that Landlord delivers to Tenant for Tenant's


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exclusive use the Premises Elevator that constitutes a freight elevator in the
Lexington Avenue Building. Tenant shall have the right to use the Tower Hoist (or such other Construction Hoist) solely for purposes of accommodating Tenant's performance of the Initial Alterations in the Base Premises. Landlord shall have the right to designate the aforesaid period of three (3) consecutive hours on each Business Day; provided, however, that such period of three (3) consecutive hours shall occur only during ordinary construction business hours. Tenant shall pay to Landlord, within thirty (30) days after Landlord's request from time to time, an amount equal to the costs incurred by Landlord in operating the Tower Hoist (or such Construction Hoist) during such period. Landlord shall include with any such request for payment reasonable supporting documentation for the costs described therein.

      Section 22.16 Landlord and Tenant acknowledge that if the Work contemplates the existence of an opening between the fifth (5th) and sixth (6th) floors of the Building, then applicable Requirements may require that a solid wall exist at the points where the seventh (7th) floor of the Lexington Avenue Building meets the Bridge Building, and where the seventh (7th) floor of the Third Avenue Building meets the Bridge Building. Subject to the terms of this
Section 22.16, if the Work contemplates such openings between the fifth (5th) and sixth (6th) floors of the Building, then Landlord shall use Landlord's reasonable efforts to apply to the appropriate Governmental Authority for permission to change the solid wall that encloses and separates the seventh
(7th) floor of the Lexington Avenue Building and the seventh (7th) floor of the Third Avenue Building from the sixth (6th) floor of the Bridge Building to a full-height wall composed of herculite interior glazing with closely-spaced sprinklers that constitute a water curtain. If Landlord is successful in obtaining such permission, then, subject to the terms of this Section 22.16, (x) the Work shall be deemed to be so modified, and (y) the installation of such wall shall be deemed to be a Tenant Work Component for purposes hereof, except that Tenant shall be entitled to a credit against the aggregate amount due for such Tenant Work Component in an amount equal to the cost that Landlord would have incurred in constructing the aforesaid solid enclosing wall. Landlord shall not be required to make any such application unless Tenant cooperates reasonably with Landlord in connection therewith. If Landlord is successful in obtaining such permission of the appropriate Governmental Authority to change such wall, then Landlord shall have the right to require Tenant to perform the installation of the aforesaid water curtain as part of the Initial Alterations (in which case the Work shall be amended to include the installation of such herculite interior wall and not the installation of such water curtain); provided, however, that Landlord shall not have the right to so require Tenant to install such water curtain to the extent that Requirements require that such water curtain is installed as a condition precedent to the issuance of the Zero Occupancy Certificate of Occupancy.

      Section 22.17 (A) Landlord and Tenant acknowledge that for federal, state and local income tax purposes (x) Landlord shall own and depreciate the Work (other than the Tenant Entire Cost Components), and (y) Tenant shall own and depreciate the Tenant Entire Cost Components. Landlord and Tenant shall not take positions for federal, state and local income tax purposes that are inconsistent with this Section 22.17(A). Any portions of the Work that Landlord owns and depreciates shall be leased to Tenant as otherwise contemplated hereby for the Term. Landlord and Tenant acknowledge that the Work Component constituting the


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
Building's central HVAC System is not a Tenant Entire Cost Component, and, accordingly, Landlord shall own and depreciate such central HVAC System.

            (B) Landlord shall have the right to delegate Landlord's obligations to perform all or any portion of the Tenant Work Components to an Affiliate of Landlord (it being understood, however, that Landlord's delegating such obligations to an Affiliate of Landlord shall not diminish Landlord liability for the performance of the Tenant Work Components in accordance with the terms of this Article 22). Landlord shall also have the right to assign to such Affiliate of Landlord the rights of Landlord hereunder to receive from Tenant the payments for the performance of the Tenant Work Components (or portions thereof) as provided in Section 22.2(B) hereof (it being understood that if (i) Landlord so assigns such rights to such Affiliate of Landlord, and (ii) Landlord gives Tenant notice thereof, then Tenant shall pay directly to such Affiliate any such amounts otherwise due and payable to Landlord hereunder).


                                  ARTICLE 23
                                   NO WAIVER

      Section 23.1 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, then Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting, except to the extent resulting from Landlord's negligence or wilful misconduct.

      Section 23.2 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Rental with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations against Tenant shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rental herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rental, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rental be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such


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
Fixed Rent or other item of Rental or to pursue any other remedy provided in this Lease or otherwise available to Landlord at law or in equity.

      Section 23.3 The failure of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease on Landlord's part to be performed, shall not be deemed a waiver of such breach or prevent a subsequent act which would have originally constituted a violation of the provisions of this Lease from having all of the force and effect of an original violation of the provisions of this Lease. The payment by Tenant of Rental or performance of any obligation of Tenant hereunder with knowledge of any breach of any covenant of this Lease shall not be deemed a waiver of such breach, and payment of the same by Tenant shall be without prejudice to Tenant's right to pursue any remedy against Landlord in this Lease provided or otherwise available to Tenant at law or in equity (except as otherwise expressly provided herein). No provision of this Lease shall be deemed to have been waived by Tenant, unless such waiver is in writing signed by Tenant. No payment by Landlord or receipt by Tenant of a lesser amount than any amounts required hereunder to be paid by Landlord to Tenant shall be deemed to be other than on account of the earliest amounts owing from Landlord to Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as any such amount be deemed an accord and satisfaction, and Tenant may accept such check or payment without prejudice to Tenant's right to recover the balance of such amount or to pursue any other remedy provided in this Lease or otherwise available to Tenant at law or in equity.


                                  ARTICLE 24
                            WAIVER OF TRIAL BY JURY

      The respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord commences any summary proceeding against Tenant, then Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and shall not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.


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                                  ARTICLE 25
                               BILLS AND NOTICES

      Section 25.1 Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier addressed in each case:

            if to Tenant at Tenant's address set forth in this Lease, Attn.: Paul F. Darrah, Jr., Director of Real Estate, if mailed prior to Tenant's taking possession of the Premises for the regular conduct of its business (and thereafter at the Premises), or (b) at any place where Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, in each case with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, Attn.: Steven
            D. Klein, Esq., or

            if to Landlord c/o MRC Management LLC, 330 Madison Avenue, New York, New York 10017, Attn.: Mr. David
            R. Greenbaum, and with copies to (x) Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652,
            Attn: Mr. Joseph Macnow, (y) Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attn.:
            Lawrence J. Lipson, Esq., and (z) each Mortgagee and Lessor which shall have requested same, by notice given in accordance with the provisions of this
            Article 25 at the address designated by such Mortgagee or Lessor, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 25. If Bloomberg has theretofore assigned the interest of the tenant under this Lease to a Person that is not a Bloomberg Party, then copies of all default notices to Tenant shall be given in like manner to Bloomberg. Any such bill, statement, consent, notice, demand, request or other communication shall be deemed to have been rendered or given on the date that it has been hand delivered or four (4) Business Days from when it has been mailed or on the following Business Day if delivered by a nationally recognized overnight courier as provided in this
Section 25.1.


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
      Section 25.2 As used herein, the term "Construction Notice" shall mean a notice, in writing, given by a party by personal delivery (against a signed receipt) as follows:

            if to Tenant at Tenant's address set forth in this Lease, Attn: Paul F. Darrah, Jr., Director of Real Estate, if given prior to Tenant's taking possession of the Premises for the regular conduct of business (and thereafter at the Premises), with a copy to (i) Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, Attn: Steven D. Klein, Esq., and to (ii) Ferzan, Robbins & Associates, 295 Madison Avenue, 29th Floor, New York, New York 10017,
            Attn:  John Robbins, or

            if to Landlord c/o MRC Management, LLC, 330 Madison Avenue, New York, New York 10017, Attn: David R. Greenbaum, and with copies to (i) Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652,
            Attn: Joseph Macnow, (ii) Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, Attn: Lawrence J. Lipson, Esq., and (iii) Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, Attn:
            Melvyn Blum.

      Either party shall have the right to change its address for purposes of this Section 25.2 by giving not less than ten (10) days of advance notice thereof to the other party.


                                  ARTICLE 26
                                  ESCALATION

      Section 26.1 For the purposes of this Article 26, the following terms shall have the meanings set forth below.

                    (A) "Actual Tax Amount" shall mean Taxes that are allocable to the Premises in accordance with the provisions hereof, except that the
Section 421-a Tax Benefits shall be taken into account in connection with the determination thereof.

                    (B) "Assessed Valuation" shall mean the amount for which the applicable Tax Lot is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of The City of New York for the purposes of calculating the Taxes with respect thereto (it being understood that the lower of the transitional assessment and the actual assessment is currently used for purposes of calculating Taxes for a particular Tax Year).

                    (C) "Average Comparable Property Increase Rate" shall mean, with respect to any Tax Year, the average of the Comparable Property Change Rates for all of the Comparable Properties for such Tax Year.


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
                    (D) "Comparable Properties" shall mean properties described in Exhibit 26.1 attached hereto and made a part hereof.

                    (E) "Comparable Property Change Rate" shall mean, with respect to each Comparable Property for a particular Tax Year, the rate of change (expressed as a percentage) in the Assessed Valuation for such Comparable Property for such Tax Year, from the Assessed Valuation for such Comparable Property for the Tax Year immediately preceding such Tax Year.

                    (F) "Firm Renewal Date" shall mean the date, following Tenant's exercise of the Renewal Option in respect of the Renewal Premises, on which Tenant is no longer entitled to give the Rescission Notice in respect thereof.

                    (G) "First Tenant Tax Year" shall mean the Tax Year during which occurs the First Commencement Date.

                    (H) "Joint Protest Period" shall mean (i) the period from the Last Commencement Date to the day immediately preceding the first day of the Tenant Protest Period, and (ii) the two (2) year period succeeding the Tenant Protest Period (or such shorter period as may result if the Tenant Protest Period recommences following Tenant's exercise of the Renewal Option).

                    (I) "Landlord Protest Period" shall mean the three (3) year period ending on the Fixed Expiration Date, or the last day of the Renewal Term, as the case may be.


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                    (J) "Operating Expenses" shall mean, for any particular
period of time, the aggregate amount of all costs and expenses (and taxes, if any, thereon, including, without limitation, sales and value added taxes), without duplication, paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in respect of the maintenance, repair, operation and management of the Premises during such period, except to the extent expressly provided herein. Operating Expenses shall include, without limitation, (i) Tenant's equitable share of the costs of maintaining, repairing, operating and managing the common elements of the Building (subject, however, to the limitations set forth herein) with respect to the period prior to the date that the Statutory Condominium Declaration becomes effective (it being understood that Tenant's equitable share of such costs for the period prior to date that the Statutory Condominium Declaration becomes effective shall correspond in all material respects to Tenant's share of such costs that would have applied if such costs were incurred after the date that the Statutory Condominium Declaration becomes effective), (ii) charges that are allocable to the Premises and that are the responsibility of the owner of the Premises Unit under the Statutory Condominium Declaration (including, without limitation, (w) monthly condominium charges, (x) metered charges for steam, chilled water and other similar services, and (y) charges that are otherwise imposed on the owner of the Premises Unit by the Condominium Association by reason of a Permitted Occupant's use of common elements of the Building) (such charges described in this clause (ii) being collectively referred to herein as the "Common Charges"),
(iii) the costs of gas, oil, steam, water, sewer rental, HVAC and other utilities furnished to the Premises and utility taxes thereon (in each case, unless paid separately by Tenant) (with the understanding that said costs shall be calculated based on meter readings as contemplated by Section 7.7(C)(4) hereof), (iv) subject to Section 26.4(E) hereof, replacement, capital improvement, repair, maintenance, cleaning and operational costs with respect to the Shared Building Systems and the Premises Systems, (v) insurance premiums (including, without limitation, the insurance premium for Landlord's Liability Policy and Landlord's Property Policy), (vi) reasonable attorneys' fees and disbursements, and auditing and other professional fees and expenses (such as, for example, fees of engineers, architects, project managers, and other similar consultants that provide services relating to the maintenance repair, operation or management of the Premises), and (vii) all expenses (including reasonable attorneys' fees and disbursements, experts' and other witnesses' fees) incurred in contesting the validity or amount of any Taxes. Neither Operating Expenses nor the Common Charges for which Tenant is responsible hereunder shall include the following items:

                         (i) Taxes (it being understood, however, that (x)
Common Charges may include Taxes during the period from and after the date that the Statutory Condominium Declaration becomes effective to the extent that Taxes are not then separately levied on the tax lots corresponding to the various units of the Condominium, and (y) the amount that Tenant pays for such Taxes in Common Charges shall not exceed the Taxes that Tenant would have otherwise been required to pay for the Combined Tax Lot Area in respect of the Combined Tax Lot Period under Section 26.2(B) hereof);

                         (ii) franchise, transfer, inheritance, gains, estate,
occupancy, succession, gift, corporation, unincorporated business, gross receipts, excise, profits, or income taxes imposed upon Landlord;


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
                         (iii) debt service and financing costs, including,
without limitation, sums paid under Mortgages and related agreements with respect to secured and unsecured loans (other than (x) financing costs for capital improvements as provided in Section 26.4(E) hereof, and (y) financing costs that the Condominium includes in Common Charges);

                         (iv) rent paid under Superior Leases (other than in the
nature of additional rent consisting of Operating Expenses);

                         (v) any expense for which (a) Landlord is otherwise
compensated through the proceeds of insurance, (b) Landlord would have been compensated by insurance had it carried the coverage required hereunder, or (c) Landlord receives compensation from any other source (other than Operating Payments or Tax Payments);

                         (vi) all leasing costs applicable to this Lease,
including, without limitation, leasing and brokerage commissions and similar fees, and the cost of the Work and legal and other professional services in connection with the execution and delivery hereof;

                         (vii) costs incurred in operating any sign or other
similar device designed principally for purposes of promotion to the extent that Landlord leases or licenses to a third party such sign or device, or the portion of the Building where such sign or device is installed;

                         (viii) advertising, entertainment and promotional
costs for the Building or the Premises;

                         (ix) costs incurred with respect to a sale or transfer
of all or any portion of the Building or the Premises or any direct or indirect interest therein;

                         (x) legal fees, expenses and disbursements in each case
incurred in connection with leasing, sales, financing or refinancing or disputes with Tenant;

                         (xi) the cost of any judgment, settlement, or
arbitration award resulting from any liability of Landlord (other than a liability for amounts otherwise includible in Operating Expenses hereunder) and all expenses incurred in connection therewith;

                         (xii) amounts payable by Landlord for withdrawal
liability to a multi-employer pension plan (under Title IV of the Employee Retirement Income Security Act of 1974, as amended) due to a complete or partial withdrawal that occurs during the Term due to events within the control of Landlord (by way of example and not limitation, the sale of Landlord's interest in the Premises);

                         (xiii) any interest, fine, penalty or other late
charges payable by Landlord incurred as a result of late payments, except to the extent the same was incurred with respect to a payment, part or all of which was the responsibility of Tenant hereunder and with respect to which Tenant did not make in a timely fashion or did not make at all;

                         (xiv) costs incurred by Landlord which result from
Landlord's breach of this Lease or Landlord's negligence or wilful misconduct;

                         (xv) management fees for the Premises, which exceed,
with respect to any particular period of one (1) year, the product of (a) Sixty Cents ($0.60), and (b) the number of square feet of Rentable Area comprising the Premises (it being understood that (x) Landlord shall have the right to include such management fee for the Premises in Operating Expenses, regardless of whether Landlord pays such management fee to a third party, (y) the provisions of clause (xvi) below shall not apply in respect of such management fee, and (z) the provisions of this clause (xv) shall not limit the amount of any management fee that is includible in Common Charges for any manager that the Condominium Association engages for the Condominium);

                         (xvi) costs and expenditures payable to (a) any
Affiliate of Landlord, (b) any Person that would constitute an Affiliate of Landlord if the reference to "fifty percent (50%)" in the definition of the term "Control" was changed to "twenty percent (20%)"; or (c) any Person who is a relative by blood or marriage of any of the Persons described in clauses (a) and
(b) above, in each case, in excess of the amount which would be paid in the absence of such relationship (a Person of the nature described in clauses (a), (b) or (c) above being referred to herein as a "Landlord Party");

                         (xvii) costs incurred during the period ending on the
fifteenth (15th) anniversary of the Last Commencement Date to repair or replace any portion of the Work that was defective at the time of its installation;

                         (xviii) costs incurred to remedy violations of
Requirements to the extent that (i) such Requirements are in effect on the date that Landlord performs a Work Component, and (ii) Landlord failed to comply with such Requirements in connection with Landlord's performance of such Work Component;

                         (xix) costs incurred in connection with the acquisition
or sale of air rights, transferable development rights, easements or other real property interests;

                         (xx) the cost of repairs or replacements or
restorations by reason of fire or other casualty or condemnation (other than the Permitted Deductible Amount);

                         (xxi) costs and expenses incurred by Landlord in
indemnifying the Tenant's Indemnitees, and holding the Tenant Indemnitees harmless, pursuant to Article 33 hereof;

                         (xxii) the cost of tools and equipment that Landlord
uses to perform the Work;

                         (xxiii) salaries of Landlord's personnel, or the
personnel of the property manager for the Premises, in either case above the grade of building manager;

                         (xxiv) subject to Section 26.4(E) hereof, (i)
expenditures that are required to be capitalized under generally accepted accounting principles, and the depreciation or amortization thereof, and (ii) Common Charges to the extent deriving from expenditures that are required to be capitalized under generally accepted accounting principles, and the depreciation or amortization thereof;

                         (xxv) the cost of providing any service customarily
provided by a managing agent to the extent that such cost is customarily included in management fees (such as, for example, bookkeeping and accounting costs);

                         (xxvi) costs paid or incurred in connection with the
removal, replacement, enclosure, encapsulation or other treatment of any hazardous materials in the Building to the extent required by Environmental Laws that are in effect on the date hereof;

                         (xxvii) expenses incurred in connection with services
or other benefits of a type that are not provided to Tenant (or are provided at separate or additional charge) but that are provided to another tenant or occupant of the Building (or a group of tenants or occupants of the Building) without separate or additional charge;

                         (xxviii) the cost of acquiring or replacing any
separate electrical meter that is provided to other tenants or occupants of the Building (and does not constitute part of the Premises Systems or the Shared Building Systems);

                         (xxix) the cost of installing, operating, and
maintaining any specialty facility such as an observatory, broadcasting facility, luncheon club, athletic or recreational club, childcare facility, auditorium, cafeteria, dining facility or conference center;

                         (xxx) the cost of acquiring, leasing, restoring,
removing or replacing (a) sculptures, (b) paintings, and (c) other objects of art located within or outside of the Building, except (I) for the cost of routine maintenance of such objects in public areas of the Building, and (II) to the extent that applicable Requirements require the installation of any such items in the public portions of the Building;

                         (xxxi) expenses allocable directly and solely to the
retail, hotel, health club or residential spaces of the Building (including, without limitation, any basement storage space) (if any such other portions of the Building exist) (including, without limitation, plate glass insurance) and to any garage space in the Building;

                         (xxxii) costs incurred in connection with making
additions to the Usable Area of the Building or in otherwise increasing the floor area of any of the plazas, mechanical rooms, or other structures comprising the Building or located on the Land (except to the extent that any such plazas, mechanical rooms or other structures are required by Requirements in order to perform the Work (other than Requirements that apply for purposes of allowing Landlord to increase the Usable Area of the Building) or otherwise reasonably necessary for the operation of the Building generally (and not exclusively for the benefit of occupants of the Building other than Tenant)); and

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                         (xxxiii) the amount of any actual incremental costs
incurred by Landlord in the operation, maintenance, or repair of any Building System as the result of non-standard installations made by other tenants or occupants of the Building.

Any insurance proceeds received with respect to any item of Operating Expenses for which Tenant reimbursed Landlord pursuant to the provisions of this Article 26 shall be promptly remitted by Landlord to Tenant. Operating Expenses shall be "net" only, and shall be reduced by the amount of any reimbursement, refund or credit received by Landlord (net of the reasonable out-of-pocket costs and expenses of obtaining such reimbursement, refund or credit) with respect to any item of cost that is included in Operating Expenses. If any expenses incurred by Landlord relate to the Premises and other portions of the Building (and/or other properties) (including, without limitation, salaries, fringe benefits and other compensation of Landlord's personnel who, in each case, provide services to the Premises and the other portions of the Building (and/or other properties)), then such expenses shall be allocated equitably among the Premises and such other portions of the Building (and/or such other properties), and, accordingly, only such portion of such expenses that are properly allocable to the Premises shall be included in Operating Expenses for purposes hereof.

                    (K) "Operating Payment" shall mean, with respect to any Operating Period, an amount equal to the Operating Expenses for such Operating Period.

                    (L) "Operating Period" shall mean a period of no less than thirty (30) days and of no more than one (1) year with respect to which all or a part thereof occurs within the Term.

                    (M) "Operating Statement" shall mean a statement, prepared by a certified public accountant in accordance with generally accepted accounting principles (and verified as correct in a certificate signed by Landlord or a duly authorized representative of Landlord ), in reasonable detail, setting forth the Operating Expenses for an Operating Period.

                    (N) "Section 421-a Costs" shall mean (I) all costs and expenses incurred by Landlord in connection with obtaining benefits for the Building under Section 421-a of the Real Property Tax Law, including, without limitation, (i) the purchase price paid by Landlord for certificates that permit Landlord to use such benefits for the Building, (ii) the fees and charges that Landlord pays to the applicable Governmental Authority to have such benefits apply to portions of the Building that do not constitute a Multiple Dwelling (as such term is defined in Section 421-a(1)(c) of the Real Property Tax Law), and
(iii) the reasonable legal fees and disbursements that Landlord incurs in obtaining such benefits (with the understanding that the costs and expenses described in this clause (I) shall not include such legal fees and disbursements that Landlord incurred prior to the date hereof), and (II) interest calculated at the Base Rate on the amounts described in clause (I) above for the period from the date that Landlord paid such amounts to the Section 421-a Start Date.

                    (O) "Section 421-a Start Date" shall mean the first date that Landlord uses the benefits afforded by Section 421-a of the Real Property Tax Law to reduce the Taxes for the Building.


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                    (P) "Section 421-a Tax Benefits" shall mean the tax
exemption benefits allocable to the Premises under Section 421-a of the Real Property Tax Law that derive from the construction of a portion of the Building as a Multiple Dwelling (as such term is defined in Section 421-a(1)(c) of the Real Property Tax Law).

                    (Q) "Section 421-a Tax Factor" shall mean, with respect to any particular Tax Year beginning with the First Tenant Tax Year, an amount equal to the product obtained by multiplying (x) the Assessed Valuation for the Premises for such Tax Year, by (y) the Taxation Rate that is in effect for such Tax Year; provided, however, that (X) for any Tax Year during the Combined Tax Lot Period, the Section 421-a Tax Factor shall be an amount equal to the product obtained by multiplying (i) the Assessed Valuation for the Combined Tax Lot for such Tax Year, by (ii) the Taxation Rate that is in effect for such Tax Year, by
(iii) a fraction, the numerator of which is the Usable Area of the Premises, and the denominator of which is the Usable Area of the Combined Tax Lot, and (Y) if
(x) the Section 421-a Tax Factor for any Tax Year is determined as provided in clause (X) above, and (y) the Combined Tax Lot Area is subsequently separately assessed as a Tax Lot or Tax Lots for purposes of Taxes, then the Section 421-a Tax Factor for the Combined Tax Lot Period shall be recalculated as the product obtained by multiplying (i) the Assessed Valuation for the Combined Tax Lot, by
(ii) the Taxation Rate that is in effect for the applicable Tax Year, by (iii) a fraction, the numerator of which is the Assessed Valuation for the Combined Tax Lot Area for the Tax Year that the Combined Tax Lot Area is so separately assessed, and the denominator of which is the sum of (I) the Assessed Valuation for the Combined Tax Lot Area for such Tax Year, and (II) the Assessed Valuation for such Tax Year for the portion of the Combined Tax Lot that does not constitute the Combined Tax Lot Area.

                    (R) "Taxation Rate" shall mean, with respect to any particular Tax Year, the annual tax rate announced publicly by the applicable Governmental Authority for purposes of determining Taxes for the Premises.

                    (S) "Taxes" shall mean, subject to the terms of this Section 26.1(S), the aggregate amount of real estate taxes and any general or special assessments (exclusive of penalties and interest thereon, except to the extent the same derive from Tenant's failure to make a Tax Payment when due hereunder) imposed upon a Tax Lot (including, without limitation, (i) any fee, tax or charge imposed by any Governmental Authority for any vaults or vault space relating to the Building, whether within or outside the boundaries of the Tax Lot, (ii) any taxes or assessments levied after the date of this Lease in whole or in part for public benefits to the Tax Lot, including, without limitation, any business improvement district taxes and assessments, and (iii) rent paid under Superior Leases to the extent attributable to and in lieu of amounts that would otherwise constitute Taxes hereunder); provided, however, that if because of any change in the taxation of real estate, any other tax or assessment, however denominated (including, without limitation, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon the owner of the Tax Lot, or the occupancy, rents or income therefrom, in substitution for any of the foregoing Taxes, such other tax or assessment to the extent substituted shall be deemed part of Taxes. Taxes shall not be deemed to include (s) any taxes or assessments that are separately assessed for any sign or billboard installed in the Tax Lot, to the extent that


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Landlord leases such sign or billboard (or the space used thereby) to a third party, (t) any capital gains or mortgage recording taxes, (u) any occupancy taxes which are or may be required to be paid by Landlord by reason of Landlord's tenancy in the Building, (v) any taxes on the income of Landlord, or any Mortgagee or Lessor, (w) transfer taxes, (x) corporation, unincorporated business, or franchise taxes, (y) estate, gift, succession or inheritance taxes, or (z) any similar taxes imposed on Landlord by a Mortgagee or a Lessor, unless in each case such taxes are levied, assessed or imposed in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions which now constitute Taxes but only to the extent substituted. Taxes also shall not include any penalties or interest that derive from Landlord's failure to pay Taxes to the applicable Governmental Authority on a timely basis, except to the extent Landlord incurred such penalties or interest because Tenant failed to make a Tax Payment hereunder when due. Taxes shall be calculated without taking into account any Section 421-a Tax Benefits.

                    (T) "Tax Statement" shall mean a statement in reasonable detail setting forth the Taxes for a Tax Year and the calculation of the Tax Payment, together with copies of the relevant tax bills for the relevant period, unless Landlord previously provided Tenant with copies of such tax bills (it being understood that if the applicable Governmental Authority has not provided Landlord with any set tax bill, then (x) Landlord shall not be required to include such tax bill with the Tax Statement, and (y) Landlord shall thereafter provide Tenant with a copy of such tax bill promptly after Landlord's receipt thereof).

                    (U) "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the Governmental Authority then imposing Taxes as its fiscal year for real estate tax purposes), any portion of which occurs during the Term.

                    (V) "Tenant Protest Period" shall mean the period beginning on the date that the Initial Premises are assessed as a separate Tax Lot (or separate Tax Lots), and ending on the date that is five (5) years prior to the Fixed Expiration Date; provided, however, that if Tenant exercises the Renewal Option with respect to the entire Basic Premises, then the Tenant Protest Period shall also extend from the Firm Renewal Date and end on the date that is five
(5) years prior to the expiration of the Renewal Term.

                    (W) "Threshold Amount" shall mean the product obtained by multiplying (x) Thirteen and 25/100 Dollars ($13.25), by (y) the number of square feet of Rentable Area in the Premises; provided, however, that (i) the Threshold Amount shall increase for each Tax Year following the First Tenant Tax Year by the percentage increase in the Assessed Valuation for the Initial Premises from the Tax Year immediately preceding such Tax Year to such Tax Year (except that such percentage increase shall not exceed the Average Comparable Property Increase Rate for such Tax Year), (ii) the Threshold Amount shall also increase for each Tax Year by an amount equal to the Threshold Credit for all prior Tax Years during the Term (to the extent that the Threshold Credit for prior Tax Years has not been used previously to increase the Threshold Amount), and (iii) the Threshold Amount shall decrease for each Tax Year by an amount equal to the Threshold Debit for all prior Tax Years during the Term (to the extent that the Threshold Debit for prior Tax Years has not been used previously to decrease the Threshold Amount).


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                    (X) "Threshold Credit" shall mean, with respect to any
particular Tax Year, the excess, if any, of (i) the Threshold Amount for such Tax Year, over (ii) the Section 421-a Tax Factor for such Tax Year.

                    (Y) "Threshold Debit" shall mean, with respect to any particular Tax Year, the excess, if any, of (i) the Available Reduction Amount for such Tax Year, over (ii) the Section 421-a Tax Benefits that are available to reduce the Tax Payment otherwise due hereunder for such Tax Year.

      Section 26.2 (A) Subject to the terms of this Section 26.2, Tenant shall pay to Landlord an amount equal to the Taxes that are allocable to the Premises with respect to the period during the Term occurring from and after the First Commencement Date (such amount payable by Tenant to Landlord on account of Taxes that are allocable to the Premises being referred to herein as the "Tax Payment"); provided, however, that the Tax Payment for each Deliverable Unit shall be reduced by fifty percent (50%) in respect of Taxes that accrue during the period commencing on the Commencement Date therefor and ending on the day immediately preceding the Rent Commencement Date therefor. If the Commencement Date for a Deliverable Unit occurs on a day that is not the first day of a Tax Year, or the Expiration Date occurs on a day that is not the last day of a Tax Year, then the Tax Payment for any such Tax Year shall be adjusted appropriately so that Tenant only pays the Tax Payment in respect of Taxes that accrue during the Term (based on the number of days in each Tax Year that occur during the Term). Tenant shall pay to Landlord, in two (2) equal installments, in advance, on or before December 15th and June 15th of each year, the Tax Payment shown on the Tax Statement delivered by Landlord. Tenant shall have the right, with respect to each Tax Year from and after the Tax Year for which the Initial Premises are separately assessed as a Tax Lot or Tax Lots, to pay the Tax Payment directly to the applicable Governmental Authority (in lieu of the aforesaid payment of the Tax Payment to Landlord), in the two (2) equal installments required by such Governmental Authority, not later than the fifteenth (15th) day before the date that the Actual Tax Amount is due; provided, however, that if the Tax Payment exceeds the Actual Tax Amount, then Tenant shall pay (x) such Actual Tax Amount to the applicable Governmental Authority on or prior to the fifteenth (15th) day before the date that the applicable installment of the Actual Tax Amount is due to such Governmental Authority, and (y) such excess to Landlord within thirty (30) days thereafter. If Tenant makes the aforesaid payment of the Actual Tax Amount directly to such Governmental Authority, then Tenant shall give Landlord notice thereof not later than three (3) Business Days after Tenant makes such payment (including reasonable evidence of Tenant's payment thereof).

                    (B) If the Premises, or a portion thereof, constitutes a separate Tax Lot, then the Tax Payment therefor shall be an amount equal to the Taxes assessed against such Tax Lot with respect to the Tax Year from and after the Tax Year in respect of which such separate assessment is made. If the Premises, or a portion thereof, does not constitute a separate Tax Lot, then, subject to the terms of this Section 26.2(B), the Tax Payment therefor shall be an amount equal to the product obtained by multiplying (x) the Taxes assessed against such Tax Lot, by (y) a fraction, the numerator of which is the Usable Area of the Premises, or the portion thereof, that comprises part of such Tax Lot, and the denominator of which is the Usable Area of


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the portion of the Building included in such Tax Lot (such Tax Lot that comprises the Premises (or portions thereof) and other portions of the Building being referred to herein as a "Combined Tax Lot"; the Premises, or the portion thereof, that constitutes part of the Combined Tax Lot being referred to herein as the "Combined Tax Lot Area"; and the portion of the Term in respect of which the Combined Tax Lot Area constitutes part of a Combined Tax Lot being referred to herein as the "Combined Tax Lot Period"). Landlord shall pay the Taxes for the portion of the Combined Tax Lot that does not constitute the Combined Tax Lot Area with respect to the Combined Tax Lot Period. If (i) the Tax Payment for any Tax Year is determined in whole or in part as aforesaid because the Combined Tax Lot Area constitutes part of a Combined Tax Lot, and (ii) the Combined Tax Lot Area is subsequently separately assessed as a Tax Lot or Tax Lots for purposes of Taxes, then the Tax Payment for the Combined Tax Lot Area in respect of the Combined Tax Lot Period shall be recalculated as the product obtained by multiplying (x) the Taxes for the Combined Tax Lot for the Combined Tax Lot Period, by (y) a fraction, the numerator of which is the Assessed Valuation for the Combined Tax Lot Area for the Tax Year that the Combined Tax Lot Area is so separately assessed, and the denominator of which is the sum of (x) the Assessed Valuation for the Combined Tax Lot Area for such Tax Year, and (y) the Assessed Valuation for such Tax Year for the portion of the Combined Tax Lot that does not constitute the Combined Tax Lot Area. If the Tax Payments made by Tenant for the Combined Tax Lot Area during the Combined Tax Lot Period exceed the Tax Payments therefor as so recalculated, then Landlord shall pay such excess to Tenant within thirty (30) days after Tenant's request therefor, together with interest thereon at the Base Rate for the period commencing on the date that Tenant makes any such overpayment and ending on the date that Landlord makes such payment. If the Tax Payments as so recalculated exceed the Tax Payments made by Tenant for the Combined Tax Lot Area during the Combined Tax Lot Period, then Tenant shall pay such excess to Landlord within thirty (30) days after Landlord's request therefor, together with interest thereon at the Base Rate for the period commencing on the date that such deficiency would have first become due if the recalculated Tax Payment had applied initially and ending on the date that Tenant makes such payment.

                    (C) Tenant shall be obliged to pay the Tax Payment regardless of whether Tenant is exempt, in whole or part, from the payment of any Taxes by reason of Tenant's diplomatic status or for any other reason whatsoever, except to the extent Taxes are reduced by reason of Tenant's being exempt from the payment of Taxes.

                    (D) The Tax Payment shall be computed initially on the basis of the Assessed Valuation in effect at the time the Tax Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in Section 26.3 hereof.

                    (E) If the Actual Tax Amount is required to be paid on any other date or dates than as presently required by the Governmental Authority imposing the same, then Tenant's due date for payment of the installments of the Tax Payment shall be correspondingly accelerated or revised so that such Tax Payment (or the two (2) installments thereof) are due at least fifteen (15) days prior to the date the corresponding payment is due to the Governmental


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Authority. If the Tax Year established by the applicable Governmental Authority is changed, then any Taxes for the Tax Year prior to such change which are included within the new Tax Year and which were the subject of a prior Tax Statement shall be equitably apportioned for the purpose of calculating the Tax Payment payable by Tenant with respect to such new Tax Year. If applicable Requirements permit payments of the Actual Tax Amount to be made in more than two (2) installments without penalty, interest or premium, then Tenant shall be entitled to make Tax Payments in such number of installments, provided that each such installment shall be paid to Landlord (or the Governmental Authority collecting the Actual Tax Amount, to the extent that Tenant has the right to pay the Actual Tax Amount to such Governmental Authority under this Section 26.2) at least fifteen (15) days prior to the date that the applicable payment is due to such Governmental Authority (it being understood that if the Term expires or earlier terminates prior to the date that all such installments have been paid, then Tenant shall pay such unpaid installments on or prior to the tenth (10th) day after the last day of the Term). If (i) applicable Requirements permit payments of the Actual Tax Amount to be made in more than two (2) installments with interest or other premium, (ii) the payment of such Actual Tax Amount in such installments does not subject the Building or the Premises to a lien that arises by reason of the non-payment of the Actual Tax Amount when due, (iii) the payment of such Actual Tax Amount in such installments does not result in the Building or the Premises as being listed in the public records as being in default or delinquent in the payment of Taxes, (iv) the payment of such Actual Tax Amount does not result in Landlord being in default under any Mortgage in respect of which the Mortgagee is not an Affiliate of Landlord, or under any Superior Lease in respect of which the Lessor is not an Affiliate of Landlord, and (v) Tenant satisfies the Credit Requirement, then Tenant shall be entitled to make Tax Payments in such number of installments, with the appropriate interest or premium, to Landlord (or to the Governmental Authority collecting the Actual Tax Amount, to the extent that Tenant has the right to pay the Actual Tax Amount to such Governmental Authority under this Section 26.2), at least fifteen (15) days prior to the date that the applicable payment is due to such Governmental Authority; provided, however, that if the Term expires or earlier terminates, or any of the conditions described in clauses (i) through (v) of this Section 26.2(E) are not satisfied, in either case at any time prior to the date that all such installments have been paid, then Tenant shall pay such unpaid installments to Landlord or the applicable Governmental Authority (as the case may be) on or prior to the tenth (10th) day after the last day of the Term, or the tenth (10th) day after any of such conditions are not satisfied, as the case may be.

                    (F) Landlord's failure to render a Tax Statement during or with respect to any Tax Year shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to pay the Tax Payment for such Tax Year.

                    (G) (1) Subject to the terms of this Section 26.2(G), Tenant shall have the right to use the Section 421-a Tax Benefits to reduce the Tax Payment otherwise due hereunder for a Tax Year by an amount that is not greater than the excess, if any, of (i) the Section 421-a Tax Factor for such Tax Year, over (ii) the Threshold Amount for such Tax Year (the excess of the amount described in clause (i) above over the amount described in clause (ii) above being referred to herein as the "Available Reduction Amount"). Tenant shall have the


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right to make the election described in this Section 26.2(G) (a "Section 421-a
Election") only by giving notice thereof to Landlord on or prior to the first
(1st) day of the Tax Year for which Tenant intends to use the Section 421-a Tax Benefits (the aforesaid reduction in the Tax Payment for a particular Tax Year by reason of Tenant's making the Section 421-a Election being referred to herein as the "Section 421-a Reduction"). If Tenant makes a Section 421-a Election for a Tax Year, then the Tax Payment in respect of such Tax Year shall be reduced by an amount equal to the Section 421-a Reduction. The parties acknowledge that an illustration of the calculation of the Section 421-a Reduction is attached hereto as Exhibit 26.2 and made a part hereof. If the Section 421-a Tax Factor is recalculated with respect to the Combined Tax Lot Period, then Tenant shall have the right to use any additional Section 421-a Reduction that derives therefrom by giving notice thereof to Landlord not later than the thirtieth
(30th) day after the date that Landlord gives Tenant notice of such recalculation.

                          (2) Subject to the terms of this Section 26.2(G), if
Tenant makes a Section 421-a Election, then Tenant shall pay to Landlord an amount (the "Section 421-a Payment Amount") equal to the product obtained by multiplying (I) the Section 421-a Annual Amortization Amount, by (II) a fraction, the numerator of which is the Section 421-a Tax Benefits for such Tax Year to the extent Tenant uses the Section 421-a Tax Benefits to realize a
Section 421-a Reduction, and the denominator of which is the total amount of tax exemption benefits applicable to the Building for such Tax Year under Section 421-a of the Real Property Tax Law. Tenant shall pay the Section 421-a Payment Amount to Landlord within thirty (30) days after Landlord's request therefor. Landlord shall provide to Tenant a statement in reasonable detail describing the
Section 421-a Costs and Landlord's calculation of the Section 421-a Payment Amount promptly after Tenant's request therefor.

                          (3) As used herein, the term "Section 421-a Annual
Amortization Amount" shall mean the amount that amortizes the Section 421-a Costs in equal annual installments, with interest thereon calculated at the Base Rate, over the period commencing on the Section 421-a Start Date and ending on the date that the benefits afforded to the Building by Section 421-a of the Real Property Tax Law expire.

                          (4) Landlord shall use Landlord's diligent efforts to
obtain for the Building the benefits afforded by Section 421-a of the Real Property Tax Law (to the extent that (i) a portion of the Building includes a Multiple Dwelling, and (ii) such benefits are available to the Building under applicable Requirements).

                          (5) Either party shall have the right to submit to an
Expedited Arbitration Proceeding a dispute between the parties regarding a
Section 421-a Election made by Tenant.

                    (H) If (x) Landlord leases a sign or billboard on the Building to a third party, and (y) Tenant has a reasonable basis for concluding that the Assessed Valuation for the Premises is higher than such Assessed Valuation would otherwise be by reason of Landlord's so leasing a sign or billboard on the Building to a third party, then Landlord shall cooperate reasonably with Tenant in connection with Tenant's making a petition to the appropriate Governmental Authority to make a separate assessment for such sign or billboard (in which case the Taxes for such sign or billboard shall be excluded from Taxes allocable to the Premises as provided in Section 26.1(S) hereof).

      Section 26.3 (A) Subject to the terms of this Section 26.3, (i) Tenant (but not Landlord) shall be eligible to institute a tax reduction or other proceedings to reduce the Assessed Valuation for the Premises with respect to any Tax Year which occurs in its entirety during the Tenant Protest Period, (ii) Landlord (but not Tenant) shall be eligible to institute such proceedings to reduce the Assessed Valuation for the Premises with respect to any Tax Year which occurs (in part or in its entirety) during the Joint Protest Period, and
(iii) Landlord (but not Tenant) shall be eligible to institute such proceedings to reduce the Assessed Valuation for the Premises with respect to any Tax Year which occurs in its entirety during the Landlord Protest Period.

                    (B) Subject to the terms of this Section 26.3(B), either party hereto (the "Requesting Party") shall have the right from time to time to request (a "Tax Protest Request") that the other party (the "Responding Party") indicate whether the Responding Party intends to file a notice of protest with respect to a particular Tax Year (to the extent that the Responding Party is eligible to institute a proceeding to reduce the Assessed Valuation pursuant to
Section 26.3(A) hereof). The Requesting Party shall not have the right to give a Tax Protest Request earlier than the sixtieth (60th) day before, or later than the twentieth (20th) day before, the last day that a notice of protest may be filed for such Tax Year under applicable Requirements. If the Requesting Party gives a Tax Protest Request to the Responding Party, then the Responding Party shall give to the Requesting Party making such Tax Protest Request, not later than the tenth (10th) day before the last day on which a notice of protest may be filed under applicable Requirements, a notice indicating whether the Responding Party intends to file a notice of protest for the applicable Tax Year. If the Responding Party so indicates that the Responding Party intends to file such notice of protest, then the Responding Party shall do so in accordance with applicable Requirements. If (i) the Responding Party so indicates that the Responding Party does not intend to file such notice of protest, or (ii) the Responding Party fails to respond to the Tax Protest Request on or prior to the tenth (10th) day before the last day on which a notice of protest may be filed, as aforesaid, then the Requesting Party may (x) file a notice of protest for the applicable Tax Year in accordance with applicable Requirements, and (y) institute and prosecute a tax certiorari proceeding for the applicable Tax Year. If (i) a Requesting Party gives a Tax Protest Request to the Responding Party as contemplated by this Section 26.3(B), (ii) the Responding Party indicates in response to the Tax Protest Request that the Responding Party intends to file a notice of protest, and (iii) the Responding Party subsequently elects not to file a tax certiorari proceeding for the applicable Tax Year, then (A) the Responding Party shall give the Requesting Party notice thereof not later than the twentieth (20th) day before the last day on which such tax certiorari proceeding may be instituted under applicable Requirements, and (B) the Requesting Party shall have the right to prosecute a tax certiorari proceeding for the applicable Tax Year (except to the extent that the Responding Party has settled such tax protest or such tax certiorari proceeding as contemplated by
Section 26.3(C) hereof).


                                      203
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                    (C) Subject to the terms of this Section 26.3(C), each of
Landlord and Tenant may settle any tax protest or tax certiorari proceeding with respect to a Tax Year that occurs entirely within the Landlord Protest Period or the Tenant Protest Period, as the case may be, to the extent that Landlord or Tenant instituted such tax protest or such tax certiorari proceeding (the party proposing any such settlement being referred to herein as the "Settling Party"). The Settling Party shall not have the right to consummate any such settlement unless the Settling Party gives the other party at least fifteen (15) days of advance notice thereof. Tenant shall not settle any tax protest or tax certiorari proceeding to the extent that any such settlement increases the Taxes for the Premises for the period from and after the Expiration Date, without Landlord's prior consent. If (i) Tenant files a tax protest or institutes a tax certiorari proceeding with respect to a Tax Year within the Landlord Protest Period, (ii) Landlord files a tax protest or institutes a tax certiorari proceeding with respect to a Tax Year within the Tenant Protest Period, or (iii) Landlord or Tenant files a tax protest or institutes a tax certiorari proceeding with respect to a Tax Year within the Joint Protest Period, in each case pursuant to the terms of this Section 26.3, then such party shall not settle such tax protest or such tax certiorari proceeding without the prior consent of the other party, which consent may not be unreasonably withheld, delayed or conditioned. Landlord may institute and settle, without any notice to or consent from Tenant, a tax protest or a tax certiorari proceeding in respect of any Tax Year which occurs in its entirety or in part prior to the first Joint Protest Period that occurs, or after the Landlord Protest Period, provided that in either case the results of such proceeding or such settlement do not increase the Taxes for the Premises during the Term. If the Joint Protest Period that occurs before the Tenant Protest Period extends for a period of more than one
(1) year, then Tenant shall have the right to appear with Landlord at any tax certiorari proceeding brought by Landlord in the remainder of such Joint Protest Period (with the understanding that Landlord retains the right to prosecute and settle such proceeding, subject, however, to the terms of this Section 26.3(C)).

                    (D) If, after a Tax Statement has been sent to Tenant, an Assessed Valuation for the Premises which had been used in computing the Taxes for a Tax Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by, or credited to, or on behalf of, Landlord, then, promptly after receipt or credit of such refund, Landlord shall send Tenant a Tax Statement adjusting the Taxes for such Tax Year and setting forth, based on such adjustment, the refund to which Tenant is entitled, which refund shall be paid promptly by Landlord to Tenant; provided, however, that (x) such refund shall be limited to the portion of the Taxes, if any, which Tenant had theretofore paid to Landlord attributable to Taxes for the Tax Year to which the refund is applicable on the basis of the Assessed Valuation before it had been reduced, and (y) the amount paid by Tenant on account of Taxes for such Tax Year (after taking into account such refund) shall not be less than the Taxes that Tenant would have paid hereunder if the Assessed Valuation used in computing Taxes for such Tax Year had reflected initially the aforesaid reduction thereof that yielded such refund. Landlord's obligations with respect to any refund payable to Tenant hereunder shall survive the expiration or earlier termination of the Lease.

                    (E) If (i) Tenant makes a Section 421-a Election in respect of a particular Tax Year, (ii) the Assessed Valuation for the Premises that the parties used for such Tax Year to calculate the Tax Payment is subsequently reduced, and (iii) the Section 421-a


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Reduction that Tenant used initially for such Tax Year exceeds the Section 421-a
Reduction that Tenant would have had the right to use initially if the Assessed Valuation for such Tax Year was the Assessed Valuation, as so subsequently reduced, then (x) the parties shall recalculate the Section 421-a Reduction and the Section 421-a Payment Amount due from Tenant to Landlord for such Tax Year, and (y) the parties shall make an appropriate adjustment for any overpayment of the Section 421-a Payment Amount theretofore made by Tenant to Landlord for such Tax Year. If the Section 421-a Tax Benefits for a particular Tax Year are increased or granted subsequent to such Tax Year by remission or otherwise, then Tenant shall have the right to use such Section 421-a Tax Benefits as contemplated by Section 26.2(G) hereof as if such Section 421-a Tax Benefits had been available initially during such particular Tax Year.

                    (F) If (x) the last day of the Combined Tax Lot Period occurs after the date that a party has the right to institute a tax certiorari proceeding for the Tax Year during which the Tax Lot or Tax Lots comprising the Premises are separately assessed, and (y) Landlord has theretofore instituted a tax certiorari proceeding in respect of such Tax Year, then Landlord shall assign to Tenant the right to continue to prosecute such tax certiorari proceeding within ten (10) days after Tenant's request therefor.

      Section 26.4 (A) Landlord may render to Tenant at any time from and after the First Commencement Date an Operating Statement for an Operating Period. Landlord's failure to render an Operating Statement to Tenant during or with respect to any Operating Period shall not prejudice Landlord's right to render an Operating Statement during or with respect to any other Operating Period, and shall not limit or impair Tenant's obligation to pay the Operating Payment for any Operating Period, except that if Landlord renders an Operating Statement to Tenant with respect to any Operating Period more than (1) year after the last day thereof, then Tenant shall not be obligated to make an Operating Payment in respect of such Operating Period.

                    (B) No later than thirty (30) days after the date on which Landlord delivers to Tenant an Operating Statement, Tenant shall pay to Landlord the Operating Payment shown thereon to be due for the Operating Period covered thereby. If an Operating Statement covers an Operating Period with respect to which a portion thereof occurs before the Term or after the Term, then the Operating Payment shall be adjusted appropriately so that Tenant pays as the Operating Payment only the Operating Expenses that are properly attributable to the Term.

                    (C) (1) Subject to the terms of this Section 26.4(C), Landlord shall have the right, from time to time, to give an Operating Statement to Tenant, on a prospective basis, for an Operating Period of no more than one
(1) year, based on Landlord's reasonable good faith estimate of Operating Expenses for such Operating Period. In no event may any such estimate of Operating Expenses exceed, by more than eight percent (8%), the actual Operating Expenses for the immediately preceding Operating Period (of the same duration as the Operating Period for which Landlord renders such estimate), if any; provided, however, that such estimate may exceed such actual Operating Expenses by more than eight percent (8%) to the extent Landlord has included in such estimate a bona fide liquidated payment (constituting an Operating Expense) which Landlord expects to make during the Operating Period covered thereby (any such Operating Statement that Landlord gives to Tenant on a prospective basis as contemplated by this Section 26.4(C) being referred to herein as a "Prospective Operating


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Statement"). If Landlord gives to Tenant a Prospective Operating Statement, then
Tenant shall pay to Landlord, on a monthly basis, as additional rent, on account of the Operating Payment due hereunder for such Operating Period, an amount equal to Landlord's reasonable good faith estimate of monthly Operating Expenses as shown on such Prospective Operating Statement. Tenant shall make such monthly payments to Landlord for the period, and in the amounts, as reflected on the applicable Prospective Operating Statement. Landlord shall also have the right to give to Tenant from time to time a Prospective Operating Statement for a particular Operating Expense or particular Operating Expenses that Landlord is required to pay within the next sixty (60) days. Tenant shall pay to Landlord the amount stated in any such Prospective Operating Statement on or prior to the thirtieth (30th) day after the date that Landlord gives such Prospective Operating Statement to Tenant.

                          (2)   If Landlord gives to Tenant a Prospective
Operating Statement, then Landlord shall also provide to Tenant, within one hundred eighty (180) days after the last day of the Operating Period covered by such Prospective Operating Statement, an Operating Statement for such Operating Period. If the aggregate amount of the Operating Payment as reflected on such Operating Statement exceeds the aggregate amount of the aforesaid monthly installments that Tenant pays to Landlord pursuant to the Prospective Operating Statement, then Tenant shall pay to Landlord the amount of such excess not later than the thirtieth (30th) day after the date that Landlord gives such Operating Statement to Tenant. If the aggregate amount of the aforesaid monthly installments that Tenant pays to Landlord pursuant to the Prospective Operating Statement exceeds the aggregate amount of the Operating Payment as reflected on such Operating Statement, then Landlord shall pay promptly to Tenant the amount of such excess. If the aggregate amount of the aforesaid monthly installments that Tenant pays to Landlord pursuant to the Prospective Operating Statement exceeds the aggregate amount of the Operating Payment as reflected on such Operating Statement by an amount greater than ten percent (10%) of the amount of such Operating Payment, then Landlord shall also pay to Tenant an amount equal to interest computed at the Applicable Rate on the amount of such excess from the date that the aggregate amount of the monthly payments made by Tenant to Landlord pursuant to the Prospective Operating Statement first exceeded such Operating Payment until the date that Landlord pays such excess to Tenant. Landlord's obligations with respect to any refund payable to Tenant under this
Section 26.4(C)(2) shall survive the expiration or earlier termination of this Lease.

                    (D) Subject to the terms of this Section 26.4(D), any Operating Statement sent to Tenant shall be conclusively binding upon Tenant unless, within one (1) year after such Operating Statement is sent, Tenant gives a notice to Landlord objecting to such Operating Statement and specifying the respects in which such Operating Statement is disputed. Landlord shall disclose to Tenant, in connection with Tenant's review of each Operating Statement, whether any Person to which Landlord has paid amounts that Landlord has included in Operating Expenses constitutes a Landlord Party. If Tenant gives such notice to Landlord, then Tenant (together with its reputable legal counsel, consultants and/or independent public accountants) may promptly examine Landlord's books and records relating to such Operating Statement to determine the accuracy thereof. Tenant recognizes the confidential nature of such books and records and shall deliver to Landlord a confidentiality statement signed by an officer


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of Tenant (and a partner, principal or officer of Tenant's legal counsel, consultants and/or certified public accountants to which such books and records have been delivered) wherein Tenant and its legal counsel, consultants and/or certified public accountants agree to maintain the information obtained from such examination in strict confidence, except that Tenant and such legal counsel, consultants and/or certified public accountants may reveal such documentation to their agents, representatives and employees who are actively involved in such investigation during the course of its review, or to an arbitrator (provided that such agents and representatives and, if permitted, any such arbitrator, shall at such time deliver to Landlord a confidentiality statement signed by an officer, partner or principal authorized to bind such party) or to a court of competent jurisdiction in the event of a dispute relating to the subject matter contained in whole or in part in such records or as otherwise may be required by any Requirement. If, after such examination, Tenant still disputes such Operating Statement, then either party may elect to have the decision of the issues determined by an Expedited Arbitration Proceeding (it being understood that the arbitrator in such matter shall be a qualified, disinterested and impartial person (x) who is, and has been for the last ten (10) years, a partner in a reputable accounting firm that is regularly engaged in and familiar with the accounting concepts applicable to the computation of operating expenses for office buildings that conform with the Building Standard, and (y) who has not been employed by either party during the previous three (3) years). If such decision shows that Tenant has overpaid with respect to such Operating Statement by more than three percent (3%), then Landlord shall also reimburse Tenant for the reasonable out-of-pocket costs of Tenant's audit of Landlord's books and records (provided, however, that notwithstanding Tenant's fee arrangements with its auditor, Landlord shall only reimburse Tenant for the actual hours of service provided by such auditor at the then reasonable and customary hourly rate for such services) within thirty (30) days after demand therefor. If such decision shows that Tenant overpaid with respect to any particular item of Operating Expenses by more than five percent (5%), then Tenant may examine Landlord's books and records covering the Operating Periods three (3) years prior to such decision, but only in respect of such particular item and only to the extent that Tenant has not theretofore examined Landlord's books and records in respect of such Operating Periods. Any examination of Landlord's books and records pursuant to the immediately preceding sentence (and any dispute arising out of such inspection) shall be made (and resolved) in accordance with the terms of this Section 26.4(D). Notwithstanding the giving of such notice by Tenant, and pending the resolution of any such dispute, Tenant shall pay to Landlord when due all undisputed amounts shown on any such Operating Statement. Nothing contained in this Section 26.4(D) shall constitute an extension of the date by which Tenant is required to pay Escalation Rent to Landlord hereunder.

                    (E) (1) Subject to Section 26.4(E)(4) hereof, if any capital improvement is made during any Operating Period in order to comply with a Requirement that is enacted or first made applicable to the Premises after the Commencement Date for the applicable Deliverable Unit, then the cost of such capital improvement shall be included in Operating Expenses for the Operating Period in which such improvement was made; provided, however, that to the extent the cost of such capital improvement is required to be capitalized under generally accepted accounting principles, such cost together with interest thereon at the then Base Rate shall be amortized on a straight-line basis over the useful economic life of such improvement (and such interest) under generally accepted accounting principles, and the annual


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amortization of such improvement shall be deemed an Operating Expense in each of the Operating Periods during which such cost of the improvement is amortized.

                          (2)   Subject to Section 26.4(E)(4) hereof, if any
capital improvement is made during any Operating Period for the purpose of saving or reducing Operating Expenses (as, for example, a labor-saving improvement), then the cost of such improvement shall be included in Operating Expenses for the Operating Period in which such improvement was made; provided, however, that to the extent the cost of such capital improvement is required to be capitalized under generally accepted accounting principles, (I) such cost together with interest thereon at the then Base Rate shall be amortized on a straight-line basis over such period of time as Landlord reasonably estimates such savings or reduction in Operating Expenses will equal the cost of such improvement and the annual amortization of such improvement (and such interest) shall be deemed an Operating Expense in each of the Operating Periods during which such cost of the improvement is amortized, (II) the amounts of such annual amortization (and such interest) shall not exceed the aforesaid savings or reduction in Operating Expenses, and (III) Landlord shall not have the right to include in Operating Expenses the cost of any capital improvements that Landlord or the Condominium Association performs to the roof of the Building, the curtain wall of the Building or the structural components of the Building.

                          (3)   Subject to Section 26.4(E)(4) hereof, if any
capital improvement is made during any Operating Period in lieu of a repair, then the cost of such improvement shall be included in Operating Expenses for the Operating Period in which such improvement was made; provided, however, that to the extent the cost of such capital improvement is required to be capitalized under generally accepted accounting principles, (I) such cost together with interest thereon at the then Base Rate shall be amortized on a straight-line basis over the useful economic life of such improvement (and such interest) under generally accepted accounting principles and the annual amortization of such improvement (and such interest) shall be deemed an Operating Expense in each of the Operating Periods during which such cost of the improvement is amortized, (II) Landlord shall not have the right to include in Operating Expenses the cost of any capital improvements that Landlord or the Condominium Association performs to the roof of the Building, the curtain wall of the Building or the structural components of the Building, and (III) Landlord shall not have the right to include in Operating Expenses pursuant to this Section 26.4(E)(3) the cost of any capital improvements that Landlord or the Condominium Association performs during the period commencing on the First Commencement Date and ending on the fifteenth (15th) anniversary of the Last Commencement Date, except to the extent such capital improvements are required by reason of Tenant's use of Premises Systems or Shared Building Systems in a manner that exceeds the use thereof that would be reasonably expected if such Premises Systems or Shared Building Systems were used in a manner that conforms with the ordinary uses for which such Premises Systems or Shared Building Systems were designed.

                          (4)   Tenant shall not have any obligation under
this Section 26.4 to pay the cost of capital improvements performed by Landlord in constructing the Work or the remainder of the Building. Landlord shall have the right to include in Operating Expenses the cost of any capital improvement (or the amortization thereof) only to the extent that the


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applicable cost would otherwise constitute an Operating Expense under Section
26.1(J) hereof (but for such cost's constituting a capital improvement cost).

                    (F) Landlord, before consummating a service and repair agreement for the Premises Elevators with a service company, shall use due diligence to obtain bids from no less than three (3) independent and reputable service companies that have significant experience in servicing elevators in office buildings that conform to the Building Standard. Landlord shall give Tenant notice of Landlord's receipt of such bids from time to time, and permit Tenant to participate in the opening thereof. Landlord shall engage as the service company for the Premises Elevators the service company that submits the lowest qualified bid; provided, however, that if (i) Tenant has a reasonable objection to Landlord's engaging the service company that provides the lowest qualified bid, and (ii) Tenant gives notice thereof to Landlord, then Landlord shall consult with Tenant before engaging such service company.

                    (G) Tenant acknowledges that if the Statutory Condominium Declaration is declared effective before the date that Taxes are separately assessed to the owners of the units of the Condominium, then Tenant will nevertheless pay the Tax Payment as contemplated hereby (by virtue of the Actual Tax Amount being included in Common Charges).

      Section 26.5 Subject to the terms of this Article 26, the expiration or termination of this Lease during any Operating Period or Tax Year shall not affect the rights or obligations of the parties hereto respecting any payments of Operating Payments for such Operating Period and any Tax Payments for such Tax Year, and any Operating Statement relating to such Operating Payment and any Tax Statement relating to such Tax Payment, may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.


                                  ARTICLE 27
                                   SERVICES

      Section 27.1 (A) Subject to the terms of this Section 27.1, Section 22.11 hereof and Section 36.11 hereof, Landlord shall provide passenger and freight elevator service to the Basic Premises at all times (using the Premises Elevators). Landlord acknowledges that Tenant, during the Term, shall have exclusive use of the passenger and freight elevators that service the Basic Premises and that are being installed as part of the Work (collectively, the "Premises Elevators"), except that Tenant shall use the Premises Elevator that constitutes the freight elevator in the Third Avenue Building in common with other occupants of the Third Avenue Building. Tenant acknowledges that only one
(1) of the two (2) freight elevators in the Lexington Avenue Building shall constitute a Premises Elevator. Landlord shall reprogram the Premises Elevators (other than the freight elevator in the Third Avenue Building) in accordance with Tenant's instructions from time to time during the Term.


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                    (B) Subject to the terms of this Section 27.1(B), if (x)
Landlord exercises Landlord's right to consummate a Sublease Recapture or a Subleasehold Assignment Recapture, or (y) Tenant exercises the Renewal Option for the Partial Renewal Space, then Landlord shall have the right to use the Recovered Elevators from and after the date that the Sublease Recapture or Subleasehold Assignment Recapture becomes effective, or the first day of the Renewal Term, as the case may be. If the Recapture Space, the Subleasehold Assignment Space or the Removed Space is the portion of the Tower Premises that is added thereto by reason of Tenant's exercise of the Early Option or the Shortage Option, then Landlord shall not have the right to use the Recovered Elevators in respect thereof (with the understanding that Landlord shall have the right to continue to use the High Rise Office Elevators in common with Tenant as contemplated by Section 36.11 hereof). If the Recapture Space, the Subleasehold Assignment Space or the Removed Space, as the case may be, is (x) not located in the Tower Premises, and (y) not already served by another passenger elevator to which Landlord has access, then the term "Recovered Elevators" with respect thereto shall mean one (1) of the Premises Elevators that constitute passenger elevators serving (I) the Recapture Space or the Subleasehold Assignment Space (if Landlord's right to use the Recovered Elevators arises by virtue of Landlord's exercising Landlord's rights to consummate a Sublease Recapture or a Subleasehold Assignment Recapture), or (II) the Removed Space (if Landlord's rights to use the Recovered Elevators arises by virtue of Tenant's exercising the Renewal Option for the Partial Renewal Space); provided, however, that:

                          (i)   if the aggregate Rentable Area of (X) the
portions of the Premises described in clauses (I) or (II) above, and (Y) any other portions of the Premises that have access to the applicable Recovered Elevator, exceeds Sixty-Two Thousand Five Hundred (62,500) square feet of Rentable Area and is equal to or less then One Hundred Fifty-Six Thousand (156,000) square feet of Rentable Area, then the term "Recovered Elevators" shall mean two (2) of the Premises Elevators that constitute passenger elevators serving such portions of the Premises described in clauses (I) or (II) above, and

                          (ii)  one (1) additional Premises Elevator that
constitutes a passenger elevator serving the portions of the Premises described in clauses (I) or (II) above shall constitute a Recovered Elevator for each increment of Sixty-Two Thousand Five Hundred (62,500) square feet of Rentable Area in excess of One Hundred Fifty-Six Thousand (156,000) square feet of Rentable Area that constitutes either (X) the portions of the Premises described in clauses (I) or (II) above, or (Y) any other portions of the Premises that have access to the Recovered Elevators (so that, for example, if the aggregate Rentable Area of (A) the portions of the Premises described in clauses (I) or
(II) above, and (B) the other portions of the Premises that have access to the Recovered Elevators, exceeds One Hundred Fifty-Six Thousand (156,000) square feet of Rentable Area and is equal to or less than Two Hundred Eighteen Thousand Five Hundred (218,500) square feet of Rentable Area, then there shall be an aggregate of three (3) Recovered Elevators).


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If the Recapture Space, the Subleasehold Assignment Space or the Removed Space,
as the case may be, is (x) located in the Tower Premises (other than the portion thereof that is added thereto by reason of Tenant's exercise of the Shortage Option or the Early Option), or (y) already served by another passenger elevator to which Landlord has access, then the term "Recovered Elevators" with respect thereto shall mean one (1) of the Premises Elevators that constitute passenger elevators serving (AA) the Recapture Space or the Subleasehold Assignment Space (if Landlord's right to use the Recovered Elevators arises by virtue of Landlord's exercising Landlord's rights to consummate a Sublease Recapture or a Subleasehold Assignment Recapture), or (BB) the Removed Space (if Landlord's rights to use the Recovered Elevators arises by virtue of Tenant's exercising the Renewal Option for the Partial Renewal Space); provided, however, that:

                          (i)   if the aggregate Rentable Area of (X) the
portions of the Premises described in clauses (AA) or (BB) above, and (Y) any other portions of the Premises that have access to the applicable Recovered Elevator, exceeds One Hundred Thousand (100,000) square feet of Rentable Area and is equal to or less then One Hundred Fifty Thousand (150,000) square feet of Rentable Area, then the term "Recovered Elevators" shall mean two (2) of the Premises Elevators that constitute passenger elevators serving such portions of the Premises described in clauses (AA) or (BB) above,

                          (ii)  one (1) additional Premises Elevator that
constitutes a passenger elevator serving the portions of the Premises described in clauses (AA) or (BB) above shall constitute a Recovered Elevator for each increment of Fifty Thousand (50,000) square feet of Rentable Area in excess of One Hundred Fifty Thousand (150,000) square feet of Rentable Area that constitutes either (X) the portions of the Premises described in clauses (AA) or
(BB) above, or (Y) any other portions of the Premises that have access to the Recovered Elevators (so that, for example, if the aggregate Rentable Area of (A) the portions of the Premises described in clauses (AA) or (BB) above, and (B) the other portions of the Premises that have access to the Recovered Elevators, exceeds One Hundred Fifty Thousand (150,000) square feet of Rentable Area and is equal to or less than Two Hundred Thousand (200,000) square feet of Rentable Area, then there shall be an aggregate of three (3) Recovered Elevators), and

                          (iii) Landlord shall not have the right to the use of
any Recovered Elevator for the applicable portion of the Premises described in clauses (AA) or (BB) above if the Rentable Area of (X) such portion of the Premises, and (Y) any other portions of the Premises that have access to the Recovered Elevators, is less than Twenty-Five Thousand (25,000) square feet of Rentable Area.

Tenant shall designate the Recovered Elevators in the Recapture Statement, the Subleasehold Assignment Statement or the Renewal Notice, as the case may be.

                    (C) Subject to the terms of this Section 27.1(C), if (I) Landlord exercises Landlord's right to consummate a Sublease Recapture or a Subleasehold Assignment Recapture, or (II) Tenant exercises the Renewal Option for the Partial Renewal Space, then Landlord shall have the right to use, in common with Tenant, the Premises Elevators that constitute freight elevators serving the Recapture Space, the Subleasehold Assignment Space, or the Removed Space, as the case may be. Tenant acknowledges that Landlord, in exercising


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Landlord's rights under this Section 27.1(C), shall have the right to gain access to such freight elevator in the Lexington Avenue Building at Lower Level 3 of the Building. Tenant shall have the right to impose reasonable restrictions on Landlord's use of such Premises Elevators that constitute freight elevators to maintain the security envelope of the Premises (it being understood, however, that Tenant shall not unreasonably interfere with Landlord's use of the freight elevators in a manner that satisfies the Building Standard). Landlord shall not have the right to use a Premises Elevator that is a freight elevator under this
Section 27.1(C) that is otherwise for the exclusive use of Tenant pursuant to the terms hereof unless the Rentable Area of the Partial Renewal Space or the portion of the Premises that remains after taking into account such Sublease Recapture or Subleasehold Assignment Recapture is less than Four Hundred Fifty Thousand (450,000) square feet of Rentable Area.

                    (D) If Landlord has the right to use the Recovered Elevators as contemplated by this Section 27.1, then Landlord shall also have the right to use the Recovered Lobby Area. As used herein, the term "Recovered Lobby Area" shall mean a portion of the Exclusive Lobby Area, as reasonably designated by Tenant, that (x) constitutes a reasonable lobby area for the space in the Building that is served by the Recovered Elevators, and (y) provides reasonable access to the Recovered Elevators, that in either case conforms to the Building Standard. If the Recovered Elevators constitute the Mid Rise Office Elevators, then the Recovered Lobby Area shall be the corresponding portion of the corridor that runs between the Mid Rise Office Elevators (so that Landlord gains access to such Recovered Elevator through the Building Lobby). Tenant shall designate the Recovered Lobby Area in the Recapture Statement, the Subleasehold Assignment Statement, or the Renewal Notice, as the case may be. Tenant, at Tenant's sole cost and expense, shall demise the Recovered Lobby Area separately from the remainder of the Exclusive Lobby Area, not later than the date that Landlord has the right to so use the Recovered Lobby Area as contemplated by this Section 27.1(D) (it being understood that if the Exclusive Lobby Area cannot be configured in a manner that provides Landlord with lobby access that conforms with the Building Standard, as aforesaid, then Tenant shall relinquish Tenant's right to use the Exclusive Lobby Area on an exclusive basis as contemplated by
Section 2.3 hereof, in which case Tenant shall not be required to so separately demise the Recovered Lobby Area). Landlord and Tenant shall cooperate reasonably with each other in seeking to arrange a configuration of the Exclusive Lobby Area that (i) addresses Tenant's security concerns, (ii) seeks to preserve Tenant's right to maintain its right to use the Exclusive Lobby Area, or at least a portion thereof, exclusively as contemplated by Section 2.3 hereof, and
(iii) provides Landlord with lobby access to the Recovered Elevators in a manner that conforms with the Building Standard.

                    (E) Either party shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties regarding the Recovered Elevators or the Recovered Lobby Area.

      Section 27.2 Subject to Article 22 hereof, Landlord shall operate (or shall cause the Condominium Association to operate) at all times the HVAC System that Landlord is installing as part of the Work, as set forth in the Work Exhibit.


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      Section 27.3 Subject to Article 22 hereof, Landlord shall provide (or cause the Condominium Association to provide) at all times cold water to the Premises at all times.

      Section 27.4 Tenant shall have the right to arrange for Tenant's purchase of natural gas from the utility company providing natural gas service for the Building using the applicable elements of the Work constructed by Landlord in accordance with the terms hereof. Landlord shall have no obligation to provide natural gas service for the Premises or Tenant's use and occupancy thereof.

      Section 27.5 Subject to the terms of this Section 27.5, Landlord reserves the right to stop or reduce service of the Building Systems when necessary by reason of accident or Emergency, or for repairs, additions, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements or improvements have been completed (which repairs, additions, alterations, replacements and improvements shall be performed in accordance with Section 4.3 hereof). Landlord shall coordinate with Tenant any temporary stoppage or reduction of Building System service to minimize to the extent reasonably practicable any interference with Tenant's business in the Premises. Landlord shall only stop or reduce Building System service during non-business hours on Business Days or on days that are not Business Days if such stoppage or reduction would materially interfere with Tenant's conduct of business in the Premises; provided, however, that the time periods during which Landlord has the right to stop or reduce Building System service shall not be so limited to the extent (a) reasonably necessary by reason of the occurrence of an Emergency, or
(b) otherwise required by applicable Requirements. Landlord shall give Tenant at least ten (10) Business Days of advance notice of Landlord's plans to stop or reduce Building System service as contemplated by this Section 27.5; provided, however, that Landlord shall not be required to give such advance notice to the extent such stoppage or reduction is required by reason of the occurrence of an Emergency (in which case Landlord shall give Tenant such advance notice of such stoppage or reduction that is reasonable under the circumstances). Landlord shall set forth in any such notice Landlord's estimate in good faith of the duration of the stoppage or reduction of Building System services as described therein (it being understood Landlord shall in no event be liable to Tenant if the actual duration of such stoppage or reduction exceeds Landlord's estimate thereof, provided that Landlord proceeds with due diligence to remedy the condition which required Landlord to stop or reduce such Building System services). Subject to Section 14.5 hereof, Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply Building System services when prevented by Unavoidable Delays or by any Requirement or due to the exercise of Landlord's right to stop or reduce service as provided in this
Article 27. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, except as otherwise provided in this Lease (including, without limitation, Section 14.5 hereof).


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      Section 27.6 Landlord shall have no responsibility to clean the Premises.
Tenant, at Tenant's sole cost and expense, shall clean the Premises in conformity with the Building Standard. In addition, Tenant, at Tenant's sole cost and expense, shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be exterminated against infestation by vermin, rodents or roaches regularly and, in addition, whenever there is evidence of any infestation. Any such exterminating shall be done at Tenant's sole cost and expense, and in a manner reasonably satisfactory to Landlord. Tenant shall comply with any recycling program and/or refuse disposal program (including, without limitation, any program related to the recycling, separation or other disposal of paper, glass or metals) which is required pursuant to any Requirements.

      Section 27.7 Subject to Section 27.5 hereof, services expressly and specifically required to be provided by Landlord in this Article 27 shall be provided by Landlord in conformity with the Building Standard.


                                  ARTICLE 28
                       LIMITATION ON TENANT'S LIABILITY

            This Lease and the obligations of Tenant hereunder shall be fully recourse to Tenant and the assets of Tenant; provided, however, that notwithstanding anything to the contrary contained herein, no recourse shall be had for the payment of Rental or other payments due or for any claim under this Lease or based on the failure of performance or observance of any of the terms and conditions of this Lease against any partner comprising Tenant, any Affiliate of any partner comprising Tenant (other than Tenant itself) or any principal, partner, member, manager, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid Persons or any of their respective assets other than such partner's interest in Tenant or assets of Tenant to which such partner is entitled under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, it being expressly understood that the sole remedies of Landlord with respect to such amounts and claims shall be against such interest in Tenant and the assets of the Tenant to which such partner is entitled and as otherwise expressly set forth in this Lease, and that all such liability of the aforesaid Persons, except as expressly provided in this Article 28, is expressly waived and released; provided, however, that nothing contained in this Lease (including, without limitation, the provisions of this Article 28) (i) shall be taken to prevent recourse to and the enforcement against such partner's interest in Tenant and the assets of Tenant to which such partner is entitled for all of the respective liabilities, obligations and undertakings of the aforesaid Persons contained in this Lease, or (ii) shall be taken to limit or restrict any action or proceeding against any of the aforesaid Persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid Persons.


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                                  ARTICLE 29
                                    PARKING

      Section 29.1 Subject to the terms of Section 29.1, Tenant shall be entitled to the use of ten (10) parking spaces in the portion of the Building that Landlord designates for garage purposes (the "Garage Area"), provided and for so long as (i) such parking spaces are permitted to be designated for Tenant's use under the applicable Requirements, (ii) Tenant pays each month to Landlord (or the operator of the Garage Area) the fee for the use of such parking spaces, which fee shall be charged at the posted monthly rate (or, if there are no posted monthly rates, at market rates), and (iii) Tenant executes and delivers to Landlord (or such operator) the form of parking agreement required to be signed by the other Persons using parking spaces at the Garage Area. In no event shall Tenant be entitled to more than eight percent (8%) of the parking spaces in the Garage Area. Landlord shall not be required to provide Tenant with reserved parking spaces under this Section 29.1 (it being understood that Landlord will satisfy Landlord's obligations under this Section 29.1 by accommodating the number of vehicles that corresponds to the number of parking spaces to which Tenant is entitled under this Section 29.1). Landlord shall not be required to accommodate vehicles in the Garage Area other than ordinary passenger vehicles (so that, for example, Landlord shall not be required to accommodate limousines in the Garage Area). This Section 29.1 shall not apply if Landlord constructs the Building without a Garage Area.

      Section 29.2 Subject to the terms of this Section 29.2, Landlord shall provide (or cause the Condominium Association to provide) space in the Lexington Place Courtyard (or, at Landlord's option, in the driveway leading from the Lexington Place Courtyard to East 59th Street) for four (4) black cars or taxis to wait on a short-term basis for Tenant's officers, directors, employees and guests. This Section 29.2 shall apply only during the period that Tenant satisfies that Minimum Square Footage Requirement. Tenant shall not have the right to use or permit to be used the aforesaid space in the Lexington Place Courtyard (or such driveway) for parking. Landlord shall not charge Tenant for Tenant's rights as set forth in this Section 29.2 (it being understood, however, that nothing contained in this Section 29.2 limits Tenant's obligation to pay Operating Expenses in accordance with the terms of Section 26.3 hereof). Tenant shall not have the right to permit any of the aforesaid black cars or taxis to be left unattended at any time. Landlord shall not be required to reserve (or to cause the Condominium Association to reserve) particular space in the Lexington Place Courtyard (or such driveway) for such black cars or taxis. Tenant's use of such space in the Lexington Place Courtyard (or such driveway) shall be subject to the Rules and Regulations.


                                  ARTICLE 30
                                   CAPTIONS

            The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.


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                                  ARTICLE 31
                                 PARTIES BOUND

            The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors, and, except as otherwise provided in this Lease, their assigns.

                                  ARTICLE 32
                                    BROKER

            Each party represents and warrants to the other that it has not dealt with any broker or Person in connection with this Lease other than Newmark & Company Real Estate, Inc. ("Broker"). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commission, fee or other compensation by any Person (including, without limitation, Broker) who claims to have dealt with Tenant in connection with this Lease and for any and all costs incurred by Landlord in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements; provided, however, that Tenant shall not be required to so indemnify Landlord and hold Landlord harmless for any claims for commission, fee or other compensation made by Broker in connection with Tenant's exercise of the Option or the Renewal Option in either case in accordance with the terms hereof. Landlord shall indemnify and hold Tenant harmless from and against any and all claims for commission, fee or other compensation by any Person who claims to have dealt with Landlord in connection with this Lease (other than Broker) and for any and all costs incurred by Tenant in connection with such claims, including, without limitation, reasonable attorneys' fees and disbursements; provided, however that Landlord shall so indemnify Tenant and hold Tenant harmless for any claims for commission, fee or other compensation made by Broker in connection with Tenant's exercise of the Option or the Renewal Option in either case in accordance with the terms hereof. The provisions of this Article 32 shall survive the Expiration Date.


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                                  ARTICLE 33
                                   INDEMNITY

      Section 33.1 (A) Subject to Section 10.3 hereof, Article 28 hereof,
Section 35.13 hereof, and this Article 33, Tenant shall indemnify and save the Landlord Indemnitees harmless from and against (a) all claims made by third parties of whatever nature against the Landlord Indemnitees arising from any act or omission of a Tenant Indemnitee in or about a Tenant Area during the Term,
(b) all claims made by third parties against the Landlord Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about a Tenant Area,
(c) all claims made by third parties against the Landlord Indemnitees arising from any accident, injury or damage caused to any person or to the property of any person occurring outside of a Tenant Area but anywhere within or about the Building, where such accident, injury or damage caused to any person or to the property of any person results from any negligent act or omission or willful misconduct of a Tenant Indemnitee, (d) all claims made by third parties against the Landlord Indemnitees deriving from any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, (e) any claims made by third parties against the Landlord Indemnitees that derive from Landlord cooperating with a Permitted Occupant in obtaining permits, licenses or certificates as contemplated by Section 2.4 hereof, (f) any claims made by third parties against the Landlord Indemnitees that derive from Landlord cooperating with Tenant in connection with Tenant's obtaining permits for Alterations as contemplated by Section 3.3 hereof, (g) any claims made by third parties against the Landlord Indemnitees that derive from Tenant's filing a notice of protest or prosecuting a tax certiorari proceeding as contemplated by Section 26.4 hereof,
(h) any claims made by third parties against the Landlord Indemnitees that derive from any action taken by or on behalf of Tenant under Section 18.3 hereof, (i) any claims made by third parties against the Landlord Indemnitees that derive from Tenant's use of the Terrace Area, (j) any claims made by third parties against the Landlord Indemnitees by reason of Tenant's contesting a Requirement, or failing to comply therewith, as contemplated by Section 6.3(A) hereof, or (k) any claims made by third parties against the Landlord Indemnitees by reason of Tenant's access to the Third Floor Deck as contemplated by Section
3.10 hereof. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Tenant shall have no obligation to indemnify or hold harmless Landlord's Indemnitees pursuant to this Section 33.1(A) to the extent that any of the aforesaid claims of third parties result from the negligence or willful misconduct of Landlord's Indemnitees.

                    (B) Subject to Section 10.3 hereof, Section 35.2 hereof,
Section 35.13 hereof, and this Article 33, Landlord shall indemnify and save the Tenant Indemnitees harmless from and against all claims made by third parties against the Tenant Indemnitees arising from (i) any act or omission of a Landlord Indemnitee in or about the Building during the Term, (ii) any damage in or to a Tenant Area and any bodily injury to a Tenant Indemnitee resulting from any act or omission of a Landlord Indemnitee, (iii) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed and performed, (iv) Landlord's contesting a Requirement, or failing to comply therewith, as contemplated by Section 6.3(B) hereof, (v) Landlord's entry upon the Premises as contemplated by Article 14 hereof,


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(vi) Tenant's cooperating with Landlord in connection with Landlord's obtaining permits for work in the Building as contemplated by Section 3.3 hereof, (vii) Landlord's filing a notice of protest or prosecuting a tax certiorari proceeding as contemplated by Section 26.4 hereof, (viii) Tenant's cooperating with Landlord in connection with a zoning lot merger or transfer of development rights as contemplated by Section 7.6 hereof, or (ix) Landlord's using the Tower Hoist Area pursuant to Section 22.15 hereof. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof. Landlord shall have no obligation to indemnify or hold harmless Tenant's Indemnitees pursuant to this Section 33.1(B) to the extent any such claims of third parties result from the negligence or willful misconduct of Tenant's Indemnitees.

      Section 33.2 (A) If at any time a claim is made or threatened, or an action or proceeding is commenced or threatened, against a Landlord Indemnitee or a Tenant Indemnitee (the "Indemnitee") which could result in liability of the other party (the "Indemnitor") pursuant to this Article 33, than the Indemnitee shall give to the Indemnitor notice of such claim, action or proceeding; provided, however, that such Indemnitee's failure to provide such notice shall not be deemed a failure to comply with the procedures set forth in this Section
33.2 unless the Indemnitor is materially prejudiced thereby. Such notice shall state the basis for the claim, action or proceeding and the amount thereof (to the extent such amount is determinable at the time that such notice is given), and shall permit the Indemnitor to assume the defense of such claim, action or proceeding, using such attorneys as the Indemnitor reasonably selects (provided, however, that attorneys for the Indemnitor's insurer shall be deemed approved for purposes hereof). Failure by the Indemnitor to notify the Indemnitee of the Indemnitor's election to defend any such claim, action or proceeding within a reasonable time, but in no event more than thirty (30) days after notice thereof has been given to the Indemnitor, shall be deemed a waiver by the Indemnitor of its right to defend such claim, action or proceeding.

                    (B) If the Indemnitor assumes the defense of such claim, action or proceeding, then each Indemnitee may participate, at its expense, in the defense of such claim, action or proceeding, provided that, subject to the other terms hereof, the Indemnitor shall direct and control the defense of such claim, action or proceeding. Without limiting any other obligation under this Lease, each Indemnitee agrees to cooperate and make available to the Indemnitor all books and records and such partners, principals, officers, directors, employees and agents as are reasonably necessary in connection with such defense. The Indemnitor shall not, in the defense of such claim, action or proceeding, consent to the entry of any judgment or award, or enter into any settlement, except in either event with the prior consent of each Indemnitee, which consent shall not be unreasonably withheld or delayed. To the extent any Indemnitee declines to consent to a bona fide offer of settlement or compromise, the Indemnitor shall continue to defend, but the amount of such offer shall be the limit of the Indemnitor's liability with respect to such claim, action or proceeding with respect to the Indemnitee that declined such offer. Unless each Indemnitee otherwise consents, such judgment, award or settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff to each Indemnitee of a


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
release from all liability in respect of such claim, action or proceeding and such settlement shall entail no adverse effects upon each Indemnitee, either directly or indirectly.

                    (C) If the Indemnitor does not assume the defense of any such claim, action or proceeding, then an Indemnitee may defend against, or settle, such claim, action or proceeding in such manner as it may deem appropriate. Without limiting any other obligation under this Lease, the Indemnitor agrees to cooperate and make available to each Indemnitee all books and records and such partners, principals, officers, directors, employees and agents as are reasonably necessary in connection with the defense or settlement of such claim, action or proceeding.

                    (D) If the Indemnitor or an Indemnitee cooperates in the defense or makes available books, records, partners, principals, directors, officers, employees or agents, then the party that requested such cooperation shall pay the out-of-pocket costs and expenses (including, without limitation, legal fees and disbursements) of the party providing such cooperation and of its partners, principals, officers, directors, employees and agents reasonably incurred in connection with providing such cooperation. The term "legal fees", as used in this Section 33.2(D), shall include the fair value of services provided by Tenant's employees and other personnel (acting as would outside counsel and not as principals).


                                  ARTICLE 34
                          ADJACENT EXCAVATION-SHORING

      Subject to the terms of this Article 34, if an excavation is made upon land adjacent to the Land, or is authorized to be made, then Tenant, upon reasonable advance notice, shall afford to the person causing, or authorized to cause, such excavation a license to enter upon the Premises for the purpose of doing such work as said person deems necessary to preserve the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rental. Landlord shall use reasonable efforts to cause the person performing such excavation to perform such work (i) diligently, (ii) in a manner that does not impair Tenant's access to the Premises in a material respect, (iii) in a manner that minimizes to the extent reasonably practicable interference with Tenant's use, enjoyment and occupancy of the Premises, and (iv) in a manner that does not reduce the Usable Area of the Premises; provided, however, that in no event shall Landlord be required to limit such person's access to the Premises to an extent that limits, repairs, releases or otherwise impairs such person's obligation under applicable Requirements to repair any damage to the Building that is caused by such excavation.


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                                  ARTICLE 35
                             ADDITIONAL PROVISIONS

      Section 35.1 This Lease shall not be binding upon Landlord or Tenant unless and until Landlord and Tenant have executed and unconditionally delivered a fully executed copy of this Lease to each other. This Lease may be executed in counterparts, it being understood that such counterparts, taken together, shall constitute one and the same agreement.

      Section 35.2 The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent Landlord after the sale, conveyance, assignment or transfer by such subsequent Landlord) of its interest in the Premises, to the extent such obligations accrue from and after the date of such sale, conveyance, assignment or transfer, and accordingly, if any such sale, conveyance, assignment or transfer occurs, then the transferring Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder accruing from and after such sale, conveyance, assignment or transfer; provided, however, that the transferring Landlord shall not be so freed and relieved of obligations that (x) do not run with the land, (y) the transferee does not assume, and (z) Tenant identifies as such transferring Landlord being in default thereof within thirty (30) days after such transferring Landlord gives notice to Tenant of such sale, conveyance, assignment or transfer (it being understood that the transferring Landlord may give such notice to Tenant up to sixty (60) days before any such sale, conveyance, assignment or transfer occurs). Nothing contained in this Section
35.2 limits the effectiveness of a statement that Tenant gives under Section 7.3 hereof. The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the "Parties") shall not be liable for the performance of Landlord's obligations under this Lease (unless a Party executes and delivers an agreement expressly providing therefor). Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties (except as expressly set forth in the Reimbursement Agreement or any other written instrument executed and delivered by a Party). The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Premises and the proceeds thereof and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations (except as expressly set forth in the Reimbursement Agreement or any other written instrument executed and delivered a Party). Landlord, during the period ending on the First Rent Commencement Date, shall not permit a Mortgage to encumber the Premises that secures an aggregate outstanding principal indebtedness of more than eighty percent (80%) of the fair market value of the Premises (which is determined on the date that the loan secured by such Mortgage is consummated assuming that such loan is fully funded, that the construction of the Building as contemplated hereby has been Substantially Completed, and that the Rent Commencement Date has occurred hereunder for the Initial Premises).

      Section 35.3 Notwithstanding anything contained in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not


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expressly denominated Fixed Rent, Escalation Rent, additional rent or Rental, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      Section 35.4 Tenant's liability for all items of Rental, and Landlord's liability to make refunds to Tenant to the extent expressly provided herein, shall survive the Expiration Date.

      Section 35.5 This Lease shall not be recorded; however, at the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver (a) a memorandum with respect to this Lease sufficient for recording in the form of Exhibit 35.5 attached hereto and made a part hereof, and (b) any transfer tax returns that are required to accompany such memorandum for recording purposes (it being understood that the party making such request shall pay the recording charges and Landlord shall pay any transfer taxes or fees due in connection therewith). Such memorandum shall not, in any circumstance, be deemed to change the provisions of, or be deemed a construction of, this Lease. After the terms set forth in such memorandum are supplemented (by including, without limitation, the fixing of the Commencement Dates or Tenant's exercise of the Option) or if the terms in this Lease change (as a result of including, without limitation, the addition of space to the Premises), promptly after the request of either party hereto, the other party shall execute, acknowledge and deliver an amendment to such memorandum for recording (it being understood that the party making the request shall be responsible for the recording charges).

      Section 35.6 (A) Subject to the terms of Section 35.6(B) hereof, Tenant hereby waives any claim against Landlord which Tenant may have based upon any assertion that Landlord has unreasonably withheld, unreasonably delayed, or unreasonably conditioned any consent or approval requested by Tenant (in cases where Landlord has agreed to not unreasonably withhold, unreasonably delay, or unreasonably condition Landlord's consent), and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment. In the event of a determination that such consent or approval has been unreasonably withheld, unreasonably delayed, or unreasonably conditioned, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval (except to the extent set forth in Section 35.6(B) hereof). Tenant's sole remedy for Landlord's unreasonably withholding, unreasonably delaying, or unreasonably conditioning its consent or approval shall be as provided in this Section 35.6.

                    (B) If Landlord withholds, delays or conditions its consent with respect to any matter under this Lease for which Landlord's consent is required and Tenant believes that Landlord did so unreasonably (in cases where Landlord has agreed to not unreasonably withhold, delay or condition such consent), or if Landlord adopts a Rule or Regulation that Tenant deems unreasonable, then Tenant may (but shall not be obligated to), within twenty
(20) days after its receipt of Landlord's notice of rejection or conditional approval of Tenant's proposal (time being of the essence), or at any time during the period beginning on the thirtieth (30th) day after the date that Tenant first requested Landlord's approval and ending on the date that Landlord gives Tenant notice of such rejection or conditional approval, or within ninety (90) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation (time being of the essence), notify Landlord of its desire to submit Landlord's


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withholding, delaying or conditioning of its consent thereto or such Rule or
Regulation to an Expedited Arbitration Proceeding (and no other issue whether related thereto or otherwise). Such notice shall set forth Tenant's claim. Landlord and Tenant shall execute all documents and do all other things necessary to submit Tenant's claim to an Expedited Arbitration Proceeding. The sole decisions to be made in the Expedited Arbitration Proceeding shall be whether or not Landlord unreasonably withheld, delayed or conditioned its consent with respect to the particular matter being arbitrated or whether such Rule or Regulation is unreasonable. The arbitrators shall have no right to vary, modify or waive any provision of this Lease. If the decision in the Expedited Arbitration Proceeding is that Landlord unreasonably withheld, conditioned, or delayed consent with respect to such matter, then Landlord shall promptly consent to such matter (it being understood that if Landlord fails to so consent following such decision, then Tenant shall be entitled to bring an action against Landlord in a court of competent jurisdiction to specifically enforce such decision or for money damages (to the extent damages were sustained by Tenant as a result of Landlord's failure to so consent)). Nothing contained in this Section 35.6 limits Tenant's rights to recover actual damages sustained by Tenant in a court of competent jurisdiction (x) to the extent deriving from Landlord's unreasonably withholding, unreasonably delaying or unreasonably conditioning Landlord's consent (in cases where Landlord has expressly agreed not to so unreasonably withhold, unreasonably delay or unreasonably condition such consent), and (y) if such court makes a final determination that Landlord so unreasonably withheld, unreasonably delayed or unreasonably conditioned such consent capriciously and arbitrarily.

      Section 35.7 This Lease contains the entire agreement between the parties and supersedes all prior understandings, if any, with respect thereto. This Lease shall not be modified, changed, or supplemented, except by a written instrument executed by both parties.

      Section 35.8 Landlord and Tenant hereby (a) irrevocably consent and submit to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding brought therein by Landlord against Tenant or by Tenant against Landlord in either case concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waive all objections as to venue and any and all rights each party may have to seek a change of venue with respect to any such action or proceedings; (c) agree that the laws of the State of New York shall govern in any such action or proceeding and waive any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agree that any final judgment rendered against each party in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Landlord and Tenant further agree that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, County of New York. In furtherance of the foregoing, Landlord and Tenant hereby agree that its address for notices given by Landlord or by Tenant, as the case may be, and service of process under this Lease, shall be as set forth in
Section 25.1 hereof (as such address may be changed from time to time as provided in Section 25.1 hereof).


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      Section 35.9 Landlord hereby represents and warrants to Tenant that (i)
Landlord is duly organized and validly existing in good standing under the laws of the State of New York, and possesses all licenses and authorizations necessary to carry on its business, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated hereby, (iii) the individual executing and delivering this Lease on Landlord's behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Landlord will not cause or constitute a default under, or conflict with, the organizational documents of Landlord or any agreement and or otherwise materially and adversely affect the performance of Landlord's obligations thereunder, (vii) the execution, delivery and performance of this Lease by Landlord does not violate any Requirement, (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Landlord for the execution, delivery and performance of this Lease have been obtained or made, (ix) there is no pending action, suit or proceeding, arbitration or governmental investigation against Landlord, an adverse outcome of which would materially affect Landlord's performance of its obligations under this Lease, and (x) to Landlord's knowledge (without any independent investigation), as of the date hereof, there is no condition on the Land which violates any Environmental Laws.

      Section 35.10 Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of the State of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated hereby, (iii) the individual executing and delivering this Lease on Tenant's behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement and or otherwise materially and adversely affect the performance of Tenant's obligations thereunder, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any Requirement, (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made, and (ix) there is no pending action, suit or proceeding, arbitration or governmental investigation against Tenant, an adverse outcome of which would materially affect Tenant's performance of its obligations under this Lease.

      Section 35.11 All references in this Lease to the consent or approval of Landlord or Tenant shall be deemed to mean the written consent or approval of Landlord or Tenant, as applicable, and no consent or approval of Landlord or Tenant shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord or Tenant, as applicable.


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      Section 35.12 If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

      Section 35.13 Tenant shall have no liability for any consequential damages suffered either by Landlord or by any other party claiming through Landlord (except to the extent otherwise provided in Article 20 hereof). Landlord shall have no liability for any consequential damages suffered either by Tenant or by any party claiming through Tenant (except to the extent otherwise expressly provided in Article 22 hereof).

      Section 35.14 Landlord acknowledges that as of the date hereof VRT and Vornado Realty L.P. constitute Affiliates of Landlord.

      Section 35.15 Subject to the terms of this Section 35.15, Landlord and Tenant shall each keep confidential the terms of this Lease. Landlord and Tenant shall each have the right to make disclosures of the terms of this Lease (i) to the extent required by Requirements, (ii) to the extent reasonably required to enforce such party's rights hereunder, (iii) to the extent reasonably necessary in connection with such party's financing, selling, leasing, or otherwise transferring or capitalizing its assets or its business (or any such transaction consummated by such party's Affiliate) (including, without limitation, disclosures that are reasonably necessary to comply with rules of the Securities and Exchange Commission or any stock exchange), (iv) to the extent reasonably required in connection with such party's books and records being audited, and
(v) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Premises or the other portions of the Building. If applicable Requirements require Landlord or Tenant to file a copy of this Lease in a manner that provides the general public with access thereto, then such party shall file a copy hereof that is redacted to remove the material economic terms hereof to the extent reasonably practicable and to the extent permitted by applicable Requirements. Neither Landlord nor Tenant shall unreasonably withhold, condition or delay its approval of any disclosure of the terms of this Lease that is not otherwise authorized by this Section 35.15 and that the other party proposes to make. Either party shall have the right to submit a dispute between the parties arising under this Section 35.15 to an Expedited Arbitration Proceeding. Landlord and Tenant shall cooperate reasonably to issue a joint press release regarding the execution and delivery of this Lease promptly after the date hereof.

      Section 35.16 If, and to the extent that, any of the provisions of this Lease conflict, or are otherwise inconsistent with, any of the exhibits attached hereto, then, whether or not such conflict or inconsistency is noted in this Lease, the provisions of this Lease shall prevail, except that (I) if there exists a conflict or inconsistency between the terms of this Lease and the provisions of the Work Exhibit, then the provisions of the Work Exhibit shall control, and (II) if there exists a conflict between the terms of this Lease and the Financial Disclosure Provisions, then the Financial Disclosure Provisions shall control.


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                                  ARTICLE 36
                                 OPTION SPACE


      Section 36.1 Subject to the terms of this Section 36, Landlord shall not lease (or permit to be leased) to any party other than Tenant or Landlord's Affiliate (a) the Upper Option Space (or a part thereof) at any time, or (b) the Lower Option Space (or a part thereof) at any time from and after the period beginning on the fifteenth (15th) anniversary of the Last Commencement Date, without, in either case, first instituting the procedure described in this
Article 36. As used herein, the term "Upper Option Space" shall mean any space in the Lexington Avenue Building that is (i) located at or above the twenty-second (22nd) floor of the Lexington Avenue Building, (ii) comprised of at least Six Thousand Five Hundred (6,500) contiguous square feet of Rentable Area, and (iii) being marketed to the general public as space that is to be used for general office purposes. As used herein, the term "Lower Option Space" shall mean any space on the second (2nd) floor of the Building; provided, however, that if such space on the second (2nd) floor of the Building is then being marketed as retail space as part of a bona fide plan to integrate the space on the second (2nd) floor of the Building with the retail space on the ground floor of the Building, then such space on the second (2nd) floor of the Building shall not constitute Lower Option Space for purposes hereof, unless the portion of the ground floor of the Building that such plan intends to integrate with such space on the second (2nd) floor of the Building is comprised of less than One Thousand Five Hundred (1,500) square feet of Usable Area, in which case such space on the ground floor of the Building that is comprised of less than One Thousand Five Hundred (1,500) square feet of Usable Area, and such space on the second (2nd) floor of the Building, shall together constitute Lower Option Space for purposes hereof. Tenant acknowledges that if Tenant leases the Lower Option Space (or a part thereof) or the Upper Option Space (or a part thereof) pursuant to the terms of this Article 36, then, subject to Section 36.5 hereof, Tenant may only have access thereto from a contiguous portion of the Premises.

      Section 36.2 Landlord shall institute the procedure described in this
Article 36 by giving notice thereof (the "Option Notice") to Tenant, which Option Notice shall (i) describe the Upper Option Space (or the applicable portion thereof) or the Lower Option Space (or the applicable portion thereof) (the Upper Option Space (or such portion thereof) or the Lower Option Space (or such portion thereof) described in a particular Option Notice being referred to herein as the "Applicable Option Space"), (ii) set forth Landlord's calculation of the number of square feet of Usable Area contained in the Applicable Option Space, (iii) have annexed thereto a floor plan depicting the Applicable Option Space, and (iv) set forth the date that Landlord reasonably expects the Applicable Option Space to be vacant and available for Tenant's occupancy (such date designated by Landlord being referred to herein as the "Scheduled Option Space Commencement Date").

      Section 36.3 Tenant shall have the option (the "Option") to lease the Applicable Option Space for a term (the "Option Term") commencing on the Option Space Commencement Date and expiring on the Option Space Expiration Date by giving notice thereof (the "Response Notice") to Landlord not later than the thirtieth (30th) day after the date that Landlord gives the Option Notice to Tenant. Time shall be of the essence as to the date by which Tenant must give


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the Response Notice to Landlord to exercise the Option. If Tenant does not give the Response Notice to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives the Option Notice to Tenant, then, subject to
Article 40 hereof, Landlord shall thereafter have the right to lease the Applicable Option Space (or any part thereof) to any other party on terms acceptable to Landlord in Landlord's sole discretion without being required to make any other offer to Tenant regarding the Applicable Option Space under this
Article 36, except that if Landlord does not lease the Applicable Option Space (or a part thereof) to another party (which is not an Affiliate of Landlord) within two (2) years after the date that Landlord gives the applicable Option Notice to Tenant, then Landlord shall not thereafter lease (or permit to be leased) such Applicable Option Space (or such part thereof) to another party without first again complying with the procedure set forth in this Article 36. Tenant shall not have the right to revoke a Response Notice given to Landlord pursuant to this Article 36. As used herein, the term "Option Space Expiration Date" shall mean, with respect to any Applicable Option Space, the Expiration Date, except that if the Scheduled Option Space Commencement Date is less than ten (10) years prior to the Fixed Expiration Date (or, if Tenant has exercised the Renewal Option on or prior to the date that Tenant gives the Response Notice to Landlord, the Scheduled Option Space Commencement Date is less than ten (10) years prior to the scheduled expiration date of the Renewal Term), then the Option Space Expiration Date shall mean the date which immediately precedes the tenth (10th) anniversary of Option Space Commencement Date (or such earlier date on which the Option Term with respect to the Applicable Option Space expires pursuant to any of the terms, conditions, or covenants of this Lease or pursuant to law).

      Section 36.4 Tenant shall not have the right to exercise the Option (and, accordingly (x) Landlord shall have no obligation to give an Option Notice to Tenant, and (y) Landlord shall have the right to lease the Applicable Option Space to any other party without first offering the Applicable Option Space to Tenant as contemplated by this Article 36) if the Minimum Square Footage Requirement is not then satisfied. Tenant shall not have the right to exercise the Option with respect to all or any portion of the Lower Option Space in connection with such Lower Option Space's being leased (y) to any tenant that then occupies such Lower Option Space (or a portion thereof) (whether or not pursuant to an option or right contained in such tenant's lease), or (z) to any tenant that then occupies any other space on the second (2nd) floor or the ground floor of the Building (whether or not pursuant to an option or right contained in such tenant's lease), and, accordingly, (I) Landlord shall have no obligation to give an Option Notice to Tenant with respect to such Lower Option Space (or such portion thereof), and (II) subject to Article 40 hereof, Landlord shall have the right to lease such Lower Option Space (or such portion thereof) to any such party described in clauses (y) or (z) above without first offering the Lower Option Space (or the applicable portion thereof) to Tenant as contemplated by this Article 36. Tenant shall not have the right to exercise the Option with respect to all or any portion of the Lower Option Space that is located on the second (2nd) floor of the Lexington Avenue Building if (x) Tenant has theretofore exercised the Renewal Option for the Partial Renewal Space (rather than the entire Basic Premises), and (y) no portion of the Partial Renewal Space is located on the third (3rd) floor of the Lexington Avenue Building and, accordingly, from and after the date that Tenant exercises the Renewal Option for such Partial Renewal Space, (I) Landlord shall have no obligation to give an Option Notice to Tenant with respect to such Lower Option Space (or such portion thereof), and (II) subject to Article 40 hereof, Landlord shall have the right to lease such


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
Lower Option Space (or such portion thereof) to any other party without first offering such Lower Option Space (or the applicable portion thereof) to Tenant as contemplated by this Article 36. Tenant shall not have the right to exercise the Option with respect to all or any portion of the Upper Option Space in connection with the Upper Option Space's being leased (W) to the first tenant after the Building is constructed, (X) to any tenant that then occupies such Upper Option Space and exercises an option or right to extend such tenant's lease therefor, (Y) to any tenant that then occupies the Upper Option Space (or a portion thereof comprised of at least one (1) full floor of the Building) (whether or not pursuant to an option or right contained in such tenant's lease), or (Z) to any tenant that then occupies any other portion of the Upper Option Space comprised of at least one (1) full floor of the Building (whether or not pursuant to an option or right contained in such tenant's lease), and, accordingly, (I) Landlord shall have no obligation to give an Option Notice to Tenant with respect to such Upper Option Space (or such portion thereof), and
(II) Landlord shall have the right to lease such Upper Option Space (or such portion thereof) to any such party described in clause (W), (X), (Y) or (Z) above without first offering the Upper Option Space (or the applicable portion thereof) to Tenant as contemplated by this Article 36. Tenant's exercise of the Option shall be ineffective if, on the date that Tenant gives the Response Notice, an Event of Default has occurred and is continuing. If (i) Tenant exercises the Option, and (ii) at any time prior to the Option Space Commencement Date, (x) an Event of Default has occurred and is continuing, or
(y) the Minimum Square Footage Requirement is not satisfied, then, at any time prior to the Option Space Commencement Date, Landlord shall have the right to declare Tenant's exercise of the Option ineffective by giving notice thereof to Tenant, in which case Landlord shall have the right to lease the Applicable Option Space (or any portion thereof) to any other Person on terms acceptable to Landlord in Landlord's sole discretion.

      Section 36.5 If Tenant exercises the Option in accordance with the provisions of this Article 36, then, on the Option Space Commencement Date for the Applicable Option Space, (i) the Applicable Option Space shall be added to the Premises for purposes of this Lease (except as otherwise provided in this Section 36.5); (ii) the term of this Lease for the Applicable Option Space shall extend for the Option Term; (iii) Landlord shall not be obligated to perform any work or make any installations in the Applicable Option Space or grant Tenant a work allowance therefor (except to the extent otherwise expressly provided in this Section 36.5); (iv) in connection with Tenant's exercising Tenant's rights as set forth in this Article 36 to lease Applicable Option Space that consists of Upper Option Space, the Fixed Rent for the Applicable Option Space shall be an amount equal to the Fair Market Rent therefor as determined in accordance with the provisions of Article 38 hereof, and (iv) in connection with Tenant's exercising Tenant's rights as set forth in this Article 36 to lease Applicable Option Space that consists of Lower Option Space, the Fixed Rent for the Applicable Option Space shall be an amount equal to the greatest of (x) the Fair Market Rent therefor, determined in accordance with Article 38 hereof, assuming that such Applicable Option Space is being leased for retail purposes, (y) the Fair Market Rent therefor, determined in accordance with Article 38 hereof, assuming that such Applicable Option Space is being leased for office purposes, and (z) the Blended Comparison Amount that is in effect from time to time. If Tenant exercises the Option for Applicable Option Space, then Tenant shall have the right to dispute Landlord's calculation of the Usable Area thereof as set forth in the Option Notice only by giving notice thereof to


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
Landlord on or prior to the thirtieth (30th) day after the date that Tenant gives the Response Notice to Landlord. If Tenant gives any such notice to Landlord within such period of thirty (30) days, then either party shall have the right to submit to an Expedited Arbitration Proceeding a dispute between the parties regarding the Usable Area of the Applicable Option Space. If Tenant exercises the Option to lease Applicable Option Space, then Landlord shall use Landlord's reasonable efforts to reconfigure (or, at Landlord's option, to permit Tenant to reconfigure) the Building Systems (including, without limitation, the Premises Elevators) to the extent reasonably necessary so that the Shared Building Systems and Premises Systems that serve the Premises (other than the Applicable Option Space) integrate with the Shared Building Systems and Premises Systems that serve the Applicable Option Space; provided, however, that Landlord shall not have any obligation to so reconfigure (or to permit Tenant to reconfigure) Building Systems to the extent that such reconfiguration has a material and adverse effect on such Building Systems. Tenant shall reimburse Landlord for any actual out-of-pocket costs that Landlord incurs in so using reasonable efforts to reconfigure the Building Systems, within thirty (30) days after Landlord's request therefor (together with reasonable supporting documentation for such costs). If Tenant exercises the Option to lease the Applicable Option Space, then (i) Landlord shall cause the Applicable Option Space to be delivered to Tenant in a condition that complies with all applicable Requirements (for unoccupied space) and in broom-clean condition, and (ii) Landlord shall deliver to Tenant (X) a reasonable number of counterparts of Form ACP-5 for the Applicable Option Space promptly after the date that Tenant gives to Landlord such documentation and information that Landlord reasonably requires before providing such counterparts of Form ACP-5, and (Y) other reasonable evidence to the effect that Tenant's performance of Alterations in the Applicable Option Space will constitute a "non-asbestos project" (as defined for purposes of the aforesaid Form ACP-5); provided, however, that Landlord shall only be required to provide the items described in this clause (ii) to the extent that Tenant reasonably requires such items under applicable Requirements for presentation to applicable Governmental Authorities to permit Tenant to perform Alterations in the Applicable Option Space or to conduct Tenant's business therein (the items to be provided by Landlord under clause (i) and clause (ii) above being collectively referred to herein as the "Applicable Option Space Items"). Nothing contained in this Section 36.5 limits Tenant's obligation to comply with the provisions of Article 3 hereof in connection with any Alterations that Tenant intends to perform in the Premises (including, without limitation, the Applicable Option Space).

      Section 36.6 If, at any time prior to the Scheduled Option Space Commencement Date, Landlord has a reasonable expectation that Landlord will be unable to deliver possession of the Applicable Option Space to Tenant on the Scheduled Option Space Commencement Date because of the holding over or retention of possession thereof by any tenant, undertenant or other occupant, then Landlord shall give prompt notice thereof to Tenant (any such notice given by Landlord to Tenant being referred to herein as an "Option Space Holdover Notice"). Landlord shall include in the Option Space Holdover Notice Landlord's good faith estimate of the delay in Landlord's delivery to Tenant of possession of the Applicable Option Space that Landlord then expects to result from any such holding over or retention of possession. If (a) Landlord gives an Option Space Holdover Notice to Tenant, and (b) Landlord thereafter in good faith determines that Landlord's initial estimate of the extent of such delay is no longer accurate, then Landlord shall give promptly to Tenant a replacement Option Space Holdover Notice (which includes


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Landlord's revised estimate of such delay). Subject to the terms of this Section
36.6, if Landlord is unable to deliver possession of the Applicable Option Space on the Scheduled Option Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant in the Applicable Option Space without the consent of Landlord, then (i) Landlord shall not be subject to any liability for Landlord's failure to give possession on said date (except as otherwise provided in this Section 36.6), (ii) the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Lease with respect to such Applicable
Option Space or otherwise, (iii) Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force, and (provided Landlord fulfills its obligation under the following clause hereof) further waives the right to recover any damages which may result from Landlord's failure to deliver possession of the Applicable Option Space to Tenant on the Scheduled Option
Space Commencement Date and agrees that the provisions of this Section 36.6 shall constitute an "express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law, (iv) provided Tenant is not responsible for such inability to deliver possession, the Fixed Rent and Escalation Rent payable with respect to the Applicable Option Space shall be abated and the date that the Applicable Option Space is demised to Tenant pursuant to this Article 36 shall be postponed until fifteen (15) Business Days after Landlord gives Tenant notice that the Applicable Option Space is vacant and available for Tenant's occupancy or will be vacant and available for occupancy at the end of such period of fifteen (15) Business Days, and (v) Landlord, at Landlord's expense, shall use its reasonable efforts to deliver possession of the Applicable Option Space to Tenant and in connection therewith, if necessary, shall promptly institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of the Applicable Option Space (the date that the Applicable Option Space is added to the Premises pursuant to this Article 36 being referred to herein as the "Option Space Commencement Date"). If Landlord fails to deliver possession of the Applicable Option Space to Tenant within one hundred twenty (120) days after the Scheduled Option Space Commencement Date, then Tenant may elect not to lease the Applicable Option Space by notice to Landlord no later than fifteen (15) days after the expiration of such one hundred twenty (120) day period (it being understood that if Tenant makes such election, then subject to Article 40 hereof, Landlord shall have the right to lease the Applicable Option Space to any third party without Tenant having any rights thereto under this Article 36). If (i) Tenant has not theretofore exercised Tenant's rights to terminate this Lease with respect to the Applicable Option Space as contemplated by this
Section 36.6, (ii) Tenant waives Tenant's right to thereafter terminate this Lease with respect to the Applicable Option Space as contemplated by this
Section 36.6, and (iii) Landlord recovers from any such tenant, undertenant or occupant of the Applicable Option Space any rental or other amounts for use and occupancy of the Applicable Option Space, then Landlord shall pay such rental or other amounts to Tenant to the extent that such rental or other amounts exceed the sum of (I) the Rental that would have otherwise been due hereunder for the Applicable Option Space (assuming that the Option Space Commencement Date had theretofore occurred), and (II) the reasonable out-of-pocket costs that Landlord actually incurs in pursuing Landlord's rights against such tenant undertenant or occupant. Either party shall have the right to submit to an Expedited
Arbitration Proceeding any dispute between the parties regarding the amount of any such payment due from Landlord to Tenant.


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
      Section 36.7 If (i) Tenant exercises Tenant's rights as set forth in this
Article 36 with respect to Applicable Option Space, (ii) the Scheduled Option Space Commencement Date is less than ten (10) years prior to the Fixed Expiration Date (and Tenant has not exercised the Renewal Option in accordance with the terms of Article 37 hereof prior to the date that Tenant gives the Response Notice to Landlord), and (iii) Tenant subsequently exercises the Renewal Option for the Premises in accordance with the terms of Article 37 hereof, then the Option Term for such Applicable Option Space shall be extended automatically until the scheduled expiration date of the Renewal Term (the period from the day immediately following the Option Space Expiration Date, as initially determined for the Applicable Option Space pursuant to Section 36.3 hereof, to the scheduled expiration date of the Renewal Term, being referred to herein as the "Extended Option Term"). If the Option Term for Applicable Option Space that constitutes Upper Option Space is extended for the Extended Option Term, then the terms governing Tenant's occupancy of such Upper Option Space during the Option Term shall continue to apply during the Extended Option Term, except that the Fixed Rent for such Upper Option Space for the Extended Option Term shall be an amount equal to the product obtained by multiplying (i) the number of square feet of Rentable Area in such Upper Option Space, by (ii) the quotient obtained by dividing (I) the annual Fixed Rent due hereunder for the Basic Premises as of the first (1st) day of the Extended Option Term, and (II) the number of square feet of Rentable Area in the Basic Premises as of the first
(1st) day of the Extended Option Term (with the understanding, however, that in no event shall the Fixed Rent for such Upper Option Space during the Extended Option Term be less than (A) the product obtained by multiplying (X) the number of square feet of Rentable Area in the Applicable Option Space, by (Y) Ninety-Seven and 99/100 Dollars ($97.99) for the period from the first (1st) day of the Renewal Term to the day immediately preceding the twenty-eighth (28th) anniversary of the Last Commencement Date, (B) the product obtained by multiplying (X) the number of square feet of Rentable Area in such Upper Option Space, by (Y) One Hundred Eight and 77/100 Dollars ($108.77) for the period from the twenty-eighth (28th) anniversary of the Last Commencement Date to the day immediately preceding the thirty-second (32nd) anniversary of the Last Commencement Date, and (C) the product obtained by multiplying (X) the number of square feet of Rentable Area in such Upper Option Space, by (Y) One Hundred Twenty and 73/100 Dollars ($120.73) for the period from and after the thirty-second (32nd) anniversary of the Last Commencement Date. If the Option Term for Applicable Option Space that constitutes Lower Option Space is extended for the Extended Option Term, then the terms governing Tenant's occupancy of such Lower Option Space during the Option Term shall continue to apply during the Extended Option Term, except that (a) the Fixed Rent for such Lower Option Space for the Extended Option Term shall be increased as of the first (1st) day of the Extended Option Term by an amount equal to eleven percent (11%) of the Fixed Rent due hereunder for such Lower Option Space immediately prior to the Extended Option Term, and (b) the Fixed Rent for the Extended Option Term for such Lower Option Space shall not at any time be less than the product obtained by multiplying (I) the number of square feet of Rentable Area comprising such Lower Option Space, by (II) the quotient obtained by dividing (A) the Fixed Rent for the Basic Premises at such time, by (B) the number of square feet of Rentable Area comprising the Basic Premises at such time.

      Section 36.8 (A) If (i) the Option Term for any Applicable Option Space extends beyond the Fixed Expiration Date, and (ii) Tenant does not exercise the Renewal Option, then


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
Landlord shall have the right to declare that the Option Term for such Applicable Option Space shall terminate on the Fixed Expiration Date, by giving notice thereof to Tenant not later than the later to occur of (x) two (2) years and two (2) months prior to the Fixed Expiration Date, and (y) the tenth (10th) day after the Option Space Commencement Date. Time shall be of the essence as to the date by which Landlord has the right to give such notice to Tenant. If Landlord gives such notice to Tenant, then the Option Space Expiration Date for such Applicable Option Space shall be deemed to be the Fixed Expiration Date.

                    (B) If (i) Tenant exercises the Renewal Option, and (ii) the Option Term for any Applicable Option Space extends beyond the last day of the Renewal Term, then Landlord shall have the right to declare that the Option Term for such Applicable Option Space shall terminate on the last day of the Renewal Term, by giving notice thereof to Tenant not later than the later to occur of
(i) one (1) year prior to the last day of the Renewal Term, and (ii) the tenth
(10th) day after the Option Space Commencement Date.

      Section 36.9 If Tenant exercises Tenant's right to lease any of the Upper Option Space or the Lower Option Space as provided in this Article 36, then Landlord and Tenant shall execute and deliver an amendment to this Lease, in reasonable form, promptly after Tenant exercises such rights, setting forth the terms of Tenant's leasing of the Applicable Option Space (it being understood that the failure or refusal of Landlord or Tenant to so execute and deliver any such amendment shall not impair the effectiveness of Tenant's exercise of such rights).

      Section 36.10 Tenant's exercise of (or failure to exercise) the Option with respect to any Applicable Option Space shall in no event impair Tenant's rights to exercise the Option with respect to any other Applicable Option Space in accordance with the terms of this Article 36.

      Section 36.11 (A) Subject to the terms of this Section 36.11(A), if the Initial Premises is comprised of less than Five Hundred Twenty Thousand (520,000) square feet of Usable Area, then Tenant shall have the right to include in the Tower Premises for all purposes hereof the entire Rentable Area on the Shortage Floor, by giving notice thereof (the "Shortage Option Notice") to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives Tenant notice that the Initial Premises (other than such space on the Shortage Floor) is comprised of less than Five Hundred Twenty Thousand (520,000) square feet of Usable Area. Nothing contained in this Section 36.11 diminishes Landlord's obligation to perform the Work in accordance with the terms of
Article 22 hereof. Time shall be of the essence as to the date by which Tenant must give the Shortage Option Notice to Landlord in order to exercise Tenant's aforesaid right to lease the entire Rentable Area on the Shortage Floor (Tenant's aforesaid option to lease the entire Rentable Area on the Shortage Floor being referred to herein as the "Shortage Option"). The date by which Tenant must give the Shortage Option Notice to Landlord in order to exercise the Shortage Option shall not occur prior to October 1, 2001. If Tenant exercises the Shortage Option in accordance with the terms of this Section 36.11(A), then the Fixed Rent for the Rentable Area on the Shortage Floor shall be determined as follows:

      (i) for the 1st Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Forty-Nine and 5,402/10,000 Dollars ($49.5402);


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
      (ii) for the 2nd Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Fifty-Five and 3,031/10,000 Dollars ($55.3031);

      (iii) for the 3rd Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Sixty-One and 7,000/10,000 Dollars ($61.7000);

      (iv) for the 4th Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Sixty-Eight and 8,005/10,000 Dollars ($68.8005);

      (v) for the 5th Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Seventy-Six and 6,820/10,000 Dollars ($76.6820);

      (vi) for the 6th Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Eighty-Five and 4,305/10,000 Dollars ($85.4305); and

      (vii) for the 7th Rental Period, the product obtained by multiplying (x) the number of square feet of Rentable Area on the Shortage Floor, by
            (y) Ninety-Five and 1,414/10,000 Dollars ($95.1414).

If Tenant exercises the Shortage Option as provided in this Section 36.11(A), then Exhibit Definitions-E attached hereto shall be deemed to be modified to include, for purposes of the entire Rentable Area on the Shortage Floor, references to (a) the aforesaid rate per square foot of Rentable Area for each of the 1st Rental Period, the 2nd Rental Period, the 3rd Rental Period, the 4th Rental Period, the 5th Rental Period, the 6th Rental Period and the 7th Rental Period, (b) a rate per square foot of Rentable Area of Ninety-Seven and 9,910/10,000 Dollars ($97.9910) for the period from the twenty-fifth (25th) anniversary of the Last Commencement Date to the day immediately preceding the twenty-eighth (28th) anniversary of the Last Commencement Date, (c) a rate per square foot of Rentable Area of One Hundred Eight and 7,700/10,000 Dollars ($108.7700) for the period from the twenty-eighth (28th) anniversary of the Last Commencement Date to the day immediately preceding the thirty-second (32nd) anniversary of the Last Commencement Date, and (d) a rate per square foot of Rentable Area of One Hundred Twenty and 7,347/10,000 Dollars ($120.7347) for the period from the thirty-second (32nd) anniversary of the Last Commencement Date to the day immediately preceding the thirty-fifth (35th) anniversary of the Last Commencement Date. As used herein, the term "Shortage Floor" shall mean the twenty-second (22nd) floor of the Lexington Avenue Building; provided, however, that if Tenant exercises the Early Option prior to the date that Tenant has the right to exercise the Shortage Option, then the Shortage Floor shall be the entire Rentable Area on the floor of the Lexington Avenue Building that is immediately above the highest floor in the Lexington Avenue Building with respect to which Tenant exercises the Early Option. If Tenant exercises the Shortage Option for the Shortage Floor, then the entire Rentable Area on the Shortage Floor shall constitute a Deliverable Unit for purposes hereof.


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
                    (B) Subject to the terms of this Section 36.11(B), Tenant shall have the right to include in the Tower Premises either (x) the entire Rentable Area on the twenty-second (22nd) floor of the Lexington Avenue Building, (y) the entire Rentable Area on the twenty-second (22nd) floor of the Lexington Avenue Building and on the twenty-third (23rd) floor of the Lexington Avenue Building, or (z) the entire Rentable Area on the twenty-second (22nd) floor of the Lexington Avenue Building, the twenty-third (23rd) floor of the Lexington Avenue Building, and the twenty-fourth (24th) floor of the Lexington Avenue Building, by giving notice thereof (the "Early Option Notice") to Landlord on or prior to June 30, 2002 (Tenant's aforesaid option to lease such space in the Lexington Avenue Building as provided in this Section 36.11(B) being referred to herein as the "Early Option"). An Early Option Notice shall not be effective to exercise the Early Option unless Tenant identifies therein the space with respect to which Tenant exercises the Early Option as provided in this Section 36.11(B). Time shall be of the essence as to the aforesaid date by which Tenant must give the Early Option Notice to Landlord in order to exercise the Early Option. If Tenant exercises the Shortage Option prior to the date that Tenant exercises the Early Option, then the aforesaid space with respect to which Tenant has the right to exercise the Early Option shall be either (x) the entire Rentable Area on the twenty-third (23rd) floor of the Lexington Avenue Building, (y) the entire Rentable Area on the twenty-third (23rd) floor of the Lexington Avenue Building and on the twenty-fourth (24th) floor of the Lexington Avenue Building, or (z) the entire Rentable Area on the twenty-third (23rd) floor of the Lexington Avenue Building, on the twenty-fourth (24th) floor of the Lexington Avenue Building, and on the twenty-fifth (25th) floor of the Lexington Avenue Building. The Fixed Rent for the space in the Lexington Avenue Building with respect to which Tenant exercises the Early Option as provided in this
Section 36.11(B) shall be determined as if such space constituted Second Price Space. The space with respect to which Tenant exercises the Early Option as provided in this Section 36.11(B) shall be treated as Second Price Space for purposes of Exhibit Definitions-E attached hereto. The entire Rentable Area on each floor of the Lexington Avenue Building with respect to which Tenant exercises the Early Option under this Section 36.11(B) shall each constitute a Deliverable Unit for purposes hereof.

                    (C) If Tenant exercises the Early Option or the Shortage Option as contemplated by this Section 36.11, then (I) Landlord shall cause at least two (2) of the High Rise Office Elevators to be available for Tenant's use as contemplated by Section 27.1 hereof and in conformity with the Work Exhibit to gain access to the Shortage Floor or the portion of the Tower Premises with respect to which Tenant exercises the Early Option, as the case may be, not later than the Commencement Date for the applicable Deliverable Unit, and (II) Landlord shall cause the remainder of the High Rise Office Elevators to be available for Tenant's use as contemplated by Section 27.1 hereof on or prior to earlier to occur of (a) the Rent Commencement Date for the applicable Deliverable Unit, and (b) the date that Tenant occupies the applicable Deliverable Unit for the conduct of business (except that the date described in this clause (b) shall not occur earlier than the one hundred eightieth (180th) day after the Commencement Date for the applicable Deliverable Unit). Tenant acknowledges that Tenant's right to use the High Rise Office Elevators shall be in common with other occupants of the portion of the Building served thereby (the portion of the Building at and above the twenty-second (22nd) floor of the Building that is served by the High Rise Office Elevators is referred to herein as the "High Rise Portion"); provided, however, that if another tenant of the High Rise


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Portion occupies the entire rentable area on at least five (5) floors thereof, then Landlord shall have the right to dedicate exclusively to such other tenant no more than two (2) of the High Rise Office Elevators. Tenant shall have the right to use the Building Lobby in common with other occupants of the High Rise Portion to gain access to the High Rise Office Elevators (with the understanding that Landlord shall have the right to restrict Tenant's access to the Building Lobby and the High Rise Office Elevators to the extent reasonably required in providing such other occupant of at least five (5) floors of the High Rise Portion with exclusive use of no more than two (2) of the High Rise Office Elevators). If Tenant has the right to so use the Building Lobby as contemplated by this Section 36.11(C), then Landlord shall maintain the Building Lobby in accordance with the Building Standard.

                                  ARTICLE 37
                                 RENEWAL TERM

      Section 37.1 (A) Subject to the terms of this Article 37, Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for the Renewal Premises for one (1) additional period of ten (10) years (the "Renewal Term"), which Renewal Term shall commence on the day immediately succeeding the Fixed Expiration Date and end on the day immediately preceding the tenth (10th) anniversary of the Fixed Expiration Date, provided that (a) this Lease has not been previously terminated, (b) no Event of Default has occurred and is continuing on the date that Tenant gives Landlord notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option, and (c) the Minimum Square Footage Requirement is satisfied on the date that Tenant gives the Renewal Notice to Landlord. The Renewal Option shall be exercisable only by Tenant delivering the Renewal Notice to Landlord not less than two (2) years and one
(1) month prior to the Fixed Expiration Date (as to which date time shall be of the essence). Landlord shall have the right to declare Tenant's exercise of the Renewal Option ineffective if (a) an Event of Default has occurred and is continuing as of the Fixed Expiration Date, or (b) the Minimum Square Footage Requirement is not satisfied as of the Fixed Expiration Date, in either case by giving notice thereof to Tenant during the period commencing on the Fixed Expiration Date and ending on the date that is fifteen (15) days after the Fixed Expiration Date (it being understood that (x) if Landlord so declares Tenant's exercise of the Renewal Option ineffective, then the Term shall terminate on the fifteenth (15th) day after the date that Landlord gives Tenant notice of such declaration (with the understanding that Tenant shall pay the Rental due hereunder in respect of the Renewal Term to the extent accruing during the period commencing on the first day of the Renewal Term and ending on the date that the Term so terminates), and (y) nothing contained in this Section 37.1(A) limits Landlord's other rights or remedies after the occurrence of an Event of Default).

                    (B) Subject to the terms of Section 37.1(C) hereof, Tenant shall have the right to renew the term hereof for the Renewal Term with respect to either (x) the entire Basic Premises demised hereby on the Fixed Expiration Date, (y) (I) the entire portion of the Lower Level Space that is located on Lower Level 2 of the Building, (II) the entire portion of the Basic Premises that is then located on the third (3rd) floor of the Lexington Avenue Building (if any), and (III) additional portions of the Basic Premises above the third
(3rd) floor of the Lexington Avenue Building that (X) constitute all of the Rentable Area on particular floors of the Building,


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
and (Y) are vertically contiguous to portions of the Basic Premises for which Tenant exercises the Renewal Option, so that the portion of the Premises with respect to which Tenant exercises the Renewal Option comprises at least Three Hundred Fifty Thousand (350,000) square feet of Rentable Area, or (z) (I) the entire portion of the Lower Level Space that is located on Lower Level 2 of the Building, (II) the entire portion of the Basic Premises that is then located on the Highest Basic Floor, and (III) additional portions of the Basic Premises below the Highest Basic Floor that (X) constitute all of the Rentable Area on particular floors of the Building, and (Y) are vertically contiguous to portions of the Basic Premises for which Tenant exercises the Renewal Option, so that the portion of the Basic Premises with respect to which Tenant exercises the Renewal Option comprises at least Three Hundred Fifty Thousand (350,000) square feet of Rentable Area; provided, however, that (A) for purposes of clause (y) and clause
(z) above, two (2) floors of the Building shall be deemed to be vertically contiguous notwithstanding that there is located between such two (2) floors a mechanical floor or a floor on which there is no portion of the Premises, (B) Tenant shall not have the right to exercise the Renewal Option for the portion of the Premises on the sixth (6th) floor of the Building unless Tenant also exercises the Renewal Option for the portion of the Premises on the seventh
(7th) floor of the Building, and (C) Tenant shall not have the right to exercise the Renewal Option for the portion of the Premises on the seventh (7th) floor of the Building unless Tenant also exercises the Renewal Option for the portion of the Premises on the sixth (6th) floor of the Building (the portion of the Premises described in clause (y) above and clause (z) above being referred to herein as the "Partial Renewal Space"; the Basic Premises, or the Partial Renewal Space, with respect to which Tenant exercises the Renewal Option being referred to herein as the "Renewal Premises"; the portion of the Basic Premises that does not constitute the Partial Renewal Space is referred to herein as the "Removed Space"). If (x) Tenant gives the Renewal Notice to Landlord, and (y) Tenant fails to indicate therein that Tenant is exercising the Renewal Option for only the Partial Renewal Space, then Tenant shall be deemed to have designated that the Renewal Premises constitutes the entire Basic Premises demised hereby as of the Fixed Expiration Date. If Tenant exercises the Renewal Option for only the Partial Renewal Space as contemplated by this Section 37.1, then (x) on the Fixed Expiration Date, Tenant shall surrender to Landlord possession of the Removed Space in accordance with the provisions of this Lease that govern Tenant's obligations in respect of the delivery of possession of the Premises to Landlord upon the expiration or earlier termination of the Term, and
(y) on or prior to the Fixed Expiration Date, Tenant, at Tenant's sole cost and expense and otherwise in accordance with the terms of Article 3 hereof, shall demise the Removed Space separately from the Partial Renewal Space.

                    (C) If Landlord exercises Landlord's right to consummate a Sublease Recapture or a Subleasehold Assignment Recapture prior to Tenant's exercise of the Renewal Option, then Landlord shall have the right to declare that the applicable Recapture Space or the applicable Subleasehold Assignment Space shall constitute part of the Basic Premises during the Renewal Term by giving notice thereof to Tenant not later than two (2) years and two (2) months before the Fixed Expiration Date. If (w) Landlord so declares that the Recapture Space or the Subleasehold Assignment Space shall constitute part of the Basic Premises, (x) Tenant exercises the Renewal Option, (y) the Recapture Space or the Subleasehold Assignment Space is part of the Renewal Premises, and (z) Landlord (or Landlord's tenant) made material alterations in the Recapture Space or the Subleasehold Assignment Space, then Landlord, on or prior to the


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thirtieth (30th) day of the Renewal Term, shall demolish, at Landlord's sole cost and expense, the interior installation in the Recapture Space or the Subleasehold Assignment Space in accordance with good construction practice and remove the debris so that such Recapture Space or Subleasehold Assignment Space is broom-clean.

                    (D) (1) Subject to the terms of this Section 37.1(D), if (i) the Option Space Expiration Date for any Applicable Option Space is the Fixed Expiration Date (any such Applicable Option Space being referred to herein as "Initial Term Option Space"), and (ii) Tenant exercises the Renewal Option, then Tenant shall also be deemed to have renewed the Option Term for the Renewal Term for such Initial Term Option Space.

                          (2)   If (A) Tenant gives the Renewal Notice to
Landlord, and (B) no portion of the Renewal Premises is located on the third
(3rd) floor of the Lexington Avenue Building, then Landlord shall have the right to declare that the Option Term for the Initial Term Option Space that is located on the second (2nd) floor of the Lexington Avenue Building shall not be so extended for the Renewal Term by giving notice thereof to Tenant on or prior to the forty-fifth (45th) day after the date that Tenant gives the Renewal Notice to Landlord. If (a) Tenant gives the Renewal Notice to Landlord, and (b) Landlord gives the aforesaid notice to Tenant to declare that the Option Term for the Initial Term Option Space that is located on the second (2nd) floor the Lexington Avenue Building shall not be so extended for the Renewal Term, then Tenant shall have the right to either (x) declare the Renewal Notice ineffective (in which case Tenant shall not be deemed to have exercised the Renewal Option for purposes hereof), or (y) modify the Renewal Notice to cover the entire Basic Premises (if Tenant theretofore exercised the Renewal Option only for the Partial Renewal Space), by giving notice thereof to Landlord on or prior to the tenth (10th) Business Day after the date that Landlord gives such notice to Tenant (it being understood that (I) if Tenant does not elect to proceed under clause (x) or clause (y) above, then the Renewal Premises shall not include the Initial Term Option Space on the second (2nd) floor of the Building, and (II) if
(X) Tenant so modifies the Renewal Notice, and (Y) Landlord has the right to again exercise Landlord's rights under this Section 37.1(D) after taking into account such modified Renewal Notice, then Landlord shall have the right to exercise such rights under this Section 37.1(D) only by giving notice thereof to Tenant within twenty (20) days after the date that Tenant gives such modified Renewal Notice to Landlord).

                          (3)   If (A) Tenant gives the Renewal Notice to
Landlord, (B) the Renewal Premises is comprised of only the Partial Renewal Space, and (C) the Initial Term Option Space that is Upper Option Space is not vertically contiguous to the Renewal Premises (or is not vertically contiguous to other Initial Term Option Space that is vertically contiguous to the Renewal Premises), then Landlord shall have the right to declare that the Option Term for the Initial Term Option Space that is not so vertically contiguous to any such portion of the Partial Renewal Space shall not be extended for the Renewal Term by giving notice thereof to Tenant on or prior to the forty-fifth (45th) day after the date that Tenant gives the Renewal Notice to Landlord. If (a) Tenant gives the Renewal Notice to Landlord, and (b) Landlord gives the aforesaid notice to Tenant to declare that the Option Term for such Initial Term Option Space that is not so vertically contiguous to any such portion of the Partial Renewal Space shall not be


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
so extended for the Renewal Term, then Tenant shall have the right to either (x) declare the Renewal Notice ineffective (in which case Tenant shall not be deemed to have exercised the Renewal Option for purposes hereof), or (y) modify the Renewal Notice to cover the entire Basic Premises, by giving notice thereof to Landlord on or prior to the tenth (10th) Business Day after the date that Landlord gives such notice to Tenant (it being understood that if Tenant does not elect to proceed under clause (x) or clause (y) above, then the Renewal Premises shall not include such Initial Term Option Space that is Upper Option Space and that is not vertically contiguous, as aforesaid).

                    (E) If Tenant gives the Renewal Notice to Landlord in accordance with the terms hereof, then Tenant shall have the right to rescind Tenant's exercise of the Renewal Option pursuant thereto by giving notice thereof (a "Rescission Notice") to Landlord on or prior to the Rescission Date (as to which date time shall be of the essence). If Tenant gives a Rescission Notice to Landlord, then Tenant shall not have any further right to exercise the Renewal Option pursuant to the terms of this Article 37.

      Section 37.2 If Tenant exercises the Renewal Option (and does not rescind Tenant's exercise of the Renewal Option in accordance with the provisions of
Section 37.1 hereof), then the leasing of the Renewal Premises (and any Initial Term Option Space) during the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the Fixed Rent for the Renewal Premises (and any Initial Term Option Space) during the Renewal Term shall be the Rental Value as determined pursuant to the provisions of Article 38 hereof, (ii) Landlord shall have no obligation to perform any work in connection with Tenant's extension of the Term for the Renewal Term, (iii) the provisions of Section 3.5 hereof shall not be applicable during the Renewal Term, it being agreed that Landlord shall have no obligation to grant to Tenant any work allowance, or to perform any work in the Renewal Premises (or any Initial Term Option Space), in connection with Tenant's exercise of the Renewal Option, and (iv) the provisions of Section 37.1 shall not be applicable to permit Tenant to further extend the Term (or the Option
Term).



                                  ARTICLE 38
                                 RENTAL VALUE

      Section 38.1 (A) As used herein, the term "Rental Value" shall mean an amount equal to the Fair Market Rent of the Renewal Premises and any Initial Term Option Space on the Fixed Expiration Date; provided, however, that at no time shall the Rental Value (or the Fixed Rent payable hereunder during the Renewal Term) be less than the Base Rental Amount.

                    (B) As used herein, the term "Fair Market Rent", with respect to any Applicable Area, shall mean the annual fair market rental value of such Applicable Area.

                    (C) As used herein, the term "Applicable Area" shall mean
(i) the Renewal Premises and any Initial Term Option Space, in connection with the determination of Rental Value for the Renewal Term as contemplated by
Article 37 hereof, (ii) the Applicable Option Space, in connection with the determination of the Fair Market Rent therefor for purposes


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
of Article 36 hereof, and (iii) the Additional Antennae Site, in connection with the determination of the Fair Market Rent therefor for purposes of Article 42 hereof.

                    (D) As used herein, the term "Applicable Date" shall mean
(i) the Fixed Expiration Date, in connection with the determination of the Rental Value of the Renewal Premises and any Initial Term Option Space for the Renewal Term, (ii) the Scheduled Option Space Commencement Date, in connection with the determination of the Fair Market Rent for the Applicable Option Space, and (iii) the date that Landlord gives Tenant use of the Additional Antennae Site as contemplated by Article 42 hereof, in connection with the determination of the Fair Market Rent for the Additional Antennae Site.

                    (E) As used herein, the term "Base Rental Amount" shall mean:

                          (1)   in connection with the determination of the
Rental Value of the Renewal Premises that constitutes First Price Space for the Renewal Term, the product obtained by multiplying (x) the number of square feet of Rentable Area in such portion of the Renewal Premises, by (y) (a) Ninety-Four and 3,387/10,000 Dollars ($94.3387) for the period from the first day of the Renewal Term to the day immediately preceding the twenty-eighth (28th) anniversary of the Last Commencement Date, (b) One Hundred Four and 7,159/10,000 Dollars ($104.7159) for the period from the twenty-eighth (28th) anniversary of the Last Commencement Date to the day immediately preceding the thirty-second
(32nd) anniversary of the Last Commencement Date, and (c) One Hundred Sixteen and 2,347/10,000 Dollars ($116.2347) for the period from the thirty-second
(32nd) anniversary of the Last Commencement Date to the last day of the Renewal Term;

                          (2)   in connection with the determination of the
Rental Value of any portion of the Renewal Premises that constitutes Second Price Space for the Renewal Term (including, without limitation, any portion of the Premises that Tenant leased from Landlord by virtue of Tenant's exercise of the Early Option in accordance with the terms hereof), the product obtained by multiplying (x) the number of square feet of Rentable Area in such portion of the Renewal Premises, by (y) (a) One Hundred One and 8,203/10,000 Dollars ($101.8203) for the period from the first day of the Renewal Term to the day immediately preceding the twenty-eighth (28th) anniversary of the Last Commencement Date, (b) One Hundred Thirteen and 205/10,000 Dollars ($113.0205) for the period from the twenty-eighth (28th) anniversary of the Last Commencement Date to the day immediately preceding the thirty-second (32nd) anniversary of the Last Commencement Date, and (c) One Hundred Twenty-Five and 4,528/10,000 Dollars ($125.4528) for the period from the thirty-second (32nd) anniversary of the Last Commencement Date to the last day of the Renewal Term;

                          (3)   in connection with the determination of the
Rental Value of any portion of the Renewal Premises that constitutes Third Price Space for the Renewal Term, the product obtained by multiplying (x) the number of square feet of Rentable Area in such portion of the Renewal Premises, by (y)
(a) One Hundred and 2,041/10,000 Dollars ($100.2041) for the period from the first day of the Renewal Term to the day immediately preceding the twenty-eighth
(28th) anniversary of the Last Commencement Date, (b) One Hundred Eleven and 2,265/10,000 Dollars ($111.2265) for the period from the twenty-eighth (28th) anniversary of the


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
Last Commencement Date to the day immediately preceding the thirty-second (32nd) anniversary of the Last Commencement Date, and (c) One Hundred Twenty-Three and 4,615/10,000 Dollars ($123.4615) for the period from the thirty-second (32nd) anniversary of the Last Commencement Date to the last day of the Renewal Term; and

                          (4)   in connection with the determination of the
Rental Value of (x) any Initial Term Option Space, or (y) any portion of the Renewal Premises that constitutes space that Tenant leased from Landlord by virtue of Tenant's exercise of the Shortage Option in accordance with the terms hereof, in either case for the Renewal Term, the Fixed Rent payable hereunder for such Initial Term Option Space or such space that Tenant leased from Landlord by virtue of Tenant's exercise of the Shortage Option, in either case on the Fixed Expiration Date, except that the Base Rental Amount for (A) any portion of the Lower Option Space, and (B) any such space that Tenant leased from Landlord by virtue of Tenant's exercise of the Shortage Option, shall not be less than (i) the product obtained by multiplying (I) the number of square feet of Rentable Area in such Initial Term Option Space or such other space, by
(II) Ninety-Seven and 9,910/10,000 Dollars ($97.9910), for the period ending on the day immediately preceding the twenty-eighth (28th) anniversary of the Last Commencement Date, (ii) the product obtained by multiplying (I) the number of square feet of Rentable Area in such Initial Term Option Space or such other space, by (II) One Hundred Eight and 7,700/10,000 Dollars ($108.7700), for the period from the twenty-eighth (28th) anniversary of the Last Commencement Date to the day immediately preceding the thirty-second (32nd) anniversary of the Last Commencement Date, and (iii) the product obtained by multiplying (I) the number of square feet of Rentable Area in such Initial Term Option Space or such other space, by (II) One Hundred Twenty and 7,347/10,000 Dollars ($120.7347), for the period from the thirty-second (32nd) anniversary of the Last Commencement Date to the last day of the Renewal Term.

      Section 38.2 The Fair Market Rent shall be determined assuming that the Applicable Area is free and clear of all leases and tenancies (including this Lease), that the Applicable Area is available for general office purposes in the then rental market, that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Applicable Area can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors; provided, however, that (u) for purposes of determining the Fair Market Rent of the Lower Level Space on Lower Level 2 of the Building for the Renewal Term, the parties shall consider such Lower Level Space to be rentable as office space (at the same rates as the other office space comprising the Renewal Premises), (v) for purposes of determining the Fair Market Rent for the Applicable Option Space, the parties shall take into account that Landlord is providing to Tenant the Applicable Option Space Items in respect thereof, (w) for purposes of determining the Fair Market Rent for Applicable Option Space that constitutes Lower Option Space for purposes of Section 36.5(x) hereof, the parties shall assume that such Applicable Option Space is available for general retail purposes in the then rental market, (x) for purposes of determining Fair Market Rent, the parties shall assume that the usable area of the Applicable Area is the Usable Area thereof as determined in accordance herewith, (y) for purposes of determining the Fair Market Rent for the Additional Antennae Site, the parties shall take into account (in addition to all other relevant factors) the particular nature of the Antennae that Tenant intends to install thereon, and


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(z) for purposes of determining the Fair Market Rent of the Renewal Premises and the Initial Term Option Space for the Renewal Term, the parties shall take into account that Landlord, in constructing the Building initially, reduced the Usable Area of Lower Level 1 of the Building, the ground floor of the Building, and the second (2nd) floor of the Building by the Incremental Areas on such levels of the Building, and that Tenant, during the Renewal Term, will continue to have the benefit thereof, and, accordingly, Tenant, during the Renewal Term, should be required to pay fixed rental calculated at retail rates for such Usable Area (Landlord and Tenant acknowledging, however, that the fixed rental that Tenant pays for such Incremental Areas during the Renewal Term shall be determined assuming that Tenant is not required to pay Taxes that are attributable to such Incremental Area for the Renewal Term).

      Section 38.3 For purposes of determining the Fair Market Rent, the following procedure shall apply:

                    (A) Landlord and Tenant shall each contemporaneously deliver to the other, at Landlord's office, a notice (each, a "Rent Notice"), on a date mutually agreed upon, but in no event later than (x) two (2) years before the Fixed Expiration Date, with respect to the Rent Notice for the determination of the Fair Market Rent for the Renewal Premises (and any Initial Term Option Space) for the Renewal Term, (y) the later to occur of (I) three (3) months before the Scheduled Option Space Commencement Date, and (II) the thirtieth
(30th) day after the date that Tenant gives the applicable Response Notice to Landlord, with respect to the Rent Notice for the determination of the Fair Market Rent for the Applicable Option Space, and (z) the tenth (10th) Business Day after Landlord grants Tenant's request to use the Additional Antennae Site in accordance with Article 42 hereof, with respect to the Rent Notice for the determination of the Fair Market Rent for the Additional Antennae Site, as the case may be, which Rent Notice shall set forth each of their respective determinations of the Fair Market Rent (Landlord's determination of the Fair Market Rent is referred to as "Landlord's Determination" and Tenant's determination of the Fair Market Rent is referred to as "Tenant's Determination").

                    (B) If Landlord's Determination and Tenant's Determination are not equal and Tenant's Determination is lower than Landlord's Determination, then Landlord and Tenant shall attempt to agree upon the Fair Market Rent. If Tenant's Determination is higher than Landlord's Determination, then the Fair Market Rent shall be equal to Landlord's Determination. If Landlord and Tenant mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, then their determination shall be final and binding upon the parties. If Landlord and Tenant are unable to reach a Mutual Determination within thirty (30) days after delivery of both the Landlord's Determination and the Tenant's Determination to each party (the thirtieth (30th) day after the date that Landlord and Tenant give their respective determinations to each other being referred to herein as the "Rescission Date"), then Landlord and Tenant shall jointly select an independent real estate appraiser (the "Appraiser"), whose fee shall be borne equally by Landlord and Tenant. The Appraiser shall not be a Person who, during the immediately preceding period of three (3) years, was employed by Landlord or Tenant or any of their respective Affiliates. If Landlord and Tenant are unable to jointly agree on the designation of the Appraiser within ten (10) days after they are requested to do so by either party, then the parties agree to allow the AAA to designate the Appraiser using an Expedited


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
Arbitration Proceeding. The procedure described in this Section 38.3 that the parties institute to determine the Fair Market Rent for the Premises (and any Initial Term Option Space) for the Renewal Term shall terminate if Tenant gives a Rescission Notice to Landlord in accordance with the terms hereof.

                    (C) The Appraiser shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after the date of designation of the Appraiser, choose either Landlord's Determination or Tenant's Determination as the better estimate of Fair Market Rent, and such choice by the Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Appraiser appointed pursuant to this Article shall be an independent real estate appraiser with at least ten (10) years of experience in leasing of properties which are similar in character to the Building, and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease.

                    (D) It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in Section 38.2 hereof.

                    (E) After a determination has been made of the Fair Market Rent, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent for the Renewal Term, the Fixed Rent for the Applicable Option Space, or the License Fee for the Additional Antennae Site, as the case may be.

                    (F) If the final determination of the Fair Market Rent is not made on or before the Applicable Date in accordance with the provisions of this Article, then, pending such final determination, the Fair Market Rent shall be deemed to be an amount equal to the average of Landlord's Determination and Tenant's Determination. If, based upon the final determination hereunder of the Fair Market Rent, the payments made by Tenant on account of the Fixed Rent for the period prior to the final determination of the Fair Market Rent were less than the Fixed Rent payable for such period, then Tenant, not later than the tenth (10th) day after Landlord's demand therefor, shall pay to Landlord the amount of such deficiency, together with interest thereon at the Base Rate. If, based upon the final determination of the Fair Market Rent, the payments made by Tenant on account of the Fixed Rent for the period prior to the final determination of the Fair Market Rent were more than the Fixed Rent due hereunder for such period, then Landlord, not later than the tenth (10th) day after Tenant's demand therefor, shall pay such excess to Tenant, together with interest thereon at the Base Rate.


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                                  ARTICLE 39
                                TENANT'S SIGNS

      Section 39.1 (A) Subject to the terms of this Section 39.1, Tenant shall have the right to erect and maintain signs identifying Tenant as an occupant of the Building (and for no other purpose) at the locations described in, and in accordance with the specifications described in, Exhibit 39.1 attached hereto and made a part hereof (any such signs erected by Tenant being collectively referred to herein as "Tenant's Signs"). Tenant's installation of Tenant's Signs shall be performed in accordance with the provisions set forth in Article 3 hereof. Subject to the terms of this Section 39.1, Tenant shall not be permitted to erect or maintain Tenant's Signs if Tenant does not satisfy the Minimum Square Footage Requirement. Tenant, at Tenant's sole cost and expense, shall operate, maintain and repair any Tenant's Signs that Tenant erects pursuant to this Section 39.1 in accordance with the Building Standard and in compliance with all applicable Requirements. Tenant, at Tenant's sole cost and expense, shall remove Tenant's Signs promptly upon the earlier to occur of (x) the Expiration Date, and (y) the date that Tenant has no further right to erect or maintain Tenant's Signs pursuant to this Section 39.1, and shall repair any damage caused by the installation of Tenant's Signs or such removal. If Tenant does not satisfy the Minimum Square Footage Requirement, then (I) Landlord shall permit Tenant to erect and maintain such signs that are reasonably necessary to identify Tenant as the occupant of the Premises in accordance with the Building Standard (it being understood that (x) the size and dimensions of such signs shall be subject to Landlord's reasonable approval, and in no event larger than Tenant's Signs contemplated by Exhibit 39.1 attached hereto, (y) such signs may provide less exposure for such Tenant than Tenant's Signs that the parties contemplated initially as set forth in Exhibit 39.1 attached hereto, and (z) such signs may be installed in locations that differ from the locations contemplated by Exhibit 39.1 attached hereto), and (II) Tenant shall operate, maintain and repair such signs in accordance with the terms of this Article 39.

                    (B) Landlord shall not unreasonably withhold, condition or delay Landlord's approval of Tenant's design for Tenant's Signs, provided that such design complies with the specifications set forth in Exhibit 39.1 attached hereto, and is otherwise consistent with the following principles:

                          (1) Tenant's Signs and the other signs installed on or about the Building shall be architecturally compatible with each other and with the design of the Building.

                          (2) Tenant's Signs shall be compatible with the overall signage program for the Building.

                          (3) Tenant's Signs shall be consistent with the concept that Building frontage on Third Avenue and Lexington Avenue have excitement and activity, and the concept that the Building frontage on the Lexington Place Courtyard will be residential in feel.

Landlord shall consult with Tenant in good faith from time to time during Tenant's development of the design for Tenant's Signs. Landlord shall also consult with Tenant in good faith from time to time during Landlord's development of the design of the overall signage program for the Building (to the extent that such overall signage program affects Tenant's Signs). Landlord


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acknowledges that Tenant's illumination of Tenant's Signs in a manner that enables Tenant's Signs to be visible at night shall not constitute, in and of itself, a basis for Landlord's rejecting Tenant's Signs, provided that such Tenant's Signs otherwise conform with the provisions of this Section 39.1(B). Landlord shall develop Landlord's signage program for the entire Building with due regard for the signage interests of each component of the Building.

            (C) (1) Subject to the terms of this Section 39.1(C), Landlord shall not lease or license (or permit to be leased or licensed) to any party other than Tenant or Landlord's Affiliate any space on the exterior of the Lexington Avenue Building that (i) constitutes the exterior of the eleventh (11th) or twelfth (12th) floors thereof, or (ii) is located above the highest floor of the Lexington Avenue Building that is designed for commercial or residential occupancy, in either case for the installation of a sign or other means of advertising or promotion at any time during the Term without first instituting the procedure described in this Section 39.1(C). Nothing contained in this
Section 39.1(C) limits the provisions of Section 40.4 hereof.

                          (2)   Landlord shall institute the procedure
described in this Section 39.1(C) by giving notice thereof (the "Signage Option Notice") to Tenant, which Signage Option Notice shall describe (i) the applicable portion of the Lexington Avenue Building that Landlord so proposes to lease or license (or permit to be leased or licensed) (the "Applicable Signage Option Space"), and (ii) the terms for which Landlord proposes to so lease or license (or permit to be leased or licensed) the Applicable Signage Option Space.

                          (3)   Tenant shall have the option (the "Signage
Option") to lease or license the Applicable Signage Option Space on the terms set forth in the Signage Option Notice by giving notice thereof (the "Signage Response Notice") to Landlord not later than the thirtieth (30th) day after the date that Landlord gives the Signage Option Notice to Tenant. Time shall be of the essence as to the date by which Tenant must give the Signage Response Notice to Landlord to exercise the Signage Option. If Tenant does not give the Signage Response Notice to Landlord on or prior to the thirtieth (30th) day after the date that Landlord gives the Signage Option Notice to Tenant, then Landlord shall thereafter have the right to lease or license the Applicable Signage Option Space (or any part thereof) for signage or advertising purposes to any other party (subject, nevertheless, to Section 40.4 hereof) on terms acceptable to Landlord in Landlord's sole discretion without being required to make any other offer to Tenant regarding such Applicable Signage Option Space under this
Section 39.1(C); provided, however, that (X) if Landlord does not so lease or license such Applicable Signage Option Space (or a part thereof) to another party (which is not an Affiliate of Landlord) within two (2) years after the date that Landlord gives the applicable Signage Option Notice to Tenant, then Landlord shall not thereafter so lease or license (or permit to be so leased or licensed) such Applicable Signage Option Space (or such part thereof) to another party without first again complying with the procedure set forth in this Section 39.1(C), and (Y) if Landlord, during such two (2) year period, proposes to so lease or license (or permit to be so leased or licensed) such Applicable Signage Option Space to a third party on net economic terms that yield to Landlord less than ninety percent (90%) of the terms that Landlord set forth in the Signage Option Notice, then Landlord shall not so lease or license (or permit to be so leased or licensed) such Applicable Signage Option Space to such third party without first again offering such Applicable Signage


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Option Space to Tenant on the terms offered by such third party in accordance with the procedure set forth in this Section 39.1(C)(3), except that the aforesaid period of thirty (30) days shall be reduced to a period of ten (10) days. Tenant shall not have the right to revoke a Signage Response Notice given to Landlord pursuant to this Section 39.1(C).

                          (4)   Tenant shall not have the right to exercise
the Signage Option (and, accordingly (x) Landlord shall have no obligation to give a Signage Option Notice to Tenant, and (y) Landlord shall have the right to lease the Applicable Signage Option Space to any other party without first offering the Signage Option Space to Tenant as contemplated by this Section 39.1(C)) if the Minimum Square Footage Requirement is not then satisfied. If Tenant exercises the Signage Option, and the term of Tenant's lease or license of the Applicable Signage Option Space extends beyond the Expiration Date, then Landlord shall have the right to terminate Tenant's aforesaid lease or license of the Applicable Signage Option Space effective as of the Expiration Date by giving notice thereof to Tenant not later than the tenth (10th) day after the Expiration Date (with the understanding that if Landlord so terminates Tenant's aforesaid lease or license, then Landlord shall promptly refund to Tenant any portion of the rental paid by Tenant thereunder that relates to the period from and after the date that such lease or license so terminates). If Tenant exercises the Signage Option, and, at any time thereafter, the Minimum Square Footage Requirement is not then satisfied, then Landlord shall have the right to terminate Tenant's aforesaid lease or license of the Applicable Signage Option Space by giving notice thereof to Tenant not later than the tenth (10th) day after the date that Tenant gives to Landlord notice to the effect that the Minimum Square Footage Requirement is not then satisfied (with the understanding that if Landlord so terminates Tenant's aforesaid lease or license, then Landlord shall promptly refund to Tenant any portion of the rental paid by Tenant thereunder that relates to the period from and after the date that such lease or license so terminates).

      Section 39.2 Tenant shall be entitled to name the Premises, but not the Building, it being understood that (i) the name chosen by Tenant for the Premises shall be subject to Landlord's prior consent, and (ii) Landlord shall not unreasonably withhold, delay, or condition such consent, provided that the name proposed by Tenant does not unreasonably conflict with and is not easily confused with the name that Landlord is then using or intends to use in respect of the Building (so that if, for example, Landlord intends to name the Building "Lexington Center," then Tenant could not name the Premises "Bloomberg Center"). Landlord agrees to publicly refer to Tenant's occupancy at the Premises by the name chosen by Tenant and approved by Landlord pursuant to this Section 39.2.

      Section 39.3 Landlord shall cooperate reasonably with Tenant to obtain a separate Lexington Avenue post office address for the Premises.

      Section 39.4 Subject to the terms of this Section 39.4, Tenant, during the construction of the Building, shall have the right to erect on the construction barrier reasonable signage solely identifying Bloomberg as a future occupant of the Building. Landlord shall have the right to approve any such signage that Tenant proposes to erect on the construction barrier, which approval Landlord shall not unreasonably withhold, condition or delay, provided that Tenant's proposed signage for the construction barrier is reasonably consistent with other signage on the construction barrier. Tenant shall erect any such signage at Tenant's sole cost and expense and in


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accordance with good construction practice. Tenant shall have the right to erect such signage on the construction barrier solely to the extent (if any) permitted by applicable Requirements. Tenant shall maintain any signage that Tenant erects on the construction barrier as contemplated by this Section 39.4 in a first-class manner. Tenant, at Tenant's sole cost and expense, shall remove, in accordance with good construction practice, any such signage that Tenant erects on the construction barrier, with reasonable promptness after Landlord gives Tenant a Construction Notice relating thereto (it being understood that Landlord shall not require Tenant to so remove such signage earlier than the date that Landlord reasonably requires such signage to be removed in accordance with good construction practice as the construction of the Building progresses). Tenant acknowledges that (i) there exists a material likelihood that construction activities will damage the aforesaid signage that Tenant installs on the construction barrier, and (ii) accordingly, Tenant assumes the risk that such damage will occur.

      Section 39.5 Subject to the terms of this Section 39.5, Landlord shall not unreasonably withhold, condition or delay Landlord's approval of Tenant's installation of a flag or banner in the Lexington Place Courtyard in the area that is adjacent to the entrance to the Exclusive Lobby Area. Landlord shall have the right to reject any such flag or banner proposed by Tenant if Landlord reasonably determines that such flag or banner is inconsistent with the Building Standard. Tenant shall install any such flag or banner that is approved by Landlord in accordance with all applicable Requirements, the Rules and Regulations and the terms of Article 3 hereof (as if such installation constituted an Alteration). Tenant shall not have the right to install or maintain any such flag or banner if Tenant does not satisfy the Minimum Square Footage Requirement. Tenant shall maintain any such flag or banner that is approved by Landlord in accordance with the Building Standard. Any such installation of such flag or banner, and the maintenance thereof, in either case as contemplated by this Section 39.5, shall be at Tenant's sole cost and expense. Tenant, at Tenant's sole cost and expense, shall remove any such flag or banner that Tenant installs in accordance with the terms of this Section 39.5, together with the appurtenant flagpole, supports and other similar apparatus, upon the expiration or earlier termination of the Term, or promptly after Tenant's right to maintain such flag or banner terminates under this
Section 39.5, as the case may be, and repair any damage to the Building caused by such removal or the installation thereof; provided, however, that Landlord shall have the right to require Tenant to not remove such flagpole, supports or other apparatus by giving notice thereof to Tenant on or prior to the date that Tenant so removes such flagpole, supports or other apparatus.


                                  ARTICLE 40
                             CERTAIN RESTRICTIONS

      Section 40.1 (A) Subject to the terms of this Article 40, Landlord shall not sell the fee estate in the Entire Premises (or any portion thereof) to a Primary Competitor. Subject to the terms of this Article 40, Landlord shall not permit Direct Equity to be sold to a Primary Competitor. Subject to the terms of this Article 40, Landlord shall not permit Indirect Equity to be sold to a Primary Competitor; provided, however, that such limitation on the sale of Indirect Equity shall not apply from and after the first day of the Public Information Period.


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                    (B) Subject to the terms of this Article 40, Landlord shall not sell the fee estate in the Entire Premises (or any portion thereof) to a Regular Competitor unless Landlord has first complied with the procedure described in this Section 40.1(B). Landlord shall institute the procedure described in this Section 40.1(B) by delivering to Tenant a term sheet which contains the name of such Regular Competitor and describes all of the material economic terms of the applicable transaction, including, without limitation, the selling price, the closing date, the amount of the downpayment, whether the Regular Competitor's liability is limited to such downpayment if such Regular Competitor defaults in respect of such proposed transaction, the effect of the occurrence of an intervening casualty or condemnation on the proposed transaction, and the party responsible for the payment of the various transaction costs, in each case to the extent applicable (the transaction described in such term sheet being referred to herein as the "Proposed Competitor Asset Transaction"). Tenant shall have the right to consummate the Proposed Competitor Asset Transaction with Landlord (in lieu of Landlord's consummating the Proposed Competitor Asset Transaction with the Regular Competitor) by giving notice thereof (the "Asset Acceptance Notice") to Landlord on or prior to the twentieth (20th) day after the date that Landlord gives such notice to Tenant (as to which period of twenty (20) days time shall be of the essence). If Tenant fails to give Landlord an Asset Acceptance Notice prior to the expiration of such period of twenty (20) days, then Landlord shall be free to consummate the Proposed Competitor Asset Transaction with such Regular Competitor on substantially the same economic terms as those set forth in the aforesaid term sheet. If, however, (i) Landlord fails to consummate the Proposed Competitor Asset Transaction within one (1) year after the expiration of such period of twenty (20) days, or (ii) Landlord desires to consummate the Proposed Competitor Asset Transaction on terms that are not substantially the same as those set forth in the aforesaid term sheet, then Landlord shall be required to again institute the procedure described in this Section 40.1(B) in respect thereof. If Tenant gives an Asset Acceptance Notice to Landlord in respect of a Proposed Competitor Asset Transaction, then Landlord and Tenant shall consummate the Proposed Competitor Asset Transaction on the terms and within the time frame set forth in the aforesaid term sheet (with the understanding that if Tenant defaults in respect of Tenant's obligation to consummate the Proposed Competitor Asset Transaction, then Tenant shall be liable to Landlord therefor, except to the extent that the Regular Competitor's liability under the Proposed Competitor Asset Transaction was limited to the downpayment pursuant to the aforesaid term sheet).

                    (C) Subject to the terms of this Article 40, Landlord shall not permit (i) Direct Equity to be sold to a Regular Competitor, or (ii) Indirect Equity to be sold to a Regular Competitor, unless, in either case, Landlord has first complied with the procedure described in this Section 40.1(C); provided, however, that the provisions of this Section 40.1(C) shall not limit the sale of Indirect Equity from and after the first day of the Public Information Period. Landlord shall institute the procedure described in this
Section 40.1(C) by delivering to Tenant a term sheet which contains the name of such Regular Competitor, and describes all of the material economic terms of the applicable transaction, including, without limitation, the selling price, the closing date, the amount of the downpayment, whether the liability of the Regular Competitor is limited to such downpayment if such Regular Competitor defaults in respect of such proposed transaction, the effect of the occurrence of an intervening casualty or condemnation on the proposed transaction, and the party responsible for the payment of the various transaction costs,


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in each case to the extent applicable (the transaction described in such term sheet being referred to herein as the "Proposed Competitor Equity Transaction"). Tenant shall have the right to consummate the Proposed Competitor Equity Transaction (in lieu of Landlord's consummating the Proposed Competitor Equity Transaction with the Regular Competitor) by giving notice thereof (the "Equity Acceptance Notice") to Landlord on or prior to the twentieth (20th) day after the date that Landlord gives such notice to Tenant (as to which period of twenty
(20) days time shall be of the essence). If Tenant fails to give Landlord an Equity Acceptance Notice prior to the expiration of such period of twenty (20) days, then Landlord shall be free to consummate the Proposed Competitor Equity Transaction with such Regular Competitor on substantially the same economic terms as those set forth in the aforesaid term sheet. If, however, (i) Landlord fails to consummate the Proposed Competitor Equity Transaction within one (1) year after the expiration of such period of twenty (20) days, or (ii) Landlord desires to consummate the Proposed Competitor Equity Transaction on terms that are not substantially the same as those set forth in the aforesaid term sheet, then Landlord shall be required to again institute the procedure described in this Section 40.1(C) in respect thereof. If Tenant gives an Equity Acceptance Notice to Landlord in respect of a Proposed Competitor Equity Transaction, then Landlord and Tenant shall consummate the Proposed Competitor Equity Transaction on the terms and within the time frame set forth in the aforesaid term sheet (with the understanding that if Tenant defaults in respect of Tenant's obligation to consummate the Proposed Competitor Equity Transaction, then Tenant shall be liable to Landlord therefor, except to the extent that the Competitor's liability under the Proposed Competitor Equity Transaction was limited to the downpayment pursuant to the aforesaid term sheet). As used herein, the term "Direct Equity" shall mean the equity interests in the entity that constitutes Landlord; provided, however, that Direct Equity shall not include any interests in Landlord that have been distributed in a public offering of securities. As used herein, the term "Indirect Equity" shall mean the equity interests in any entity that directly or indirectly owns Direct Equity; provided, however, that such equity interests in any such entity shall not constitute Indirect Equity if such equity interests in such entity have been distributed in a public offering of securities.

                    (D) Subject to the terms of Section 40.1(E) hereof and
Section 40.1 (F) hereof, Landlord shall not grant to a Competitor a Mortgage that encumbers the interest owned by Landlord in the Entire Premises or any portion thereof. Subject to the terms of Section 40.1(E) hereof and Section 40.1(F) hereof, Landlord shall not permit to be granted to any Competitor a security interest in any Direct Equity. Subject to the terms of Section 40.1(E) hereof and Section 40.1(F) hereof, Landlord shall not permit to be granted to any Competitor a security interest in Indirect Equity.

                    (E) If Tenant at any time makes its financial information available to the general public (either directly or by virtue of Tenant's making filings with the Securities and Exchange Commission or by virtue of Tenant's making disclosures for a public offering of securities in an offering memorandum or other similar disclosure document) (the period of time commencing on the date that Tenant makes its financial information available to the general public being referred to herein as the "Public Information Period"), then references in
Section 40.1(D) hereof to the term "Competitor" shall be deemed to be references to the term "Primary Competitor" only. Tenant acknowledges that the Public Information Period shall be


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deemed to have commenced on the date that Tenant merges or consolidates into an entity for which financial information is available to the general public (either directly or by virtue of such entity's making filings with the Securities and Exchange Commission or by virtue of such entity's making disclosures for a public offering in securities in an offering memorandum or other similar disclosure document).

                    (F) The terms of Section 40.1(A) hereof and Section 40.1(B) hereof shall not apply to (a) a public or private sale of the Entire Premises (or any portion thereof) by or on behalf of any Mortgagee, (b) the transfer of the Entire Premises (or any portion thereof) by a deed in lieu of foreclosure, or other similar transfer, to a Mortgagee or a Mortgagee's designee, or (c) any sale of the Entire Premises (or any portion thereof) by any Person who obtained title thereto in the manner described in clause (a) or clause (b) above (unless such Person acquired title to the Entire Premises (or such portion thereof) in such manner for the principal purpose of subsequently conveying the Entire Premises (or such portion thereof) to a Competitor in contravention of the provisions of this Section 40.1). The terms of Section 40.1(A) hereof and
Section 40.1(C) hereof shall not apply to (i) a public or private sale of the Direct Equity (or any portion thereof) or Indirect Equity (or any portion thereof) in either case by or on behalf of any Person that has a security interest therein (an "Equity Creditor"), (ii) the transfer of the Direct Equity (or any portion thereof) or the Indirect Equity (or any portion thereof) to an Equity Creditor or an Equity Creditor's designee in satisfaction of the indebtedness or obligations owed to such Equity Creditor in whole or in part, or
(iii) any sale of the Direct Equity (or any portion thereof) or the Indirect Equity (or any portion thereof) in either case by any Person who obtained title thereto in the manner described in clause (i) or clause (ii) above (unless such Person acquired title to the Direct Equity (or such portion thereof) or the Indirect Equity (or such portion thereof) in such manner for the principal purpose of subsequently conveying the Direct Equity (or such portion thereof) or such Indirect Equity (or such portion thereof) to a Competitor in contravention of the provisions of this Section 40.1). The provisions of Section 40.1(D) hereof shall not apply to a grant of a Mortgage by (i) a purchaser of the Entire Premises (or any portion thereof) at a public or private sale held by or on behalf of a Mortgagee, (ii) a Person that acquires the Entire Premises (or any portion thereof) by a deed in lieu of foreclosure or other similar transfer, or
(iii) a Person that acquires the Entire Premises (or any portion thereof) from a Person described in clause (i) or clause (ii) above (unless such Person acquired title to the Entire Premises (or such portion thereof) in such manner for the principal purpose of subsequently mortgaging the Entire Premises (or a portion thereof) to a Competitor in contravention of the provisions of this Section 40.1). The provisions of Section 40.1(D) hereof shall not apply to a grant of a security interest in the Direct Equity or the Indirect Equity by (I) a purchaser of the Direct Equity (or any portion thereof) or the Indirect Equity (or any portion thereof) at a public or private sale held by or on behalf of an Equity Creditor, (II) a Person that acquires the Direct Equity (or any portion thereof) or the Indirect Equity (or any portion thereof) in satisfaction of the indebtedness or obligations owed to an Equity Creditor in whole or in part, or
(III) a Person that acquires the Direct Equity (or any portion thereof) or the Indirect Equity (or any portion thereof) from a Person described in clause (I) or clause (II) above (unless such Person acquired title to the Direct Equity (or such portion thereof) or the Indirect Equity (or such portion thereof) in such manner for the principal purpose of subsequently granting a security interest in the Direct


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Equity (or a portion thereof) or the Indirect Equity (or such portion thereof)
to a Competitor in contravention of the provisions of this Section 40.1).

      Section 40.2 During the period prior to the Public Information Period, Landlord shall not engage a Competitor as the property manager for the Premises. During the period from and after the first day of the Public Information Period, Landlord shall not engage a Primary Competitor as the property manager for the Premises.

      Section 40.3 Subject to the terms of this Section 40.3, Landlord shall not permit any Competitor to use for the conduct of its business any portion of the Entire Premises or any other space located on Lower Level 3 of the Building, Lower Level 2 of the Building, Lower Level 1 of the Building, the ground floor of the Building, or the second (2nd) floor of the Building (such other space located on Lower Level 3 of the Building, Lower Level 2 of the Building, Lower Level 1 of the Building, the ground floor of the Building, or the second (2nd) floor of the Building being referred to herein as the "Retail Area"), except that the portion of the Retail Area located in the Third Avenue Building may be so used by any Competitor which is not a Primary Competitor, provided such use is not for a television, radio or Internet studio. Nothing contained in this
Section 40.3 shall require Landlord to prohibit a Person that is a Competitor from using any portion of the Entire Premises or the Retail Area (a) unless such Person constitutes a Competitor on the earlier of (x) the date that such Person entered into occupancy of the applicable space, and (y) the date that such Person entered into an agreement to occupy the applicable space, or (b) if such Person occupies a portion of the Premises pursuant to a sublease by Tenant or an assignment of Tenant's interest hereunder (it being understood that this clause
(b) does not limit Landlord's obligation not to permit any other Person that constitutes a Competitor to use the Entire Premises or the Retail Area for the conduct of business as provided in this Section 40.3). Landlord shall not permit any Primary Competitor to use for the conduct of business any portion of the Building (other than the Premises) that is being constructed by Landlord as part of the Work for commercial office purposes (as reflected in the Schematic Drawings) (including, without limitation, any Recapture Space or Subleasehold Assignment Space with respect to which Landlord exercises Landlord's rights under Article 12 hereof); provided, however, that nothing contained in this
Section 40.3 shall require Landlord to prohibit a Person that is a Primary Competitor from using any such portion of the Building unless such Person constitutes a Primary Competitor on the earlier of (x) the date that such Person entered into occupancy of the applicable space, and (y) the date that such Person entered into an agreement to occupy the applicable space.

      Section 40.4 Subject to the terms of this Section 40.4, Landlord shall not erect, or permit the erection of, any signs on the exterior of the Building that identify any of the Competitors. Nothing contained in this Section 40.4 shall require Landlord to prohibit the erection of signs which identify a Person that is a Competitor unless such Person constitutes a Competitor on the earliest of
(a) the date such signs are first erected on the exterior of the Building, (b) the date, if any, such Person entered into occupancy of space at the Building, and (c) the date, if any, that such Person entered into an agreement to occupy space at the Building. Nothing contained in this Section 40.4 limits Landlord's rights to install signs on the exterior of the Building for purposes of identifying the occupant of any of the Retail Areas (provided such


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signs are reasonable and customary for a retail occupant). Landlord shall not erect, or permit the erection of, any signs on the construction barriers that are installed during the construction of the Building that identify any of the Competitors (except to the extent reasonably determined by Landlord in connection with a Competitor's occupancy or proposed occupancy of a portion of the Retail Area in accordance with the terms hereof). Landlord shall not install any signs in the interior of the Recovered Elevators that identify a Competitor.

      Section 40.5 Subject to the terms of this Section 40.5, if (i) an Affiliate of Vornado Realty Trust ("VRT") owns the fee interest in the real property known by the street address of 150 East 58th Street, New York, New York, and (ii) VRT Controls Landlord, then Landlord shall not erect, or permit the erection of, any signs on the exterior of the building located at 150 East 58th Street, New York, New York, which identify any Primary Competitor, except for a sign that (a) identifies a Primary Competitor which is in occupancy of (or which, pursuant to a written agreement, is then or will be entitled to be in occupancy of ) space at such building, and (b) is customary in nature given such occupancy (or anticipated occupancy pursuant to a written agreement with such Competitor). Nothing contained in this Section 40.5 shall require Landlord to prohibit the erection of signs which identify a Person that is a Primary Competitor unless such Person constitutes a Primary Competitor on the earliest of (i) the date such signs are first erected on the exterior of the building located at 150 East 58th Street, (ii) the date such Person entered into occupancy of space at such building, if applicable, and (iii) the date such Person entered into an agreement to occupy space at such building. Landlord hereby represents and warrants to Tenant that as of the date hereof (x) VRT's Affiliate owns the fee interest in the real property known by the street address of 150 East 58th Street, New York, New York, and (y) VRT Controls Landlord.

      Section 40.6 Subject to the terms of this Section 40.6, Landlord shall not name, or permit to be named, the Building for a Competitor. Nothing contained in this Section 40.6 shall prohibit the naming of the Building in a manner which identifies a Person that is a Competitor unless such Person constitutes a Competitor on the earlier of (a) the date on which the entire Building is so named, and (b) the date on which Landlord (or the Condominium Association) entered into an agreement to so name the entire Building.

      Section 40.7 Tenant shall have the right, from time to time, on no less than ten (10) days of prior notice to Landlord, to remove any Person from the List of Regular Competitors and insert thereon any other Person, provided that
(i) the Person that Tenant proposes to insert on the List of Regular Competitors derives, in such Person's most recently ended fiscal year, more than one-half (1/2) of its revenues from a business or from businesses in either case in competition with Tenant's Core Business, and (ii) the number of Persons on the List of Regular Competitors shall in no event exceed five (5). In no event may Tenant replace any Person on the List of Primary Competitors or place any other Person thereon, except that if any Person succeeds to the interest of a Person on the List of Primary Competitors as a result of a merger or consolidation or the sale of all or substantially all of the assets of such Primary Competitor, then the List of Primary Competitors shall be updated to remove such Person therefrom and place the Person surviving such merger or consolidation or such sale thereon if such Person surviving such merger or consolidation or such sale derives, in such Person's most recently ended fiscal year, more than


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one-half (1/2) of its revenues from a business or businesses in either case in competition with Tenant's Core Business. Landlord may, from time to time, request that Tenant update the List of Regular Competitors in accordance with this Section 40.7. No later than ten (10) days after Landlord makes such request, Tenant shall notify Landlord of any Person or Persons which Tenant elects to remove from the List of Regular Competitors and any Person or Persons which Tenant proposes to place thereon. For the nine (9) month period following the expiration of such ten (10) day period, Tenant shall not be entitled to update the List of Regular Competitors as contemplated by this Section 40.7.

      Section 40.8 Notwithstanding anything to the contrary contained in Section
40.1 hereof through Section 40.7 hereof, the provisions of Section 40.1 through
Section 40.7 hereof shall become ineffective if (i) the Minimum Square Footage Requirement is not satisfied, or (ii) at any time, Tenant subleases all or any portion of the Premises or assigns the tenant's interest under this Lease in either case to a Primary Competitor (or otherwise permits a Primary Competitor to use or occupy all or any portion of the Premises). If Tenant subleases all or any portion of the Premises or assigns the tenant's interest under this Lease in either case to a Competitor on the List of Regular Competitors (or otherwise permits such Competitor to use or occupy all or any portion of the Premises), then such Competitor shall no longer constitute a Competitor for purposes of this Article 40.

      Section 40.9 Landlord shall not use or permit the use of any other portion of the Building for (i) the sale of pornographic or obscene materials or for any similar purpose or as a "massage parlor," "sex club" or "topless bar" or other similar establishment, (ii) a facility for the sale of paraphernalia for use with illicit drugs, or (iii) an off-track betting parlor; provided, however, that nothing contained in this Section 40.9 limits Landlord's right to use or permit to be used space in the Building to a newsstand, bookstore or other similar establishment that constitutes a first-class retail establishment, but nevertheless stocks books, magazines or other materials which, viewed alone, may constitute pornography or obscene material, as long as a reasonable customer would not consider the inventory of such bookstore, newsstand or other establishment, as a whole, as pornographic or obscene.

      Section 40.10 Landlord shall not install, or permit to be installed, any signs on the exterior of the Building that (x) do not conform with the Building Standard, or (y) interfere with the views from windows in the Premises (except, in either case, to the extent otherwise required by applicable Requirements).

      Section 40.11 Subject to Section 2.6 hereof, Landlord shall not install, or permit to be installed, any exterior lighting for the Building that interferes in any material respect with Tenant's use and occupancy of the Premises.

      Section 40.12 Landlord, during the Term, shall not permit any portion of the Building that is used for office purposes (other than the Premises) to be used (1) for the business of photographic, multilith or multigraph reproductions or offset printing, except in connection with, either directly or indirectly, the occupant's own business and/or activities (provided that such occupant's principal business is not photographic, multilith, or multigraph reproductions or offset printing), (2) for a business that conducts retail trade on an off-the-street basis, (3) as a restaurant


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or bar or for the sale of confectionery, soda or other beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for consumption by the occupant's partners, principals, members, agents, officers, employees and business guests, (4) as an employment agency, executive search firm or similar enterprise, labor union, school, or vocational training center (except for the training of employees of such occupant), or (5) for any purpose that is inconsistent with the Building Standard.

      Section 40.13 Subject to the terms of this Section 40.13, Landlord, during the Term, shall not permit the portion of the facade of the Lexington Avenue Building that is on the second (2nd) floor thereof and that is immediately above the Lexington Avenue canopy to be used by the occupant of the second (2nd) floor of the Lexington Avenue Building to display merchandise or otherwise erect signage or other material that is intended principally for advertising or promotion. Landlord shall construct the Building in a manner that integrates into a single architectural component (i) the entrance to the Shared Lobby Area on Lexington Avenue, and (ii) the portion of the facade of the Building at the second (2nd) floor of the Lexington Avenue Building that is immediately above such entrance to the Shared Lobby Area (with the understanding that Landlord, during the Term, shall not alter or permit to be altered such portion of the facade of the Lexington Avenue Building in a manner that would not integrate such portions of the facade of the Lexington Avenue Building into a single architectural component).

      Section 40.14 Landlord shall not permit any portion of the Retail Area that fronts on the Lexington Place Courtyard to be used for a purpose that does not conform with the Building Standard; provided, however, that the provisions of this Section 40.14 shall not apply at any time that the Minimum Square Footage Requirement is not satisfied.

      Section 40.15 Subject to the terms of this Section 40.15, Landlord shall not permit another occupant of the Building that conducts retail trade to (i) gain access to or egress from such occupant's space into the Shared Lobby Area (except to the extent that (x) such access or egress is required to comply with Requirements, and (y) such access or egress is used by such occupant only in the case of an emergency), or (ii) install display windows or otherwise promote or advertise its business in the Shared Lobby Area (it being the parties' intention that Landlord shall not permit the Shared Lobby Area to be used for retail purposes or to otherwise express the identity of retail occupants in the Building). This Section 40.15 shall only apply during the period with respect to which Tenant satisfies the Minimum Square Footage Requirement.


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                                  ARTICLE 41
                            GOVERNMENTAL INCENTIVES

      Landlord shall cooperate with Tenant in Tenant's efforts to negotiate, implement and receive the benefits of an incentive package with various Governmental Authorities, and to execute and deliver any supplements or modifications to this Lease that are reasonably required in connection therewith, provided that no such Lease modification or supplement shall (a) increase any obligation of Landlord under this Lease, (b) adversely affect any right of or benefit to Landlord under this Lease (except to a de minimis extent), (c) relieve Tenant of or reduce any of its obligations under this Lease, or (d) interfere in any material respect with Landlord's ability to arrange financing for Landlord's interest in the Premises or to consummate the Lease Conversion. Any and all fees, costs and expenses imposed by the applicable Governmental Authority shall be borne solely by Tenant, and Tenant shall reimburse Landlord within thirty (30) days of Landlord's demand therefor, for any and all reasonable out-of-pocket fees, costs and expenses actually incurred by Landlord in connection with Tenant's requests and in cooperating with Tenant as provided in this Article 41, including, without limitation, the reasonable costs and expenses of Landlord's counsel, consultants and professionals. Notwithstanding anything herein contained to the contrary, any benefits obtained by Tenant (or on behalf of Tenant) at Tenant's sole expense from any Governmental Authority shall be solely for the benefit of Tenant and to the extent that any of the same are granted to Landlord, Landlord shall assign (or pay) the same promptly to Tenant. Nothing contained in this Article 41 limits or expands Tenant's rights to use Section 421-a Benefits under Section 26.2(G) hereof.


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                                  ARTICLE 42
                                  ROOF RIGHTS

      Section 42.1 Subject to the terms of this Article 42 and Article 22 hereof, Landlord shall not unreasonably withhold, delay or condition its consent to Tenant's installing on the roof of the Lexington Avenue Building four (4) microwave dishes with a diameter of three (3) feet each, together with related equipment, mountings and supports, in a location on the roof of the Lexington Avenue Building reasonably designated by Landlord for use solely by Tenant (and/or other Permitted Occupants) (and not for resale purposes) (such four (4) microwave dishes and such related equipment, mountings and supports being collectively referred to herein as the "Basic Antennae"). The location on the roof of the Lexington Avenue Building so reasonably designated by Landlord shall be sufficient in size to accommodate the Basic Antennae (it being understood that such location so designated by Landlord may consist of area on the roof of the Lexington Avenue Building or on an antennae mast that Landlord constructs on the roof of the Lexington Avenue Building) (the area so reasonably designated by Landlord being referred to herein as the "Basic Antennae Site"). Landlord shall not unreasonably withhold, condition or delay (or permit the Condominium Association to unreasonably withhold, condition or delay) consent to Tenant's installation of additional antennae and/or microwave and/or satellite dishes, together with related equipment, mountings and supports (collectively, the "Additional Antennae") in locations on the roof of the Lexington Avenue Building other than the Basic Antennae Site (it being understood, however, that Landlord (or the Condominium Association), in considering any such additional installations of Additional Antennae in locations other than the Basic Antennae Site, shall have the right to take into account the requirements of the Building and the requirements of other occupants of the Building, or any such requirements that Landlord (or the Condominium Association) reasonably expects to arise in the foreseeable future) (any such additional location on the roof of the Lexington Avenue Building where Landlord (or the Condominium Association) consents to Tenant's installation of Additional Antennae being referred to herein as the "Additional Antennae Site").

      Section 42.2 Tenant's rights to use of the Basic Antennae Site and any Additional Antennae Site (the Basic Antennae Site and any Additional Antennae Site being collectively referred to herein as the "Antennae Site") as contemplated by this Article 42 shall be on a non-exclusive basis. In connection with Tenant's installation of the Basic Antennae or the Additional Antennae (collectively, "Antennae") in the Antennae Site, Landlord shall make available (or shall cause the Condominium Association to make available) to Tenant reasonable access to the roof of the Lexington Avenue Building for the construction, installation, maintenance, repair, operation and use of the Antennae. Except as otherwise expressly set forth in this Article 42, the Antennae shall be deemed for all purposes of this Lease to be a Specialty Alteration. Tenant shall perform Tenant's installation of the Antennae as contemplated by this Section 42.1 in accordance with the provisions of Article 3 hereof. Tenant, as part of such installation, shall reinforce the structure of the Lexington Avenue Building (including, without limitation, the roof of the Lexington Avenue Building and the columns on the floors below such roof), to the extent reasonably required by Landlord. All of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Antennae, including, without limitation, provisions relating to compliance with


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Requirements, insurance, indemnity, repairs and maintenance. The rights granted to Tenant in this Article 42 shall not be assignable by Tenant separate and apart from this Lease.

      Section 42.3 Tenant shall not be required to pay any license fee or other similar charge for the Basic Antennae Site (it being understood, however, that Tenant shall remain obligated to pay any other charges that are otherwise due to Landlord under this Lease in connection therewith, including, without limitation, amounts that are payable to Landlord under Article 3 hereof in connection with Tenant's performance of Alterations in the Basic Antennae Site). Tenant shall pay a fee (the "License Fee") to Landlord for its use of any Additional Antennae Site in an annual amount equal to the Fair Market Rent therefor, payable in equal monthly installments commencing on the date that Landlord gives Tenant the use thereof and ending on the Expiration Date. If Landlord grants to Tenant the right to install the Additional Antennae in any Additional Antennae Site, then the parties shall determine the Fair Market Rent therefor in accordance with Article 38 hereof.

      Section 42.4 Landlord retains the right to use the Antennae Site for any reasonable purpose whatsoever, including, without limitation, for purposes of running pipes, ducts, or other equipment through the Antennae Site, provided that Landlord does not unreasonably interfere with the use of the Antennae Site by Tenant (or the applicable Permitted Occupant) for the operation of the Antennae. Tenant shall use the Antennae so as not to cause any material interference to Landlord or other tenants or occupants in the Building, or material interference with or material disturbance to the reception or transmission of communication signals by or from any antennae, satellite dishes or similar equipment installed by Landlord or any other tenant or occupant in the Building, in either case prior to the date that the Antennae is installed, or material damage to or material interference with the operation of the Building or Building Systems. If, after any Antennae is installed by Tenant, it is discovered that the Antennae causes any such interference, damage or disturbance to any such antennae, satellite dishes, or similar equipment installed by Landlord or any other tenant or occupant in the Building prior to the date that the Antennae is installed, then Tenant, at its sole cost and expense, shall relocate its Antennae from the Antennae Site to another area on the roof reasonably designated by Landlord. If such interference or disturbance still occurs despite such relocation, and, despite Landlord's diligent efforts, there exists no reasonably practicable site on the roof of the Building for the relocation of the Antennae, then Tenant, at its sole cost and expense, shall promptly remove its Antennae from the Antennae Site, whereupon the rights granted by Landlord to Tenant pursuant to this Article 42 shall terminate (and any installment of the License Fee paid by Tenant to Landlord hereunder in respect of any period of time after the date upon which Tenant so removes the Antennae shall be credited by Landlord against Tenant's next installments of Rental due hereunder). If Tenant fails to relocate or remove the Antennae as required hereunder, then Landlord may do so, and Tenant shall reimburse Landlord for any reasonable costs incurred by Landlord in connection therewith within thirty (30) days after Landlord's request therefor and Landlord's submission to Tenant of reasonable supporting documentation for such costs.

      Section 42.5 Landlord shall not have any obligations with respect to the Antennae or compliance with any Requirements relating thereto (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof). Landlord shall not be


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responsible for any damage that may be caused to Tenant or the Antennae by any other tenant or occupants of the Building, or for any interference or disturbance caused to the Antennae by any equipment installed on or in the Building prior to the Antennae. Notwithstanding the foregoing, Landlord shall use reasonable efforts to keep other tenants or occupants of the Building from interfering with Tenant's occupancy of the Antennae Site or use of the Antennae, provided that Landlord shall not be obligated to expend any funds or to institute any proceedings in connection with such efforts by Landlord (it being understood that such reasonable efforts shall include, without limitation, managing the allocation of roof space among occupants of the Building, seeking to restrict unauthorized access to the roof, and maintaining the roof free of debris and other destructions to Tenant's operation and maintenance of the Antennae to prevent interference from other devices). Landlord makes no representation that the Antennae will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

      Section 42.6 Tenant, at Tenant's sole cost and expense, shall paint and maintain the Antennae in white or such other color as Landlord shall determine and shall install such lightning rods or air terminals on or about the Antennae as Landlord may reasonably require; provided, however, that Landlord shall not have the right to require Tenant to take steps under this Section 42.6 that have an adverse effect on the operation of the Antennae.

      Section 42.7 Tenant shall (i) be solely responsible for any damage caused to Landlord or any other Person or property as a result of the installation, maintenance or use of the Antennae, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Requirements relating to the installation, maintenance or use of the Antennae, (iii) promptly comply with all precautions and safeguards recommended by Landlord's insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, the Antennae.

      Section 42.8 Tenant acknowledges and agrees that the privileges granted Tenant under this Article 42 shall merely constitute a license and shall not, now or at any time after the installation of the Antennae, be deemed to grant Tenant (or any Permitted Occupant) a leasehold or other real property interest in the Antennae Site or any portion of the roof of the Building. The license granted to Tenant in this Article 42 shall automatically terminate and expire upon the expiration or earlier termination of this Lease and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination (it being agreed that the license granted pursuant to this Article 42 shall not be terminated during any period of time that this Lease is in full force and effect, except to the extent expressly provided in this Article 42). The foregoing notwithstanding, upon request by Landlord, Tenant, at Tenant's sole cost and expense, shall promptly execute and deliver to Landlord, in recordable form, any certificate or other document confirming the termination of Tenant's right to use the roof of the Building.

      Section 42.9 Landlord shall have the right to terminate Tenant's right to use all or any portion of the Additional Antennae Site if, at any time after the Last Rent Commencement Date, this Lease demises less than Three Hundred Fifty Thousand (350,000) square feet of Rentable

Area. Landlord shall have the right to terminate Tenant's right to use all or any portion of the Antennae Site if, any time from and after the Last Rent Commencement Date, this Lease demises less than One Hundred Thousand (100,000) square feet of Rentable Area.


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
      IN WITNESS WHEREOF, Landlord and Tenant have each duly executed and delivered this Lease as of the day and year first above written.

                        SEVEN THIRTY ONE LIMITED PARTNERSHIP, Landlord

                        By: Alexander's Department Stores of Lexington Avenue, Inc., general partner


                              By:   /s/ Michael Fascitelli
                                    __________________________________________
                                    Name:  Michael Fascitelli
                                    Title: President


                        BLOOMBERG L.P., Tenant

                        By:   Bloomberg Inc., general partner


                              By:   /s/ Paul F. Darrah, Jr.
                                    __________________________________________
                                    Name:  Paul F. Darrah, Jr.
                                    Title: Director of Real Estate


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